                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-59094


                                                                  [PIONEER LOGO]

                        PIONEER NATURAL RESOURCES COMPANY
                                  COMMON STOCK
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

         SUPPLEMENT TO PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                        --------------------------------

                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 15, 2001.

                        --------------------------------

Dear Limited Partners:

     The following information supplements the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of each of the following partnerships. The purpose of the special meeting is for the limited partners of each partnership to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in the limited partners' receiving common stock of Pioneer Parent for their partnership interests.

         Parker & Parsley 81-I, Ltd.                              Parker & Parsley 88-A Conv., L.P.
         Parker & Parsley 81-II, Ltd.                             Parker & Parsley 88-A, L.P.
         Parker & Parsley 82-I, Ltd.                              Parker & Parsley 88-B Conv., L.P.
         Parker & Parsley 82-II, Ltd.                             Parker & Parsley 88-B, L.P.
         Parker & Parsley 82-III, Ltd.                            Parker & Parsley 88-C Conv., L.P.
         Parker & Parsley 83-A, Ltd.                              Parker & Parsley 88-C, L.P.
         Parker & Parsley 83-B, Ltd.                              Parker & Parsley Producing Properties 88-A, L.P.
         Parker & Parsley 84-A, Ltd.                              Parker & Parsley Private Investment 88, L.P.
         Parker & Parsley 85-A, Ltd.                              Parker & Parsley 89-A Conv., L.P.
         Parker & Parsley 85-B, Ltd.                              Parker & Parsley 89-A, L.P.
         Parker & Parsley Private Investment 85-A, Ltd.           Parker & Parsley 89-B Conv., L.P.
         Parker & Parsley Selected 85 Private Investment, Ltd.    Parker & Parsley 89-B, L.P.
         Parker & Parsley 86-A, Ltd.                              Parker & Parsley Private Investment 89, L.P.
         Parker & Parsley 86-B, Ltd.                              Parker & Parsley 90-A Conv., L.P.
         Parker & Parsley 86-C, Ltd.                              Parker & Parsley 90-A, L.P.
         Parker & Parsley Private Investment 86, Ltd.             Parker & Parsley 90-B Conv., L.P.
         Parker & Parsley 87-A Conv., Ltd.                        Parker & Parsley 90-B, L.P.
         Parker & Parsley 87-A , Ltd.                             Parker & Parsley 90-C Conv., L.P.
         Parker & Parsley 87-B Conv., Ltd.                        Parker & Parsley 90-C, L.P.
         Parker & Parsley 87-B, Ltd.                              Parker & Parsley Private Investment 90, L.P.
         Parker & Parsley Producing Properties 87-A, Ltd.         Parker & Parsley 90 Spraberry Private Development, L.P.
         Parker & Parsley Producing Properties 87-B, Ltd.         Parker & Parsley 91-A, L.P.
         Parker & Parsley Private Investment 87, Ltd.             Parker & Parsley 91-B, L.P.

     As discussed in the proxy statement/prospectus, we are the managing or sole general partner of each partnership. Our board of directors recommends the approval of the merger proposals for each of the partnerships. We urge you to vote FOR the merger proposals for each partnership in which you own an interest and return your proxy card promptly so that your vote may be counted at the special meeting for each partnership scheduled for December 20, 2001.

                                      Sincerely,

                                      Pioneer Natural Resources USA, Inc.

NYMEX FUTURES PRICES

     The following table shows the NYMEX futures price for oil and gas as of March 30, 2001, the date that Pioneer Parent and Pioneer USA used in the calculation of the reserve value portion of the merger value for each partnership, and as of November 15, 2001, the date of this supplement. Oil and gas prices are subject to rapid change. See "Risk Factors -- Risk Factors Relating to the Merger of Each Partnership -- The Merger Value for a Partnership Will Not be Adjusted For Changes in Oil and Gas Prices Before the Completion of Its Merger" on page 20 of the proxy statement/prospectus.

                                                   MARCH 30, 2001                     NOVEMBER 15, 2001 (1)
                                        -------------------------------------   ---------------------------------
                 DATE                      OIL ($/BBL)      GAS ($/MCF)(2)       OIL ($/BBL)      GAS ($/MCF)(2)
--------------------------------------  ----------------  -------------------   -------------    ----------------
April - December 2001...............           26.17                5.18                --                  --
December 2001.......................              --                  --             17.46                2.55
2002................................           24.36                4.61             18.90                2.98
2003................................           22.83                4.16             19.74                3.46
2004................................           22.31                4.09             20.15                3.66
2005................................           21.97                4.12             20.31                3.78
Thereafter..........................           21.97                4.12             20.31                3.78

----------
(1) NYMEX prices for some periods can be found without charge on the web site maintained by the NYMEX at www.nymex.com. Many institutional brokerage houses can also provide this information. Limited partners seeking information about NYMEX prices are encouraged to contact their own brokers.

(2) The NYMEX price for gas is quoted in dollars per million British thermal units, or MMBTU. We converted those prices to dollars per thousand cubic feet, or Mcf.

RECENT DEVELOPMENTS FOR PIONEER PARENT

     On October 31, 2001, Pioneer Parent announced an oil discovery on the Ozona Deep prospect in the deepwater Gulf of Mexico and the results from an appraisal well on the Stirrup discovery on the Gulf of Mexico shelf. The Ozona Deep discovery well was logged, fluid samples were taken for analysis, and the well will be temporarily suspended without further testing. Appraisal plans for 2002 will be finalized following the analysis of the data gathered in the discovery well. Pioneer Parent has a 32% working interest in the well and Marathon Oil Company has a 68% working interest and is operator.

     The Stirrup #2 appraisal well (Mustang Island block 861), the initial test of a second large fault block on the Stirrup structure, found three productive sequences in the middle Frio formation. The discovery well was temporarily suspended pending fabrication of facilities which is underway. First production is expected in April 2002. Pioneer Parent has a 25% working interest in the 5,600-acre unit that includes the Stirrup field.

     Pioneer Parent also announced that the well drilled on the Malta prospect on the Gulf of Mexico shelf encountered wet sands and will be plugged and abandoned.

CAPITAL BUDGET AND FUTURE PRODUCTION OUTLOOK

     Pioneer Parent has adopted a $425 million capital expenditure budget for 2002, based upon current commodity prices. The 2002 capital expenditures budget includes $200 million of capital earmarked for development of Pioneer Parent's deepwater Gulf of Mexico Canyon Express, Devils Tower and Falcon projects and Pioneer Parent's Sable oil discovery offshore South Africa. Net to Pioneer Parent's interest, the aggregate production contributed by these projects is expected to increase Pioneer Parent's worldwide annual production by 12% during 2002, to a range of 46 to 48 million barrels of oil equivalent, or MMBOE, and by 31% in 2003, to a range of 60 to 63 MMBOE.

THIRD QUARTER RESULTS FOR PIONEER PARENT

     Revenues from oil and gas operations were $198.1 million and $674.7 million for the three and nine months ended September 30, 2001, respectively, compared to $228.6 million and $600.9 million for the three and nine months ended September 30, 2000. The decrease in revenues during the three months ended September 30, 2001, as compared to the three months ended September 30, 2000, is due to commodity price decreases and a five percent decrease in production volumes. The increase in revenues for the nine months ended September 30, 2001, as compared to the nine months ended September 30, 2000, reflects commodity price increases which more than offset a four percent decrease in production volumes.

     Average realized prices were $25.06 per barrel for oil, $15.01 per barrel for natural gas liquids and $2.66 per thousand cubic feet, or Mcf, for natural gas for the three months ended September 30, 2001, compared to average realized prices of $25.48, $20.73 and $2.87, respectively, for the three months ended September 30, 2000. Average realized prices were $24.95 per barrel for oil, $18.87 per barrel for natural gas liquids and $3.40 per Mcf for natural gas for the nine months ended September 30, 2001, compared to average realized prices of $23.52, $19.37 and $2.49, respectively, for the nine months ended September 30, 2000.

     Net income was $24.6 million, or $0.25 per share on a diluted basis, and $120.9 million, or $1.21 per share on a diluted basis, respectively, for the three and nine months ended September 30, 2001, compared to net income of $69.3 million, or $0.69 per share on a diluted basis, and $68.0 million, or $0.68 per share on a diluted basis, respectively, for the three and nine months ended September 30, 2000. Earnings for the three months ended September 30, 2001, as compared to the same period in 2000, decreased primarily as result of commodity price decreases. Earnings for the nine months ended September 30, 2001, as compared to the same period in 2000, increased primarily as a result of commodity price increases and an $8.7 million gain on the disposition of assets.

     During the nine months ended September 30, 2001, Pioneer Parent spent $364.4 million on capital expenditures including $170.2 million for development activities, $147.9 million for exploration activities and $46.3 million on acquisitions. While development activities include the costs of related facilities, exploration activities include geological and geophysical data purchases and acquisitions include the costs of leasing unproved properties, the majority of Pioneer Parent's capital expenditures is spent on drilling wells. Pioneer Parent has increased its 2001 capital expenditures budget by approximately 25% to $540 million from the $430 million budget originally established. This includes the recently announced acquisition of an incremental interest in the Aconcagua field and the Canyon Express gathering system and capital invested to appraise 2001 exploration discoveries.

     Pioneer Parent's total book capitalization at September 30, 2001 was $2.7 billion, consisting of total debt of $1.5 billion and stockholders' equity of $1.2 billion. Pioneer Parent reduced its total outstanding indebtedness by $17.7 million during the three months ended September 30, 2001 and by $24.2 million during the nine months ended September 30, 2001.

THIRD QUARTER RESULTS FOR EACH PARTNERSHIP

     We have prepared a separate supplement to the supplemental information to this document for each partnership. The supplement contains:

          o for each reporting partnership, the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001; and

          o for each nonreporting partnership, the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

     The supplement to the supplemental information for each partnership constitutes an integral part of this document. Please carefully read all of the supplements for each partnership in which you are a limited partner.

ADDITIONAL INFORMATION

     This supplement summarizes Pioneer Parent's Quarterly Report on Form 10-Q for the nine months ended September 30, 2001, that Pioneer Parent has previously filed with the SEC and that contains important information about Pioneer Parent and its finances. See "Where You Can Find More Information" beginning on the inside front cover page of the proxy statement/prospectus for more information on documents incorporated by reference and how to obtain them.

     YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS FILED WITH THE SEC BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER, INCLUDING INFORMATION ABOUT (1) THE DIRECT AND INDIRECT INTERESTS OF US AND OUR PARENT COMPANY AS PARTICIPANTS IN THE MERGER, (2) OUR OWNERSHIP OF INTERESTS IN THE LIMITED PARTNERSHIPS AND (3) OUR CONFLICTING INTERESTS IN RECOMMENDING THE MERGER. A COPY OF THE PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED WITHOUT CHARGE UPON REQUEST FROM PIONEER NATURAL RESOURCES COMPANY, 5205 NORTH O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS 75039, TELEPHONE: (972) 969-3584, ATTENTION: INVESTOR RELATIONS. YOU MAY ALSO OBTAIN THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS RELATING TO THE PROPOSED MERGERS FREE THROUGH THE INTERNET WEB SITE THAT THE SEC MAINTAINS AT WWW.SEC.GOV.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 81-I, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 81-I, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                           PARKER & PARSLEY 81-I, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                           PARKER & PARSLEY 81-I, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS



                                                                 September 30,           December 31,
                                                                     2001                    2000
                                                                 -------------           ------------
                                                                  (Unaudited)
                 ASSETS

Current assets:
  Cash                                                           $    86,210           $    38,546
  Accounts receivable - oil and gas sales                             26,535                63,269
                                                                 -----------           -----------
        Total current assets                                         112,745               101,815
                                                                 -----------           -----------
Oil and gas properties - at cost,  based on the
  successful efforts accounting method                             5,245,930             5,245,144
Accumulated depletion                                             (5,148,464)           (5,142,190)
                                                                 -----------           -----------
        Net oil and gas properties                                    97,466               102,954
                                                                 -----------           -----------
                                                                 $   210,211           $   204,769
                                                                 ===========           ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                                   $    12,955           $     8,817

Partners' capital:
  General partners                                                    44,080                45,564
  Limited partners (1,482 interests)                                 153,176               150,388
                                                                 -----------           -----------
                                                                     197,256               195,952
                                                                 -----------           -----------
                                                                 $   210,211           $   204,769
                                                                 ===========           ===========


  The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 81-I, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                   Three months ended               Nine months ended
                                                      September 30,                   September 30,
                                                ------------------------        ------------------------
                                                  2001            2000            2001            2000
                                                --------        --------        --------        --------
Revenues:
  Oil and gas                                   $ 62,284        $118,165        $274,037        $309,364
  Interest                                           518             834           1,956           2,192
  Gain on disposition of assets                   15,880              --          15,880              --
                                                --------        --------        --------        --------
                                                  78,682         118,999         291,873         311,556
                                                --------        --------        --------        --------

Costs and expenses:
  Oil and gas production                          46,704          47,350         132,665         132,506
  General and administrative                       1,868           4,557           9,834          11,209
  Depletion                                        2,298           3,287           6,274           6,972
                                                --------        --------        --------        --------
                                                  50,870          55,194         148,773         150,687
                                                --------        --------        --------        --------
Net income                                      $ 27,812        $ 63,805        $143,100        $160,869
                                                ========        ========        ========        ========
Allocation of net income:
  General partners                              $  4,916        $ 16,444        $ 34,079        $ 41,263
                                                ========        ========        ========        ========
  Limited partners                              $ 22,896        $ 47,361        $109,021        $119,606
                                                ========        ========        ========        ========
Net income per limited
  partnership interest                          $  15.45        $  31.96        $  73.56        $  80.71
                                                ========        ========        ========        ========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 81-I, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                              General              Limited
                                              partners             partners               Total
                                             ----------           ----------           ----------
Balance at January 1, 2001                   $   45,564           $  150,388           $  195,952

    Distributions                               (35,563)            (106,233)            (141,796)

    Net income                                   34,079              109,021              143,100
                                             ----------           ----------           ----------
Balance at September 30, 2001                $   44,080           $  153,176           $  197,256
                                             ==========           ==========           ==========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 81-I, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                       Nine months ended
                                                                                         September 30,
                                                                                -------------------------------
                                                                                   2001                 2000
                                                                                ----------           ----------
Cash flows from operating activities:
  Net income                                                                    $  143,100           $  160,869
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depletion                                                                     6,274                6,972
       Gain on disposition of assets                                               (15,880)                  --
  Changes in assets and liabilities:
       Accounts receivable                                                          36,734              (33,837)
       Accounts payable                                                              4,138                1,362
                                                                                ----------           ----------
          Net cash provided by operating activities                                174,366              135,366
                                                                                ----------           ----------
Cash flows from investing activities:
    Additions to oil and gas properties                                               (786)              (4,019)
    Proceeds from asset dispositions                                                15,880                   --
                                                                                ----------           ----------
          Net cash provided by (used in) investing activities                       15,094               (4,019)
                                                                                ----------           ----------
Cash flows used in financing activities:
    Cash distributions to partners                                                (141,796)            (141,621)
                                                                                ----------           ----------
Net increase (decrease) in cash                                                     47,664              (10,274)
Cash at beginning of period                                                         38,546               38,716
                                                                                ----------           ----------
Cash at end of period                                                           $   86,210           $   28,442
                                                                                ==========           ==========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 81-I, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 81-I, Ltd. (the "Partnership") is a limited partnership organized in 1981 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $905,863 of which $670,578 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
   RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 11% to $274,037 for the nine months ended September 30, 2001 as compared to $309,364 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decrease in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 6,195 barrels of oil, 2,706 barrels of NGLs and 15,850 mcf of gas were sold, or 11,543 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 6,885 barrels of oil, 3,941 barrels of NGLs and 19,682 mcf of gas were sold, or 14,106 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.05, or 4%, from $28.45 for the nine months ended September 30, 2000 to $27.40 for the same period in 2001. The average price received per barrel of NGLs decreased $.33, or 2%, from $14.24 during the nine months ended September 30, 2000 to $13.91 for the same period in 2001. The average price received per mcf of gas increased 44% from $2.92 during the nine months ended September 30, 2000 to $4.21 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

A gain on disposition of assets of $15,880 was recognized during the nine months ended September 30, 2001 from salvage income received on one well plugged and abandoned in a prior year.

Costs and Expenses:

Total costs and expenses decreased to $148,773 for the nine months ended September 30, 2001 as compared to $150,687 for the same period in 2000, a decrease of $1,914, or 1%. This decrease was due to decreases in general and administrative expenses ("G&A") and depletion, offset by an increase in production costs.

Production costs were $132,665 for the nine months ended September 30, 2001 and $132,506 for the same period in 2000 resulting in a $159 increase. The increase was primarily due to higher ad valorem taxes, offset by lower well maintenance costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 12% from $11,209 for the nine months ended September 30, 2000 to $9,834 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $6,274 for the nine months ended September 30, 2001 as compared to $6,972 for the same period in 2000, a decrease of $698, or 10%. This decrease was the result of a decline in oil production of 690 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 47% to $62,284 for the three months ended September 30, 2001 as compared to $118,165 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 1,992 barrels of oil, 541 barrels of NGLs and 3,125 mcf of gas were sold, or 3,054 BOEs. For the three months ended September 30, 2000, 2,361 barrels of oil, 1,429 barrels of NGLs and 7,349 mcf of gas were sold, or 5,015 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.92, or 13%, from $30.28 for the three months ended September 30, 2000 to $26.36 for the same period in 2001. The average price received per barrel of NGLs decreased $6.46, or 43%, from $14.97 during the three months ended September 30, 2000 to $8.51 for the same period in 2001. The average price received per mcf of gas decreased 52% to $1.65 during the three months ended September 30, 2001 from $3.44 during the same period in 2000.

A gain on disposition of assets was recognized during the three month period ended September 30, 2001 of $15,880 from salvage income received on one well plugged and abandoned in a prior year.

Costs and Expenses:

Total costs and expenses decreased to $50,870 for the three months ended September 30, 2001 as compared to $55,194 for the same period in 2000, a decrease of $4,324, or 8%. This decrease was due to declines in G&A, depletion and production costs.

Production costs were $46,704 for the three months ended September 30, 2001 and $47,350 for the same period in 2000 resulting in a $646 decrease, or 1%. The decrease was primarily due to lower well maintenance costs, offset by higher ad valorem taxes.

During this period, G&A decreased 59%, from $4,557 for the three months ended September 30, 2000 to $1,868 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $2,298 for the three months ended September 30, 2001 as compared to $3,287 for the same period in 2000, a decrease of $989, or 30%. This decrease was the result of a decline in oil production of 369 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $39,000 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions in working capital of $73,347 and G&A expenses of $1,375, offset by an increase in production costs of $159 and a decline in oil and gas sales receipts of $35,563. The increase in production costs was primarily due to higher ad valorem taxes, offset by lower well maintenance costs. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues. The decrease in oil and gas receipts resulted from a $52,200 decline in production during 2001 as compared to the same period in 2000 and a decline of $8,783 in oil and NGL commodity prices, offset by an increase in gas commodity prices during 2001 which contributed an additional $25,420 to oil and gas receipts.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities for the nine months ended September 30, 2001 and 2000 were for expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $15,880 recognized during the nine months ended September 30, 2001 were from salvage income received on one well plugged and abandoned in a prior year.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $141,796, of which $35,563 was distributed to the general partners and $106,233 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $141,621, of which $35,737 was distributed to the general partners and $105,884 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 81-II, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 81-II, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                          PARKER & PARSLEY 81-II, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                          PARKER & PARSLEY 81-II, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS


                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                           (Unaudited)
                 ASSETS

Current assets:
  Cash                                                      $     53,938      $     29,376
  Accounts receivable - oil and gas sales                         32,440            64,821
                                                            ------------      ------------

        Total current assets                                      86,378            94,197
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                         5,349,639         5,345,296
Accumulated depletion                                         (4,854,110)       (4,821,914)
                                                            ------------      ------------

        Net oil and gas properties                               495,529           523,382
                                                            ------------      ------------

                                                            $    581,907      $    617,579
                                                            ============      ============


LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                              $     12,945      $      9,253

Partners' capital:
  General partners                                                55,799            61,405
  Limited partners (1,153 interests)                             513,163           546,921
                                                            ------------      ------------

                                                                 568,962           608,326
                                                            ------------      ------------

                                                            $    581,907      $    617,579
                                                            ============      ============

The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 81-II, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                      Three months ended             Nine months ended
                                         September 30,                 September 30,
                                   -------------------------     -------------------------
                                      2001           2000           2001           2000
                                   ----------     ----------     ----------     ----------

Revenues:
  Oil and gas                      $   74,617     $  109,345     $  273,617     $  283,393
  Interest                                479            867          1,824          1,760
                                   ----------     ----------     ----------     ----------

                                       75,096        110,212        275,441        285,153
                                   ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production               58,522         43,674        159,421        143,090
  General and administrative            2,195          4,058          9,372          9,668
  Depletion                            11,470          9,464         32,196         36,281
                                   ----------     ----------     ----------     ----------

                                       72,187         57,196        200,989        189,039
                                   ----------     ----------     ----------     ----------

Net income                         $    2,909     $   53,016     $   74,452     $   96,114
                                   ==========     ==========     ==========     ==========

Allocation of net income:
  General partners                 $    2,447     $   14,674     $   23,187     $   29,471
                                   ==========     ==========     ==========     ==========

  Limited partners                 $      462     $   38,342     $   51,265     $   66,643
                                   ==========     ==========     ==========     ==========

Net income per limited
  partnership interest             $      .40     $    33.25     $    44.46     $    57.80
                                   ==========     ==========     ==========     ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 81-II, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                          General           Limited
                                          partners          partners           Total
                                        ------------      ------------      ------------

Balance at January 1, 2001              $     61,405      $    546,921      $    608,326

    Distributions                            (28,793)          (85,023)         (113,816)

    Net income                                23,187            51,265            74,452
                                        ------------      ------------      ------------

Balance at September 30, 2001           $     55,799      $    513,163      $    568,962
                                        ============      ============      ============


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 81-II, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                      Nine months ended
                                                                        September 30,
                                                                 --------------------------
                                                                    2001            2000
                                                                 ----------      ----------

Cash flows from operating activities:
  Net income                                                     $   74,452      $   96,114
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depletion                                                     32,196          36,281
  Changes in assets and liabilities:
       Accounts receivable                                           32,381         (19,113)
       Accounts payable                                               3,692           2,085
                                                                 ----------      ----------

           Net cash provided by operating activities                142,721         115,367
                                                                 ----------      ----------

Cash flows used in investing activities:
  Additions to oil and gas properties                                (4,343)         (5,705)

Cash flows used in financing activities:
  Cash distributions to partners                                   (113,816)        (89,035)
                                                                 ----------      ----------

Net increase in cash                                                 24,562          20,627
Cash at beginning of period                                          29,376          30,160
                                                                 ----------      ----------

Cash at end of period                                            $   53,938      $   50,787
                                                                 ==========      ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 81-II, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 81-II (the "Partnership") is a limited partnership organized in 1981 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $693,862 of which $533,071 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 4% to $273,617 for the nine months ended September 30, 2001 as compared to $283,393 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 6,157 barrels of oil, 2,539 barrels of NGLs and 16,344 mcf of gas were sold, or 11,420 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 6,691 barrels of oil, 4,010 barrels of NGLs and 12,982 mcf of gas were sold, or 12,865 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.17, or 4%, from $28.21 for the nine months ended September 30, 2000 to $27.04 for the same period in 2001. The average price received per barrel of NGLs decreased slightly from $14.70 during the nine months ended September 30, 2000 to $14.62 for the same period in 2001. The average price received per mcf of gas increased 56% from $2.75 during the nine months ended September 30, 2000 to $4.28 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $200,989 for the nine months ended September 30, 2001 as compared to $189,039 for the same period in 2000, an increase of $11,950, or 6%. This increase was due to an increase in production costs, offset by declines in depletion and general and administrative expenses ("G&A").

Production costs were $159,421 for the nine months ended September 30, 2001 and $143,090 for the same period in 2000 resulting in a $16,331 increase, or 11%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 3% from $9,668 for the nine months ended September 30, 2000 to $9,372 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $32,196 for the nine months ended September 30, 2001 as compared to $36,281 for the same period in 2000, a decrease of $4,085, or 11%. This decrease was the result of a decline in oil production of 534 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 32% to $74,617 for the three months ended September 30, 2001 as compared to $109,345 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 2,021 barrels of oil, 1,139 barrels of NGLs and 4,369 mcf of gas were sold, or 3,888 BOEs. For the three months ended September 30, 2000, 2,144 barrels of oil, 1,604 barrels of NGLs and 6,120 mcf of gas were sold, or 4,768 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.96, or 13%, from $30.25 for the three months ended September 30, 2000 to $26.29 for the same period in 2001. The average price received per barrel of NGLs decreased $3.98, or 26%, from $15.14 during the three months ended September 30, 2000 to $11.16 for the same period in 2001. The average price received per mcf of gas decreased 39% to $2.01 during the three months ended September 30, 2001 from $3.30 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $72,187 for the three months ended September 30, 2001 as compared to $57,196 for the same period in 2000, an increase of $14,991, or 26%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $58,522 for the three months ended September 30, 2001 and $43,674 for the same period in 2000 resulting in a $14,848 increase, or 34%. The increase was primarily due to additional well maintenance costs incurred to stimulate production and higher ad valorem taxes.

During this period, G&A decreased 46%, from $4,058 for the three months ended September 30, 2000 to $2,195 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $11,470 for the three months ended September 30, 2001 as compared to $9,464 for the same period in 2000, an increase of $2,006, or 21%. This increase was the result of a decline in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 123 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $27,354 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions in working capital of $53,101 and G&A expenses of $296, offset by an increase in production costs of $16,331 and a decline in oil and gas receipts of $9,712. The decrease in oil and gas receipts resulted from the declines in oil and NGL commodity prices during 2001 of $8,138 and a decline in production of $21,537 during 2001 as compared to the same period in 2000, offset by an increase in gas commodity prices of $19,963. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

For the nine months ended September 30, 2001 and 2000, the Partnership's investing activities included expenditures related to equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $113,816, of which $28,793 was distributed to the general partners and $85,023 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $89,035, of which $24,648 was distributed to the general partners and $64,387 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 82-I, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley 82-I, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001

                          COMMISSION FILE NO. 2-75530A

                           PARKER & PARSLEY 82-I, LTD.
             (Exact name of Registrant as specified in its charter)

            TEXAS                                               75-1825545
-------------------------------                           ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------             ----------
    (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001

                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 82-I, LTD.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                    PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

         Balance Sheets as of September 30, 2001 and
            December 31, 2000.................................................................    3

         Statements of Operations for the three and nine
           months ended September 30, 2001 and 2000...........................................    4

         Statement of Partners' Capital for the nine months
           ended September 30, 2001...........................................................    5

         Statements of Cash Flows for the nine months ended
           September 30, 2001 and 2000........................................................    6

         Notes to Financial Statements........................................................    7

Item 2.  Management's Discussion and Analysis of Financial
           Condition and Results of Operations................................................    8

                                     PART II. OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K.....................................................   11

         Signatures...........................................................................   12

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                   September 30,      December 31,
                                                       2001               2000
                                                   -------------      ------------
                                                    (Unaudited)

                 ASSETS

Current assets:
  Cash                                              $   143,941       $    57,728
  Accounts receivable - oil and gas sales                60,695           109,719
                                                    -----------       -----------
         Total current assets                           204,636           167,447
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                9,901,101         9,901,101
Accumulated depletion                                (9,633,702)       (9,613,644)
                                                    -----------       -----------
         Net oil and gas properties                     267,399           287,457
                                                    -----------       -----------
                                                    $   472,035       $   454,904
                                                    ===========       ===========

   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                      $    28,340       $    13,712

Partners' capital:
  General partners                                      164,970           161,365
  Limited partners (4,891 interests)                    278,725           279,827
                                                    -----------       -----------
                                                        443,695           441,192
                                                    -----------       -----------
                                                    $   472,035       $   454,904
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                     Three months ended          Nine months ended
                                        September 30,              September 30,
                                   ----------------------      ----------------------
                                     2001          2000          2001          2000
                                   --------      --------      --------      --------

Revenues:
   Oil and gas                     $151,803      $191,130      $573,649      $540,662
   Interest                             954         1,707         3,361         4,030
                                   --------      --------      --------      --------
                                    152,757       192,837       577,010       544,692
                                   --------      --------      --------      --------

Costs and expenses:
   Oil and gas production            94,767        93,508       292,217       276,533
   General and administrative         4,670         6,974        19,118        18,306
   Depletion                          7,341         4,107        20,058        20,219
                                   --------      --------      --------      --------
                                    106,778       104,589       331,393       315,058
                                   --------      --------      --------      --------

Net income                         $ 45,979      $ 88,248      $245,617      $229,634
                                   ========      ========      ========      ========

Allocation of net income:
   General partners                $ 12,596      $ 22,678      $ 64,158      $ 60,441
                                   ========      ========      ========      ========

   Limited partners                $ 33,383      $ 65,570      $181,459      $169,193
                                   ========      ========      ========      ========

Net income per limited
   partnership interest            $   6.82      $  13.40      $  37.10      $  34.59
                                   ========      ========      ========      ========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                    General         Limited
                                    partners        partners         Total
                                   ---------       ---------       ---------

Balance at January 1, 2001         $ 161,365       $ 279,827       $ 441,192

    Distributions                    (60,553)       (182,561)       (243,114)

    Net income                        64,158         181,459         245,617
                                   ---------       ---------       ---------
Balance at September 30, 2001      $ 164,970       $ 278,725       $ 443,695
                                   =========       =========       =========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                               Nine months ended
                                                                  September 30,
                                                            -------------------------
                                                              2001             2000
                                                            ---------       ---------

Cash flows from operating activities:
   Net income                                               $ 245,617       $ 229,634
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depletion                                              20,058          20,219
   Changes in assets and liabilities:
        Accounts receivable                                    49,024         (30,085)
        Accounts payable                                       14,628           7,967
                                                            ---------       ---------
             Net cash provided by operating activities        329,327         227,735
                                                            ---------       ---------

Cash flows used in investing activities:
   Additions to oil and gas properties                             --          (5,746)

Cash flows used in financing activities:
   Cash distributions to partners                            (243,114)       (243,035)
                                                            ---------       ---------

Net increase (decrease) in cash                                86,213         (21,046)
Cash at beginning of period                                    57,728          61,558
                                                            ---------       ---------
Cash at end of period                                       $ 143,941       $  40,512
                                                            =========       =========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 82-I, Ltd. (the "Partnership") is a limited partnership organized in 1982 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,292,805 of which $882,252 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
 September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 6% to $573,649 for the nine months ended September 30, 2001 as compared to $540,662 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas and natural gas liquids ("NGLs"), offset by lower average prices received for oil and a decrease in production. For the nine months ended September 30, 2001, 13,049 barrels of oil, 3,835 barrels of NGLs and 39,037 mcf of gas were sold, or 23,390 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 12,935 barrels of oil, 5,029 barrels of NGLs and 35,584 mcf of gas were sold, or 23,895 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.03, or 4%, from $28.34 for the nine months ended September 30, 2000 to $27.31 for the same period in 2001. The average price received per barrel of NGLs increased $.92, or 7%, from $13.72 during the nine months ended September 30, 2000 to $14.64 for the same period in 2001. The average price received per mcf of gas increased 40% from $2.95 during the nine months ended September 30, 2000 to $4.13 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $331,393 for the nine months ended September 30, 2001 as compared to $315,058 for the same period in 2000, an increase of $16,335, or 5%. This increase was due to increases in production costs and general and administrative expenses ("G&A"), offset by a decline in depletion.

Production costs were $292,217 for the nine months ended September 30, 2001 and $276,533 for the same period in 2000 resulting in a $15,684 increase, or 6%. This increase was primarily due to higher ad valorem taxes, additional well maintenance costs incurred to stimulate well production and higher production taxes associated with higher revenue prices.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 4% from $18,306 for the nine months ended September 30, 2000 to $19,118 for the same period in 2001 primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Depletion was $20,058 for the nine months ended September 30, 2001 as compared to $20,219 for the same period in 2000, a decrease of $161, or 1%.

Three months ended September 30, 2001 compared with three months ended
 September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 21% to $151,803 for the three months ended September 30, 2001 as compared to $191,130 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 4,005 barrels of oil, 1,491 barrels of NGLs and 11,206 mcf of gas were sold, or 7,364 BOEs. For the three months ended September 30, 2000, 4,072 barrels of oil, 1,737 barrels of NGLs and 12,327 mcf of gas were sold, or 7,864 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.77, or 12%, from $30.26 for the three months ended September 30, 2000 to $26.49 for the same period in 2001. The average price received per barrel of NGLs decreased $3.20, or 22%, from $14.80 during the three months ended September 30, 2000 to $11.60 for the same period in 2001. The average price received per mcf of gas decreased 26% from $3.42 during the three months ended September 30, 2000 to $2.54 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $106,778 for the three months ended September 30, 2001 as compared to $104,589 for the same period in 2000, an increase of $2,189, or 2%. This increase was due to increases in depletion and production costs, offset by a decrease in G&A.

Production costs were $94,767 for the three months ended September 30, 2001 and $93,508 for the same period in 2000 resulting in a $1,259 increase, or 1%. The increase was primarily due to a higher ad valorem taxes, offset by a decline in well maintenance costs and lower production taxes associated with lower oil and gas prices.

During this period, G&A decreased 33% from $6,974 for the three months ended September 30, 2000 to $4,670 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $7,341 for the three months ended September 30, 2001 as compared to $4,107 for the same period in 2000, representing an increase of $3,234, or 79%. This increase was attributable to a decrease in proved reserves as a result of lower commodity prices for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $101,592 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $32,318 and a reduction of $85,770 in working capital, offset by increases in production costs of $15,684 and G&A expenses of $812. The increase in oil and gas receipts resulted from increases in gas and NGL prices during 2001 which contributed an additional $46,447 to oil and gas receipts, offset by a decrease of $14,017 in oil prices and a decline in production of $112 during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to higher ad valorem taxes, additional well maintenance costs incurred to stimulate well production and increased production taxes associated with higher revenue prices. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2000 were related to upgrades of oil and gas equipment on active properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $243,114, of which $60,553 was distributed to the general partners and $182,561 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $243,035, of which $61,165 was distributed to the general partners and $181,870 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits - none

(b) Reports on Form 8-K - none

                           PARKER & PARSLEY 82-I, LTD.
                          (A Texas Limited Partnership)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PARKER & PARSLEY 82-I, LTD.

                                       By: Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner

Dated: November 8, 2001                By: /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 82-II, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 82-II, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                          COMMISSION FILE NO. 2-75530B


                          PARKER & PARSLEY 82-II, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            TEXAS                                          75-1867115
-------------------------------                      ----------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                      Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS            75039
-------------------------------------------------        -------------
          (Address of principal executive offices)         (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               YES [X]     NO [ ]

                          PARKER & PARSLEY 82-II, LTD.

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
                          PART I. FINANCIAL INFORMATION
Item 1.       Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000....................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000. ............    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001..............................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000...........................    6

                Notes to Financial Statements...........................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations...................    8

                           PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K........................   11

                Signatures..............................................   12

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS



                                 BALANCE SHEETS

                                                           September 30,   December 31,
                                                               2001            2000
                                                            -----------    -----------
                                                            (Unaudited)
                        ASSETS

Current assets:
   Cash                                                     $   169,759    $    77,911
   Accounts receivable - oil and gas sales                       65,458        107,778
                                                            -----------    -----------

             Total current assets                               235,217        185,689
                                                            -----------    -----------

Oil and gas properties - at cost, based on the successful
   efforts accounting method                                  8,307,568      8,305,901
Accumulated depletion                                        (7,566,667)    (7,531,290)
                                                            -----------    -----------

             Net oil and gas properties                         740,901        774,611
                                                            -----------    -----------

                                                            $   976,118    $   960,300
                                                            ===========    ===========

   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                             $    26,061    $    12,662

Partners' capital:
   General partners                                             127,374        121,968
   Limited partners (6,126 interests)                           822,683        825,670
                                                            -----------    -----------

                                                                950,057        947,638
                                                            -----------    -----------

                                                            $   976,118    $   960,300
                                                            ===========    ===========

      The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by
                         independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                       Three months ended     Nine months ended
                                          September 30,         September 30,
                                       -------------------   -------------------
                                         2001       2000       2001       2000
                                       --------   --------   --------   --------
Revenues:
  Oil and gas                          $155,860   $186,321   $540,003   $520,927
  Interest                                1,039      1,871      3,597      4,810
                                       --------   --------   --------   --------
                                        156,899    188,192    543,600    525,737
                                       --------   --------   --------   --------
Costs and expenses:
  Oil and gas production                 90,122     80,741    274,287    227,999
  General and administrative              4,780      6,711     17,991     17,538
  Depletion                              13,080     11,881     35,377     33,084
                                       --------   --------   --------   --------

                                        107,982     99,333    327,655    278,621
                                       --------   --------   --------   --------
Net income                             $ 48,917   $ 88,859   $215,945   $247,116
                                       ========   ========   ========   ========
Allocation of net income:
  General partners                     $ 14,192   $ 23,997   $ 59,038   $ 66,742
                                       ========   ========   ========   ========

  Limited partners                     $ 34,725   $ 64,862   $156,907   $180,374
                                       ========   ========   ========   ========

Net income per limited
  partnership interest                 $   5.67   $  10.58   $  25.61   $  29.44
                                       ========   ========   ========   ========


      The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by
                         independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                             General     Limited
                                            partners     partners       Total
                                            ---------    ---------    ---------
Balance at January 1, 2001                  $ 121,968    $ 825,670    $ 947,638

  Distributions                               (53,632)    (159,894)    (213,526)

  Net income                                   59,038      156,907      215,945
                                            ---------    ---------    ---------

Balance at September 30, 2001               $ 127,374    $ 822,683    $ 950,057
                                            =========    =========    =========


      The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by
                         independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                           Nine months ended
                                                             September 30,
                                                         ----------------------
                                                            2001         2000
                                                         ---------    ---------
Cash flows from operating activities:
   Net income                                            $ 215,945    $ 247,116
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depletion                                           35,377       33,084
   Changes in assets and liabilities:
     Accounts receivable                                    42,320      (12,897)
     Accounts payable                                       13,399        7,890
                                                         ---------    ---------
         Net cash provided by operating activities         307,041      275,193
                                                         ---------    ---------

Cash flows used in investing activities:
   Additions to oil and gas properties                      (1,667)      (5,226)

Cash flows used in financing activities:
   Cash distributions to partners                         (213,526)    (256,036)
                                                         ---------    ---------

Net increase in cash                                        91,848       13,931
Cash at beginning of period                                 77,911       91,672
                                                         ---------    ---------

Cash at end of period                                    $ 169,759    $ 105,603
                                                         =========    =========

      The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by
                         independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 82-II, Ltd. (the "Partnership") is a limited partnership organized in 1982 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.         BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,657,138 of which $1,223,284 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues increased 4% to $540,003 for the nine months ended September 30, 2001 as compared to $520,927 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas and natural gas liquids ("NGLs"), offset by lower average prices received for oil and a decrease in production. For the nine months ended September 30, 2001, 12,144 barrels of oil, 4,826 barrels of NGLs and 31,066 mcf of gas were sold, or 22,148 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 12,890 barrels of oil, 5,841 barrels of NGLs and 27,416 mcf of gas were sold, or 23,300 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.10, or 4%, from $28.46 for the nine months ended September 30, 2000 to $27.36 for the same period in 2001. The average price received per barrel of NGLs increased $.85, or 6%, from $14.28 during the nine months ended September 30, 2000 to $15.13 for the same period in 2001. The average price received per mcf of gas increased 68% from $2.58 for the nine months ended September 30, 2000 to $4.34 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $327,655 for the nine months ended September 30, 2001 as compared to $278,621 for the same period in 2000, an increase of $49,034, or 18%. This increase was due to increases in production costs, depletion and general and administrative expenses ("G&A").

Production costs were $274,287 for the nine months ended September 30, 2001 and $227,999 for the same period in 2000 resulting in a $46,288 increase, or 20%. This increase was primarily due to additional well maintenance costs incurred to stimulate well production, higher ad valorem taxes and higher production taxes associated with higher revenue prices.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 3% from $17,538 for the nine months ended September 30, 2000 to $17,991 for the same period in 2001 primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Depletion was $35,377 for the nine months ended September 30, 2001 as compared to $33,084 for the same period in 2000, an increase of $2,293, or 7%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 746 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 16% to $155,860 for the three months ended September 30, 2001 as compared to $186,321 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 4,160 barrels of oil, 1,877 barrels of NGLs and 9,035 mcf of gas were sold, or 7,543 BOEs. For the three months ended September 30, 2000, 4,262 barrels of oil, 1,865 barrels of NGLs and 8,918 mcf of gas were sold, or 7,613 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.83, or 13%, from $30.37 for the three months ended September 30, 2000 to $26.54 for the same period in 2001. The average price received per barrel of NGLs decreased $3.71, or 24%, from $15.65 during the three months ended September 30, 2000 to $11.94 for the same period in 2001. The average price received per mcf of gas decreased 18% to $2.55 during the three months ended September 30, 2001 from $3.10 for the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $107,982 for the three months ended September 30, 2001 as compared to $99,333 for the same period in 2000, an increase of $8,649, or 9%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $90,122 for the three months ended September 30, 2001 and $80,741 for the same period in 2000 resulting in a $9,381 increase, or 12%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decline in production taxes associated with lower oil and gas prices.

During this period, G&A decreased 29% from $6,711 for the three months ended September 30, 2000 to $4,780 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $13,080 for the three months ended September 30, 2001 as compared to $11,881 for the same period in 2000, representing an increase of $1,199, or 10%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 102 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $31,848 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $17,863 and a reduction of $60,726 in working capital, offset by increases in production costs of $46,288 and G&A expenses of $453. The increase in oil and gas receipts resulted from higher average prices received for gas and NGLs of $53,094, offset by a decrease in oil prices of $15,293 and a decline in production of $19,938 during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production, higher ad valorem taxes and increased production taxes associated with higher revenue prices. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of oil and gas equipment on various oil and gas properties.

Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $213,526, of which $53,632 was distributed to the general partners and $159,894 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $256,036, of which $64,534 was distributed to the general partners and $191,502 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.      EXHIBITS AND REPORTS ON FORM 8-K

(a)     Exhibits - none

(b)     Reports on Form 8-K - none

                          PARKER & PARSLEY 82-II, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 82-II, LTD.

                                       By:  Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner





Dated: November 8, 2001                By:  /s/ Rich Dealy
                                          ------------------------------
                                          Rich Dealy, Vice President and
                                           Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                         PARKER & PARSLEY 82-III, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 82-III, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                          PARKER & PARSLEY 82-III, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                          PARKER & PARSLEY 82-III, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS



                                                                September 30,          December 31,
                                                                    2001                   2000
                                                                -------------          ------------
                                                                 (Unaudited)

                 ASSETS

Current assets:
  Cash                                                           $    97,178           $    46,188
  Accounts receivable - oil and gas sales                             43,977                69,903
                                                                 -----------           -----------
          Total current assets                                       141,155               116,091
                                                                 -----------           -----------

Oil and gas properties - at cost, based on
  the successful efforts accounting method                         5,970,397             5,970,397
Accumulated depletion                                             (5,651,487)           (5,634,468)
                                                                 -----------           -----------
          Net oil and gas properties                                 318,910               335,929
                                                                 -----------           -----------
                                                                 $   460,065           $   452,020
                                                                 ===========           ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                                   $    20,013           $     9,780

Partners' capital:
  General partners                                                    59,706                57,956
  Limited partners (3,441 interests)                                 380,346               384,284
                                                                 -----------           -----------
                                                                     440,052               442,240
                                                                 -----------           -----------
                                                                 $   460,065           $   452,020
                                                                 ===========           ===========



  The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-III, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                   Three months ended              Nine months ended
                                                      September 30,                  September 30,
                                                ------------------------        ------------------------
                                                  2001            2000            2001            2000
                                                --------        --------        --------        --------
Revenues:
  Oil and gas                                   $ 99,921        $151,444        $371,917        $414,741
  Interest                                           653           1,275           2,312           3,171
                                                --------        --------        --------        --------
                                                 100,574         152,719         374,229         417,912
                                                --------        --------        --------        --------

Costs and expenses:
  Oil and gas production                          59,803          61,896         181,874         170,758
  General and administrative                       2,997           5,379          12,430          13,687
  Depletion                                        5,852           5,667          17,019          17,658
                                                --------        --------        --------        --------
                                                  68,652          72,942         211,323         202,103
                                                --------        --------        --------        --------
Net income                                      $ 31,922        $ 79,777        $162,906        $215,809
                                                ========        ========        ========        ========
Allocation of net income:
  General partners                              $  8,858        $ 20,794        $ 43,024        $ 56,601
                                                ========        ========        ========        ========
  Limited partners                              $ 23,064        $ 58,983        $119,882        $159,208
                                                ========        ========        ========        ========
Net income per limited
  partnership interest                          $   6.70        $  17.14        $  34.84        $  46.27
                                                ========        ========        ========        ========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-III, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                              General              Limited
                                              partners             partners               Total
                                             ----------           ----------           ----------
Balance at January 1, 2001                   $   57,956           $  384,284           $  442,240

    Distributions                               (41,274)            (123,820)            (165,094)

    Net income                                   43,024              119,882              162,906
                                             ----------           ----------           ----------
Balance at September 30, 2001                $   59,706           $  380,346           $  440,052
                                             ==========           ==========           ==========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-III, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                         Nine months ended
                                                                           September 30,
                                                                 ---------------------------------
                                                                    2001                   2000
                                                                 -----------           -----------
Cash flows from operating activities:
  Net income                                                     $   162,906           $   215,809
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depletion                                                      17,019                17,658
  Changes in assets and liabilities:
       Accounts receivable                                            25,926               (18,428)
       Accounts payable                                               10,233                 7,008
                                                                 -----------           -----------
           Net cash provided by operating activities                 216,084               222,047
                                                                 -----------           -----------
Cash flows used in investing activities:
  Additions to oil and gas properties                                     --                (2,484)

Cash flows used in financing activities:
  Cash distributions to partners                                    (165,094)             (224,758)
                                                                 -----------           -----------
Net increase (decrease) in cash                                       50,990                (5,195)
Cash at beginning of period                                           46,188                53,335
                                                                 -----------           -----------
Cash at end of period                                            $    97,178           $    48,140
                                                                 ===========           ===========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                          PARKER & PARSLEY 82-III, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 82-III, Ltd. (the "Partnership") is a limited partnership organized in 1982 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,103,465 of which $797,555 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 10% to $371,917 for the nine months ended September 30, 2001 as compared to $414,741 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 9,885 barrels of oil, 2,898 barrels of NGLs and 16,610 mcf of gas were sold, or 15,551 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 10,653 barrels of oil, 5,165 barrels of NGLs and 17,317 mcf of gas were sold, or 18,704 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.33, or 5%, from $28.84 for the nine months ended September 30, 2000 to $27.51 for the same period in 2001. The average price received per barrel of NGLs increased $.20, or 2%, from $13.06 during the nine months ended September 30, 2000 to $13.26 for the same period in 2001. The average price received per mcf of gas increased 61% from $2.31 during the nine months ended September 30, 2000 to $3.71 in the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $211,323 for the nine months ended September 30, 2001 as compared to $202,103 for the same period in 2000, an increase of $9,220, or 5%. This increase was due to an increase in production costs, offset by declines in general and administrative expenses ("G&A") and depletion.

Production costs were $181,874 for the nine months ended September 30, 2001 and $170,758 for the same period in 2000, resulting in an $11,116 increase, or 7%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 9% from $13,687 for the nine months ended September 30, 2000 to $12,430 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $17,019 for the nine months ended September 30, 2001 as compared to $17,658 for the same period in 2000, a decrease of $639, or 4%. This decrease was due to a decline in oil production of 768 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 34% to $99,921 for the three months ended September 30, 2001 as compared to $151,444 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 3,001 barrels of oil, 1,175 barrels of NGLs and 4,208 mcf of gas were sold, or 4,877 BOEs. For the three months ended September 30, 2000, 3,519 barrels of oil, 1,755 barrels of NGLs and 5,908 mcf of gas were sold, or 6,259 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.21, or 14%, from $30.74 for the three months ended September 30, 2000 to $26.53 for the same period in 2001. The average price received per barrel of NGLs decreased $3.85, or 26%, from $14.54 during the three months ended September 30, 2000 to $10.69 for the same period in 2001. The average price received per mcf of gas decreased 39% to $1.84 during the three months ended September 30, 2001 from $3.01 during the same period in 2000.

Costs and Expenses:

Total costs and expenses decreased to $68,652 for the three months ended September 30, 2001 as compared to $72,942 for the same period in 2000, a decrease of $4,290, or 6%. This decrease was due to declines in G&A and production costs, offset by an increase in depletion.

Production costs were $59,803 for the three months ended September 30, 2001 and $61,896 for the same period in 2000 resulting in a $2,093 decrease, or 3%. The decrease was primarily due to lower well maintenance costs, offset by higher ad valorem taxes.

During this period, G&A decreased 44% from $5,379 for the three months ended September 30, 2000 to $2,997 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $5,852 for the three months ended September 30, 2001 as compared to $5,667 for the same period in 2000, an increase of $185, or 3%.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $5,963 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to a decline in oil and gas sales receipts of $43,683 and an increase in production costs of $11,116, offset by a decline in G&A expenses of $1,257 and a reduction in working capital of $47,579. The decrease in oil and gas receipts of $53,817 resulted from the decline in production during 2001 as compared to the same period in 2000 and a decline of $15,059 in oil commodity prices during 2001, offset by an increase in gas and NGL commodity prices of $25,193. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2000 were related to upgrades of oil and gas equipment on active properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $165,094, of which $41,274 was distributed to the general partners and $123,820 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $224,758, of which $54,987 was distributed to the general partners and $169,771 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 83-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 83-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001



                          COMMISSION FILE NO. 2-81398A


                           PARKER & PARSLEY 83-A, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              TEXAS                                         75-1891384
--------------------------------                      ----------------------
 (State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)

5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS             75039
-------------------------------------------------           ----------
    (Address of principal executive offices)                (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 83-A, LTD.

                                TABLE OF CONTENTS



                                                                                                 Page
                                                                                                 ----

                                   PART I. FINANCIAL INFORMATION

Item 1.   Financial Statements

          Balance Sheets as of September 30, 2001 and
             December 31, 2000.................................................................    3

          Statements of Operations for the three and nine
            months ended September 30, 2001 and 2000...........................................    4

          Statement of Partners' capital for the nine months
            ended September 30, 2001...........................................................    5

          Statements of Cash Flows for the nine months ended
            September 30, 2001 and 2000........................................................    6

          Notes to Financial Statements........................................................    7

Item 2.   Management's Discussion and Analysis of Financial
            Condition and Results of Operations................................................    8


                                     PART II. OTHER INFORMATION

Item 6.   Exhibits and Reports on Form 8-K.....................................................   11


          Signatures...........................................................................   12

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS


                                                                 September 30,         December 31,
                                                                     2001                  2000
                                                                 -------------         -------------
                                                                  (Unaudited)

                 ASSETS

Current assets:
  Cash                                                           $    357,718           $    169,055
  Accounts receivable - oil and gas sales                             155,762                279,239
                                                                 ------------           ------------
        Total current assets                                          513,480                448,294
                                                                 ------------           ------------
Oil and gas properties - at cost, based on the
  successful efforts accounting method                             16,907,175             16,901,194
Accumulated depletion                                             (15,688,107)           (15,622,262)
                                                                 ------------           ------------
        Net oil and gas properties                                  1,219,068              1,278,932
                                                                 ------------           ------------
                                                                 $  1,732,548           $  1,727,226
                                                                 ============           ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                                   $     67,956           $     33,783

Partners' capital:
  General partners                                                    201,848                200,131
  Limited partners (19,505 interests)                               1,462,744              1,493,312
                                                                 ------------           ------------
                                                                    1,664,592              1,693,443
                                                                 ------------           ------------
                                                                 $  1,732,548           $  1,727,226
                                                                 ============           ============


         The financial information included as of September 30, 2001 has been prepared by the managing general partner without
                    audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                     Three months ended                  Nine months ended
                                                        September 30,                       September 30,
                                                ----------------------------        ----------------------------
                                                   2001              2000              2001              2000
                                                ----------        ----------        ----------        ----------
Revenues:
  Oil and gas                                   $  354,249        $  500,331        $1,333,347        $1,365,167
  Interest                                           2,499             3,991             8,755             9,415
                                                ----------        ----------        ----------        ----------
                                                   356,748           504,322         1,342,102         1,374,582
                                                ----------        ----------        ----------        ----------

Costs and expenses:
  Oil and gas production                           251,477           210,730           723,118           654,006
  General and administrative                        10,944            17,886            44,059            45,675
  Depletion                                         22,665            20,114            65,845            60,352
                                                ----------        ----------        ----------        ----------
                                                   285,086           248,730           833,022           760,033
                                                ----------        ----------        ----------        ----------
Net income                                      $   71,662        $  255,592        $  509,080        $  614,549
                                                ==========        ==========        ==========        ==========

Allocation of net income:
  General partners                              $   21,385        $   67,634        $  137,821        $  163,870
                                                ==========        ==========        ==========        ==========
  Limited partners                              $   50,277        $  187,958        $  371,259        $  450,679
                                                ==========        ==========        ==========        ==========

Net income per limited
  partnership interest                          $     2.57        $     9.64        $    19.03        $    23.11
                                                ==========        ==========        ==========        ==========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                               General               Limited
                                               partners             partners                Total
                                             -----------           -----------           -----------
Balance at January 1, 2001                   $   200,131           $ 1,493,312           $ 1,693,443

    Distributions                               (136,104)             (401,827)             (537,931)

    Net income                                   137,821               371,259               509,080
                                             -----------           -----------           -----------
Balance at September 30, 2001                $   201,848           $ 1,462,744           $ 1,664,592
                                             ===========           ===========           ===========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                       Nine months ended
                                                                         September 30,
                                                                 -----------------------------
                                                                   2001                 2000
                                                                 ---------           ---------
Cash flows from operating activities:
   Net income                                                    $ 509,080           $ 614,549
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                  65,845              60,352
   Changes in assets and liabilities:
         Accounts receivable                                       123,477             (35,612)
         Accounts payable                                           34,173              26,005
                                                                 ---------           ---------
            Net cash provided by operating activities              732,575             665,294
                                                                 ---------           ---------
Cash flows used in investing activities:
   Additions to oil and gas properties                              (5,981)             (5,992)

Cash flows used in financing activities:
   Cash distributions to partners                                 (537,931)           (616,726)
                                                                 ---------           ---------
Net increase in cash                                               188,663              42,576
Cash at beginning of period                                        169,055             143,823
                                                                 ---------           ---------
Cash at end of period                                            $ 357,718           $ 186,399
                                                                 =========           =========



   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 83-A, Ltd. (the "Partnership") is a limited partnership organized in 1983 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,660,109 of which $2,697,724 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 2% to $1,333,347 for the nine months ended September 30, 2001 as compared to $1,365,167 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 30,872 barrels of oil, 13,264 barrels of NGLs and 72,161 mcf of gas were sold, or 56,163 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 31,864 barrels of oil, 17,938 barrels of NGLs and 73,083 mcf of gas were sold, or 61,983 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.36, or 5%, from $28.54 for the nine months ended September 30, 2000 to $27.18 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $14.67 during the nine months ended September 30, 2000 to $14.72 for the same period in 2001. The average price received per mcf of gas increased 57% from $2.64 for the nine months ended September 30, 2000 to $4.15 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $833,022 for the nine months ended September 30, 2001 as compared to $760,033 for the same period in 2000, an increase of $72,989, or 10%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $723,118 for the nine months ended September 30, 2001 and $654,006 for the same period in 2000 resulting in a $69,112 increase, or 11%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes, offset by less workover expenses.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 4% from $45,675 for the nine months ended September 30, 2000 to $44,059 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $65,845 for the nine months ended September 30, 2001 as compared to $60,352 for the same period in 2000, an increase of $5,493, or 9%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 992 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 29% to $354,249 for the three months ended September 30, 2001 as compared to $500,331 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 10,009 barrels of oil, 4,586 barrels of NGLs and 19,666 mcf of gas were sold, or 17,873 BOEs. For the three months ended September 30, 2000, 10,409 barrels of oil, 6,242 barrels of NGLs and 26,245 mcf of gas were sold, or 21,025 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.19, or 14%, from $30.57 for the three months ended September 30, 2000 to $26.38 for the same period in 2001. The average price received per barrel of NGLs decreased $4.32, or 28%, from $15.38 during the three months ended September 30, 2000 to $11.06 for the same period in 2001. The average price received per mcf of gas decreased 39% from $3.28 for the three months ended September 30, 2000 to $2.01 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $285,086 for the three months ended September 30, 2001 as compared to $248,730 for the same period in 2000, an increase of $36,356, or 15%. This increase was due to increases in production costs and depletion, offset by a decrease in G&A.

Production costs were $251,477 for the three months ended September 30, 2001 and $210,730 for the same period in 2000 resulting in a $40,747 increase, or 19%. This increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes, offset by a decline in production taxes and workover costs.

During this period, G&A decreased 39% from $17,886 for the three months ended September 30, 2000 to $10,944 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $22,665 for the three months ended September 30, 2001 as compared to $20,114 for the same period in 2000, representing an increase of $2,551, or 13%. This increase was attributable to a decline in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decrease in oil production of 400 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $67,281 during the nine months ended September 30, 2001 compared to the same period in 2000. This increase was due to a decline of $167,257 in working capital and $1,616 in G&A expenses, offset by an increase in production costs of $69,112 and a reduction in oil and gas receipts of $32,480. The decrease in oil and gas receipts resulted from the decline in oil commodity prices of $43,357 and the decline in production of $99,584 during 2001 as compared to the same period in 2000, offset by higher gas and NGL commodity prices of $110,461. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and increased ad valorem taxes, offset by less workover expenses. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investment activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $537,931, of which $136,104 was distributed to the general partners and $401,827 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $616,726, of which $157,253 was distributed to the general partners and $459,473 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.



                           PART II. OTHER INFORMATION

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a)      Exhibits

(b)      Reports on Form 8-K - none

                           PARKER & PARSLEY 83-A, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         PARKER & PARSLEY 83-A, LTD.

                                     By: Pioneer Natural Resources USA, Inc.,
                                         Managing General Partner




Dated:  November 8, 2001             By: /s/ Rich Dealy
                                        --------------------------------------
                                         Rich Dealy, Vice President and
                                           Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 83-B, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 83-B, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001



                          COMMISSION FILE NO. 2-81398B


                           PARKER & PARSLEY 83-B, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             TEXAS                                         75-1907245
 -------------------------------                      ----------------------
 (State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS              75039
-------------------------------------------------            ----------
    (Address of principal executive offices)                 (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 83-B, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                      September 30,      December 31,
                                                           2001              2000
                                                      -------------      ------------
                                                      (Unaudited)
                 ASSETS

Current assets:
   Cash                                                $    397,455      $    224,865
   Accounts receivable - oil and gas sales                  205,714           369,349
                                                       ------------      ------------

         Total current assets                               603,169           594,214
                                                       ------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                  18,508,128        18,957,070
Accumulated depletion                                   (16,943,709)      (17,248,214)
                                                       ------------      ------------

         Net oil and gas properties                       1,564,419         1,708,856
                                                       ------------      ------------

                                                       $  2,167,588      $  2,303,070
                                                       ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                        $     73,898      $     39,862

Partners' capital:
   General partners                                         296,159           316,574
   Limited partners (23,370 interests)                    1,797,531         1,946,634
                                                       ------------      ------------

                                                          2,093,690         2,263,208
                                                       ------------      ------------

                                                       $  2,167,588      $  2,303,070
                                                       ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                      Three months ended                 Nine months ended
                                                         September 30,                      September 30,
                                                 ------------------------------     -----------------------------
                                                     2001              2000             2001             2000
                                                 ------------      ------------     ------------     ------------

Revenues:
  Oil and gas                                    $    445,417      $    620,233     $  1,531,987     $  1,716,120
  Interest                                              3,049             6,307           10,989           15,396
  Gain on disposition of assets                        28,178                --           39,101            5,351
                                                 ------------      ------------     ------------     ------------

                                                      476,644           626,540        1,582,077        1,736,867
                                                 ------------      ------------     ------------     ------------

Costs and expenses:
  Oil and gas production                              323,489           221,858          908,472          701,985
  General and administrative                           13,667            21,699           50,094           56,487
  Impairment of oil and gas properties                 74,068                --           74,068               --
  Depletion                                            33,320            26,120           85,287           78,451
  Abandoned property                                   30,388                --           30,388               --
                                                 ------------      ------------     ------------     ------------

                                                      474,932           269,677        1,148,309          836,923
                                                 ------------      ------------     ------------     ------------

Net income                                       $      1,712      $    356,863     $    433,768     $    899,944
                                                 ============      ============     ============     ============

Allocation of net income (loss):
  General partners                               $     16,944      $     93,908     $    131,732     $    237,202
                                                 ============      ============     ============     ============

  Limited partners                               $    (15,232)     $    262,955     $    302,036     $    662,742
                                                 ============      ============     ============     ============

Net income (loss) per limited
  partnership interest                           $       (.66)     $      11.25     $      12.92     $      28.36
                                                 ============      ============     ============     ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                                   General           Limited
                                                   partners          partners            Total
                                                 ------------      ------------      ------------

Balance at January 1, 2001                       $    316,574      $  1,946,634      $  2,263,208

    Distributions                                    (152,147)         (451,139)         (603,286)

    Net income                                        131,732           302,036           433,768
                                                 ------------      ------------      ------------

Balance at September 30, 2001                    $    296,159      $  1,797,531      $  2,093,690
                                                 ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                             Nine months ended
                                                                                September 30,
                                                                       ------------------------------
                                                                           2001              2000
                                                                       ------------      ------------

Cash flows from operating activities:
  Net income                                                           $    433,768      $    899,944
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Impairment of oil and gas properties                                 74,068                --
        Depletion                                                            85,287            78,451
        Gain on disposition of assets                                       (39,101)           (5,351)
  Changes in assets and liabilities:
        Accounts receivable                                                 163,635           (49,392)
        Accounts payable                                                     51,536            22,414
                                                                       ------------      ------------

          Net cash provided by operating activities                         769,193           946,066
                                                                       ------------      ------------

Cash flows from investing activities:
  Additions to oil and gas properties                                       (14,918)           (7,644)
  Proceeds from asset dispositions                                           21,601             5,358
                                                                       ------------      ------------

          Net cash provided by (used in) investing activities                 6,683            (2,286)
                                                                       ------------      ------------

Cash flows used in financing activities:
  Cash distributions to partners                                           (603,286)         (926,425)
                                                                       ------------      ------------

Net increase in cash                                                        172,590            17,355
Cash at beginning of period                                                 224,865           244,091
                                                                       ------------      ------------

Cash at end of period                                                  $    397,455      $    261,446
                                                                       ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.        ORGANIZATION AND NATURE OF ORGANIZATION

Parker & Parsley 83-B, Ltd. (the "Partnership") is a limited partnership organized in 1983 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.        BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustment which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $74,068 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $4,925,037 of which $3,614,524 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 11% to $1,531,987 for the nine months ended September 30, 2001 as compared to $1,716,120 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 35,211 barrels of oil, 16,529 barrels of NGLs and 82,726 mcf of gas were sold, or 65,528 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 38,681 barrels of oil, 23,453 barrels of NGLs and 103,116 mcf of gas were sold, or 79,320 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.59, or 6%, from $28.77 for the nine months ended September 30, 2000 to $27.18 for the same period in 2001. The average price received per barrel of NGLs increased $.10, or 1%, from $14.82 during the nine months ended September 30, 2000 to $14.92 for the same period in 2001. The average price received per mcf of gas increased 60% from $2.48 for the nine months ended September 30, 2000 to $3.97 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $39,101 and $5,351 were recognized during the nine months ended September 30, 2001 and 2000, respectively. During the period ended 2001, salvage income of $10,923 was received from a well that was plugged and abandoned in the prior year and $28,178 was recognized from salvage income on one plugged and abandoned well in the current period. A gain of $5,351 recognized during the period ended 2000 was from equipment credits on a fully depleted well. Abandoned property costs of $30,388 were incurred to plug and abandon one well during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $1,148,309 for the nine months ended September 30, 2001 as compared to $836,923 for the same period in 2000, an increase of $311,386, or 37%. This increase was due to increases in production costs, the impairment of oil and gas properties, abandoned property costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $908,472 for the nine months ended September 30, 2001 and $701,985 for the same period in 2000 resulting in a $206,487 increase, or 29%. This increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 11% from $56,487 for the nine months ended September 30, 2000 to $50,094 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $74,068 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $85,287 for the nine months ended September 30, 2001 as compared to $78,451 for the same period in 2000, representing an increase of $6,836, or 9%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a decline in oil production of 3,470 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000 and a decline in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 28% to $445,417 for the three months ended September 30, 2001 as compared to $620,233 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 12,133 barrels of oil, 5,770 barrels of NGLs and 26,522 mcf of gas were sold, or 22,323 BOEs. For the three months ended September 30, 2000, 12,754 barrels of oil, 7,440 barrels of NGLs and 32,864 mcf of gas were sold, or 25,671 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.45, or 14%, from $30.78 for the three months ended September 30, 2000 to $26.33 for the same period in 2001. The average price received per barrel of NGLs decreased $4.66, or 28%, from $16.38 during the three months ended September 30, 2000 to $11.72 for the same period in 2001. The average price received per mcf of gas decreased 32% from $3.22 for the three months ended September 30, 2000 to $2.20 for the same period in 2001.

Gain on disposition of assets of $28,178 was recognized during the three months ended September 30, 2001 from salvage income received on one well plugged and abandoned during the current period. Abandoned property costs of $30,388 were incurred during the three months ended September 30, 2001 to plug and abandon this well.

Costs and Expenses:

Total costs and expenses increased to $474,932 for the three months ended September 30, 2001 as compared to $269,677 for the same period in 2000, an increase of $205,255, or 76%. This increase was due to increases in production costs, the impairment of oil and gas properties, abandoned property costs and depletion, offset by a decline in G&A.

Production costs were $323,489 for the three months ended September 30, 2001 and $221,858 for the same period in 2000 resulting in a $101,631 increase, or 46%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 37% from $21,699 for the three months ended September 30, 2000 to $13,667 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $74,068 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $33,320 for the three months ended September 30, 2001 as compared to $26,120 for the same period in 2000, representing an increase of $7,200, or 28%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a decline in oil production of 621 barrels for the three months ended September 30, 2001 as compared to the same period in 2000 and a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $176,873 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to an increase in production costs of $206,487, a reduction in oil and gas receipts of $188,540 and an increase in abandoned property costs of $30,388, offset by reductions in working capital of $242,149 and G&A expenses of $6,393. The decrease in oil and gas receipts resulted from a decline in oil commodity prices of $61,185 during 2001 and a decline in production of $278,525 during 2001 as compared to the same period in 2000, offset by an increase in gas and NGL commodity prices of $151,170. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during for the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on active properties.

Proceeds from asset dispositions of $21,601 and $5,358 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period in 2001 was due to $10,923 from salvage income on a well plugged and abandoned in the prior year and $10,678 from salvage income on a well abandoned in the current year. The proceeds recognized during the period in 2000 was due to equipment credits on a fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $603,286, of which $152,147 was distributed to the general partners and $451,139 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $926,425, of which $232,937 was distributed to the general partners and $693,488 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.        EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 83-B, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 83-B, LTD.

                                   By: Pioneer Natural Resources USA, Inc., Managing General Partner




Dated:  November 8, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 84-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 84-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001



                           COMMISSION FILE NO. 2-90417



                           PARKER & PARSLEY 84-A, LTD.
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                     TEXAS                                     75-1974814
         -------------------------------                ----------------------
         (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                 Identification Number)

 5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS               75039
 -------------------------------------------------             ---------
      (Address of principal executive offices)                 (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 84-A, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   11

                Signatures...........................................................................   12

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                            (Unaudited)
                 ASSETS

Current assets:
   Cash                                                     $    360,095      $    179,539
   Accounts receivable - oil and gas sales                       204,546           360,844
                                                            ------------      ------------

           Total current assets                                  564,641           540,383
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                       18,268,569        18,260,776
Accumulated depletion                                        (16,490,135)      (16,391,831)
                                                            ------------      ------------

           Net oil and gas properties                          1,778,434         1,868,945
                                                            ------------      ------------

                                                            $  2,343,075      $  2,409,328
                                                            ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                             $     85,408      $     36,496

Partners' capital:
   General partners                                              278,461           293,504
   Limited partners (19,435 interests)                         1,979,206         2,079,328
                                                            ------------      ------------

                                                               2,257,667         2,372,832
                                                            ------------      ------------

                                                            $  2,343,075      $  2,409,328
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                             Three months ended                Nine months ended
                                                September 30,                     September 30,
                                        -----------------------------     -----------------------------
                                            2001             2000             2001             2000
                                        ------------     ------------     ------------     ------------

Revenues:
   Oil and gas                          $    427,567     $    615,825     $  1,538,389     $  1,698,194
   Interest                                    2,725            5,118           10,085           12,110
                                        ------------     ------------     ------------     ------------

                                             430,292          620,943        1,548,474        1,710,304
                                        ------------     ------------     ------------     ------------

Costs and expenses:
   Oil and gas production                    306,915          226,699          816,895          691,478
   General and administrative                 12,938           21,036           49,698           55,175
   Depletion                                  41,094           24,033           98,304           82,846
                                        ------------     ------------     ------------     ------------

                                             360,947          271,768          964,897          829,499
                                        ------------     ------------     ------------     ------------

Net income                              $     69,345     $    349,175     $    583,577     $    880,805
                                        ============     ============     ============     ============

Allocation of net income:
   General partners                     $     23,562     $     91,539     $    161,220     $    233,685
                                        ============     ============     ============     ============

   Limited partners                     $     45,783     $    257,636     $    422,357     $    647,120
                                        ============     ============     ============     ============

Net income per limited
   partnership interest                 $       2.35     $      13.26     $      21.73     $      33.30
                                        ============     ============     ============     ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                                   General           Limited
                                                   partners          partners            Total
                                                 ------------      ------------      ------------

Balance at January 1, 2001                       $    293,504      $  2,079,328      $  2,372,832

    Distributions                                    (176,263)         (522,479)         (698,742)

    Net income                                        161,220           422,357           583,577
                                                 ------------      ------------      ------------

Balance at September 30, 2001                    $    278,461      $  1,979,206      $  2,257,667
                                                 ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                           Nine months ended
                                                                              September 30,
                                                                       --------------------------
                                                                          2001            2000
                                                                       ----------      ----------

Cash flows from operating activities:
   Net income                                                          $  583,577      $  880,805
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                         98,304          82,846
   Changes in assets and liabilities:
         Accounts receivable                                              156,298         (76,469)
         Accounts payable                                                  48,912          32,531
                                                                       ----------      ----------

             Net cash provided by operating activities                    887,091         919,713
                                                                       ----------      ----------

Cash flows used in investing activities:
   Additions to oil and gas properties                                     (7,793)        (12,681)

Cash flows used in financing activities:
   Cash distributions to partners                                        (698,742)       (830,001)
                                                                       ----------      ----------

Net increase in cash                                                      180,556          77,031
Cash at beginning of period                                               179,539         117,140
                                                                       ----------      ----------

Cash at end of period                                                  $  360,095      $  194,171
                                                                       ==========      ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 84-A, Ltd. (the "Partnership") is a limited partnership organized in 1984 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $5,111,410 of which $3,797,678 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 9% to $1,538,389 for the nine months ended September 30, 2001 as compared to $1,698,194 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 38,418 barrels of oil, 18,041 barrels of NGLs and 81,437 mcf of gas were sold, or 70,032 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 39,130 barrels of oil, 25,473 barrels of NGLs and 104,455 mcf of gas were sold, or 82,012 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.83, or 6%, from $28.61 for the nine months ended September 30, 2000 to $26.78 for the same period in 2001. The average price received per barrel of NGLs decreased $.80, or 6%, from $13.67 during the nine months ended September 30, 2000 to $12.87 for the same period in 2001. The average price received per mcf of gas increased 54% from $2.21 during the nine months ended September 30, 2000 to $3.41 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $964,897 for the nine months ended September 30, 2001 as compared to $829,499 for the same period in 2000, an increase of $135,398, or 16%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $816,895 for the nine months ended September 30, 2001 and $691,478 for the same period in 2000 resulting in a $125,417 increase, or 18%. This increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 10% from $55,175 for the nine months ended September 30, 2000 to $49,678 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $98,304 for the nine months ended September 30, 2001 as compared to $82,846 for the same period in 2000, representing an increase of $15,458, or 19%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a decrease in oil production of 712 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $427,567 for the three months ended September 30, 2001 as compared to $615,825 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 12,383 barrels of oil, 5,775 barrels of NGLs and 23,873 mcf of gas were sold, or 22,137 BOEs. For the three months ended September 30, 2000, 12,371 barrels of oil, 9,166 barrels of NGLs and 36,292 mcf of gas were sold, or 27,586 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.49, or 15%, from $30.74 for the three months ended September 30, 2000 compared to $26.25 for the same period in 2001. The average price received per barrel of NGLs decreased $4.41, or 31%, from $14.39 during the three months ended September 30, 2000 to $9.98 for the same period in 2001. The average price received per mcf of gas decreased 34% from $2.86 during the three months ended September 30, 2000 to $1.88 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $360,947 for the three months ended September 30, 2001 as compared to $271,768 for the same period in 2000, an increase of $89,179, or 33%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $306,915 for the three months ended September 30, 2001 and $226,699 for the same period in 2000, resulting in an $80,216 increase, or 35%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 38% from $21,036 for the three months ended September 30, 2000 to $12,938 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $41,094 for the three months ended September 30, 2001 as compared to $24,033 for the same period in 2000, an increase of $17,061, or 71%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $32,622 during the nine months ended September 30, 2001 from the same period ended in 2000. This decrease was due to a decrease in oil and gas sales receipts of $161,830 and an increase in production costs of $125,417, offset by reductions in working capital of $249,148 and G&A expenses of $5,477. The decrease in oil and gas receipts resulted from $193,137 from the decline in production during 2001 as compared to the same period in 2000 and a decline in the average prices received for oil and NGLs of $94,366, offset by an increase in average prices received for gas of $125,673. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $698,742, of which $176,263 was distributed to the general partners and $522,479 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $830,001, of which $210,687 was distributed to the general partners and $619,314 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.        EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 84-A, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 84-A, LTD.

                                   By: Pioneer Natural Resources USA, Inc., Managing General Partner




Dated:  November 8, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 85-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 85-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001



                          COMMISSION FILE NO. 2-99079A


                           PARKER & PARSLEY 85-A, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                       TEXAS                                   75-2064518
          -------------------------------                ----------------------
          (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                 Identification Number)

 5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
 -------------------------------------------------              ---------
      (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X]   NO [ ]

                           PARKER & PARSLEY 85-A, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8

                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   11

                Signatures...........................................................................   12

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                      September 30,      December 31,
                                                           2001              2000
                                                      -------------      ------------
                                                       (Unaudited)
                 ASSETS

Current assets:
  Cash                                                 $    119,998      $     72,868
  Accounts receivable - oil and gas sales                    55,565           103,810
                                                       ------------      ------------

         Total current assets                               175,563           176,678
                                                       ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                    7,404,354         7,398,954
Accumulated depletion                                    (6,899,304)       (6,871,985)
                                                       ------------      ------------

         Net oil and gas properties                         505,050           526,969
                                                       ------------      ------------

                                                       $    680,613      $    703,647
                                                       ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                         $     26,733      $     11,211

Partners' capital:
  Managing general partner                                    6,550             6,936
  Limited partners (9,613 interests)                        647,330           685,500
                                                       ------------      ------------

                                                            653,880           692,436
                                                       ------------      ------------

                                                       $    680,613      $    703,647
                                                       ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                           Three months ended             Nine months ended
                                              September 30,                 September 30,
                                        -------------------------     -------------------------
                                           2001           2000           2001           2000
                                        ----------     ----------     ----------     ----------

Revenues:
  Oil and gas                           $  129,723     $  213,419     $  512,479     $  566,748
  Interest                                     939          1,672          3,456          4,220
  Gain on disposition of assets                 --          2,205             --          2,205
                                        ----------     ----------     ----------     ----------

                                           130,662        217,296        515,935        573,173
                                        ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production                   103,249         87,628        288,198        256,507
  General and administrative                 3,891          6,402         15,374         17,002
  Depletion                                  9,765          8,122         27,319         23,829
                                        ----------     ----------     ----------     ----------

                                           116,905        102,152        330,891        297,338
                                        ----------     ----------     ----------     ----------

Net income                              $   13,757     $  115,144     $  185,044     $  275,835
                                        ==========     ==========     ==========     ==========

Allocation of net income:
  Managing general partner              $      137     $    1,151     $    1,850     $    2,758
                                        ==========     ==========     ==========     ==========

  Limited partners                      $   13,620     $  113,993     $  183,194     $  273,077
                                        ==========     ==========     ==========     ==========

Net income per limited
  partnership interest                  $     1.42     $    11.86     $    19.06     $    28.41
                                        ==========     ==========     ==========     ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                        Managing
                                        general           Limited
                                        partner           partners            Total
                                      ------------      ------------      ------------

Balance at January 1, 2001            $      6,936      $    685,500      $    692,436

    Distributions                           (2,236)         (221,364)         (223,600)

    Net income                               1,850           183,194           185,044
                                      ------------      ------------      ------------

Balance at September 30, 2001         $      6,550      $    647,330      $    653,880
                                      ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                        Nine months ended
                                                                           September 30,
                                                                 ------------------------------
                                                                     2001              2000
                                                                 ------------      ------------

Cash flows from operating activities:
   Net income                                                    $    185,044      $    275,835
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depletion                                                      27,319            23,829
        Gain on disposition of assets                                      --            (2,205)
   Changes in assets and liabilities:
        Accounts receivable                                            48,245           (35,162)
        Accounts payable                                               15,522             8,775
                                                                 ------------      ------------

             Net cash provided by operating activities                276,130           271,072
                                                                 ------------      ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                 (5,400)           (3,092)
   Proceeds from asset dispositions                                        --             2,454
                                                                 ------------      ------------

             Net cash used in investing activities                     (5,400)             (638)
                                                                 ------------      ------------

Cash flows used in financing activities:
   Cash distributions to partners                                    (223,600)         (274,786)
                                                                 ------------      ------------

Net increase (decrease) in cash                                        47,130            (4,352)
Cash at beginning of period                                            72,868            73,810
                                                                 ------------      ------------

Cash at end of period                                            $    119,998      $     69,458
                                                                 ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.       ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 85-A, Ltd. (the "Partnership") is a limited partnership organized in 1985 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.       BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,339,065 of which $1,299,886 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 10% to $512,479 for the nine months ended September 30, 2001 as compared to $566,748 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 11,694 barrels of oil, 5,623 barrels of NGLs and 30,325 mcf of gas were sold, or 22,371 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 13,003 barrels of oil, 8,318 barrels of NGLs and 32,775 mcf of gas were sold, or 26,784 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.33, or 5%, from $28.67 for the nine months ended September 30, 2000 to $27.34 for the same period in 2001. The average price received per barrel of NGLs decreased slightly from $13.89 during the nine months ended September 30, 2000 to $13.84 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.39 during the nine months ended September 30, 2000 to $3.79 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $2,205 was recognized during the nine months ended September 30, 2000. The gain resulted from equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $330,891 for the nine months ended September 30, 2001 as compared to $297,338 for the same period in 2000, an increase of $33,553, or 11%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $288,198 for the nine months ended September 30, 2001 and $256,507 for the same period in 2000 resulting in a $31,691 increase, or 12%. The increase was primarily due to additional workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 10% from $17,002 for the nine months ended September 30, 2000 to $15,374 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $27,319 for the nine months ended September 30, 2001 as compared to $23,829 for the same period in 2000, representing an increase of $3,490, or 15%. This increase was the result of a decline in proved reserves due to lower commodity prices, offset by a decline in oil production of 1,309 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 39% to $129,723 for the three months ended September 30, 2001 as compared to $213,419 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 3,560 barrels of oil, 2,035 barrels of NGLs and 9,273 mcf of gas were sold, or 7,141 BOEs. For the three months ended September 30, 2000, 4,468 barrels of oil, 2,816 barrels of NGLs and 11,161 mcf of gas were sold, or 9,144 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.89, or 13%, from $30.38 for the three months ended September 30, 2000 to $26.49 for the same period in 2001. The average price received per barrel of NGLs decreased $5.38, or 35%, from $15.41 during the three months ended September 30, 2000 to $10.03 for the same period in 2001. The average price received per mcf of gas decreased 47% from $3.07 for the three months ended September 30, 2000 to $1.62 for the same period in 2001.

Gain on disposition of assets of $2,205 was recognized during the three months ended September 30, 2000. The gain resulted from equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $116,905 for the three months ended September 30, 2001 as compared to $102,152 for the same period in 2000, an increase of $14,753, or 14%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $103,249 for the three months ended September 30, 2001 and $87,628 for the same period in 2000 resulting in a $15,621 increase, or 18%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 39% from $6,402 for the three months ended September 30, 2000 to $3,891 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $9,765 for the three months ended September 30, 2001 as compared to $8,122 for the same period in 2000, an increase of $1,643, or 20%. This increase was attributable to a decrease in proved reserves as a result of lower commodity prices for the three months ended September 30, 2001 as compared to the same period in 2000, offset by a decline in oil production of 908 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $5,058 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a decrease in G&A expenses of $1,628 and a reduction in working capital of $90,154, offset by an increase in production costs of $31,691 and a decrease in oil and gas sales receipts of $55,033. The decrease in oil and gas receipts resulted in $82,378 from the decline in production and a $17,760 decline resulting from lower oil and NGL prices during 2001 as compared to the same period in 2000, offset by a $45,105 increase from higher gas prices. The increase in production costs was primarily due to additional workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $2,454 were received from equipment credits during the nine months ended September 30, 2000.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $223,600, of which $2,236 was distributed to the managing general partner and $221,364 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $274,786, of which $2,748 was distributed to the managing general partner and $272,038 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6.        EXHIBITS AND REPORTS ON FORM 8-K

(a)            Exhibits

(b)            Reports on Form 8-K - none

                           PARKER & PARSLEY 85-A, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 85-A, LTD.

                                   By:      Pioneer Natural Resources USA, Inc.
                                            Managing General Partner




Dated:  November 8, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 85-B, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 85-B, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001



                          COMMISSION FILE NO. 2-99079B


                           PARKER & PARSLEY 85-B, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  TEXAS                                       75-2075492
      -------------------------------                   ----------------------
      (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------              ---------
   (Address of principal executive offices)                    (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 85-B, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                            (Unaudited)
                    ASSETS

Current assets:
  Cash                                                      $    124,378      $     80,718
  Accounts receivable - oil and gas sales                         60,654            84,740
                                                            ------------      ------------

           Total current assets                                  185,032           165,458
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                         5,323,995         5,317,256
Accumulated depletion                                         (4,654,806)       (4,526,767)
                                                            ------------      ------------

           Net oil and gas properties                            669,189           790,489
                                                            ------------      ------------

                                                            $    854,221      $    955,947
                                                            ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                              $     25,268      $     10,515

Partners' capital:
  Managing general partner                                         8,640             9,805
  Limited partners (7,988 interests)                             820,313           935,627
                                                            ------------      ------------

                                                                 828,953           945,432
                                                            ------------      ------------

                                                            $    854,221      $    955,947
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                     Three months ended              Nine months ended
                                                        September 30,                 September 30,
                                                 --------------------------     -------------------------
                                                    2001            2000           2001           2000
                                                 ----------      ----------     ----------     ----------

Revenues:
  Oil and gas                                    $  122,938      $  168,472     $  446,471     $  444,585
  Interest                                              958           1,614          3,365          3,936
                                                 ----------      ----------     ----------     ----------

                                                    123,896         170,086        449,836        448,521
                                                 ----------      ----------     ----------     ----------

Costs and expenses:
  Oil and gas production                             88,122          70,821        220,865        207,231
  General and administrative                          3,611           5,054         13,317         13,337
  Impairment of oil and gas properties               69,944              --         69,944             --
  Depletion                                          26,136          11,849         58,095         39,767
                                                 ----------      ----------     ----------     ----------

                                                    187,813          87,724        362,221        260,335
                                                 ----------      ----------     ----------     ----------

Net income (loss)                                $  (63,917)     $   82,362     $   87,615     $  188,186
                                                 ==========      ==========     ==========     ==========

Allocation of net income (loss):
  Managing general partner                       $     (639)     $      824     $      876     $    1,882
                                                 ==========      ==========     ==========     ==========

  Limited partners                               $  (63,278)     $   81,538     $   86,739     $  186,304
                                                 ==========      ==========     ==========     ==========

Net income (loss) per limited
  partnership interest                           $    (7.92)     $    10.20     $    10.86     $    23.32
                                                 ==========      ==========     ==========     ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                                  Managing
                                                   general           Limited
                                                   partner           partners           Total
                                                 ------------      ------------      ------------

Balance at January 1, 2001                       $      9,805      $    935,627      $    945,432

    Distributions                                      (2,041)         (202,053)         (204,094)

    Net income                                            876            86,739            87,615
                                                 ------------      ------------      ------------

Balance at September 30, 2001                    $      8,640      $    820,313      $    828,953
                                                 ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                                 Nine months ended
                                                                                    September 30,
                                                                           ------------------------------
                                                                               2001              2000
                                                                           ------------      ------------

Cash flows from operating activities:
  Net income                                                               $     87,615      $    188,186
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Impairment of oil and gas properties                                       69,944                --
      Depletion                                                                  58,095            39,767
  Changes in assets and liabilities:
      Accounts receivable                                                        24,086           (30,909)
      Accounts payable                                                           14,753             9,072
                                                                           ------------      ------------

             Net cash provided by operating activities                          254,493           206,116
                                                                           ------------      ------------

Cash flows from investing activities:
  Additions to oil and gas properties                                            (6,739)           (3,647)
  Proceeds from asset dispositions                                                   --             6,412
                                                                           ------------      ------------

             Net cash provided by (used in) investing activities                 (6,739)            2,765
                                                                           ------------      ------------

Cash flows used in financing activities:
  Cash distributions to partners                                               (204,094)         (211,749)
                                                                           ------------      ------------

Net increase (decrease) in cash                                                  43,660            (2,868)
Cash at beginning of period                                                      80,718            74,959
                                                                           ------------      ------------

Cash at end of period                                                      $    124,378      $     72,091
                                                                           ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 85-B, L.P. (the "Partnership") is a limited partnership organized in 1985 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership, as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $69,944 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,175,680 of which $1,155,472 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues increased slightly to $446,471 for the nine months ended September 30, 2001 as compared to $444,585 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas, offset by a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 10,016 barrels of oil, 4,872 barrels of NGLs and 24,275 mcf of gas were sold, or 18,934 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 10,425 barrels of oil, 5,029 barrels of NGLs and 23,230 mcf of gas were sold, or 19,326 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $2.07, or 7%, from $29.52 for the nine months ended September 30, 2000 to $27.45 for the same period in 2001. The average price received per barrel of NGLs decreased $.29, or 2%, from $15.25 during the nine months ended September 30, 2000 to $14.96 for the same period in 2001. The average price received per mcf of gas increased 57% from $2.59 during the nine months ended September 30, 2000 to $4.06 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $362,221 for the nine months ended September 30, 2001 as compared to $260,335 for the same period in 2000, an increase of $101,886, or 39%. This increase was due to increases in the impairment of oil and gas properties, depletion and production costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $220,865 for the nine months ended September 30, 2001 and $207,231 for the same period in 2000 resulting in a $13,634 increase, or 7%. The increase was primarily due to higher ad valorem taxes and additional workover costs incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased slightly from $13,337 for the nine months ended September 30, 2000 to $13,317 for the same period in 2001.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $69,944 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $58,095 for the nine months ended September 30, 2001 as compared to $39,767 for the same period in 2000, representing an increase of $18,328, or 46%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decline in oil production of 409 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 27% to $122,938 for the three months ended September 30, 2001 as compared to $168,472 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 3,120 barrels of oil, 1,912 barrels of NGLs and 8,243 mcf of gas were sold, or

6,406 BOEs. For the three months ended September 30, 2000, 3,483 barrels of oil, 1,906 barrels of NGLs and 8,398 mcf of gas were sold, or 6,789 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $5.03, or 16%, from $31.37 for the three months ended September 30, 2000 to $26.34 for the same period in 2001. The average price received per barrel of NGLs decreased $4.77, or 28%, from $16.82 during the three months ended September 30, 2000 to $12.05 for the same period in 2001. The average price received per mcf of gas decreased 33% from $3.23 for the three months ended September 30, 2000 to $2.15 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $187,813 for the three months ended September 30, 2001 as compared to $87,724 for the same period in 2000, an increase of $100,089, or 114%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in G&A.

Production costs were $88,122 for the three months ended September 30, 2001 and $70,821 for the same period in 2000, resulting in a $17,301 increase, or 24%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes, offset by lower production taxes.

During this period, G&A decreased 29% from $5,054 for the three months ended September 30, 2000 to $3,611 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $69,944 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $26,136 for the three months ended September 30, 2001 as compared to $11,849 for the same period in 2000, an increase of $14,287, or 121%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 resulting from lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decline in oil production of 363 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $48,377 during the nine months ended September 30, 2001 from the same period in 2000. This increase was due to an increase in oil and gas sales receipts of $1,315, a decline in G&A expenses of $20 and a reduction in working capital of $60,676, offset by an increase in production costs of $13,634. The increase in oil and gas receipts resulted from the increase in gas prices during 2001 which contributed an additional $34,153, offset by $9,333 resulting from the decline in production and a $23,505 decline from lower oil and NGL prices received during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to higher ad valorem taxes and additional workover costs incurred to stimulate well production.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities for the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on several oil and gas properties.

Proceeds from asset dispositions of $6,412 were recognized during the nine months ended September 30, 2000 from equipment credits received on active properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $204,094, of which $2,041 was distributed to the managing general partner and $202,053 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $211,749, of which $2,117 was distributed to the managing general partner and $209,632 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

(a)     Exhibits

(b)     Reports on Form 8-K - none

                           PARKER & PARSLEY 85-B, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 85-B, LTD.

                                   By: Pioneer Natural Resources USA, Inc., Managing General Partner




Dated:  November 8, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                         PRIVATE INVESTMENT 85-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley Private Investment 85-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.

                          (A Texas Limited Partnership)

                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS

                                                   September 30,      December 31,
                                                       2001              2000
                                                   -------------      ------------
                                                    (Unaudited)
                 ASSETS

Current assets:
  Cash                                              $   125,329       $    74,084
  Accounts receivable - oil and gas sales                46,959            68,251
                                                    -----------       -----------
        Total current assets                            172,288           142,335
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                3,111,569         3,399,009
Accumulated depletion                                (2,518,408)       (2,780,814)
                                                    -----------       -----------
        Net oil and gas properties                      593,161           618,195
                                                    -----------       -----------
                                                    $   765,449       $   760,530
                                                    ===========       ===========

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                      $    19,959       $     5,818

Partners' capital:
  Managing general partner                                9,865             9,957
  Limited partners (125 interests)                      735,625           744,755
                                                    -----------       -----------
                                                        745,490           754,712
                                                    -----------       -----------
                                                    $   765,449       $   760,530
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                       Three months ended           Nine months ended
                                          September 30,               September 30,
                                     ----------------------     -----------------------
                                       2001          2000         2001           2000
                                     --------      --------     ---------     ---------

Revenues:
  Oil and gas                        $ 99,606      $135,211     $ 324,211     $ 372,217
  Interest                                877         1,714         3,109         4,367
  Gain on disposition of assets        26,885            --        26,885        33,459
                                     --------      --------     ---------     ---------
                                      127,368       136,925       354,205       410,043
                                     --------      --------     ---------     ---------

Costs and expenses:
  Oil and gas production               59,160        38,822       136,145       122,215
  General and administrative            1,992         2,704         6,484         7,444
  Depletion                            10,314         8,735        26,719        28,693
  Abandoned property                   15,586            --        15,586         7,039
                                     --------      --------     ---------     ---------
                                       87,052        50,261       184,934       165,391
                                     --------      --------     ---------     ---------

Net income                           $ 40,316      $ 86,664     $ 169,271     $ 244,652
                                     ========      ========     =========     =========

Allocation of net income:
  Managing general partner           $    403      $    867     $   1,693     $   2,447
                                     ========      ========     =========     =========

  Limited partners                   $ 39,913      $ 85,797     $ 167,578     $ 242,205
                                     ========      ========     =========     =========

Net income per limited
  partnership interest               $ 319.30      $ 686.38     $1,340.62     $1,937.64
                                     ========      ========     =========     =========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                    Managing
                                    general        Limited
                                    partner        partners          Total
                                   ---------       ---------       ---------

Balance at January 1, 2001         $   9,957       $ 744,755       $ 754,712

    Distributions                     (1,785)       (176,708)       (178,493)

    Net income                         1,693         167,578         169,271
                                   ---------       ---------       ---------
Balance at September 30, 2001      $   9,865       $ 735,625       $ 745,490
                                   =========       =========       =========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                               Nine months ended
                                                                 September 30,
                                                           -------------------------
                                                             2001             2000
                                                           ---------       ---------

Cash flows from operating activities:
   Net income                                              $ 169,271       $ 244,652
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depletion                                             26,719          28,693
        Gain on disposition of assets                        (26,885)        (33,459)
   Changes in assets and liabilities:
        Accounts receivable                                   21,292         (18,440)
        Accounts payable                                      16,096           6,491
                                                           ---------       ---------
            Net cash provided by operating activities        206,493         227,937
                                                           ---------       ---------
Cash flows from investing activities:
   Additions to oil and gas properties                        (1,685)         (1,948)
   Proceeds from disposition of assets                        24,930          41,970
                                                           ---------       ---------
            Net cash provided by investing activities         23,245          40,022
                                                           ---------       ---------
Cash flows used in financing activities:
   Cash distributions to partners                           (178,493)       (265,604)
                                                           ---------       ---------
Net increase in cash                                          51,245           2,355
Cash at beginning of period                                   74,084          79,497
                                                           ---------       ---------
Cash at end of period                                      $ 125,329       $  81,852
                                                           =========       =========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                 PARKER & PARSLEY PRIVATE INVESTMENT 85-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 85-A, Ltd. (the "Partnership") is a limited partnership organized in 1985 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,418,023 of which $1,370,151 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 13% to $324,211 for the nine months ended September 30, 2001 as compared to $372,217 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 8,969 barrels of oil, 2,696 barrels of NGLs and 10,709 mcf of gas were sold, or 13,450 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 9,523 barrels of oil, 4,177 barrels of NGLs and 15,122 mcf of gas were sold, or 16,220 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.60, or 6%, from $29.05 for the nine months ended September 30, 2000 to $27.45 for the same period in 2001. The average price received per barrel of NGLs decreased $.58, or 4%, from $14.64 during the nine months ended September 30, 2000 to $14.06 for the same period in 2001. The average price received per mcf of gas increased 64% from $2.28 during the nine months ended September 30, 2000 to $3.75 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $26,885 and $33,459 were recognized during the nine months ended September 30, 2001 and 2000, respectively, from salvage income on one well plugged and abandoned during each period. Expenses incurred to plug and abandon these wells were $15,586 and $7,039 for the nine months ended September 30, 2001 and 2000, respectively.

Costs and Expenses:

Total costs and expenses increased to $184,934 for the nine months ended September 30, 2001 as compared to $165,391 for the same period in 2000, an increase of $19,543, or 12%. This increase was due to increases in production costs and abandoned property costs, offset by declines in depletion and general and administrative expenses ("G&A").

Production costs were $136,145 for the nine months ended September 30, 2001 and $122,215 for the same period in 2000, resulting in a $13,930, or 11%, increase. The increase was primarily the result of additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 13%, from $7,444 for the nine months ended September 30, 2000 to $6,484 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $26,719 for the nine months ended September 30, 2001 as compared to $28,693 for the same period in 2000, a decrease of $1,974, or 7%. This decrease was the result of a decline in oil production of 554 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 26% to $99,606 for the three months ended September 30, 2001 as compared to $135,211 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 3,182 barrels of oil, 832 barrels of NGLs and 3,248 mcf of gas were sold, or 4,555 BOEs. For the three months ended September 30, 2000, 3,191 barrels of oil, 1,455 barrels of NGLs and 5,043 mcf of gas were sold, or 5,487 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.82, or 13%, from $30.39 for the three months ended September 30, 2000 to $26.57 for the same period in 2001. The average price received per barrel of NGLs decreased $5.15, or 32%, from $15.86 during the three months ended September 30, 2000 to $10.71 for the same period in 2001. The average price received per mcf of gas decreased 37% to $1.89 during the three months ended September 30, 2001 from $3.00 during the same period in 2000.

Gain on disposition of assets of $26,885 was recognized during the three months ended September 30, 2001 from salvage income on one well plugged and abandoned during the current period.

Costs and Expenses:

Total costs and expenses increased to $87,052 for the three months ended September 30, 2001 as compared to $50,261 for the same period in 2000, an increase of $36,791, or 73%. This increase was due to increases in production cost, abandoned property costs and depletion, offset by a decline in G&A.

Production costs were $59,160 for the three months ended September 30, 2001 and $38,822 for the same period in 2000 resulting in a $20,338 increase, or 52%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 26%, from $2,704 for the three months ended September 30, 2000 to $1,992 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $10,314 for the three months ended September 30, 2001 as compared to $8,735 for the same period in 2000, an increase of $1,579, or 18%. This increase was primarily due to a decline in proved reserves due to lower commodity prices for the period ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $21,444 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to increases in production costs of $13,930 and abandoned property costs of $8,547 and a reduction in oil and gas receipts of $49,264, offset by reductions in working capital of $49,337 and G&A expenses of $960. The decline in oil and gas receipts resulted from a decline in production of $52,564 during 2001 as compared to the same period in 2000 and $17,615 due to lower average prices received for oil and NGLs, offset by an increase in gas prices during 2001 which contributed an additional $20,915 to oil and gas receipts. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were related to expenditures for equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $24,930 and $41,970 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds were primarily from salvage income on one well plugged and abandoned during each period.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $178,493, of which $1,785 was distributed to the managing general partner and $176,708 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $265,604, of which $2,656 was distributed to the managing general partner and $262,948 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                      SELECTED 85 PRIVATE INVESTMENT, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Selected 85 Private Investment, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                      2001              2000
                                                  -------------     ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $    76,516      $    32,773
  Accounts receivable - oil and gas sales               42,922           78,218
                                                   -----------      -----------

        Total current assets                           119,438          110,991
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               3,866,940        3,864,140
Accumulated depletion                               (3,462,174)      (3,441,568)
                                                   -----------      -----------

        Net oil and gas properties                     404,766          422,572
                                                   -----------      -----------

                                                   $   524,204      $   533,563
                                                   ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    19,120      $     6,722

Partners' capital:
  Managing general partner                               7,674            7,892
  Limited partners (117 interests)                     497,410          518,949
                                                   -----------      -----------

                                                       505,084          526,841
                                                   -----------      -----------

                                                   $   524,204      $   533,563
                                                   ===========      ===========

           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      Three months ended       Nine months ended
                                         September 30,           September 30,
                                    ---------------------    ----------------------
                                      2001         2000         2001         2000
                                    --------     --------    ---------    ---------
Revenues:
  Oil and gas                       $ 85,502     $110,199    $ 334,888    $ 306,667
  Interest                               616        1,093        2,164        2,566
  Gain on disposition of assets           --           --        2,574           --
                                    --------     --------    ---------    ---------

                                      86,118      111,292      339,626      309,233
                                    --------     --------    ---------    ---------

Costs and expenses:
  Oil and gas production              64,804       39,934      165,977      122,353
  General and administrative           1,710        2,204        6,698        6,133
  Depletion                            5,946        8,104       20,606       24,882
                                    --------     --------    ---------    ---------

                                      72,460       50,242      193,281      153,368
                                    --------     --------    ---------    ---------

Net income                          $ 13,658     $ 61,050     $146,345    $ 155,865
                                    ========     ========    =========    =========

Allocation of net income:
  Managing general partner          $    136     $    611    $   1,463    $   1,559
                                    ========     ========    =========    =========

  Limited partners                  $ 13,522     $ 60,439    $ 144,882    $ 154,306
                                    ========     ========    =========    =========

Net income per limited
  partnership interest              $ 115.57     $ 516.57    $1,238.31    $1,318.85
                                    ========     ========    =========    =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                  Managing
                                   general       Limited
                                   partner       partners         Total
                                  ---------      ---------      ---------
Balance at January 1, 2001        $   7,892      $ 518,949      $ 526,841

    Distributions                    (1,681)      (166,421)      (168,102)

    Net income                        1,463        144,882        146,345
                                  ---------      ---------      ---------

Balance at September 30, 2001     $   7,674      $ 497,410      $ 505,084
                                  =========      =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                           Nine months ended
                                                              September 30,
                                                        ------------------------
                                                          2001           2000
                                                        ---------      ---------
Cash flows from operating activities:
  Net income                                            $ 146,345      $ 155,865
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Depletion                                           20,606         24,882
       Gain on disposition of assets                       (2,574)            --
  Changes in assets and liabilities:
       Accounts receivable                                 35,296        (18,834)
       Accounts payable                                    12,398          3,918
                                                        ---------      ---------

          Net cash provided by operating activities       212,071        165,831
                                                        ---------      ---------

Cash flows from investing activities:
  Additions to oil and gas properties                      (2,800)        (3,186)
  Proceeds from disposition of assets                       2,574             --
                                                        ---------      ---------

          Net cash used in investing activities              (226)        (3,186)
                                                        ---------      ---------

Cash flows used in financing activities:
  Cash distributions to partners                         (168,102)      (159,996)
                                                        ---------      ---------

Net increase in cash                                       43,743          2,649
Cash at beginning of period                                32,773         39,610
                                                        ---------      ---------

Cash at end of period                                   $  76,516      $  42,259
                                                        =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

              PARKER & PARSLEY SELECTED 85 PRIVATE INVESTMENT, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Selected 85 Private Investment, Ltd. (the "Partnership") is a limited partnership organized in 1985 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,053,729 of which $1,025,397 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 9% to $334,888 for the nine months ended September 30, 2001 as compared to $306,667 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas and an increase in production, offset by a decline in average prices received for oil and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 7,481 barrels of oil, 4,108 barrels of NGLs and 18,604 mcf of gas were sold, or 14,690 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 6,907 barrels of oil, 4,535 barrels of NGLs and 16,793 mcf of gas were sold, or 14,241 BOEs.

The average price received per barrel of oil decreased $1.11, or 4%, from $28.52 for the nine months ended September 30, 2000 to $27.41 for the same period in 2001. The average price received per barrel of NGLs decreased $.44, or 3%, from $15.00 during the nine months ended September 30, 2000 to $14.56 for the same period in 2001. The average price received per mcf of gas increased 52% from $2.48 during the nine months ended September 30, 2000 to $3.76 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $2,574 recognized during the nine months ended September 30, 2001 was due to equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $193,281 for the nine months ended September 30, 2001 as compared to $153,368 for the same period in 2000, an increase of $39,913 or 26%. This increase was due to higher production costs and general and administrative expenses ("G&A"), offset by a decline in depletion.

Production costs were $165,977 for the nine months ended September 30, 2001 and $122,353 for the same period in 2000 resulting in a $43,624 increase, or 36%. This increase was primarily the result of additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 9%, from $6,133 for the nine months ended September 30, 2000 to $6,698 for the same period in 2001, primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of increased oil and gas revenues.

Depletion was $20,606 for the nine months ended September 30, 2001 as compared to $24,882 for the same period in 2000, a decrease of $4,276, or 17%. This decrease was the result of a positive revision to proved reserves on significant wells during the period ended September 30, 2001, offset by an increase in oil production of 574 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 22% to $85,502 for the three months ended September 30, 2001 as compared to $110,199 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 2,111 barrels of oil, 1,528 barrels of NGLs and 6,002 mcf of gas were sold, or 4,639 BOEs. For the three months ended September 30, 2000, 2,116 barrels of oil, 1,652 barrels of NGLs and 5,735 mcf of gas were sold, or 4,724 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.50, or 15%, from $30.59 for the three months ended September 30, 2000 to $26.09 for the same period in 2001. The average price received per barrel of NGLs decreased $4.80, or 29%, from $16.53 during the three months ended September 30, 2000 to $11.73 for the same period in 2001. The average price received per mcf of gas decreased 34% to $2.08 during the three months ended September 30, 2001 from $3.17 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $72,460 for the three months ended September 30, 2001 as compared to $50,242 for the same period in 2000, an increase of $22,218, or 44%. This increase was due to higher production costs, offset by declines in G&A and depletion.

Production costs were $64,804 for the three months ended September 30, 2001 and $39,934 for the same period in 2000 resulting in a $24,870, or 62%, increase. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 22%, from $2,204 for the three months ended September 30, 2000 to $1,710 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of a decline in oil and gas revenues.

Depletion was $5,946 for the three months ended September 30, 2001 as compared to $8,104 for the same period in 2000, a decrease of $2,158, or 27%. This decrease was the result of a positive revision to proved reserves on significant wells during the period ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $46,240 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $27,819 and a reduction in working capital of $62,610, offset by increases in production costs of $43,624 and G&A expenses of $565. The increase in oil and gas receipts resulted from the increase in gas commodity prices during 2001 which contributed an additional $21,601 to oil and gas receipts and $16,332 resulting from an increase in production during 2001 as compared to the same period in 2000, offset by declines in oil and NGL commodity prices of $10,114. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were for expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $2,574 recognized during the nine months ended September 30, 2001 were due to equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $168,102, of which $1,681 was distributed to the managing general partner and $166,421 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $159,996, of which $1,600 was distributed to the managing general partner and $158,396 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 86-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 86-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                          COMMISSION FILE NO. 33-3353A


                           PARKER & PARSLEY 86-A, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                      TEXAS                                  75-2124884
          -------------------------------               ----------------------
          (State or other jurisdiction of                 (I.R.S. Employer
          incorporation or organization)                Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS               75039
-------------------------------------------------            ----------
     (Address of principal executive offices)                (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X]   NO [ ]

                           PARKER & PARSLEY 86-A, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                            (Unaudited)

                       ASSETS

Current assets:
   Cash                                                     $     51,388      $     46,169
   Accounts receivable - oil and gas sales                        86,684           150,881
                                                            ------------      ------------

           Total current assets                                  138,072           197,050
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                        7,136,319         7,132,242
Accumulated depletion                                         (6,744,562)       (6,721,529)
                                                            ------------      ------------

           Net oil and gas properties                            391,757           410,713
                                                            ------------      ------------

                                                            $    529,829      $    607,763
                                                            ============      ============

      LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                             $     71,721      $     12,398

Partners' capital:
   Managing general partner                                        3,275             4,647
   Limited partners (10,131 interests)                           454,833           590,718
                                                            ------------      ------------

                                                                 458,108           595,365
                                                            ------------      ------------

                                                            $    529,829      $    607,763
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                     Three months ended             Nine months ended
                                                        September 30,                 September 30,
                                                 --------------------------     -------------------------
                                                    2001            2000           2001           2000
                                                 ----------      ----------     ----------     ----------

Revenues:
   Oil and gas                                   $  163,429      $  280,167     $  573,508     $  673,913
   Interest                                             550           1,965          3,148          4,786
   Gain on disposition of assets                      4,709           1,856          4,709         30,827
                                                 ----------      ----------     ----------     ----------

                                                    168,688         283,988        581,365        709,526
                                                 ----------      ----------     ----------     ----------

Costs and expenses:
   Oil and gas production                           155,802          89,063        390,610        265,976
   General and administrative                         4,903           8,405         14,869         20,217
   Depletion                                          9,676           5,634         23,033         19,528
                                                 ----------      ----------     ----------     ----------

                                                    170,381         103,102        428,512        305,721
                                                 ----------      ----------     ----------     ----------

Net income (loss)                                $   (1,693)     $  180,886     $  152,853     $  403,805
                                                 ==========      ==========     ==========     ==========

Allocation of net income (loss):
   Managing general partner                      $      (16)     $    1,809     $    1,529     $    4,038
                                                 ==========      ==========     ==========     ==========

   Limited partners                              $   (1,677)     $  179,077     $  151,324     $  399,767
                                                 ==========      ==========     ==========     ==========

Net income (loss) per limited
   partnership interest                          $     (.16)     $    17.68     $    14.94     $    39.46
                                                 ==========      ==========     ==========     ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                       Managing
                                        general           Limited
                                        partner           partners            Total
                                      ------------      ------------      ------------

Balance at January 1, 2001            $      4,647      $    590,718      $    595,365

   Distributions                            (2,901)         (287,209)         (290,110)

   Net income                                1,529           151,324           152,853
                                      ------------      ------------      ------------

Balance at September 30, 2001         $      3,275      $    454,833      $    458,108
                                      ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                       Nine months ended
                                                                          September 30,
                                                                 ------------------------------
                                                                     2001              2000
                                                                 ------------      ------------

Cash flows from operating activities:
    Net income                                                   $    152,853      $    403,805
    Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                     23,033            19,528
         Gain on disposition of assets                                 (4,709)          (30,827)
   Changes in assets and liabilities:
      Accounts receivable                                              64,197           (93,990)
      Accounts payable                                                 59,323             8,977
                                                                 ------------      ------------

             Net cash provided by operating activities                294,697           307,493
                                                                 ------------      ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                 (4,077)           (3,916)
   Proceeds from asset dispositions                                     4,709            30,827
                                                                 ------------      ------------

             Net cash provided by investing activities                    632            26,911
                                                                 ------------      ------------

Cash flows used in financing activities:
   Cash distributions to partners                                    (290,110)         (333,415)
                                                                 ------------      ------------

Net increase in cash                                                    5,219               989
Cash at beginning of period                                            46,169            76,838
                                                                 ------------      ------------

Cash at end of period                                            $     51,388      $     77,827
                                                                 ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 86-A, Ltd. (the "Partnership") is a limited partnership organized in 1986 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,740,131 of which $1,716,778 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 15% to $573,508 for the nine months ended September 30, 2001 as compared to $673,913 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 12,954 barrels of oil, 6,988 barrels of NGLs and 29,064 mcf of gas were sold, or 24,786 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 12,982 barrels of oil, 11,853 barrels of NGLs and 48,604 mcf of gas were sold, or 32,936 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.32, or 5%, from $28.63 for the nine months ended September 30, 2000 to $27.31 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $15.23 during the nine months ended September 30, 2000 to $15.27 for the same period in 2001. The average price received per mcf of gas increased 55% from $2.51 for the nine months ended September 30, 2000 to $3.89 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $4,709 and $30,827 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 resulted from equipment credits on one fully depleted well. The gain recognized during the same period in 2000 resulted from equipment credits on two fully depleted wells.

Costs and Expenses:

Total costs and expenses increased to $428,512 for the nine months ended September 30, 2001 as compared to $305,721 for the same period in 2000, an increase of $122,791, or 40%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $390,610 for the nine months ended September 30, 2001 and $265,976 for the same period in 2000 resulting in a $124,634 increase, or 47%. This increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes, offset by lower production taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 26% from $20,217 for the nine months ended September 30, 2000 to $14,869 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $23,033 for the nine months ended September 30, 2001 as compared to $19,528 for the same period in 2000, representing an increase of $3,505, or 18%. This increase was the result of a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") during the fourth quarter of 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 42% to $163,429 for the three months ended September 30, 2001 as compared to $280,167 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 4,595 barrels of oil, 2,048 barrels of NGLs and 8,898 mcf of gas were sold, or 8,126 BOEs. For the three months ended September 30, 2000, 3,814 barrels of oil, 5,599 barrels of NGLs and 22,585 mcf of gas were sold, or 13,177 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.27, or 14%, from $30.82 for the three months ended September 30, 2000 to $26.55 for the same period in 2001. The average price received per barrel of NGLs decreased $4.69, or 29%, from $16.39 during the three months ended September 30, 2000 to $11.70 for the same period in 2001. The average price received per mcf of gas decreased 38% from $3.14 for the three months ended September 30, 2000 to $1.96 for the same period in 2001.

Gains on disposition of assets of $4,709 and $1,856 were recognized during the three months ended September 30, 2001 and 2000, respectively, resulting from equipment credits on one fully depleted well each year.

Costs and Expenses:

Total costs and expenses increased to $170,381 for the three months ended September 30, 2001 as compared to $103,102 for the same period in 2000, an increase of $67,279, or 65%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $155,802 for the three months ended September 30, 2001 and $89,063 for the same period in 2000 resulting in a $66,739 increase, or 75%. This increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes, offset by a decline in production taxes associated with lower average prices.

During this period, G&A decreased 42% from $8,405 for the three months ended September 30, 2000 to $4,903 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $9,676 for the three months ended September 30, 2001 as compared to $5,634 for the same period in 2000, representing an increase of $4,042, or 72%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices and an increase in oil production of 781 barrels for the three months ended September 30, 2001 as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $12,796 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to a decline in oil and gas sales receipts of $102,043 and an increase in production costs of $124,634, offset by decreases of $208,533 in working capital and $5,348 in G&A expenses. The decrease in oil and gas receipts resulted from the decrease of $18,741 in oil prices and a decline in production of $151,052, offset by an increase of $67,750 in gas and NGL prices during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and a higher ad valorem taxes, offset by lower production taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $4,709 and $30,827 received during the nine months ended September 30, 2001 and 2000, respectively, were due to equipment credits received on fully depleted wells.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $290,110, of which $2,901 was distributed to the managing general partner and $287,209 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $333,415, of which $3,334 was distributed to the managing general partner and $330,081 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

(a)   Exhibits

(b)   Reports on Form 8-K - none

                           PARKER & PARSLEY 86-A, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PARKER & PARSLEY 86-A, LTD.

                                   By:    Pioneer Natural Resources USA, Inc.,
                                          Managing General Partner




Dated: November 9, 2001            By:     /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 86-B, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 86-B, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                          COMMISSION FILE NO. 33-3353B


                           PARKER & PARSLEY 86-B, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                       TEXAS                                    75-2140235
          -------------------------------                ----------------------
          (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                 Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                 75039
-------------------------------------------------              ----------
    (Address of principal executive offices)                   (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 86-B, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                           September 30,      December 31,
                                                               2001               2000
                                                           -------------      ------------
                                                            (Unaudited)
                 ASSETS

Current assets:
   Cash                                                     $    421,969      $    220,466
   Accounts receivable - oil and gas sales                       158,545           260,049
                                                            ------------      ------------

           Total current assets                                  580,514           480,515
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                       11,816,863        11,805,173
Accumulated depletion                                        (10,123,344)      (10,032,733)
                                                            ------------      ------------

           Net oil and gas properties                          1,693,519         1,772,440
                                                            ------------      ------------

                                                            $  2,274,033      $  2,252,955
                                                            ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                             $     55,225      $     15,305

Partners' capital:
   Managing general partner                                       20,912            21,100
   Limited partners (17,208 interests)                         2,197,896         2,216,550
                                                            ------------      ------------

                                                               2,218,808         2,237,650
                                                            ------------      ------------

                                                            $  2,274,033      $  2,252,955
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                  Three months ended                Nine months ended
                                                     September 30,                     September 30,
                                             -----------------------------     -----------------------------
                                                 2001             2000             2001             2000
                                             ------------     ------------     ------------     ------------

Revenues:
   Oil and gas                               $    336,535     $    470,780     $  1,184,086     $  1,265,828
   Interest                                         2,793            5,054            9,699           12,449
   Gain on disposition of assets                    8,222            1,255            8,222            3,505
                                             ------------     ------------     ------------     ------------

                                                  347,550          477,089        1,202,007        1,281,782
                                             ------------     ------------     ------------     ------------

Costs and expenses:
   Oil and gas production                         191,511          169,022          545,838          508,686
   General and administrative                      10,173           14,124           35,600           37,975
   Depletion                                       32,039           26,659           90,611           84,153
                                             ------------     ------------     ------------     ------------

                                                  233,723          209,805          672,049          630,814
                                             ------------     ------------     ------------     ------------

Net income                                   $    113,827     $    267,284     $    529,958     $    650,968
                                             ============     ============     ============     ============

Allocation of net income:
   Managing general partner                  $      1,139     $      2,673     $      5,300     $      6,510
                                             ============     ============     ============     ============

   Limited partners                          $    112,688     $    264,611     $    524,658     $    644,458
                                             ============     ============     ============     ============

Net income per limited
   partnership interest                      $       6.55     $      15.38     $      30.49     $      37.45
                                             ============     ============     ============     ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                         Managing
                                          general           Limited
                                          partner           partners            Total
                                        ------------      ------------      ------------

Balance at January 1, 2001              $     21,100      $  2,216,550      $  2,237,650

    Distributions                             (5,488)         (543,312)         (548,800)

    Net income                                 5,300           524,658           529,958
                                        ------------      ------------      ------------

Balance at September 30, 2001           $     20,912      $  2,197,896      $  2,218,808
                                        ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                       Nine months ended
                                                                          September 30,
                                                                 ------------------------------
                                                                     2001              2000
                                                                 ------------      ------------

Cash flows from operating activities:
   Net income                                                    $    529,958      $    650,968
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Depletion                                                      90,611            84,153
        Gain on disposition of assets                                  (8,222)           (3,505)
   Changes in assets and liabilities:
        Accounts receivable                                           101,504           (53,484)
        Accounts payable                                               39,920            22,007
                                                                 ------------      ------------

           Net cash provided by operating activities                  753,771           700,139
                                                                 ------------      ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                (11,690)          (19,146)
   Proceeds from asset dispositions                                     8,222             6,101
                                                                 ------------      ------------

           Net cash used in investing activities                       (3,468)          (13,045)
                                                                 ------------      ------------

Cash flows used in financing activities:
   Cash distributions to partners                                    (548,800)         (655,618)
                                                                 ------------      ------------

Net increase in cash                                                  201,503            31,476
Cash at beginning of period                                           220,466           206,408
                                                                 ------------      ------------

Cash at end of period                                            $    421,969      $    237,884
                                                                 ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 86-B, Ltd. (the "Partnership") is a limited partnership organized in 1986 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $4,004,447 of which $3,934,914 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 6% to $1,184,086 for the nine months ended September 30, 2001 as compared to $1,265,828 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 27,584 barrels of oil, 12,159 barrels of NGLs and 63,389 mcf of gas were sold, or 50,308 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 31,100 barrels of oil, 15,890 barrels of NGLs and 61,540 mcf of gas were sold, or 57,247 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.30, or 5%, from $28.59 for the nine months ended September 30, 2000 to $27.29 for the same period in 2001. The average price received per barrel of NGLs increased $.21, or 1%, from $14.13 during the nine months ended September 30, 2000 to $14.34 for the same period in 2001. The average price received per mcf of gas increased 64% from $2.47 for the nine months ended September 30, 2000 to $4.05 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $8,222 and $3,505 were recognized during the nine months ended September 30, 2001 and 2000, respectively, due to equipment credits received on one well each year.

Costs and Expenses:

Total costs and expenses increased to $672,049 for the nine months ended September 30, 2001 as compared to $630,814 for the same period in 2000, an increase of $41,235, or 7%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $545,838 for the nine months ended September 30, 2001 and $508,686 for the same period in 2000, resulting in a $37,152 increase, or 7%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 6% from $37,975 for the nine months ended September 30, 2000 to $35,600 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $90,611 for the nine months ended September 30, 2001 as compared to $84,153 for the same period in 2000, representing an increase of $6,458, or 8%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121") during the fourth quarter of 2000 and a decline in oil production of 3,516 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 29% to $336,535 for the three months ended September 30, 2001 as compared to $470,780 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 9,183 barrels of oil, 5,009 barrels of NGLs and 20,146 mcf of gas were sold, or 17,550 BOEs. For the three months ended September 30, 2000, 10,509 barrels of oil, 5,484 barrels of NGLs and 20,505 mcf of gas were sold, or 19,411 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.47, or 15%, from $30.58 for the three months ended September 30, 2000 to $26.11 for the same period in 2001. The average price received per barrel of NGLs decreased $4.17, or 27%, from $15.47 during the three months ended September 30, 2000 to $11.30 for the same period in 2001. The average price received per mcf of gas decreased 37% from $3.15 during the three months ended September 30, 2000 to $1.99 for the same period in 2001.

Gains on disposition of assets of $8,222 and $1,255 were recognized during the three months ended September 30, 2001 and 2000, respectively, due to equipment credits received on one well each year.

Costs and Expenses:

Total costs and expenses increased to $233,723 for the three months ended September 30, 2001 as compared to $209,805 for the same period in 2000, an increase of $23,918, or 11%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $191,511 for the three months ended September 30, 2001 and $169,022 for the same period in 2000, resulting in a $22,489 increase, or 13%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production taxes.

During this period, G&A decreased 28% from $14,124 for the three months ended September 30, 2000 to $10,173 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $32,039 for the three months ended September 30, 2001 as compared to $26,659 for the same period in 2000, representing an increase of $5,380, or 20%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decline in oil production of 1,326 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $53,632 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction of $172,901 in working capital and a decrease in G&A expenses of $2,375, offset by a decrease in oil and gas sales receipts of $84,492 and an increase in production costs of $37,152. The decrease in oil and gas receipts resulted from the decrease of $43,056 in oil prices during 2001 and a decline of $141,990 in production during 2001 as compared to the same period in 2000, offset by an increase in gas and NGL prices which contributed an additional $100,554. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of oil and gas equipment on various oil and gas properties.

Proceeds from disposition of assets of $8,222 and $6,101 recognized during the nine months ended September 30, 2001 and 2000, respectively, consisted of equipment credits received on one well for the current period in 2001 and for equipment credits received on two wells for the same period in 2000.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $548,800, of which $5,488 was distributed to the managing general partner and $543,312 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $655,618, of which $6,556 was distributed to the managing general partner and $649,062 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

(a)     Exhibits

(b)     Reports on Form 8-K - none

                           PARKER & PARSLEY 86-B, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 86-B, LTD.

                                   By: Pioneer Natural Resources USA, Inc., Managing General Partner




Dated:  November 9, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 86-C, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 86-C, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                          COMMISSION FILE NO. 33-3353C


                           PARKER & PARSLEY 86-C, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                   TEXAS                                         75-2142283
       -------------------------------                    ----------------------
       (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                     Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                  75039
-------------------------------------------------                ----------
   (Address of principal executive offices)                      (Zip code)

       Registrant's Telephone Number, including area code: (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 86-C, LTD.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   11

                Signatures...........................................................................   12

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                            (Unaudited)
                 ASSETS

Current assets:
  Cash                                                      $    327,034      $    161,347
  Accounts receivable - oil and gas sales                        168,704           296,462
                                                            ------------      ------------

          Total current assets                                   495,738           457,809
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                        14,605,375        14,598,140
Accumulated depletion                                        (13,203,284)      (13,107,930)
                                                            ------------      ------------

          Net oil and gas properties                           1,402,091         1,490,210
                                                            ------------      ------------

                                                            $  1,897,829      $  1,948,019
                                                            ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                              $     69,772      $     30,112

Partners' capital:
  Managing general partner                                        16,972            17,871
  Limited partners (19,317 interests)                          1,811,085         1,900,036
                                                            ------------      ------------

                                                               1,828,057         1,917,907
                                                            ------------      ------------

                                                            $  1,897,829      $  1,948,019
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                           Three months ended                Nine months ended
                                              September 30,                     September 30,
                                      -----------------------------     -----------------------------
                                          2001             2000             2001             2000
                                      ------------     ------------     ------------     ------------

Revenues:
   Oil and gas                        $    343,050     $    498,725     $  1,298,151     $  1,354,998
   Interest                                  2,413            4,134            8,865            9,834
                                      ------------     ------------     ------------     ------------

                                           345,463          502,859        1,307,016        1,364,832
                                      ------------     ------------     ------------     ------------

Costs and expenses:
   Oil and gas production                  237,527          191,243          670,680          639,715
   General and administrative               10,291           14,962           38,944           40,650
   Depletion                                34,563           36,399           95,354          116,305
                                      ------------     ------------     ------------     ------------

                                           282,381          242,604          804,978          796,670
                                      ------------     ------------     ------------     ------------

Net income                            $     63,082     $    260,255     $    502,038     $    568,162
                                      ============     ============     ============     ============

Allocation of net income:
   Managing general partner           $        630     $      2,603     $      5,020     $      5,682
                                      ============     ============     ============     ============

   Limited partners                   $     62,452     $    257,652     $    497,018     $    562,480
                                      ============     ============     ============     ============

Net income per limited
   partnership interest               $       3.23     $      13.34     $      25.73     $      29.12
                                      ============     ============     ============     ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                         Managing
                                          general           Limited
                                          partner           partners            Total
                                        ------------      ------------      ------------

Balance at January 1, 2001              $     17,871      $  1,900,036      $  1,917,907

    Distributions                             (5,919)         (585,969)         (591,888)

    Net income                                 5,020           497,018           502,038
                                        ------------      ------------      ------------

Balance at September 30, 2001           $     16,972      $  1,811,085      $  1,828,057
                                        ============      ============      ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                            Nine months ended
                                                                              September 30,
                                                                       --------------------------
                                                                          2001            2000
                                                                       ----------      ----------

Cash flows from operating activities:
   Net income                                                          $  502,038      $  568,162
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                         95,354         116,305
   Changes in assets and liabilities:
         Accounts receivable                                              127,758         (68,520)
         Accounts payable                                                  39,660          17,830
                                                                       ----------      ----------

               Net cash provided by operating activities                  764,810         633,777
                                                                       ----------      ----------

Cash flows from investing activities:
   Additions to oil and gas properties                                     (7,546)        (15,594)
   Proceeds from asset dispositions                                           311              --
                                                                       ----------      ----------

               Net cash used in investing activities                       (7,235)        (15,594)
                                                                       ----------      ----------

Cash flows used in financing activities:
   Cash distributions to partners                                        (591,888)       (586,630)
                                                                       ----------      ----------

Net increase in cash                                                      165,687          31,553
Cash at beginning of period                                               161,347         142,687
                                                                       ----------      ----------

Cash at end of period                                                  $  327,034      $  174,240
                                                                       ==========      ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 86-C, Ltd. (the "Partnership") is a limited partnership organized in 1986 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,226,799 of which $3,184,609 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 4% to $1,298,151 for the nine months ended September 30, 2001 as compared to $1,354,998 for the same period in 2000. The decrease in revenues resulted from lower average oil prices received and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 28,869 barrels of oil, 15,766 barrels of NGLs and 74,022 mcf of gas were sold, or 56,972 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 32,036 barrels of oil, 18,405 barrels of NGLs and 72,406 mcf of gas were sold, or 62,509 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.62, or 6%, from $28.64 for the nine months ended September 30, 2000 to $27.02 for the same period in 2001. The average price received per barrel of NGLs increased $.15, or 1%, from $14.26 during the nine months ended September 30, 2000 to $14.41 during the same period in 2001. The average price received per mcf of gas increased 62% from $2.42 during the nine months ended September 30, 2000 to $3.93 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $804,978 for the nine months ended September 30, 2001 as compared to $796,670 for the same period in 2000, an increase of $8,308, or 1%. This increase was due to an increase in production costs, offset by declines in depletion and general and administrative expenses ("G&A").

Production costs were $670,680 for the nine months ended September 30, 2001 and $639,715 for the same period in 2000, resulting in a $30,965, or 5%, increase. This increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decline in workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 4% from $40,650 for the nine months ended September 30, 2000 to $38,944 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $95,354 for the nine months ended September 30, 2001 as compared to $116,305 for the same period in 2000, representing a decrease of $20,951, or 18%. This decrease was primarily due to a decline in oil production of 3,167 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $343,050 for the three months ended September 30, 2001 as compared to $498,725 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 9,466 barrels of oil, 5,097 barrels of NGLs and 19,629 mcf of gas were sold, or 17,835 BOEs. For the three months ended September 30, 2000, 10,398 barrels of oil, 6,403 barrels of NGLs and 26,667 mcf of gas were sold, or 21,246 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.52, or 15%, from $30.72 for the three months ended September 30, 2000 to $26.20 for the same period in 2001. The average price received per barrel of NGLs decreased $4.14, or 27%, from $15.27 during the three months ended September 30, 2000 to $11.13 for the same period in 2001. The average price received per mcf of gas decreased 36% from $3.05 during the three months ended September 30, 2000 to $1.95 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $282,381 for the three months ended September 30, 2001 as compared to $242,604 for the same period in 2000, an increase of $39,777, or 16%. This increase was due to an increase in production costs, offset by declines in G&A and depletion.

Production costs were $237,527 for the three months ended September 30, 2001 and $191,243 for the same period in 2000, resulting in a $46,284 increase, or 24%. This increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 31% from $14,962 for the three months ended September 30, 2000 to $10,291 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated as a result of decreased oil and gas revenues.

Depletion was $34,563 for the three months ended September 30, 2001 as compared to $36,399 for the same period in 2000, representing a decrease of $1,836, or 5%. This decrease was primarily attributable to a decline in oil production of 932 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $131,033 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction of $218,108 in working capital and a decline in G&A expenses of $1,706, offset by a decrease in oil and gas sales receipts of $57,816 and an increase in production costs of $30,965. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues. The decrease in oil and gas receipts resulted from the decrease in oil prices of $51,763 during 2001 and $117,265 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in gas and NGL prices of $111,212 during 2001. The increase in production costs was primarily due to increased ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decline in workover costs.


Net Cash Used in Investing Activities

The Partnership's investment activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of equipment on various oil and gas properties.

Proceeds from asset dispositions of $311 recognized during the nine months ended September 30, 2001 were from the sale of equipment on one active well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $591,888, of which $5,919 was distributed to the managing general partner and $585,969 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $586,630, of which $5,866 was distributed to the managing general partner and $580,764 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.        EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 86-C, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 86-C, LTD.

                                   By: Pioneer Natural Resources USA, Inc., Managing General Partner




Dated:  November 9, 2001           By:      /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                          PRIVATE INVESTMENT 86, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Private Investment 86, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS


                                                           September 30,      December 31,
                                                                2001              2000
                                                           -------------      ------------
                                                            (Unaudited)
                 ASSETS

Current assets:
  Cash                                                      $    112,810      $     57,176
  Accounts receivable - oil and gas sales                         62,603            90,053
                                                            ------------      ------------

       Total current assets                                      175,413           147,229
                                                            ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                         4,035,386         4,032,771
Accumulated depletion                                         (3,304,576)       (3,261,600)
                                                            ------------      ------------

       Net oil and gas properties                                730,810           771,171
                                                            ------------      ------------

                                                            $    906,223      $    918,400
                                                            ============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                              $     23,669      $      5,165

Partners' capital:
  Managing general partner                                         9,794            10,101
  Limited partners (123 interests)                               872,760           903,134
                                                            ------------      ------------

                                                                 882,554           913,235
                                                            ------------      ------------

                                                            $    906,223      $    918,400
                                                            ============      ============


The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                            Three months ended            Nine months ended
                                              September 30,                 September 30,
                                        -------------------------     -------------------------
                                           2001           2000           2001           2000
                                        ----------     ----------     ----------     ----------

Revenues:
  Oil and gas                           $  126,373     $  156,441     $  432,666     $  442,527
  Interest                                     768          1,549          2,881          3,472
                                        ----------     ----------     ----------     ----------

                                           127,141        157,990        435,547        445,999
                                        ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production                    75,898         60,401        218,176        214,275
  General and administrative                 2,677          7,554          8,803         13,276
  Depletion                                 14,843         10,787         42,976         37,778
                                        ----------     ----------     ----------     ----------

                                            93,418         78,742        269,955        265,329
                                        ----------     ----------     ----------     ----------

Net income                              $   33,723     $   79,248     $  165,592     $  180,670
                                        ==========     ==========     ==========     ==========

Allocation of net income:
  Managing general partner              $      337     $      793     $    1,656     $    1,807
                                        ==========     ==========     ==========     ==========

  Limited partners                      $   33,386     $   78,455     $  163,936     $  178,863
                                        ==========     ==========     ==========     ==========

Net income per limited
  partnership interest                  $   271.43     $   637.84     $ 1,332.81     $ 1,454.17
                                        ==========     ==========     ==========     ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                         Managing
                                          general           Limited
                                          partner           partners           Total
                                        ------------      ------------      ------------

Balance at January 1, 2001              $     10,101      $    903,134      $    913,235

    Distributions                             (1,963)         (194,310)         (196,273)

    Net income                                 1,656           163,936           165,592
                                        ------------      ------------      ------------

Balance at September 30, 2001           $      9,794      $    872,760      $    882,554
                                        ============      ============      ============


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                            Nine months ended
                                                                              September 30,
                                                                       --------------------------
                                                                          2001            2000
                                                                       ----------      ----------

Cash flows from operating activities:
 Net income                                                            $  165,592      $  180,670
 Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depletion                                                            42,976          37,778
 Changes in assets and liabilities:
      Accounts receivable                                                  27,450         (23,879)
      Accounts payable                                                     18,504          10,777
                                                                       ----------      ----------

          Net cash provided by operating activities                       254,522         205,346
                                                                       ----------      ----------

Cash flows used in investing activities:
 Additions to oil and gas properties                                       (2,615)         (8,921)

Cash flows used in financing activities:
 Cash distributions to partners                                          (196,273)       (201,071)
                                                                       ----------      ----------

Net increase (decrease) in cash                                            55,634          (4,646)
Cash at beginning of period                                                57,176          72,318
                                                                       ----------      ----------

Cash at end of period                                                  $  112,810      $   67,672
                                                                       ==========      ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 86, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 86, Ltd. (the "Partnership") is a limited partnership organized in 1986 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2000 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,341,550 of which $1,328,134 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 2% to $432,666 for the nine months ended September 30, 2001 as compared to $442,527 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 9,546 barrels of oil, 4,199 barrels of NGLs and 26,470 mcf of gas were sold, or 18,157 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 10,487 barrels of oil, 5,360 barrels of NGLs and 25,561 mcf of gas were sold, or 20,107 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.40, or 5%, from $28.66 for the nine months ended September 30, 2000 to $27.26 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $14.20 during the nine months ended September 30, 2000 to $14.30 for the same period in 2001. The average price received per mcf of gas increased 65% from $2.58 during the nine months ended September 30, 2000 to $4.25 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $269,955 for the nine months ended September 30, 2001 as compared to $265,329 for the same period in 2000, an increase of $4,626, or 2%. This increase was due to higher production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $218,176 for the nine months ended September 30, 2001 and $214,275 for the same period in 2000, resulting in a $3,901, or 2%, increase. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 34%, from $13,276 for the nine months ended September 30, 2000 to $8,803 for the same period in 2001, primarily due to a lower percentage of the managing general partners' G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $42,976 for the nine months ended September 30, 2001 as compared to $37,778 for the same period in 2000, an increase of $5,198, or 14%. This increase was the result of a decline in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 941 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 19% to $126,373 for the three months ended September 30, 2001 as compared to $156,441 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 3,218 barrels of oil, 1,745 barrels of NGLs and 8,648 mcf of gas were sold, or 6,404 BOEs. For the three months ended September 30, 2000, 3,262 barrels of oil, 1,792 barrels of NGLs and 8,955 mcf of gas were sold, or 6,547 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.20, or 14%, from $30.45 for the three months ended September 30, 2000 to $26.25 for the same period in 2001. The average price received per barrel of NGLs decreased $4.38, or 28%, from $15.90 during the three months ended September 30, 2000 to $11.52 for the same period in 2001. The average price received per mcf of gas decreased 12% to $2.81 during the three months ended September 30, 2001 from $3.20 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $93,418 for the three months ended September 30, 2001 as compared to $78,742 for the same period in 2000, an increase of $14,676, or 19%. This increase was due to higher production costs and depletion, offset by a decline in G&A.

Production costs were $75,898 for the three months ended September 30, 2001 and $60,401 for the same period in 2000, resulting in a $15,497 increase, or 26%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production.

During this period, G&A decreased 65% from $7,554 for the three months ended September 30, 2000 to $2,677 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $14,843 for the three months ended September 30, 2001 as compared to $10,787 for the same period in 2000, an increase of $4,056, or 38%. This increase was attributable to a decline in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $49,176 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a decline in G&A expenses of $4,473 and a reduction in working capital of $59,056, offset by an increase in production costs of $3,901 and a decline in oil and gas receipts of $10,452. The decrease in oil and gas receipts resulted from declines in oil prices of $15,273 and in production of $38,389 during 2001 as compared to the same period in 2000, offset by an increase of $43,210 in gas and NGL prices. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower workover costs. The decrease in G&A was due to a lower percentage of the managing general partner's G&A being allocated (limited to 2% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were related to expenditures for equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $196,273, of which $1,963 was distributed to the managing general partner and $194,310 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $201,071, of which $2,011 was distributed to the managing general partner and $199,060 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 87-A CONV., LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 87-A Conv., Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 87-A CONV., LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 87-A CONV., LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS



                                                      September 30,      December 31,
                                                          2001                2000
                                                     ---------------    ---------------
                                                      (Unaudited)
                 ASSETS
Current assets:
  Cash                                               $        79,082    $        42,044
  Accounts receivable - oil and gas sales                     36,248             58,386
                                                     ---------------    ---------------

        Total current assets                                 115,330            100,430
                                                     ---------------    ---------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                     2,575,818          2,703,338
Accumulated depletion                                     (2,262,546)        (2,357,166)
                                                     ---------------    ---------------

        Net oil and gas properties                           313,272            346,172
                                                     ---------------    ---------------

                                                     $       428,602    $       446,602
                                                     ===============    ===============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                       $         8,250    $         5,133

Partners' capital:
  Managing general partner                                     4,206              4,417
  Limited partners (3,856 interests)                         416,146            437,052
                                                     ---------------    ---------------

                                                             420,352            441,469
                                                     ---------------    ---------------

                                                     $       428,602    $       446,602
                                                     ===============    ===============

  The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-A CONV., LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                            Three months ended           Nine months ended
                                               September 30,               September 30,
                                         -------------------------   -------------------------
                                            2001          2000          2001           2000
                                         -----------   -----------   -----------   -----------
Revenues:
  Oil and gas                            $    70,881   $    97,967   $   258,166   $   279,279
  Interest                                       576         1,064         2,034         2,709
  Gain on disposition of assets                2,475            73         8,384           857
                                         -----------   -----------   -----------   -----------

                                              73,932        99,104       268,584       282,845
                                         -----------   -----------   -----------   -----------

Costs and expenses:
  Oil and gas production                      43,917        37,072       118,732       107,608
  General and administrative                   2,126         2,939         7,745         8,378
  Impairment of oil and gas properties           859            --           859            --
  Depletion                                   17,030         6,412        32,748        19,311
  Abandoned property                           2,267            --         5,401            --
                                         -----------   -----------   -----------   -----------

                                              66,199        46,423       165,485       135,297
                                         -----------   -----------   -----------   -----------

Net income                               $     7,733   $    52,681   $   103,099   $   147,548
                                         ===========   ===========   ===========   ===========

Allocation of net income:
  Managing general partner               $        77   $       526   $     1,031   $     1,475
                                         ===========   ===========   ===========   ===========

  Limited partners                       $     7,656   $    52,155   $   102,068   $   146,073
                                         ===========   ===========   ===========   ===========

Net income per limited
  partnership interest                   $      1.99   $     13.52   $     26.47   $     37.88
                                         ===========   ===========   ===========   ===========


         The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-A CONV., LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                             Managing
                                              general        Limited
                                              partner        partners        Total
                                            -----------    -----------    -----------
Balance at January 1, 2001                  $     4,417    $   437,052    $   441,469

    Distributions                                (1,242)      (122,974)      (124,216)

    Net income                                    1,031        102,068        103,099
                                            -----------    -----------    -----------

Balance at September 30, 2001               $     4,206    $   416,146    $   420,352
                                            ===========    ===========    ===========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-A CONV., LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                   Nine months ended
                                                                      September 30,
                                                                 ----------------------
                                                                   2001          2000
                                                                 ---------    ---------
Cash flows from operating activities:

  Net income                                                     $ 103,099    $ 147,548
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Impairment of oil and gas properties                            859           --
       Depletion                                                    32,748       19,311
       Gain on disposition of assets                                (8,384)        (857)
  Changes in assets and liabilities:
       Accounts receivable                                          22,138      (18,551)
       Accounts payable                                              7,546        4,487
                                                                 ---------    ---------

           Net cash provided by operating activities               158,006      151,938
                                                                 ---------    ---------

Cash flows from investing activities:
  Additions to oil and gas properties                               (1,023)      (1,884)
  Proceeds from asset dispositions                                   4,271        1,029
                                                                 ---------    ---------

           Net cash provided by (used in) investing activities       3,248         (855)
                                                                 ---------    ---------

Cash flows used in financing activities:
  Cash distributions to partners                                  (124,216)    (158,601)
                                                                 ---------    ---------

Net increase (decrease) in cash                                     37,038       (7,518)
Cash at beginning of period                                         42,044       53,265
                                                                 ---------    ---------

Cash at end of period                                            $  79,082    $  45,747
                                                                 =========    =========



          The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-A CONV., LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 87-A Conv., Ltd. (the "Partnership") was organized in 1987 as a general partnership under the laws of the State of Texas and was converted to a Texas limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $859 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $779,803 of which $764,998 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 8% to $258,166 for the nine months ended September 30, 2001 as compared to $279,279 for the same period in 2000. The decrease in revenues resulted from a decrease in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 5,727 barrels of oil, 2,969 barrels of NGLs and 14,647 mcf of gas were sold, or 11,137 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 6,428 barrels of oil, 3,690 barrels of NGLs and 16,201 mcf of gas were sold, or 12,818 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.33, or 5%, from $28.38 for the nine months ended September 30, 2000 to $27.05 for the same period in 2001. The average price received per barrel of NGLs decreased $.12, or 1%, from $15.34 during the nine months ended September 30, 2000 to $15.22 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.49 during the nine months ended September 30, 2000 to $3.96 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $8,384 was received during the nine months ended September 30, 2001 from disposal of equipment on three wells plugged and abandoned during the current period. Expenses to plug and abandon these wells were $5,401. For the nine months ended September 30, 2000, a gain of $857 was recognized due to equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $165,485 for the nine months ended September 30, 2001 as compared to $135,297 for the same period in 2000, an increase of $30,188, or 22%. This increase was due to increases in depletion, production costs, abandoned property costs and the impairment of oil and gas properties, offset by a decrease in general and administrative expenses ("G&A").

Production costs were $118,732 for the nine months ended September 30, 2001 and $107,608 for the same period in 2000, resulting in an $11,124 increase, or 10%. The increase was due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 8% from $8,378 for the nine months ended September 30, 2000 to $7,745 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $859 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $32,748 for the nine months ended September 30, 2001 as compared to $19,311 for the same period in 2000, an increase of $13,437 or 70%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decrease in oil production of 701 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 28% to $70,881 for the three months ended September 30, 2001 as compared to $97,967 for the same period in 2000. The decrease in revenues resulted from a decrease in production and lower average prices received. For the three months ended September 30, 2001, 1,899 barrels of oil, 954 barrels of NGLs and 4,302 mcf of gas were sold, or 3,570 BOEs. For the three months ended September 30, 2000, 2,079 barrels of oil, 1,127 barrels of NGLs and 4,826 mcf of gas were sold, or 4,010 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.17, or 14%, from $30.43 for the three months ended September 30, 2000 to $26.26 for the same period in 2001. The average price received per barrel of NGLs decreased $4.92, or 29%, from $16.96 during the three months ended September 30, 2000 to $12.04 for the same period in 2001. The average price received per mcf of gas decreased 32% to $2.21 during the three months ended September 30, 2001 from $3.25 during the same period in 2000.

Gain on disposition of assets of $2,475 was received during the three months ended September 30, 2001 from disposal of equipment on three wells plugged and abandoned during the current period. Expenses to plug and abandon these wells were $2,267. For the same period ended September 30, 2000, a gain of $73 was recognized on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $66,199 for the three months ended September 30, 2001 as compared to $46,423 for the same period in 2000, an increase of $19,776, or 43%. This increase was due to higher depletion, production costs, abandoned property costs and the impairment of oil and gas properties, offset by a decline in G&A.

Production costs were $43,917 for the three months ended September 30, 2001 and $37,072 for the same period in 2000, resulting in a $6,845 increase, or 18%. The increase was primarily due to additional workover costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 28%, from $2,939 for the three months ended September 30, 2000 to $2,126 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $859 related to its proved oil and gas properties for the three months ended September 30, 2001.

Depletion was $17,030 for the three months ended September 30, 2001 as compared to $6,412 for the same period in 2000, an increase of $10,618, or 166%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 180 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $6,068 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction in working capital of $43,748 and a decrease in G&A expenses of $633, offset by a decline in oil and gas sales receipts of $21,788 and increases in production costs of $11,124 and abandoned property costs of $5,401. The decrease in oil and gas receipts resulted from a decline of $36,096 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $9,552, offset by an increase in gas prices of $23,860 during 2001. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities for the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $4,271 and $1,029 were recognized during the nine months ended September 30, 2001 and 2000, respectively. Proceeds recognized during the period in 2001 were due to salvage income received on three wells plugged and abandoned during the current period. Proceeds recognized during the period in 2000 were from equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $124,216, of which $1,242 was distributed to the managing general partner and $122,974 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $158,601, of which $1,586 was distributed to the managing general partner and $157,015 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 87-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 87-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-12244-01



                           PARKER & PARSLEY 87-A, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  TEXAS                                         75-2185148
     -------------------------------                      ----------------------
     (State or other jurisdiction of                         (I.R.S. Employer
     in corporation or organization)                      Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                  75039
-------------------------------------------------                ----------
   (Address of principal executive offices)                      (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
                 ----------------------------------------------
                 (Former name, former address and former fiscal
                       year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 87-A, LTD.

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
                                  PART I. FINANCIAL INFORMATION

Item 1.       Financial Statements

              Balance Sheets as of September 30, 2001 and
                 December 31, 2000.....................................................   3

              Statements of Operations for the three and nine
                months ended September 30, 2001 and 2000...............................   4

              Statement of Partners' Capital for the nine months
                ended September 30, 2001...............................................   5

              Statements of Cash Flows for the nine months ended
                September 30, 2001 and 2000............................................   6

              Notes to Financial Statements............................................   7

Item 2.       Management's Discussion and Analysis of Financial
                Condition and Results of Operations....................................   8


                                    PART II. OTHER INFORMATION

Item 6.       Exhibits and Reports on Form 8-K.........................................  12

              Signatures...............................................................  13

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS


                                                   September 30,     December 31,
                                                       2001              2000
                                                   -------------     ------------
                                                   (Unaudited)
                  ASSETS

Current assets:
  Cash                                             $    597,301      $    321,340
  Accounts receivable - oil and gas sales               269,813           435,508
                                                   ------------      ------------

           Total current assets                         867,114           756,848
                                                   ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               19,245,849        20,198,629
Accumulated depletion                               (16,905,327)      (17,611,694)
                                                   ------------      ------------

           Net oil and gas properties                 2,340,522         2,586,935
                                                   ------------      ------------

                                                   $  3,207,636      $  3,343,783
                                                   ============      ============


LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $     60,317      $     37,865

Partners' capital:
  Managing general partner                               31,446            33,032
  Limited partners (28,811 interests)                 3,115,873         3,272,886
                                                   ------------      ------------

                                                      3,147,319         3,305,918
                                                   ------------      ------------

                                                   $  3,207,636      $  3,343,783
                                                   ============      ============

 The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                               Three months ended             Nine months ended
                                                   September 30,                 September 30,
                                            -------------------------     -------------------------
                                               2001           2000           2001           2000
                                            ----------     ----------     ----------     ----------
Revenues:
   Oil and gas                              $  529,630     $  732,635     $1,928,698     $2,089,710
   Interest                                      4,333          8,101         15,347         20,403
   Gain on disposition of assets                18,489            546         62,642          6,407
                                            ----------     ----------     ----------     ----------

                                               552,452        741,282      2,006,687      2,116,520
                                            ----------     ----------     ----------     ----------

Costs and expenses:
   Oil and gas production                      328,174        277,007        887,189        804,325
   General and administrative                   15,889         22,375         57,861         62,691
   Impairment of oil and gas properties          6,487             --          6,487             --
   Depletion                                   127,394         48,184        245,209        144,393
   Abandoned property                           16,941             --         40,357             --
                                            ----------     ----------     ----------     ----------

                                               494,885        347,566      1,237,103      1,011,409
                                            ----------     ----------     ----------     ----------

Net income                                  $   57,567     $  393,716     $  769,584     $1,105,111
                                            ==========     ==========     ==========     ==========

Allocation of net income:
   Managing general partner                 $      576     $    3,937     $    7,696     $   11,051
                                            ==========     ==========     ==========     ==========

   Limited partners                         $   56,991     $  389,779     $  761,888     $1,094,060
                                            ==========     ==========     ==========     ==========

Net income per limited
   partnership interest                     $     1.97     $    13.53     $    26.44     $    37.97
                                            ==========     ==========     ==========     ==========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                   Managing
                                    general         Limited
                                    partner          partners         Total
                                  -----------      -----------      -----------
Balance at January 1, 2001        $    33,032      $ 3,272,886      $ 3,305,918

    Distributions                      (9,282)        (918,901)        (928,183)

    Net income                          7,696          761,888          769,584
                                  -----------      -----------      -----------

Balance at September 30, 2001     $    31,446      $ 3,115,873      $ 3,147,319
                                  ===========      ===========      ===========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                         Nine months ended
                                                                           September 30,
                                                                   ----------------------------
                                                                       2001             2000
                                                                   -----------      -----------
Cash flows from operating activities:
  Net income                                                       $   769,584      $ 1,105,111
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Impairment of oil and gas properties                              6,487               --
       Depletion                                                       245,209          144,393
       Gain on disposition of assets                                   (62,642)          (6,407)
  Changes in assets and liabilities:
       Accounts receivable                                             165,695          (71,516)
       Accounts payable                                                 55,540           32,543
                                                                   -----------      -----------

           Net cash provided by operating activities                 1,179,873        1,204,124
                                                                   -----------      -----------

Cash flows from investing activities:
  Additions to oil and gas properties                                   (7,641)         (14,078)
  Proceeds from asset dispositions                                      31,912            7,695
                                                                   -----------      -----------

           Net cash provided by (used in) investing activities          24,271           (6,383)
                                                                   -----------      -----------

Cash flows used in financing activities:
  Cash distributions to partners                                      (928,183)      (1,185,023)
                                                                   -----------      -----------

Net increase in cash                                                   275,961           12,718
Cash at beginning of period                                            321,340          339,531
                                                                   -----------      -----------

Cash at end of period                                              $   597,301      $   352,249
                                                                   ===========      ===========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

        The accompanying notes are an integral part of these statements.

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 87-A, Ltd. (the "Partnership") is a limited partnership organized in 1987 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $6,487 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $5,806,714 of which $5,713,729 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 8% to $1,928,698 for the nine months ended September 30, 2001 as compared to $2,089,710 for the same period in 2000. The decrease in revenues resulted from a decrease in production and declines in average prices received for oil and natural gas liquids ("NGLs"), offset by an increase in average prices received for gas. For the nine months ended September 30, 2001, 42,783 barrels of oil, 22,185 barrels of NGLs and 109,451 mcf of gas were sold, or 83,210 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 48,110 barrels of oil, 27,559 barrels of NGLs and 121,076 mcf of gas were sold, or 95,848 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.33, or 5%, from $28.38 for the nine months ended September 30, 2000 to $27.05 for the same period in 2001. The average price received per barrel of NGLs decreased $.12, or 1%, from $15.34 during the nine months ended September 30, 2000 to $15.22 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.49 during the nine months ended September 30, 2000 to $3.96 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $62,642 was realized during the nine months ended September 30, 2001 from disposal of equipment on three wells plugged and abandoned during the current period.

Expenses to plug and abandon these wells were $40,357. For the nine months ended September 30, 2000, a gain of $6,407 was recognized due to equipment credits received on a fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $1,237,103 for the nine months ended September 30, 2001 as compared to $1,011,409 for the same period in 2000, an increase of $225,694, or 22%. This increase was due to increases in depletion, production costs, abandoned property costs and the impairment of oil and gas properties, offset by a decline in general and administrative expenses ("G&A").

Production costs were $887,189 for the nine months ended September 30, 2001 and $804,325 for the same period in 2000, resulting in a $82,864 increase, or 10%. The increase was primarily due to additional workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 8%, from $62,691 for the nine months ended September 30, 2000 to $57,861 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $6,487 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $245,209 for the nine months ended September 30, 2001 as compared to $144,393 for the same period in 2000, representing an increase of $100,816, or 70%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 5,327 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 28% to $529,630 for the three months ended September 30, 2001 as compared to $732,635 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 14,188 barrels of oil, 7,133 barrels of NGLs and 32,136 mcf of gas were sold, or 26,677 BOEs. For the three months ended September 30, 2000, 15,537 barrels of oil, 8,410 barrels of NGLs and 36,098 mcf of gas were sold, or 29,963 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.17, or 14%, from $30.43 for the three months ended September 30, 2000 to $26.26 for the same period in 2001. The average price received per barrel of NGLs decreased $4.92, or 29%, from $16.96 during the three months ended September 30, 2000 to $12.04 for the same period in 2001. The average price received per mcf of gas decreased 32% from $3.25 during the three months ended September 30, 2000 to $2.21 for the same period in 2001.

Gain on disposition of assets of $18,489 was received during the three months ended September 30, 2001 from disposal of equipment on three wells plugged and abandoned during the current period. Expenses to plug and abandon these wells were $16,941. For the three months ended September 30, 2000, a gain of $546 was recognized due to equipment credits received on a fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $494,885 for the three months ended September 30, 2001 as compared to $347,566 for the same period in 2000, an increase of $147,319, or 42%. This increase was due to increases in depletion, production costs, abandoned property costs and the impairment of oil and gas properties, offset by a decline in G&A.

Production costs were $328,174 for the three months ended September 30, 2001 and $277,007 for the same period in 2000, resulting in a $51,167 increase, or 18%. The increase was primarily due to additional workover costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 29% from $22,375 for the three months ended September 30, 2000 to $15,889 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $6,487 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $127,394 for the three months ended September 30, 2001 as compared to $48,184 for the same period in 2000, representing an increase of $79,210, or 164%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 1,349 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $24,251 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to a decline in oil and gas sales receipts of $166,068 and increases in production costs of $82,864 and abandoned property costs of $40,357, offset by a decline in G&A expenses of $4,830 and a reduction in working capital of $260,208. The decrease in oil and gas receipts resulted from a decline of $271,960 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $72,334, offset by an increase in gas prices of $178,226 during 2001. The increase in production costs was primarily due to increased workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

During the nine months ended September 30, 2001 and 2000, the Partnership's principal investing activities were for expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from dispositions of assets of $31,912 and $7,695 were recognized during the nine months ended September 30, 2001 and 2000, respectively. Proceeds recognized during the period in 2001 were due to salvage income received on three wells plugged and abandoned during the current period. Proceeds recognized during the period in 2000 were from equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $928,183, of which $9,282 was distributed to the managing general partner and $918,901 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $1,185,023, of which $11,850 was distributed to the managing general partner and $1,173,173 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                                    PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

(b) Reports on Form 8-K - none.

                           PARKER & PARSLEY 87-A, LTD.
                          (A Texas Limited Partnership)


                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY 87-A, LTD.

                                       By: Pioneer Natural Resources USA, Inc.
                                            Managing General Partner





Dated:  November 9, 2001               By: /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 87-B CONV., LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 87-B Conv., Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 87-B CONV., LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 87-B CONV., LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS


                                                    September 30,    December 31,
                                                         2001            2000
                                                    -------------    ------------
                                                      (Unaudited)
                ASSETS

Current assets:
   Cash                                              $    104,560    $     62,552
   Accounts receivable - oil and gas sales                 36,130          87,620
                                                     ------------    ------------

           Total current assets                           140,690         150,172
                                                     ------------    ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 3,153,597       3,280,150
Accumulated depletion                                  (2,640,864)     (2,733,516)
                                                     ------------    ------------

           Net oil and gas properties                     512,733         546,634
                                                     ------------    ------------

                                                     $    653,423    $    696,806
                                                     ============    ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                      $     13,884    $      6,423

Partners' capital:
   Managing general partner                                 6,380           6,889
   Limited partners (4,919 interests)                     633,159         683,494
                                                     ------------    ------------

                                                          639,539         690,383
                                                     ------------    ------------

                                                     $    653,423    $    696,806
                                                     ============    ============


The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-B CONV., LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                            Three months ended            Nine months ended
                                               September 30,                 September 30,
                                       ---------------------------   ---------------------------
                                           2001           2000           2001           2000
                                       ------------   ------------   ------------   ------------

Revenues:
   Oil and gas                         $     79,536   $    115,607   $    282,318   $    328,175
   Interest                                     737          1,530          2,850          3,689
   Gain on disposition of assets                 --             85          5,439          1,004
                                       ------------   ------------   ------------   ------------

                                             80,273        117,222        290,607        332,868
                                       ------------   ------------   ------------   ------------

Costs and expenses:
   Oil and gas production                    51,842         41,434        143,178        125,900
   General and administrative                 2,069          3,538          7,341          9,845
   Depletion                                  9,811          9,104         37,707         27,340
   Abandoned property                            --             --          4,243             --
                                       ------------   ------------   ------------   ------------

                                             63,722         54,076        192,469        163,085
                                       ------------   ------------   ------------   ------------

Net income                             $     16,551   $     63,146   $     98,138   $    169,783
                                       ============   ============   ============   ============

Allocation of net income:
   Managing general partner            $        165   $        632   $        981   $      1,698
                                       ============   ============   ============   ============

   Limited partners                    $     16,386   $     62,514   $     97,157   $    168,085
                                       ============   ============   ============   ============

Net income per limited
   partnership interest                $       3.33   $      12.71   $      19.75   $      34.17
                                       ============   ============   ============   ============

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-B CONV., LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                       Managing
                                        general         Limited
                                        partner        partners          Total
                                     ------------    ------------    ------------

Balance at January 1, 2001           $      6,889    $    683,494    $    690,383

      Distributions                        (1,490)       (147,492)       (148,982)

      Net income                              981          97,157          98,138
                                     ------------    ------------    ------------

Balance at September 30, 2001        $      6,380    $    633,159    $    639,539
                                     ============    ============    ============




   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-B CONV., LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                      Nine months ended
                                                                        September 30,
                                                                ----------------------------
                                                                    2001            2000
                                                                ------------    ------------

Cash flows from operating activities:
    Net income                                                  $     98,138    $    169,783
    Adjustments to reconcile net income to net
       cash provided by operating activities:
           Depletion                                                  37,707          27,340
           Gain on disposition of assets                              (5,439)         (1,004)
    Changes in assets and liabilities:
           Accounts receivable                                        51,490         (23,187)
           Accounts payable                                           10,331           5,023
                                                                ------------    ------------

                Net cash provided by operating activities            192,227         177,955
                                                                ------------    ------------

Cash flows from investing activities:
    Additions to oil and gas properties                               (3,806)         (2,585)
    Proceeds from asset dispositions                                   2,569           1,004
                                                                ------------    ------------

                Net cash used in investing activities                 (1,237)         (1,581)
                                                                ------------    ------------

Cash flows used in financing activities:
    Cash distributions to partners                                  (148,982)       (179,766)
                                                                ------------    ------------

Net increase (decrease) in cash                                       42,008          (3,392)
Cash at beginning of period                                           62,552          71,344
                                                                ------------    ------------

Cash at end of period                                           $    104,560    $     67,952
                                                                ============    ============


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 87-B CONV., LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 87-B Conv., Ltd. (the "Partnership") was organized in 1987 as a general partnership under the laws of the State of Texas and was converted to a Texas limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,032,141 of which $1,019,742 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

RESULTS OF OPERATIONS

Revenues:

The Partnership's oil and gas revenues decreased 14% to $282,318 for the nine months ended September 30, 2001 as compared to $328,175 for the same period in 2000. The decrease in revenues resulted from a decrease in production and a lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 7,020 barrels of oil, 2,587 barrels of NGLs and 13,006 mcf of gas were sold, or 11,775 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 7,785 barrels of oil, 4,113 barrels of NGLs and 17,194 mcf of gas were sold, or 14,764 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.47, or 5%, from $28.26 for the nine months ended September 30, 2000 to $26.79 for the same period in 2001. The average price received per barrel of NGLs decreased $.43, or 3%, from $15.88 during the nine months ended September 30, 2000 to $15.45 for the same period in 2001. The average price received per mcf of gas increased 67% from $2.50 during the nine months ended September 30, 2000 to $4.17 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $5,439 was received during the nine months ended September 30, 2001 from disposal of equipment on two wells plugged and abandoned during the current period. Expenses to plug and abandon these wells were $4,243. For the nine months ended September 30, 2000, a gain on disposition of assets of $1,004 was recognized due to credits received from the disposal of oil and gas equipment on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $192,469 for the nine months ended September 30, 2001 as compared to $163,085 for the same period in 2000, an increase of $29,384, or 18%. This increase was due to increases in production costs, depletion and abandoned property costs, offset by a decrease in general and administrative expenses ("G&A").

Production costs were $143,178 for the nine months ended September 30, 2001 and $125,900 for the same period in 2000, resulting in a $17,278 increase, or 14%. The increase was due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 25% from $9,845 for the nine months ended September 30, 2000 to $7,341 for the same period in 2001, due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues.

Depletion was $37,707 for the nine months ended September 30, 2001 as compared to $27,340 for the same period in 2000, an increase of $10,367, or 38%. This increase was due to a downward revision to proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 765 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

 Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $79,536 for the three months ended September 30, 2001 as compared to $115,607 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 2,192 barrels of oil, 1,025 barrels of NGLs and 4,278 mcf of gas were sold, or 3,930 BOEs. For the three months ended September 30, 2000, 2,477 barrels of oil, 1,275 barrels of NGLs and 5,493 mcf of gas were sold, or 4,668 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.29, or 14%, from $30.32 for the three months ended September 30, 2000 to $26.03 for the same period in 2001. The average price received per barrel of NGLs decreased $5.02, or 28%, from $17.66 during the three months ended September 30, 2000 to $12.64 for the same period in 2001. The average price received per mcf of gas decreased 32% to $2.22 during the three months ended September 30, 2001 from $3.28 during the same period in 2000.

A gain on disposition of assets of $85 recognized during the three months ended September 30, 2000 was attributable to credits received from the disposal of oil and gas equipment on one well.

Costs and Expenses:

Total costs and expenses increased to $63,722 for the three months ended September 30, 2001 as compared to $54,076 for the same period in 2000, an increase of $9,646, or 18%. This increase was due to increases in production costs and depletion, offset by a decrease in G&A.

Production costs were $51,842 for the three months ended September 30, 2001 and $41,434 for the same period in 2000, resulting in an increase of $10,408, or 25%. The increase was due to higher ad valorem taxes and additional well maintenance and workover costs incurred to stimulate well production.

During this period, G&A decreased 42%, from $3,538 for the three months ended September 30, 2000 to $2,069 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $9,811 for the three months ended September 30, 2001 as compared to $9,104 for the same period in 2000, an increase of $707, or 8%. This increase was primarily due to a downward revision to proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 285 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $14,272 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $79,985 in working capital and $2,504 in G&A expenses, offset by a decline in oil and gas sales receipts of $46,696 and increases in production costs of $17,278 and abandoned property costs of $4,243. The decline in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues. The decrease in oil and gas receipts resulted from a decline of $61,546 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $13,928, offset by an increase in gas prices of $28,778 during 2001. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $2,569 and $1,004 were recognized during the nine months ended September 30, 2001 and 2000, respectively. Proceeds recognized during the period in 2001 were due to salvage income received on two wells plugged and abandoned during the current period. Proceeds recognized during the period in 2000 were from equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $148,982, of which $1,490 was distributed to the managing general partner and $147,492 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $179,766, of which $1,798 was distributed to the managing general partner and $177,968 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 87-B, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 87-B, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-12244-02


                           PARKER & PARSLEY 87-B, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                     TEXAS                                      75-2185706
        -------------------------------                   ----------------------
        (State or other jurisdiction of                      (I.R.S. Employer
         incorporation or organization)                   Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                  75039
-------------------------------------------------                ----------
   (Address of principal executive offices)                      (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 87-B, LTD.

                                TABLE OF CONTENTS


                                                                                       Page
                                                                                       ----
                                  PART I. FINANCIAL INFORMATION

Item 1.       Financial Statements

              Balance Sheets as of September 30, 2001 and
                 December 31, 2000.....................................................   3

              Statements of Operations for the three and nine
                months ended September 30, 2001 and 2000...............................   4

              Statement of Partners' Capital for the nine months
                ended September 30, 2001...............................................   5

              Statements of Cash Flows for the nine months ended
                September 30, 2001 and 2000............................................   6

              Notes to Financial Statements............................................   7

Item 2.       Management's Discussion and Analysis of Financial
                Condition and Results of Operations....................................   8


                                    PART II. OTHER INFORMATION

Item 6.       Exhibits and Reports on Form 8-K.........................................  12

              Signatures...............................................................  13

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION



ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                  September 30,      December 31,
                                                       2001              2000
                                                  -------------      ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
   Cash                                            $    428,731      $    257,845
   Accounts receivable - oil and gas sales              147,544           357,836
                                                   ------------      ------------

           Total current assets                         576,275           615,681
                                                   ------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method              12,879,164        13,396,004
Accumulated depletion                               (10,784,559)      (11,162,910)
                                                   ------------      ------------

           Net oil and gas properties                 2,094,605         2,233,094
                                                   ------------      ------------

                                                   $  2,670,880      $  2,848,775
                                                   ============      ============


LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                    $     55,769      $     25,998

Partners' capital:
   Managing general partner                              26,080            28,156
   Limited partners (20,089 interests)                2,589,031         2,794,621
                                                   ------------      ------------

                                                      2,615,111         2,822,777
                                                   ------------      ------------

                                                   $  2,670,880      $  2,848,775
                                                   ============      ============

 The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                       Three months ended             Nine months ended
                                           September 30,                 September 30,
                                    -------------------------     -------------------------
                                       2001           2000           2001           2000
                                    ----------     ----------     ----------     ----------
Revenues:
  Oil and gas                       $  324,818     $  472,512     $1,152,993     $1,340,625
  Interest                               3,028          6,245         11,667         15,156
  Gain on disposition of assets             --            349         22,214          4,102
                                    ----------     ----------     ----------     ----------

                                       327,846        479,106      1,186,874      1,359,883
                                    ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production               211,736        169,247        584,756        514,171
  General and administrative             8,445         14,176         29,978         40,219
  Depletion                             40,142         37,143        154,030        111,659
  Abandoned property                        --             --         17,332             --
                                    ----------     ----------     ----------     ----------

                                       260,323        220,566        786,096        666,049
                                    ----------     ----------     ----------     ----------

Net income                          $   67,523     $  258,540     $  400,778     $  693,834
                                    ==========     ==========     ==========     ==========

Allocation of net income:
  Managing general partner          $      676     $    2,585     $    4,008     $    6,938
                                    ==========     ==========     ==========     ==========

  Limited partners                  $   66,847     $  255,955     $  396,770     $  686,896
                                    ==========     ==========     ==========     ==========

Net income per limited
  partnership interest              $     3.33     $    12.74     $    19.75     $    34.19
                                    ==========     ==========     ==========     ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                   Managing
                                    general         Limited
                                    partner         partners           Total
                                  -----------      -----------      -----------
Balance at January 1, 2001        $    28,156      $ 2,794,621      $ 2,822,777

    Distributions                      (6,084)        (602,360)        (608,444)

    Net income                          4,008          396,770          400,778
                                  -----------      -----------      -----------

Balance at September 30, 2001     $    26,080      $ 2,589,031      $ 2,615,111
                                  ===========      ===========      ===========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             Nine months ended
                                                                September 30,
                                                          ------------------------
                                                             2001           2000
                                                          ---------      ---------
Cash flows from operating activities:
   Net income                                             $ 400,778      $ 693,834
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depletion                                            154,030        111,659
       Gain on disposition of assets                        (22,214)        (4,102)
   Changes in assets and liabilities:
       Accounts receivable                                  210,292        (63,056)
       Accounts payable                                      41,493         19,767
                                                          ---------      ---------

            Net cash provided by operating activities       784,379        758,102
                                                          ---------      ---------

Cash flows from investing activities:
   Additions to oil and gas properties                      (15,541)       (10,558)
   Proceeds from asset dispositions                          10,492          4,102
                                                          ---------      ---------

            Net cash used in investing activities            (5,049)        (6,456)
                                                          ---------      ---------

Cash flows used in financing activities:
   Cash distributions to partners                          (608,444)      (734,154)
                                                          ---------      ---------

Net increase in cash                                        170,886         17,492
Cash at beginning of period                                 257,845        262,756
                                                          ---------      ---------

Cash at end of period                                     $ 428,731      $ 280,248
                                                          =========      =========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 87-B, Ltd. (the "Partnership") is a limited partnership organized in 1987 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $4,217,818 of which $4,166,286 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
               AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 14% to $1,152,993 for the nine months ended September 30, 2001 as compared to $1,340,625 for the same period in 2000. The decrease in revenues resulted from a decline in production and decreases in the average prices received for oil and natural gas liquids ("NGLs"), offset by a higher average price received for gas. For the nine months ended September 30, 2001, 28,670 barrels of oil, 10,570 barrels of NGLs and 53,125 mcf of gas were sold, or 48,094 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 31,795 barrels of oil, 16,800 barrels of NGLs and 70,245 mcf of gas were sold, or 60,303 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.47, or 5%, from $28.26 for the nine months ended September 30, 2000 to $26.79 for the same period in 2001. The average price received per barrel of NGLs decreased $.43, or 3%, from $15.88 during the nine months ended September 30, 2000 to $15.45 for the same period in 2001. The average price received per mcf of gas increased 67% from $2.50 during the nine months ended September 30, 2000 to $4.17 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $22,214 was received during the nine months ended September 30, 2001 from disposal of equipment on two wells plugged and abandoned during the current period. Expenses to plug and abandon these wells were $17,332. For the nine months ended September 30, 2000, a gain on disposition of assets of $4,102 was recognized due to credits received from the disposal of oil and gas equipment on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $786,096 for the nine months ended September 30, 2001 as compared to $666,049 for the same period in 2000, an increase of $120,047, or 18%. This increase was due to increases in production costs, depletion and abandoned property costs, offset by a decrease in general and administrative expenses ("G&A").

Production costs were $584,756 for the nine months ended September 30, 2001 and $514,171 for the same period in 2000 resulting in a $70,585 increase, or 14%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 25% from $40,219 for the nine months ended September 30, 2000 to $29,978 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues.

Depletion was $154,030 for the nine months ended September 30, 2001 as compared to $111,659 for the same period in 2000, representing an increase of $42,371, or 38%. This increase was due to a downward revision to proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 3,125 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $324,818 for the three months ended September 30, 2001 as compared to $472,512 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 8,956 barrels of oil, 4,185 barrels of NGLs and 17,485 mcf of gas were sold, or 16,055 BOEs. For the three months ended September 30, 2000, 10,119 barrels of oil, 5,215 barrels of NGLs and 22,437 mcf of gas were sold, or 19,074 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.29, or 14%, from $30.32 for the three months ended September 30, 2000 to $26.03 for the same period in 2001. The average price received per barrel of NGLs decreased $5.02, or 28%, from $17.66 during the three months ended September 30, 2000 to $12.64 for the same period in 2001. The average price received per mcf of gas decreased 32% from $3.28 during the three months ended September 30, 2000 to $2.22 for the same period in 2001.

A gain on disposition of assets of $349, recognized during the three months ended September 30, 2000, was attributable to credits received from the disposal of oil and gas equipment on one well.

Costs and Expenses:

Total costs and expenses increased to $260,323 for the three months ended September 30, 2001 as compared to $220,566 for the same period in 2000, an increase of $39,757, or 18%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $211,736 for the three months ended September 30, 2001 and $169,247 for the same period in 2000 resulting in a $42,489 increase, or 25%. The increase was primarily due to higher ad valorem taxes and additional well maintenance and workover costs incurred to stimulate production.

During this period, G&A decreased 40% from $14,176 for the three months ended September 30, 2000 to $8,445 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues.

Depletion was $40,142 for the three months ended September 30, 2001 as compared to $37,143 for the same period in 2000, representing an increase of $2,999, or 8%. This increase was primarily due to a downward revision to proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in production of 1,163 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $26,277 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $295,074 in working capital and $10,241 in G&A expenses, offset by a decline in oil and gas sales receipts of $191,121 and increases in production costs of $70,585 and abandoned property costs of $17,332. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues. The decrease in oil and gas receipts resulted from a decline of $251,354 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $57,380, offset by an increase in gas prices of $117,613 during 2001. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of oil and gas equipment on active properties.

Proceeds from disposition of assets of $10,492 and $4,102 were recognized during the nine months ended September 30, 2001 and 2000, respectively. Proceeds recognized during the period in 2001 were due to salvage income received on two wells plugged and abandoned during the current period. Proceeds recognized during the period in 2000 were from equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $608,444, of which $6,084 was distributed to the managing general partner and $602,360 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $734,154, of which $7,342 was distributed to the managing general partner and $726,812 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                                    PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)   Exhibits

(b)   Reports on Form 8-K - none

                           PARKER & PARSLEY 87-B, LTD.
                          (A Texas Limited Partnership)


                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY 87-B, LTD.

                                      By:  Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner





Dated:  November 9, 2001              By:  /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                        PRODUCING PROPERTIES 87-A, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Producing Properties 87-A, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-11193-1


                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              TEXAS                                          75-2195512
 -------------------------------                       ----------------------
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                       Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS               75039
-------------------------------------------------            ----------
     (Address of principal executive offices)                (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.

                                TABLE OF CONTENTS



                                                                                                Page
                                                                                                ----

                                       PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

         Balance Sheets as of September 30, 2001 and
            December 31, 2000.................................................................    3

         Statements of Operations for the three and nine
           months ended September 30, 2001 and 2000...........................................    4

         Statement of Partners' Capital for the nine months
           ended September 30, 2001...........................................................    5

         Statements of Cash Flows for the nine months ended
           September 30, 2001 and 2000........................................................    6

         Notes to Financial Statements........................................................    7

Item 2.  Management's Discussion and Analysis of Financial
           Condition and Results of Operations................................................    8


                                          PART II. OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K.....................................................   13

         Signatures...........................................................................   14

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS



                                                                September 30,         December 31,
                                                                    2001                  2000
                                                                -------------         ------------
                                                                 (Unaudited)

                      ASSETS

Current assets:
  Cash                                                           $   282,471           $   182,206
  Accounts receivable - oil and gas sales                            152,062               296,053
                                                                 -----------           -----------
           Total current assets                                      434,533               478,259
                                                                 -----------           -----------

Oil and gas properties - at cost, based on
  the successful efforts accounting method                         5,421,875             5,701,037
Accumulated depletion                                             (4,812,976)           (5,019,550)
                                                                 -----------           -----------
           Net oil and gas properties                                608,899               681,487
                                                                 -----------           -----------
                                                                 $ 1,043,432           $ 1,159,746
                                                                 ===========           ===========

 LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                                   $    50,506           $    37,242

Partners' capital:
  Managing general partner                                            11,171                12,466
  Limited partners (24,426 interests)                                981,755             1,110,038
                                                                 -----------           -----------
                                                                     992,926             1,122,504
                                                                 -----------           -----------
                                                                 $ 1,043,432           $ 1,159,746
                                                                 ===========           ===========


           The financial information included as of September 30, 2001 has been prepared by the managing general partner
                without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                      Three months ended                     Nine months ended
                                                        September 30,                          September 30,
                                                ------------------------------         ------------------------------
                                                   2001               2000                2001               2000
                                                -----------        -----------         -----------        -----------
Revenues:
   Oil and gas                                  $   245,446        $   425,268         $   953,451        $ 1,121,194
   Interest                                           2,025              4,409               8,672             11,558
   Gain (loss) on disposition of assets              15,138             (1,034)             54,375             23,311
                                                -----------        -----------         -----------        -----------
                                                    262,609            428,643           1,016,498          1,156,063
                                                -----------        -----------         -----------        -----------

Costs and expenses:
   Oil and gas production                           163,515            232,421             497,344            592,352
   General and administrative                         4,632             12,758              28,607             33,636
   Impairment of oil and gas properties              28,862                 --              28,862                 --
   Depletion                                         13,851             19,469              43,732             52,686
   Abandoned property                                15,229              4,038              32,692             17,107
                                                -----------        -----------         -----------        -----------
                                                    226,089            268,686             631,237            695,781
                                                -----------        -----------         -----------        -----------
Net income                                      $    36,520        $   159,957         $   385,261        $   460,282
                                                ===========        ===========         ===========        ===========

Allocation of net income:
   Managing general partner                     $       366        $     1,600         $     3,853        $     4,603
                                                ===========        ===========         ===========        ===========
   Limited partners                             $    36,154        $   158,357         $   381,408        $   455,679
                                                ===========        ===========         ===========        ===========
Net income per limited
   partnership interest                         $      1.48        $      6.49         $     15.61        $     18.66
                                                ===========        ===========         ===========        ===========


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                              Managing
                                               general               Limited
                                               partner              partners                Total
                                             -----------           -----------           -----------
Balance at January 1, 2001                   $    12,466           $ 1,110,038           $ 1,122,504

   Distributions                                  (5,148)             (509,691)             (514,839)

   Net income                                      3,853               381,408               385,261
                                             -----------           -----------           -----------
Balance at September 30, 2001                $    11,171           $   981,755           $   992,926
                                             ===========           ===========           ===========



   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                       Nine months ended
                                                                         September 30,
                                                                 -----------------------------
                                                                   2001                 2000
                                                                 ---------           ---------
Cash flows from operating activities:
  Net income                                                     $ 385,261           $ 460,282
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Impairment of oil and gas properties                        28,862                  --
        Depletion                                                   43,732              52,686
        Gain on disposition of assets                              (54,375)            (23,311)
Changes in assets and liabilities:
  Accounts receivable                                              143,991             (92,942)
  Accounts payable                                                  13,264               7,159
                                                                 ---------           ---------
          Net cash provided by operating activities                560,735             403,874
                                                                 ---------           ---------

Cash flows from investing activities:
  Additions to oil and gas properties                               (3,537)               (829)
  Proceeds from asset dispositions                                  57,906              43,366
                                                                 ---------           ---------
          Net cash provided by investing activities                 54,369              42,537
                                                                 ---------           ---------

Cash flows used in financing activities:
  Cash distributions to partners                                  (514,839)           (450,855)
                                                                 ---------           ---------
Net increase (decrease) in cash                                    100,265              (4,444)
Cash at beginning of period                                        182,206             170,538
                                                                 ---------           ---------
Cash at end of period                                            $ 282,471           $ 166,094
                                                                 =========           =========


       The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Producing Properties 87-A, Ltd. (the "Partnership") is a limited partnership organized in 1987 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $28,862 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,624,622 of which $2,589,227 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 15% to $953,451 for the nine months ended September 30, 2001 as compared to $1,121,194 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 28,916 barrels of oil, 5,946 barrels of NGLs and 32,901 mcf of gas were sold, or 40,346 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 33,684 barrels of oil, 7,631 barrels of NGLs and 34,418 mcf of gas were sold, or 47,051 BOEs. Of the decrease, 2,155 BOEs are attributable to the fact that on July 1, 2001, the Partnership's revenue and operating expense allocation reverted to 80.808081% from 95.959595% pursuant to the Program agreement governing the Partnership which provides for a reversionary interest of 80.808081% once cumulative distributions equal initial partners' capital ("Reversionary Interest"). Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.48, or 5%, from $28.33 for the nine months ended September 30, 2000 to $26.85 for the same period in 2001. The average price received per barrel of NGLs decreased $.90, or 8%, from $11.64 during the nine months ended September 30, 2000 to $10.74 for the same period in 2001. The average price received per mcf of gas increased 52% from $2.27 during the nine months ended September 30, 2000 to $3.44 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $54,375 and $23,311 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 was due to $45,790 from salvage income on two wells plugged and abandoned in the current period and $8,585 was primarily due to equipment credits received on fully depleted wells. The gain recognized during the period ended September 30, 2000 was comprised of $10,858 from equipment credits on one well plugged and abandoned in the current period and $17,081 salvage income primarily from wells plugged and abandoned during 1999, offset by a $4,628 loss on the abandonment of two additional wells plugged in the current period. Expenses incurred during the nine months ended September 30, 2001 and 2000 to plug and abandon these wells were $32,692 and $17,107, respectively.

Costs and Expenses:

Total costs and expenses decreased to $631,237 for the nine months ended September 30, 2001 as compared to $695,781 for the same period in 2000, a decrease of $64,544, or 9%. This decrease was the result of lower production costs, depletion and general and administrative expenses ("G&A"), offset by increases in the impairment of oil and gas properties and abandoned property costs.

Production costs were $497,344 for the nine months ended September 30, 2001 and $592,352 for the same period in 2000, resulting in a $95,008 decrease, or 16%. The decrease was primarily due to lower workover expenses and well maintenance costs and a 5% decline in lease operating costs and production taxes attributable to the Revisionary Interest change, offset by higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 15%, from $33,636 for the nine months ended September 30, 2000 to $28,607 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues and the Revisionary Interest change as noted above.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $28,862 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $43,732 for the nine months ended September 30, 2001 as compared to $52,686 for the same period in 2000, representing a decrease of $8,954, or 17%. This decrease was the result of a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decline in oil production of 4,768 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 42% to $245,446 for the three months ended September 30, 2001 as compared to $425,268 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 8,076 barrels of oil, 2,201 barrels of NGLs and 8,443 mcf of gas were sold, or 11,684 BOEs. For the three months ended September 30, 2000, 11,999 barrels of oil, 2,647 barrels of NGLs and 11,524 mcf of gas were sold, or 16,567 BOEs. Of the decrease, 2,154 BOEs were attributable to the Reversionary Interest change occurring. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.01, or 13%, from $30.14 for the three months ended September 30, 2000 to $26.13 for the same period in 2001. The average price received per barrel of NGLs decreased $3.17, or 26%, from $12.05 during the three months ended September 30, 2000 to $8.88 for the same period in 2001. The average price received per mcf of gas decreased 36% from $2.75 during the three months ended September 30, 2000 to $1.77 for the same period in 2001.

Gain on disposition of assets of $15,138 recognized during the three months ended September 30, 2001 consisted of $11,280 from salvage income received on two wells plugged and abandoned during the current period and $3,858 from equipment credits on fully depleted wells. Loss on disposition of assets of $1,034 recognized during the three months ended September 30, 2000 resulted primarily from the loss on the abandonment of two wells plugged during the current period. Expenses incurred during the three months ended September 30, 2001 and 2000 to plug and abandon these wells were $15,229 and $4,038, respectively.

Costs and Expenses:

Total costs and expenses decreased to $226,089 for the three months ended September 30, 2001 as compared to $268,686 for the same period in 2000, a decrease of $42,597, or 16%. This decrease was the result of lower production costs, G&A and depletion, offset by increases in the impairment of oil and gas properties and abandoned property costs.

Production costs were $163,515 for the three months ended September 30, 2001 and $232,421 for the same period in 2000, resulting in a $68,906 decrease, or 30%. The decrease was primarily due to lower workover expenses and well maintenance costs and a 14% decline in lease operating costs and production taxes attributable to the Reversionary Interest change, offset by higher ad valorem taxes.

During this period, G&A decreased 64% from $12,758 for the three months ended September 30, 2000 to $4,632 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $28,862 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $13,851 for the three months ended September 30, 2001 as compared to $19,469 for the same period in 2000, representing a decrease of $5,618, or 29%. This decrease was attributable to a decline in oil production of 3,923 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $156,861 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. The increase was attributable to decreases in production costs of $95,008, G&A expenses of $5,029 and working capital of $243,038, offset by a decrease in oil and gas sales receipts of $170,629 and an increase in abandoned property costs of $15,585. The decrease in oil and gas receipts resulted from lower oil and NGL prices during 2001 of $56,571 and a $151,359 decline in production and Reversionary Interest change during 2001 as compared to the same period in 2000, offset by an increase of $37,301 resulting from higher gas prices received. The decrease in production costs was primarily due to lower workover expenses and well maintenance costs and the Reversionary Interest change, offset by higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues and the Reversionary Interest change.

Net Cash Provided by Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of oil and gas equipment on active properties.

Proceeds from disposition of assets of $57,906 and $43,366 were received during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period in 2001 were comprised of $45,790 from salvage income on two wells plugged and abandoned in the current period and $12,116 from equipment credits received on active wells. The proceeds recognized during the period in 2000 were primarily from equipment credits on wells plugged and abandoned during 2000 and 1999.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $514,839, of which $5,148 was distributed to the managing general partner and $509,691 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $450,855, of which $4,509 was distributed to the managing general partner and $446,346 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)     Exhibits

(b)     Reports on Form 8-K - none

                PARKER & PARSLEY PRODUCING PROPERTIES 87-A, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY PRODUCING
                                            PROPERTIES 87-A, LTD.

                                      By:  Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner





Dated:  November 9, 2001              By:  /s/ Rich Dealy
                                         --------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                        PRODUCING PROPERTIES 87-B, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Producing Properties 87-B, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-11193-2


                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                     TEXAS                                 75-2205943
        -------------------------------              ----------------------
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)               Identification Number)


   5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS          75039
   -------------------------------------------------        ----------
       (Address of principal executive offices)             (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X]   NO [ ]

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                          PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

       Balance Sheets as of September 30, 2001 and
          December 31, 2000..............................................    3

       Statements of Operations for the three and nine
         months ended September 30, 2001 and 2000........................    4

       Statement of Partners' Capital for the nine months
         ended September 30, 2001........................................    5

       Statements of Cash Flows for the nine months ended
         September 30, 2001 and 2000.....................................    6

       Notes to Financial Statements.....................................    7

Item 2. Management's Discussion and Analysis of Financial
         Condition and Results of Operations.............................    8


                           PART II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K.................................   11

       Signatures........................................................   12

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)

                          PART I. FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS


                                                    September 30,    December 31,
                                                         2001            2000
                                                    -------------    ------------
                                                      (Unaudited)
                        ASSETS

Current assets:
   Cash                                              $    102,879    $     19,277
   Accounts receivable - oil and gas sales                125,462         194,002
                                                     ------------    ------------

               Total current assets                       228,341         213,279
                                                     ------------    ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 4,830,091       4,829,203
Accumulated depletion                                  (4,208,000)     (4,181,937)
                                                     ------------    ------------

               Net oil and gas properties                 622,091         647,266
                                                     ------------    ------------

                                                     $    850,432    $    860,545
                                                     ============    ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                      $     33,621    $     20,375

Partners' capital:
   Managing general partner                                 8,427           8,661
   Limited partners (12,191 interests)                    808,384         831,509
                                                     ------------    ------------

                                                          816,811         840,170
                                                     ------------    ------------

                                                     $    850,432    $    860,545
                                                     ============    ============

The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                           Three months ended             Nine months ended
                                              September 30,                 September 30,
                                      ---------------------------   ---------------------------
                                          2001           2000           2001           2000
                                      ------------   ------------   ------------   ------------

Revenues:
  Oil and gas                         $    194,104   $    252,587   $    629,266   $    722,124
  Interest                                     743          2,184          2,996          4,720
  Gain on disposition of assets                 --             --             --          8,294
                                      ------------   ------------   ------------   ------------

                                           194,847        254,771        632,262        735,138
                                      ------------   ------------   ------------   ------------

Costs and expenses:
  Oil and gas production                   111,923         71,685        321,809        263,814
  General and administrative                 5,823          7,578         18,878         21,664
  Depletion                                  8,877         10,453         26,063         29,282
                                      ------------   ------------   ------------   ------------

                                           126,623         89,716        366,750        314,760
                                      ------------   ------------   ------------   ------------

Net income                            $     68,224   $    165,055   $    265,512   $    420,378
                                      ============   ============   ============   ============

Allocation of net income:
  Managing general partner            $        682   $      1,651   $      2,655   $      4,204
                                      ============   ============   ============   ============

  Limited partners                    $     67,542   $    163,404   $    262,857   $    416,174
                                      ============   ============   ============   ============

Net income per limited
  partnership interest                $       5.54   $      13.41   $      21.56   $      34.14
                                      ============   ============   ============   ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                      Managing
                                       general          Limited
                                       partner         partners          Total
                                     ------------    ------------    ------------

Balance at January 1, 2001           $      8,661    $    831,509    $    840,170

     Distributions                         (2,889)       (285,982)       (288,871)

     Net income                             2,655         262,857         265,512
                                     ------------    ------------    ------------

Balance at September 30, 2001        $      8,427    $    808,384    $    816,811
                                     ============    ============    ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                               Nine months ended
                                                                                 September 30,
                                                                         ----------------------------
                                                                             2001            2000
                                                                         ------------    ------------

Cash flows from operating activities:
   Net income                                                            $    265,512    $    420,378
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                             26,063          29,282
         Gain on disposition of assets                                             --          (8,294)
   Changes in assets and liabilities:
         Accounts receivable                                                   68,540         (37,000)
         Accounts payable                                                      13,246          10,308
                                                                         ------------    ------------

               Net cash provided by operating activities                      373,361         414,674
                                                                         ------------    ------------

Cash flows from investing activities:
   Additions to oil and gas equipment                                          (2,821)             --
   Proceeds from asset dispositions                                             1,933          13,943
                                                                         ------------    ------------

               Net cash provided by (used in) investing activities               (888)         13,943
                                                                         ------------    ------------

Cash flows used in financing activities:
   Cash distributions to partners                                            (288,871)       (430,530)
                                                                         ------------    ------------

Net increase (decrease) in cash                                                83,602          (1,913)
Cash at beginning of period                                                    19,277          21,724
                                                                         ------------    ------------

Cash at end of period                                                    $    102,879    $     19,811
                                                                         ============    ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Producing Properties 87-B, Ltd. (the "Partnership") is a limited partnership organized in 1987 under the laws of the State of Texas.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements for the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,357,795 of which $2,296,689 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 13% to $629,266 for the nine months ended September 30, 2001 as compared to $722,124 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decrease in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 15,371 barrels of oil, 6,486 barrels of NGLs and 31,041 mcf of gas were sold, or 27,031 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 17,798 barrels of oil, 7,883 barrels of NGLs and 37,119 mcf of gas were sold, or 31,868 BOEs. Of the decrease, 1,797 BOEs are attributable to the fact that on April 1, 2000 the Partnership's revenue and operating expense percentage reverted to 80.808081% from 95.959595% pursuant to the Program agreement governing the Partnership which provides for a reversionary interest of 80.808081% once cumulative distributions equal initial partners' capital ("Reversionary Interest"). Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.93, or 7%, from $28.49 for the nine months ended September 30, 2000 to $26.56 for the same period in 2001. The average price received per barrel of NGLs decreased $.47, or 3%, from $15.80 during the nine months ended September 30, 2000 to $15.33 for the same period in 2001. The average price received per mcf of gas increased 61% from $2.44 during the nine months ended September 30, 2000 to $3.92 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

A gain on disposition of assets of $8,294 was recognized during the nine months ended September 30, 2000. The gain was due to equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $366,750 for the nine months ended September 30, 2001 as compared to $314,760 for the same period in 2000, an increase of $51,990, or 17%. This increase was due to an increase in production costs, offset by declines in depletion and general and administrative expenses ("G&A").

Production costs were $321,809 for the nine months ended September 30, 2001 and $263,814 for the same period in 2000, resulting in $57,995 increase, or 22%. The increase in production costs resulted from additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes, offset by an 8% decline in lease operating costs and production taxes attributable to the Reversionary Interest occurring.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 13% from $21,664 for the nine months ended September 30, 2000 to $18,878 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $26,063 for the nine months ended September 30, 2001 as compared to $29,282 for the same period in 2000, representing a decrease in depletion of $3,219, or 11%. This decrease was the result of a decline in oil production of 2,427 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 23% to $194,104 for the three months ended September 30, 2001 as compared to $252,587 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 5,107 barrels of oil, 2,698 barrels of NGLs and 11,560 mcf of gas were sold, or 9,732 BOEs. For the three months ended September 30, 2000, 5,836 barrels of oil, 2,454 barrels of NGLs and 10,989 mcf of gas were sold, or 10,122 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.69, or 12% from $29.58 for the three months ended September 30, 2000 to $25.89 for the same period in 2001. The average price received per barrel of NGLs decreased $5.05, or 28%, from $17.98 during the three months ended September 30, 2000 to $12.93 for the same period in 2001. The average price received per mcf of gas decreased 29% from $3.26 during the three months ended September 30, 2000 to $2.33 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $126,623 for the three months ended September 30, 2001 as compared to $89,716 for the same period in 2000, an increase of $36,907, or 41%. This increase was due to an increase in production costs, offset by declines in G&A and depletion.

Production costs were $111,923 for the three months ended September 30, 2001 and $71,685 for the same period in 2000, resulting in a $40,238 increase, or 56%. The increase was the result of additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 23% from $7,578 for the three months ended September 30, 2000 to $5,823 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $8,877 for the three months ended September 30, 2001 as compared to $10,453 for the same period in 2000, representing a decrease in depletion of $1,576, or 15%. This decrease was attributable to a decrease in oil production of 729 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $41,313 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This decrease was due to a reduction of $94,582 in oil and gas sales receipts and an increase of $57,995 in production costs, offset by a $2,786 decline in G&A expenses and a reduction of $108,478 in working capital. The decrease in oil and gas receipts resulted from a decline of $109,686 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $38,135, offset by an increase in gas prices of $53,239 during 2001. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes, offset by the Reversionary Interest charge. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 were related to upgrades of equipment on various active oil and gas properties.

Proceeds from disposition of assets of $1,933 and $13,943 were recognized for the nine months ended September 30, 2001 and 2000, respectively. The proceeds were primarily from equipment credits on fully depleted wells.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $288,871, of which $2,889 was distributed to the managing general partner and $285,982 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $430,530 of which $4,305 was distributed to the managing general partner and $426,225 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into

Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits

(b)  Reports on Form 8-K - none

                PARKER & PARSLEY PRODUCING PROPERTIES 87-B, LTD.
                          (A Texas Limited Partnership)



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY PRODUCING
                                           PROPERTIES 87-B, LTD.

                                       By: Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner





Dated:  November 9, 2001               By: /s/ Rich Dealy
                                           ------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                          PRIVATE INVESTMENT 87, LTD.,
                           A TEXAS LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Private Investment 87, Ltd. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.

                          (A Texas Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.
                          (A Texas Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                       2001             2000
                                                  -------------     ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $   248,152      $    94,943
  Accounts receivable - oil and gas sales               75,206          169,256
                                                   -----------      -----------

       Total current assets                            323,358          264,199
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               7,226,978        7,234,802
Accumulated depletion                               (6,056,827)      (5,959,961)
                                                   -----------      -----------

       Net oil and gas properties                    1,170,151        1,274,841
                                                   -----------      -----------

                                                   $ 1,493,509      $ 1,539,040
                                                   ===========      ===========
LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    42,619      $    14,344

Partners' capital:
  Managing general partner                              14,264           15,002
  Limited partners (262 interests)                   1,436,626        1,509,694
                                                   -----------      -----------

                                                     1,450,890        1,524,696
                                                   -----------      -----------

                                                   $ 1,493,509      $ 1,539,040
                                                   ===========      ===========

           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                            Three months ended        Nine months ended
                                               September 30,            September 30,
                                           ---------------------    ----------------------
                                             2001         2000         2001        2000
                                           --------     --------    ---------    ---------
Revenues:
  Oil and gas                              $232,379     $285,189    $ 794,655    $ 735,244
  Interest                                    1,705        3,372        5,794        7,991
  Gain on disposition of assets                 208           --          208       15,200
                                           --------     --------    ---------    ---------

                                            234,292      288,561      800,657      758,435
                                           --------     --------    ---------    ---------

Costs and expenses:
  Oil and gas production                    131,299       94,808      353,572      296,303
  General and administrative                  6,042        8,555       20,661       22,057
  Impairment of oil and gas properties       22,836           --       22,836           --
  Depletion                                  28,521       21,207       74,030       60,458
                                           --------     --------    ---------    ---------

                                            188,698      124,570      471,099      378,818
                                           --------     --------    ---------    ---------

Net income                                 $ 45,594     $163,991    $ 329,558    $ 379,617
                                           ========     ========    =========    =========

Allocation of net income:
  Managing general partner                 $    456     $  1,640    $   3,296    $   3,796
                                           ========     ========    =========    =========

  Limited partners                         $ 45,138     $162,351    $ 326,262    $ 375,821
                                           ========     ========    =========    =========

Net income per limited
  partnership interest                     $ 172.28     $ 619.66    $1,245.27    $1,434.43
                                           ========     ========    =========    =========

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.
                          (A Texas Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                   Managing
                                    general         Limited
                                    partner         partners           Total
                                  -----------      -----------      -----------
Balance at January 1, 2001        $    15,002      $ 1,509,694      $ 1,524,696

    Distributions                      (4,034)        (399,330)        (403,364)

    Net income                          3,296          326,262          329,558
                                  -----------      -----------      -----------

Balance at September 30, 2001     $    14,264      $ 1,436,626      $ 1,450,890
                                  ===========      ===========      ===========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.
                          (A Texas Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                           Nine months ended
                                                              September 30,
                                                        ------------------------
                                                           2001           2000
                                                        ---------      ---------
Cash flows from operating activities:
  Net income                                            $ 329,558      $ 379,617
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Impairment of oil and gas properties                22,836             --
       Depletion                                           74,030         60,458
       Gain on disposition of assets                         (208)       (15,200)
  Changes in assets and liabilities:
       Accounts receivable                                 94,050        (46,960)
       Accounts payable                                    28,275         15,697
                                                        ---------      ---------

          Net cash provided by operating activities       548,541        393,612
                                                        ---------      ---------

Cash flows from investing activities:
  Additions to oil and gas properties                      (5,884)        (8,504)
  Proceeds from asset dispositions                         13,916         25,096
                                                        ---------      ---------

          Net cash provided by investing activities         8,032         16,592
                                                        ---------      ---------

Cash flows used in financing activities:
  Cash distributions to partners                         (403,364)      (422,116)
                                                        ---------      ---------

Net increase (decrease) in cash                           153,209        (11,912)
Cash at beginning of period                                94,943        134,914
                                                        ---------      ---------

Cash at end of period                                   $ 248,152      $ 123,002
                                                        =========      =========

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 87, LTD.
                          (A Texas Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 87, Ltd. (the "Partnership") was organized in 1987 as a general partnership under the laws of the State of Texas and was converted to a Texas limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $22,836 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,626,123 of which $2,599,862 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 8% to $794,655 for the nine months ended September 30, 2001 as compared to $735,244 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas and natural gas liquids ("NGLs") and an increase in production, offset by a decline in average prices received for oil. For the nine months ended September 30, 2001, 19,215 barrels of oil, 8,374 barrels of NGLs and 39,952 mcf of gas were sold, or 34,248 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 17,753 barrels of oil, 8,434 barrels of NGLs and 35,841 mcf of gas were sold, or 32,161 BOEs.

The average price received per barrel of oil decreased $2.42, or 8%, from $29.00 for the nine months ended September 30, 2000 to $26.58 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $15.17 during the nine months ended September 30, 2000 to $15.22 for the same period in 2001. The average price received per mcf of gas increased 52% from $2.58 during the nine months ended September 30, 2000 to $3.92 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $208 and $15,200 were recognized during the nine months ended September 30, 2001 and 2000, respectively, resulting from salvage income received on two wells plugged and abandoned in a prior year.

Costs and Expenses:

Total costs and expenses increased to $471,099 for the nine months ended September 30, 2001 as compared to $378,818 for the same period in 2000, an increase of $92,281, or 24%. This increase was due to increases in production costs, the impairment of oil and gas properties and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $353,572 for the nine months ended September 30, 2001 and $296,303 for the same period in 2000, resulting in a $57,269 increase, or 19%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 6%, from $22,057 for the nine months ended September 30, 2000 to $20,661 for the same period in 2001.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $22,836 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $74,030 for the nine months ended September 30, 2001 as compared to $60,458 for the same period in 2000, an increase of $13,572, or 22%. This increase was due to an increase in oil production of 1,462 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 19% to $232,379 for the three months ended September 30, 2001 as compared to $285,189 for the same period in 2000. The decrease in revenues resulted from lower average prices received, offset by an increase in production. For the three months ended September 30, 2001, 6,115 barrels of oil, 3,333 barrels of NGLs and 14,196 mcf of gas were sold, or 11,814 BOEs. For the three months ended September 30, 2000, 6,605 barrels of oil, 2,676 barrels of NGLs and 11,945 mcf of gas were sold, or 11,272 BOEs.

The average price received per barrel of oil decreased $4.75, or 16%, from $30.40 for the three months ended September 30, 2000 to $25.65 for the same period in 2001. The average price received per barrel of NGLs decreased $4.30, or 25%, from $16.96 during the three months ended September 30, 2000 to $12.66 for the same period in 2001. The average price received per mcf of gas decreased 28% to $2.35 during the three months ended September 30, 2001 from $3.26 during the same period in 2000.

Gain on disposition of assets of $208 was recognized during the three months ended September 30, 2001 resulting from salvage income received on one well plugged and abandoned in a prior year.

Costs and Expenses:

Total costs and expenses increased to $188,698 for the three months ended September 30, 2001 as compared to $124,570 for the same period in 2000, an increase of $64,128, or 51%. This increase was due to increases in production costs, the impairment of oil and gas properties and depletion, offset by a decline in G&A.

Production costs were $131,299 for the three months ended September 30, 2001 and $94,808 for the same period in 2000, resulting in a $36,491 increase, or 38%. This increase was due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 29%, from $8,555 for the three months ended September 30, 2000 to $6,042 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $22,836 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $28,521 for the three months ended September 30, 2001 as compared to $21,207 for the same period in 2000, an increase of $7,314, or 34%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 490 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $154,929 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $57,214 and reductions in working capital of $153,588 and G&A expenses of $1,396, offset by increases in production costs of $57,269. The increase in oil and gas receipts resulted from an increase in gas and NGL prices during 2001 which contributed an additional $48,265 to oil and gas receipts and $54,048 resulting from the increase in production during 2001 as compared to the same period in 2000, offset by a decline of $45,099 due to decreased oil prices during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and increased ad valorem taxes.

Net Cash Provided by Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were for expenditures related to oil and gas equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $13,916 and $25,096 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period in 2001 consisted of $13,708 in equipment credits on one fully depleted well and $208 in salvage income on one well plugged and abandoned in a prior year. The proceeds recognized during the period in 2000 were from salvage income received on two wells plugged and abandoned in a prior year.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $403,364, of which $4,034 was distributed to the managing general partner and $399,330 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $422,116, of which $4,221 was distributed to the managing general partner and $417,895 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 88-A CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-A Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 88-A CONV., L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 88-A CONV., L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS


                                                 September 30,  December 31,
                                                     2001          2000
                                                 -------------  -----------
                                                 (Unaudited)
                 ASSETS

Current assets:
  Cash                                           $   105,513    $    54,706
  Accounts receivable - oil and gas sales             37,665         65,812
                                                 -----------    -----------

        Total current assets                         143,178        120,518
                                                 -----------    -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method             2,966,854      2,964,986
Accumulated depletion                             (2,547,573)    (2,502,477)
                                                 -----------    -----------

        Net oil and gas properties                   419,281        462,509
                                                 -----------    -----------

                                                 $   562,459    $   583,027
                                                 ===========    ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable-affiliate                     $    15,550    $     5,544

Partners' capital:
  Managing general partner                             5,541          5,847
  Limited partners (3,793 interests)                 541,368        571,636
                                                 -----------    -----------

                                                     546,909        577,483
                                                 -----------    -----------

                                                 $   562,459    $   583,027
                                                 ===========    ===========



      The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

              The accompanying notes are an integral part of these
                             financial statements.

                        PARKER & PARSLEY 88-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                         Three months ended     Nine months ended
                                             September 30,         September 30,
                                         -------------------   -------------------
                                           2001       2000       2001       2000
                                         --------   --------   --------   --------
Revenues:
  Oil and gas                            $ 81,958   $118,404   $308,009   $305,534
  Interest                                    707      1,336      2,642      3,334
  Gain on disposition of assets                --         --         --         76
                                         --------   --------   --------   --------

                                           82,665    119,740    310,651    308,944
                                         --------   --------   --------   --------

Costs and expenses:
  Oil and gas production                   42,940     38,155    129,012    121,722
  General and administrative                2,458      3,552      9,240      9,166
  Impairment of oil and gas properties     15,533         --     15,533         --
  Depletion                                10,463      9,046     29,563     23,373
                                         --------   --------   --------   --------

                                           71,394     50,753    183,348    154,261
                                         --------   --------   --------   --------

Net income                               $ 11,271   $ 68,987   $127,303   $154,683
                                         ========   ========   ========   ========

Allocation of net income:
  Managing general partner               $    113   $    690   $  1,273   $  1,547
                                         ========   ========   ========   ========

  Limited partners                       $ 11,158   $ 68,297   $126,030   $153,136
                                         ========   ========   ========   ========

Net income per limited
  partnership interest                   $   2.94   $  18.00   $  33.23   $  40.37
                                         ========   ========   ========   ========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-A CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                   Managing
                                    general        Limited
                                    partner        partners          Total
                                   ---------       ---------       ---------
Balance at January 1, 2001         $   5,847       $ 571,636       $ 577,483

    Distributions                     (1,579)       (156,298)       (157,877)

    Net income                         1,273         126,030         127,303
                                   ---------       ---------       ---------

Balance at September 30, 2001      $   5,541       $ 541,368       $ 546,909
                                   =========       =========       =========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                             Nine months ended
                                                               September 30,
                                                         -------------------------
                                                            2001            2000
                                                         ---------       ---------
Cash flows from operating activities:
 Net income                                              $ 127,303       $ 154,683
 Adjustments to reconcile net income to net
    cash provided by operating activities:
       Impairment of oil and gas properties                 15,533              --
       Depletion                                            29,563          23,373
       Gain on disposition of assets                            --             (76)
 Changes in assets and liabilities:
       Accounts receivable                                  28,147         (10,858)
       Accounts payable                                     10,006           6,579
                                                         ---------       ---------

          Net cash provided by operating activities        210,552         173,701
                                                         ---------       ---------

Cash flows from investing activities:
 Additions to oil and gas properties                        (1,868)         (2,809)
 Proceeds from asset dispositions                               --              76
                                                         ---------       ---------

          Net cash used in investing activities             (1,868)         (2,733)
                                                         ---------       ---------

Cash flows used in financing activities:
 Cash distributions to partners                           (157,877)       (174,206)
                                                         ---------       ---------

Net increase (decrease) in cash                             50,807          (3,238)
Cash at beginning of period                                 54,706          66,104
                                                         ---------       ---------

Cash at end of period                                    $ 105,513       $  62,866
                                                         =========       =========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-A CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-A Conv., L.P. (the "Partnership") was organized in 1988 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $15,533 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $944,717 of which $922,941 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 1% to $308,009 for the nine months ended September 30, 2001 as compared to $305,534 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas, offset by lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production. For the nine months ended September 30, 2001, 7,396 barrels of oil, 3,051 barrels of NGLs and 19,219 mcf of gas were sold, or 13,650 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 7,212 barrels of oil, 4,010 barrels of NGLs and 16,705 mcf of gas were sold, or 14,006 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.98, or 7%, from $28.30 for the nine months ended September 30, 2000 to $26.32 for the same period in 2001. The average price received per barrel of NGLs decreased $.25, or 2%, from $14.48 during the nine months ended September 30, 2000 to $14.23 for the same period in 2001. The average price received per mcf of gas increased 39% from $2.62 for the nine months ended September 30, 2000 to $3.64 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $76 was recognized during the nine months ended September 30, 2000 resulting from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $183,348 for the nine months ended September 30, 2001 as compared to $154,261 for the same period in 2000, an increase of $29,087, or 19%. This increase was due to increases in the impairment of oil and gas properties, production costs, depletion and general and administrative expenses ("G&A").

Production costs were $129,012 for the nine months ended September 30, 2001 and $121,722 for the same period in 2000, resulting in a $7,290 increase, or 6%. This increase was due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 1% from $9,166 for the nine months ended September 30, 2000 to $9,240 for the same period in 2001, primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $15,533 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $29,563 for the nine months ended September 30, 2001 as compared to $23,373 for the same period in 2000, an increase of $6,190, or 26%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices for the nine months ended September 30, 2001 as compared to the same period in 2000 and an increase in oil production of 184 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $81,958 for the three months ended September 30, 2001 as compared to $118,404 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 2,251 barrels of oil, 1,170 barrels of NGLs and 5,156 mcf of gas were sold, or 4,280 BOEs. For the three months ended September 30, 2000, 2,799 barrels of oil, 1,265 barrels of NGLs and 6,005 mcf of gas were sold, or 5,065 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.83, or 7%, from $27.98 for the three months ended September 30, 2000 to $26.15 for the same period in 2001. The average price received per barrel of NGLs decreased $4.85, or 30%, from $15.92 during the three months ended September 30, 2000 to $11.07 for the same period in 2001. The average price received per mcf of gas decreased 41% to $1.98 during the three months ended September 30, 2001 from $3.38 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $71,394 for the three months ended September 30, 2001 as compared to $50,753 for the same period in 2000, an increase of $20,641, or 41%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in G&A.

Production costs were $42,940 for the three months ended September 30, 2001 and $38,155 for the same period in 2000 resulting in a $4,785 increase, or 13%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production taxes.

During this period, G&A decreased 31% from $3,552 for the three months ended September 30, 2000 to $2,458 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $15,533 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $10,463 for the three months ended September 30, 2001 as compared to $9,046 for the same period in 2000, an increase in depletion of $1,417, or 16%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decrease in oil production of 548 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $36,851 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in sales receipts of $1,783 and a reduction in working capital of $42,432, offset by increases in production costs of $7,290 and G&A expenses of $74. The increase in oil and gas receipts resulted from an increase of $17,129 in average prices received for gas and $358 resulted from the increase in production during 2001 as compared to the same period in 2000, offset by a decrease of $15,704 in average prices received for oil and NGLs during 2001. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower workover costs. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were related to expenditures for equipment upgrades on various oil and gas properties.

Proceeds of $76 recognized during the nine months ended September 30, 2000 were from equipment credits on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $157,877, of which $1,579 was distributed to the managing general partner and $156,298 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $174,206, of which $1,742 was distributed to the managing general partner and $172,464 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 88-A, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-A, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-19659-01


                           PARKER & PARSLEY 88-A, L.P.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                  75-2225738
      -------------------------------                 ----------------------
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                 Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------           -------------
    (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
             -------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES /X/ NO / /

                           PARKER & PARSLEY 88-A, L.P.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8

                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION


ITEM 1.      FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                      September 30,      December 31,
                                                           2001              2000
                                                      -------------      ------------
                                                       (Unaudited)
                 ASSETS

Current assets:
   Cash                                               $     367,261      $    193,491
   Accounts receivable - oil and gas sales                  128,453           224,465
                                                      -------------      ------------

          Total current assets                              495,714           417,956
                                                      -------------      ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                  10,117,650        10,111,281
Accumulated depletion                                    (8,688,082)       (8,534,409)
                                                      -------------      ------------

          Net oil and gas properties                      1,429,568         1,576,872
                                                      -------------      ------------

                                                      $   1,925,282      $  1,994,828
                                                      =============      ============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                       $      53,099      $     18,724

Partners' capital:
   Managing general partner                                  18,964            20,003
   Limited partners (12,935 interests)                    1,853,219         1,956,101
                                                      -------------      ------------

                                                          1,872,183         1,976,104
                                                      -------------      ------------

                                                      $   1,925,282      $  1,994,828
                                                      =============      ============



The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                       Three months ended                  Nine months ended
                                                          September 30,                      September 30,
                                                 -----------------------------     -----------------------------
                                                     2001             2000             2001             2000
                                                 ------------     ------------     ------------     ------------
Revenues:
  Oil and gas                                    $    279,405     $    404,891     $  1,050,356     $  1,043,026
  Interest                                              2,482            4,613            9,266           11,691
  Gain on disposition of assets                            --               --               --              259
                                                 ------------     ------------     ------------     ------------

                                                      281,887          409,504        1,059,622        1,054,976
                                                 ------------     ------------     ------------     ------------

Costs and expenses:
  Oil and gas production                              146,434          130,098          439,961          415,111
  General and administrative                            8,383           12,147           31,511           31,291
  Impairment of oil and gas properties                 52,901               --           52,901               --
  Depletion                                            35,751           30,877          100,772           79,675
                                                 ------------     ------------     ------------     ------------

                                                      243,469          173,122          625,145          526,077
                                                 ------------     ------------     ------------     ------------

Net income                                       $     38,418     $    236,382     $    434,477     $    528,899
                                                 ============     ============     ============     ============

Allocation of net income:
  Managing general partner                       $        384     $      2,364     $      4,345     $      5,289
                                                 ============     ============     ============     ============

  Limited partners                               $     38,034     $    234,018     $    430,132     $    523,610
                                                 ============     ============     ============     ============

Net income per limited
  partnership interest                           $       2.94     $      18.09     $      33.25     $      40.48
                                                 ============     ============     ============     ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                           Managing
                                            general      Limited
                                            partner      partners         Total
                                          ----------    -----------    -----------
Balance at January 1, 2001                $   20,003    $ 1,956,101    $ 1,976,104

    Distributions                             (5,384)      (533,014)      (538,398)

    Net income                                 4,345        430,132        434,477
                                          ----------    -----------    -----------

Balance at September 30, 2001             $   18,964    $ 1,853,219    $ 1,872,183
                                          ==========    ===========    ===========



  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                               Nine months ended
                                                                  September 30,
                                                          --------------------------
                                                             2001            2000
                                                          ----------      ----------
Cash flows from operating activities:
  Net income                                              $  434,477      $  528,899
  Adjustments to reconcile net income to net
    cash provided by operating activities:
       Impairment of oil and gas properties                   52,901              --
       Depletion                                             100,772          79,675
       Gain on disposition of assets                              --            (259)
  Changes in assets and liabilities:
    Accounts receivable                                       96,012         (21,329)
    Accounts payable                                          34,375          22,103
                                                          ----------      ----------

          Net cash provided by operating activities          718,537         609,089
                                                          ----------      ----------

Cash flows from investing activities:
  Additions to oil and gas properties                         (6,369)         (9,580)
  Proceeds from asset dispositions                                --             259
                                                          ----------      ----------

          Net cash used in investing activities               (6,369)         (9,321)
                                                          ----------      ----------

Cash flows used in financing activities:
  Cash distributions to partners                            (538,398)       (594,086)
                                                          ----------      ----------

Net increase in cash                                         173,770           5,682
Cash at beginning of period                                  193,491         215,801
                                                          ----------      ----------

Cash at end of period                                     $  367,261      $  221,483
                                                          ==========      ==========



  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-A, L.P. (the "Partnership") is a limited partnership organized in 1988 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $52,901 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,228,907 of which $3,153,865 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues increased 1% to $1,050,356 for the nine months ended September 30, 2001 as compared to $1,043,026 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas, offset by lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production. For the nine months ended September 30, 2001, 25,222 barrels of oil, 10,396 barrels of NGLs and 65,563 mcf of gas were sold, or 46,545 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 24,596 barrels of oil, 13,677 barrels of NGLs and 56,955 mcf of gas were sold, or 47,766 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.98, or 7%, from $28.30 for the nine months ended September 30, 2000 to $26.32 for the same period in 2001. The average price received per barrel of NGLs decreased $.25, or 2%, from $14.48 during the nine months ended September 30, 2000 to $14.23 for the same period in 2001. The average price received per mcf of gas increased 39% from $2.62 during the nine months ended September 30, 2000 to $3.64 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $259 was recognized during the nine months ended September 30, 2000 resulting from equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $625,145 for the nine months ended September 30, 2001 as compared to $526,077 for the same period in 2000, an increase of $99,068, or 19%. This increase was due to increases in the impairment of oil and gas properties, production costs, depletion and general and administrative expenses ("G&A").

Production costs were $439,961 for the nine months ended September 30, 2001 and $415,111 for the same period in 2000 resulting in an increase of $24,850, or 6%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decrease in workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 1%, from $31,291 for the nine months ended September 30, 2000 to $31,511 for the same period in 2001, primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $52,901 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $100,772 for the nine months ended September 30, 2001 as compared to $79,675 for the same period in 2000, representing an increase of $21,097, or 26%. This increase was the result of a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices and an increase in oil production of 626 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $279,405 for the three months ended September 30, 2001 as compared to $404,891 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 7,667 barrels of oil, 3,981 barrels of NGLs and 17,597 mcf of gas were sold, or 14,581 BOEs. For the three months ended September 30, 2000, 9,541 barrels of oil, 4,325 barrels of NGLs and 20,466 mcf of gas were sold, or 17,277 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.83, or 7%, from $27.98 for the three months ended September 30, 2000 to $26.15 for the same period in 2001. The average price received per barrel of NGLs decreased $4.85, or 30%, from $15.92 during the three months ended September 30, 2000 to $11.07 for the same period in 2001. The average price received per mcf of gas decreased 41% from $3.38 during the three months ended September 30, 2000 to $1.98 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $243,469 for the three months ended September 30, 2001 as compared to $173,122 for the same period in 2000, an increase of $70,347, or 41%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decrease in G&A.

Production costs were $146,434 for the three months ended September 30, 2001 and $130,098 for the same period in 2000, resulting in a $16,336 increase, or 13%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decline in production taxes.

During this period, G&A decreased 31% from $12,147 for the three months ended September 30, 2000 to $8,383 for the same period in 2001, due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $52,901 related to its proved oil and gas properties during the period ended September 30, 2001.

Depletion was $35,751 for the three months ended September 30, 2001 as compared to $30,877 for the same period in 2000, representing an increase of $4,874, or 16%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 compared to the same period in 2000 as a result of lower commodity prices, offset by a decrease in oil production of 1,874 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $109,448 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $4,905 and a reduction of $129,613 in working capital, offset by increases in production costs of $24,850 and G&A expenses of $220. The increase in revenue receipts resulted from increases in gas prices of $58,271 and $47,798 resulting from an increase in oil and gas production during 2001 as compared to the same period in 2000, offset by decreases of $54,476 in oil and NGL prices and $46,688 in NGL production. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decrease in workover costs. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $259 received during the nine months ended September 30, 2000 were due to equipment credits received on one well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $538,398, of which $5,384 was distributed to the managing general partner and $533,014 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $594,086, of which $5,941 was distributed to the managing general partner and $588,145 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.


---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

(a)   Exhibits

(b)   Reports on Form 8-K - none

                          PARKER & PARSLEY 88-A, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY 88-A, L.P.

                                     By:   Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner




Dated:  November 9, 2001             By:   /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 88-B CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-B Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 88-B CONV., L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 88-B CONV., L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS


                                                        September 30,      December 31,
                                                            2001              2000
                                                        -------------     ------------
                                                          (Unaudited)
                 ASSETS

Current assets:
  Cash                                                  $    129,543      $     58,050
  Accounts receivable - oil and gas sales                     43,474            80,619
                                                        ------------      ------------
         Total current assets                                173,017           138,669
                                                        ------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                     2,751,252         2,824,029
Accumulated depletion                                     (2,391,169)       (2,424,313)
                                                        ------------      ------------
         Net oil and gas properties                          360,083           399,716
                                                        ------------      ------------
                                                        $    533,100      $    538,385
                                                        ============      ============
LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                          $     19,250      $      6,684

Partners' capital:
  Managing general partner                                     5,129             5,308
  Limited partners (3,636 interests)                         508,721           526,393
                                                        ------------      ------------
                                                             513,850           531,701
                                                        ------------      ------------
                                                        $    533,100      $    538,385
                                                        ============      ============


      The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                             Three months ended        Nine months ended
                                                September 30,             September 30,
                                           ---------------------     ---------------------
                                             2001         2000         2001         2000
                                           --------     --------     --------     --------
Revenues:
  Oil and gas                              $105,325     $143,104     $354,526     $383,160
  Interest                                      775        1,466        2,757        3,544
  Gain on disposition of assets                  --        2,886        3,190        6,478
                                           --------     --------     --------     --------
                                            106,100      147,456      360,473      393,182
                                           --------     --------     --------     --------
Costs and expenses:
  Oil and gas production                     54,225       46,350      148,819      129,611
  General and administrative                  2,679        4,293        8,909       11,495
  Impairment of oil and gas properties       14,234           --       14,234           --
  Depletion                                  12,704        6,631       27,619       21,046
  Abandoned property                              6        3,340        4,165        3,340
                                           --------     --------     --------     --------
                                             83,848       60,614      203,746      165,492
                                           --------     --------     --------     --------
Net income                                 $ 22,252     $ 86,842     $156,727     $227,690
                                           ========     ========     ========     ========
Allocation of net income:
  Managing general partner                 $    222     $    869     $  1,567     $  2,277
                                           ========     ========     ========     ========
  Limited partners                         $ 22,030     $ 85,973     $155,160     $225,413
                                           ========     ========     ========     ========
Net income per limited
  partnership interest                     $   6.06     $  23.64     $  42.67     $  61.99
                                           ========     ========     ========     ========


         The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-B CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                    Managing
                                     general          Limited
                                     partner          partners            Total
                                  ------------      ------------      ------------
Balance at January 1, 2001        $      5,308      $    526,393      $    531,701

    Distributions                       (1,746)         (172,832)         (174,578)

    Net income                           1,567           155,160           156,727
                                  ------------      ------------      ------------

Balance at September 30, 2001     $      5,129      $    508,721      $    513,850
                                  ============      ============      ============


         The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                         Nine months ended
                                                                           September 30,
                                                                 ------------------------------
                                                                     2001              2000
                                                                 ------------      ------------
Cash flows from operating activities:
  Net income                                                     $    156,727      $    227,690
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Impairment of oil and gas properties                           14,234                --
        Depletion                                                      27,619            21,046
        Gain on disposition of assets                                  (3,190)           (6,478)
  Changes in assets and liabilities:
        Accounts receivable                                            37,145           (20,356)
        Accounts payable                                               13,356             9,333
                                                                 ------------      ------------
          Net cash provided by operating activities                   245,891           231,235
                                                                 ------------      ------------
Cash flows from investing activities:
  Additions to oil and gas properties                                  (2,448)           (2,350)
  Proceeds from asset dispositions                                      2,628             5,320
                                                                 ------------      ------------
          Net cash provided by investing activities                       180             2,970
                                                                 ------------      ------------
Cash flows used in financing activities:
  Cash distributions to partners                                     (174,578)         (225,984)
                                                                 ------------      ------------
Net increase in cash                                                   71,493             8,221
Cash at beginning of period                                            58,050            59,846
                                                                 ------------      ------------

Cash at end of period                                            $    129,543      $     68,067
                                                                 ============      ============


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-B CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-B Conv., L.P. (the "Partnership") was organized in 1988 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $14,234 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,252,584 of which $1,233,237 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Revenues:

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

The Partnership's oil and gas revenues decreased 7% to $354,526 for the nine months ended September 30, 2001 as compared to $383,160 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 9,074 barrels of oil, 2,963 barrels of NGLs and 13,253 mcf of gas were sold, or 14,246 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 9,855 barrels of oil, 4,114 barrels of NGLs and 16,862 mcf of gas were sold, or 16,779 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.82, or 3%, from $28.32 for the nine months ended September 30, 2000 to $27.50 for the same period in 2001. The average price received per barrel of NGLs increased $.13, or 1%, from $15.11 during the nine months ended September 30, 2000 to $15.24 for the same period in 2001. The average price received per mcf of gas increased 81% from $2.49 during the nine months ended September 30, 2000 to $4.51 in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $3,190 was recognized during the nine months ended September 30, 2001 due to the sale of equipment on one well plugged and abandoned during the current period. A gain of $6,478 was recognized during the same period in 2000 resulting from a $4,726 salvage income from one well plugged and abandoned during the current period and $1,752 from equipment credits received on one fully depleted well. Abandoned property costs of $4,165 and $3,340 were incurred during the nine months ended September 30, 2001 and 2000, respectively, to abandon these wells.

Costs and Expenses:

Total costs and expenses increased to $203,746 for the nine months ended September 30, 2001 as compared to $165,492 for the same period in 2000, an increase of $38,254, or 23%. This increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $148,819 for the nine months ended September 30, 2001 and $129,611 for the same period in 2000, resulting in a $19,208 increase, or 15%. The increase was due to higher ad valorem taxes and additional well maintenance and workover costs incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 22% from $11,495 for the nine months ended September 30, 2000 to $8,909 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $14,234 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $27,619 for the nine months ended September 30, 2001 as compared to $21,046 for the same period in 2000, an increase of $6,573, or 31%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a decrease in oil production of 781 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 26% to $105,325 for the three months ended September 30, 2001 as compared to $143,104 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 3,234 barrels of oil, 1,060 barrels of NGLs and 4,816 mcf of gas were sold, or 5,097 BOEs. For the three months ended September 30, 2000, 3,152 barrels of oil, 1,508 barrels of NGLs and 6,019 mcf of gas were sold, or 5,663 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $5.15, or 16%, from $31.31 for the three months ended September 30, 2000 to $26.16 for the same period in 2001. The average price received per barrel of NGLs decreased $5.65, or 33%, from $16.90 during the three months ended September 30, 2000 to $11.25 for the same period in 2001. The average price received per mcf of gas decreased 42% to $1.84 during the three months ended September 30, 2001 from $3.16 during the same period in 2000.

Gain on disposition of assets of $2,886 was recognized during the three months ended September 30, 2000. The gain was comprised of $1,752 from equipment credits received on one fully depleted well and $1,134 received from salvage income on one well plugged and abandoned during the current period. Abandoned property costs of $6 and $3,340 were incurred during the three months ended September 30, 2001 and 2000, respectively, resulting from one well plugged and abandoned during the current periods.

Costs and Expenses:

Total costs and expenses increased to $83,848 for the three months ended September 30, 2001 as compared to $60,614 for the same period in 2000, an increase of $23,234, or 38%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by declines in abandoned property costs and G&A.

Production costs were $54,225 for the three months ended September 30, 2001 and $46,350 for the same period in 2000, resulting in a $7,875 increase, or 17%. The increase was due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production.

During this period, G&A decreased 38% from $4,293 for the three months ended September 30, 2000 to $2,679 for the same period in 2001 primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $14,234 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $12,704 for the three months ended September 30, 2001 as compared to $6,631 for the same period in 2000, an increase of $6,073, or 92%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $14,656 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $61,524 in working capital and $2,586 in G&A expenses, offset by increases in production costs of $19,208 and abandoned property costs of $825 and a reduction in oil and gas sales receipts of $29,421. The decrease in oil and gas receipts resulted from the decrease of $8,833 in oil prices and $55,318 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase of $34,730 in gas and NGL prices. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance and workover costs incurred to stimulate well production. The decrease in G&A was due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were related to expenditures for equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $2,628 was recognized during the nine months ended September 30, 2001. The gain was comprised of $2,424 received from the sale of equipment on one well plugged and abandoned during the current period and $204 from equipment credits received on one active well. Proceeds of $5,320 received during the same period in 2000 were due to $3,591 on one well plugged and abandoned during the current period and $1,729 from equipment credits on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $174,578, of which $1,746 was distributed to the managing general partner and $172,832 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $225,984, of which $2,260 was distributed to the managing general partner and $223,724 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                       PIONEER NATURAL RESOURCES COMPANY
                      PIONEER NATURAL RESOURCES USA, INC.
                     5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 88-B, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-B, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-19659-02


                           PARKER & PARSLEY 88-B, L.P.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                                  75-2240121
      -------------------------------                 ----------------------
      (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                 Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------           -------------
    (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
             -------------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES /X/ NO / /

                           PARKER & PARSLEY 88-B, L.P.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8

                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION


ITEM 1.      FINANCIAL STATEMENTS


                                 BALANCE SHEETS

                                                       September 30,      December 31,
                                                           2001               2000
                                                       -------------      ------------
                                                        (Unaudited)
                 ASSETS

Current assets:
  Cash                                                 $     320,866      $    144,763
  Accounts receivable - oil and gas sales                    107,113           198,467
                                                       -------------      ------------

          Total current assets                               427,979           343,230
                                                       -------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                     6,775,326         6,954,545
Accumulated depletion                                     (5,888,350)       (5,969,972)
                                                       -------------      ------------

          Net oil and gas properties                         886,976           984,573
                                                       -------------      ------------

                                                       $   1,314,955      $  1,327,803
                                                       =============      ============

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                         $      47,325      $     16,350

Partners' capital:
  Managing general partner                                    12,645            13,083
  Limited partners (8,954 interests)                       1,254,985         1,298,370
                                                       -------------      ------------

                                                           1,267,630         1,311,453
                                                       -------------      ------------

                                                       $   1,314,955      $  1,327,803
                                                       =============      ============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                     Three months ended             Nine months ended
                                                        September 30,                  September 30,
                                                 -------------------------     -------------------------
                                                    2001           2000           2001           2000
                                                 ----------     ----------     ----------     ----------
Revenues:
   Oil and gas                                   $  259,220     $  352,159     $  873,186     $  943,505
   Interest                                           1,927          3,636          6,841          8,813
   Gain on disposition of assets                         --          7,108          7,855         15,953
                                                 ----------     ----------     ----------     ----------

                                                    261,147        362,903        887,882        968,271
                                                 ----------     ----------     ----------     ----------

Costs and expenses:
   Oil and gas production                           133,495        114,143        366,524        319,196
   General and administrative                         6,594         10,565         21,943         28,305
   Impairment of oil and gas properties              34,975             --         34,975             --
   Depletion                                         31,335         16,274         68,090         51,791
   Abandoned property                                    17          8,226         10,258          8,226
                                                 ----------     ----------     ----------     ----------

                                                    206,416        149,208        501,790        407,518
                                                 ----------     ----------     ----------     ----------

Net income                                       $   54,731     $  213,695     $  386,092     $  560,753
                                                 ==========     ==========     ==========     ==========

Allocation of net income:
   Managing general partner                      $      547     $    2,137     $    3,861     $    5,608
                                                 ==========     ==========     ==========     ==========

   Limited partners                              $   54,184     $  211,558     $  382,231     $  555,145
                                                 ==========     ==========     ==========     ==========

Net income per limited
   partnership interest                          $     6.05     $    23.63     $    42.69     $    62.00
                                                 ==========     ==========     ==========     ==========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                        Managing
                                         general          Limited
                                         partner          partners          Total
                                       -----------      -----------      -----------
Balance at January 1, 2001             $    13,083      $ 1,298,370      $ 1,311,453

    Distributions                           (4,299)        (425,616)        (429,915)

    Net income                               3,861          382,231          386,092
                                       -----------      -----------      -----------

Balance at September 30, 2001          $    12,645      $ 1,254,985      $ 1,267,630
                                       ===========      ===========      ===========


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                    Nine months ended
                                                                       September 30,
                                                               --------------------------
                                                                  2001            2000
                                                               ----------      ----------
Cash flows from operating activities:
   Net income                                                  $  386,092      $  560,753
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Impairment of oil and gas properties                      34,975              --
         Depletion                                                 68,090          51,791
         Gain on disposition of assets                             (7,855)        (15,953)
   Changes in assets and liabilities:
         Accounts receivable                                       91,354         (29,725)
         Accounts payable                                          32,919          22,569
                                                               ----------      ----------

              Net cash provided by operating activities           605,575         589,435
                                                               ----------      ----------

Cash flows from investing activities:
   Additions to oil and gas properties                             (6,028)         (5,788)
   Proceeds from asset dispositions                                 6,471          13,102
                                                               ----------      ----------

              Net cash provided by investing activities               443           7,314
                                                               ----------      ----------

Cash flows used in financing activities:
   Cash distributions to partners                                (429,915)       (556,511)
                                                               ----------      ----------

Net increase in cash                                              176,103          40,238
Cash at beginning of period                                       144,763         129,430
                                                               ----------      ----------

Cash at end of period                                          $  320,866      $  169,668
                                                               ==========      ==========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-B, L.P. (the "Partnership") is a limited partnership organized in 1988 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $34,975 related to its proved oil and gas properties during the nine months ended September 30, 2001.


NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,086,337 of which $3,023,397 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 7% to $873,186 for the nine months ended September 30, 2001 as compared to $943,505 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 22,346 barrels of oil, 7,311 barrels of NGLs and 32,649 mcf of gas were sold, or 35,099 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 24,263 barrels of oil, 10,130 barrels of NGLs and 41,502 mcf of gas were sold, or 41,310 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.82, or 3%, from $28.32 for the nine months ended September 30, 2000 to $27.50 for the same period in 2001. The average price received per barrel of NGLs increased $.13, or 1%, from $15.11 during the nine months ended September 30, 2000 to $15.24 for the same period in 2001. The average price received per mcf of gas increased 81% from $2.49 during the nine months ended September 30, 2000 to $4.51 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $7,855 was recognized during the nine months ended September 30, 2001 due to the sale of equipment on one well plugged and abandoned during the current period. A gain of $15,953 was recognized during the same period in 2000 resulting from an $11,638 salvage income from one well plugged and abandoned during the current period and $4,315 from equipment credits received on one fully depleted well. Abandoned property costs of $10,528 and $8,226 were incurred during the nine months ended September 30, 2001 and 2000, respectively, to abandon these wells.

Costs and Expenses:

Total costs and expenses increased to $501,790 for the nine months ended September 30, 2001 as compared to $407,518 for the same period in 2000, an increase of $94,272, or 23%. This increase was due to increases in production costs, depletion, the impairment of oil and gas properties and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $366,524 for the nine months ended September 30, 2001 and $319,196 for the same period in 2000, resulting in an increase of $47,328, or 15%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs and workover expenses incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 22% from $28,305 for the nine months ended September 30, 2000 to $21,943 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $34,975 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $68,090 for the nine months ended September 30, 2001 as compared to $51,791 for the same period in 2000, representing an increase of $16,299, or 31%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a decline in oil production of 1,917 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 26% to $259,220 for the three months ended September 30, 2001 as compared to $352,159 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 7,949 barrels of oil, 2,619 barrels of NGLs and 11,857 mcf of gas were sold, or 12,544 BOEs. For the three months ended September 30, 2000, 7,752 barrels of oil, 3,707 barrels of NGLs and 14,807 mcf of gas were sold, or 13,927 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $5.15, or 16%, from $31.31 for the three months ended September 30, 2000 to $26.16 for the same period in 2001. The average price received per barrel of NGLs decreased $5.65, or 33%, from $16.90 during the three months ended September 30, 2000 to $11.25 for the same period in 2001. The average price received per mcf of gas decreased 42% from $3.16 during the three months ended September 30, 2000 to $1.84 for the same period in 2001.

Gain on disposition of assets of $7,108 was recognized during the three months ended September 30, 2000. The gain was comprised of $4,315 from equipment credits received on one fully depleted well and $2,793 received from salvage income on one well plugged and abandoned during the current period. Abandoned property costs of $17 and $8,226 were incurred during the three months ended September 30, 2001 and 2000, respectively, resulting from one well plugged and abandoned during the current periods.

Costs and Expenses:

Total costs and expenses increased to $206,416 for the three months ended September 30, 2001 as compared to $149,208 for the same period in 2000, an increase of $57,208, or 38%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by decreases in abandoned property costs and G&A.

Production costs were $133,495 for the three months ended September 30, 2001 and $114,143 for the same period in 2000 resulting in a $19,352 increase, or 17%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production and ad valorem taxes.

During this period, G&A decreased 38% from $10,565 for the three months ended September 30, 2000 to $6,594 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $34,975 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $31,335 for the three months ended September 30, 2001 as compared to $16,274 for the same period in 2000, representing an increase of $15,061, or 93%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $16,140 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $131,429 in working capital and G&A expenses of $6,362, offset by increases in production costs of $47,328, abandoned property costs of $2,032 and a reduction in oil and gas sales receipts of $72,291. The decrease in oil and gas receipts resulted from the decline of $21,833 in oil prices during 2001 and $135,612 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by increases in gas and NGL prices of $85,154. The increase in production costs was primarily due to higher ad valorem taxes and additional well maintenance and workover costs incurred to stimulate well production. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to upgrades of oil and gas equipment on various oil and gas properties.

Proceeds from dispositions of assets of $6,471 was recognized during the nine months ended September 30, 2001. The proceeds were comprised of $5,968 received from the sale of equipment on one well plugged and abandoned during the current period and $503 from equipment credits received on one active well. Proceeds of $13,102 received during the same period in 2000 were due to $8,845 on one well plugged and abandoned during the current period and $4,257 from equipment credits on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2000, cash distributions to the partners were $429,915, of which $4,299 was distributed to the managing general partner and $425,616 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $556,511, of which $5,565 was distributed to the managing general partner and $550,946 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into

Pioneer Natural Resources USA, Inc.
("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.


PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6.       EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 88-B, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PARKER & PARSLEY 88-B, L.P.

                                    By:   Pioneer Natural Resources USA, Inc.,
                                           Managing General Partner




Dated:  November 9, 2001            By:   /s/ Rich Dealy
                                          --------------------------------------
                                          Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 88-C CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-C Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 88-C CONV., L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000


                                   (Unaudited)

                        PARKER & PARSLEY 88-C CONV., L.P.
                        (A Delaware Limited Partnership)


                                 BALANCE SHEETS

                                                    September 30,     December 31,
                                                        2001              2000
                                                    ------------      ------------
                                                    (Unaudited)
ASSETS

Current assets:
   Cash                                             $   108,920       $    51,156
   Accounts receivable - oil and gas sales               38,388            66,963
                                                    -----------       -----------

        Total current assets                            147,308           118,119
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
   successful efforts accounting method               2,400,899         2,458,118
Accumulated depletion                                (2,055,170)       (2,078,258)
                                                    -----------       -----------

        Net oil and gas properties                      345,729           379,860
                                                    -----------       -----------

                                                    $   493,037       $   497,979
                                                    ===========       ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $    17,008       $     5,927

Partners' capital:
   Managing general partner                               4,745             4,905
   Limited partners (3,411 interests)                   471,284           487,147
                                                    -----------       -----------

                                                        476,029           492,052
                                                    -----------       -----------

                                                    $   493,037       $   497,979
                                                    ===========       ===========


  The financial information included herein as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-C CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              Three months ended           Nine months ended
                                                 September 30,               September 30,
                                            ----------------------      ----------------------
                                              2001          2000          2001          2000
                                            --------      --------      --------      --------
Revenues:
  Oil and gas                               $ 87,732      $119,902      $302,836      $318,657
  Interest                                       679         1,227         2,413         3,010
  Gain on disposition of assets                   --         2,269         2,508         5,093
                                            --------      --------      --------      --------

                                              88,411       123,398       307,757       326,760
                                            --------      --------      --------      --------

Costs and expenses:
  Oil and gas production                      47,414        39,073       130,202       112,471
  General and administrative                   2,451         3,597         9,129         9,560
  Impairment of oil and gas properties        11,171            --        11,171            --
  Depletion                                   11,047         6,317        24,706        19,292
  Abandoned property                              49         2,626         3,279         2,626
                                            --------      --------      --------      --------

                                              72,132        51,613       178,487       143,949
                                            --------      --------      --------      --------

Net income                                  $ 16,279      $ 71,785      $129,270      $182,811
                                            ========      ========      ========      ========

Allocation of net income:
  Managing general partner                  $    163      $    718      $  1,293      $  1,828
                                            ========      ========      ========      ========

  Limited partners                          $ 16,116      $ 71,067      $127,977      $180,983
                                            ========      ========      ========      ========

Net income per limited
  partnership interest                      $   4.73      $  20.84      $  37.52      $  53.06
                                            ========      ========      ========      ========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-C CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                    Managing
                                    general         Limited
                                    partner         partners         Total
                                   ---------       ---------       ---------
Balance at January 1, 2001         $   4,905       $ 487,147       $ 492,052

    Distributions                     (1,453)       (143,840)       (145,293)

    Net income                         1,293         127,977         129,270
                                   ---------       ---------       ---------

Balance at September 30, 2001      $   4,745       $ 471,284       $ 476,029
                                   =========       =========       =========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-C CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                              Nine months ended
                                                                September 30,
                                                          -------------------------
                                                             2001            2000
                                                          ---------       ---------
Cash flows from operating activities:
   Net income                                             $ 129,270       $ 182,811
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Impairment of oil and gas properties                  11,171              --
       Depletion                                             24,706          19,292
       Gain on disposition of assets                         (2,508)         (5,093)
   Changes in assets and liabilities:
       Accounts receivable                                   28,575         (16,829)
       Accounts payable                                      11,702           6,893
                                                          ---------       ---------

           Net cash provided by operating activities        202,916         187,074
                                                          ---------       ---------

Cash flows from investing activities:
   Additions to oil and gas properties                       (1,925)         (1,862)
   Proceeds from asset dispositions                           2,066           4,183
                                                          ---------       ---------

           Net cash provided by investing activities            141           2,321
                                                          ---------       ---------

Cash flows used in financing activities:
   Cash distributions to partners                          (145,293)       (187,973)
                                                          ---------       ---------

Net increase in cash                                         57,764           1,422
Cash at beginning of period                                  51,156          56,353
                                                          ---------       ---------

Cash at end of period                                     $ 108,920       $  57,775
                                                          =========       =========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 88-C CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-C Conv., L.P. (the "Partnership") was organized in 1988 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $11,171 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,009,229 of which $996,208 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 5% to $302,836 for the nine months ended September 30, 2001 as compared to $318,657 for the same period in 2000. The decrease in revenues resulted from lower average prices received from oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 7,375 barrels of oil, 2,938 barrels of NGLs and 12,521 mcf of gas were sold, or 12,400 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 7,994 barrels of oil, 3,665 barrels of NGLs and 14,995 mcf of gas were sold, or 14,158 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.73, or 3%, from $28.38 for the nine months ended September 30, 2000 to $27.65 for the same period in 2001. The average price received per barrel of NGLs increased $.19, or 1%, from $15.03 during the nine months ended September 30, 2000 to $15.22 for the same period in 2001. The average price received per mcf of gas increased 77% from $2.44 during the nine months ended September 30, 2000 to $4.31 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $2,508 and $5,093 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 was due to salvage income received on one well plugged and abandoned during the current period. The gain recognized during the period ended September 30, 2000 was primarily due to salvage income received on one well plugged and abandoned during the period ended 2000.

Costs and Expenses:

Total costs and expenses increased to $178,487 for the nine months ended September 30, 2001 as compared to $143,949 for the same period in 2000, an increase of $34,538, or 24%. The increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $130,202 for the nine months ended September 30, 2001 and $112,471 for the same period in 2000 resulting in a $17,731 increase, or 16%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel costs. During this period, G&A decreased 5%, from $9,560 for the nine months ended September 30, 2000 to $9,129 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $11,171 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $24,706 for the nine months ended September 30, 2001 as compared to $19,292 for the same period in 2000, an increase of $5,414, or 28%. This increase was due to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 619 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Abandoned property costs of $3,279 and $2,626 were incurred for the nine months ended September 30, 2001 and 2000, respectively, to plug and abandon one well during the current periods.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 27% to $87,732 for the three months ended September 30, 2001 as compared to $119,902 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 2,598 barrels of oil, 980 barrels of NGLs and 4,361 mcf of gas were sold, or 4,305 BOEs. For the three months ended September 30, 2000, 2,639 barrels of oil, 1,267 barrels of NGLs and 5,043 mcf of gas were sold, or 4,747 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.98, or 16%, from $31.26 for the three months ended September 30, 2000 to $26.28 for the same period in 2001. The average price received per barrel of NGLs decreased $5.53, or 32%, from $17.08 during the three months ended September 30, 2000 to $11.55 for the same period in 2001. The average price received per mcf of gas decreased 40% to $1.88 during the three months ended September 30, 2001 from $3.11 during the same period in 2000.

A gain on disposition of assets of $2,269 recognized during the three months ended September 30, 2000 was due to salvage income received on one well plugged and abandoned during the period ended 2000.

Costs and Expenses:

Total costs and expenses increased to $72,132 for the three months ended September 30, 2001 as compared to $51,613 for the same period in 2000, an increase of $20,519, or 40%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by declines in G&A and abandoned property costs.

Production costs were $47,414 for the three months ended September 30, 2001 and $39,073 for the same period in 2000, resulting in an $8,341 increase, or 21%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production.

During this period, G&A decreased 32%, from $3,597 for the three months ended September 30, 2000 to $2,451 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $11,171 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $11,047 for the three months ended September 30, 2001 as compared to $6,317 for the same period in 2000, an increase of $4,730, or 75%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices.

Abandoned property costs of $49 and $2,626 were incurred for the three months ended September 30, 2001 and 2000, respectively, to plug and abandon one well during the current periods.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $15,842 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions in working capital of $50,213 and G&A expenses of $431, offset by increases in production costs of $17,731 and abandoned property costs of $653 and a reduction in oil and gas receipts of $16,418. The decrease in oil and gas receipts resulted from the decrease in oil commodity prices during 2001 of $5,974 and a decline in production of $38,893 during 2001 as compared to the same period in 2000, offset by increased gas and NGL commodity prices of $28,449. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $2,066 and $4,183 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during 2001 were primarily due to salvage income received on a well plugged and abandoned during the current year. The proceeds recognized during 2000 were due to salvage income received on one well plugged and abandoned during the period ended 2000.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $145,293, of which $1,453 was distributed to the managing general partner and $143,840 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $187,973, of which $1,880 was distributed to the managing general partner and $186,093 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 88-C, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                         -------------------------------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                        --------------------------------

         This document contains important information specific to Parker & Parsley 88-C, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                          PARKER & PARSLEY 88-C , L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                           PARKER & PARSLEY 88-C, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS



                                                         September 30,      December 31,
                                                              2001              2000
                                                         -------------      ------------
                                                          (Unaudited)
                    ASSETS

Current assets:
  Cash                                                   $      72,627      $     31,689
  Accounts receivable - oil and gas sales                       27,453            47,902
                                                         -------------      ------------

        Total current assets                                   100,080            79,591
                                                         -------------      ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                       1,711,107         1,751,887
Accumulated depletion                                       (1,465,093)       (1,481,594)
                                                         -------------      ------------

        Net oil and gas properties                             246,014           270,293
                                                         -------------      ------------

                                                         $     346,094      $    349,884
                                                         =============      ============

       LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
    Accounts payable - affiliate                         $      12,249      $      4,246

Partners' capital:
    Managing general partner                                     3,326             3,443
    Limited partners (2,431 interests)                         330,519           342,195
                                                         -------------      ------------

                                                               333,845           345,638
                                                         -------------      ------------

                                                         $     346,094      $    349,884
                                                         =============      ============

The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-C, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                  Three months ended             Nine months ended
                                                     September 30,                  September 30,
                                               -------------------------     -------------------------
                                                  2001           2000           2001           2000
                                               ----------     ----------     ----------     ----------
Revenues:
  Oil and gas                                  $   62,636     $   85,503     $  215,744     $  227,002
  Interest                                            547            803          1,580          1,977
  Gain on disposition of assets                        --          1,617          1,788          3,630
                                               ----------     ----------     ----------     ----------

                                                   63,183         87,923        219,112        232,609
                                               ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production                           33,832         27,815         92,793         80,121
  General and administrative                        1,950          2,565          6,703          6,810
  Impairment of oil and gas properties              7,965             --          7,965             --
  Depletion                                         7,876          4,492         17,558         13,743
  Abandoned property                                    7          1,872          2,337          1,872
                                               ----------     ----------     ----------     ----------

                                                   51,630         36,744        127,356        102,546
                                               ----------     ----------     ----------     ----------

Net income                                     $   11,553     $   51,179     $   91,756     $  130,063
                                               ==========     ==========     ==========     ==========

Allocation of net income:
  Managing general partner                     $      116     $      512     $      918     $    1,301
                                               ==========     ==========     ==========     ==========

  Limited partners                             $   11,437     $   50,667     $   90,838     $  128,762
                                               ==========     ==========     ==========     ==========

Net income per limited
  partnership interest                         $     4.71     $    20.85     $    37.37     $    52.97
                                               ==========     ==========     ==========     ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-C, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                        Managing
                                         general         Limited
                                         partner         partners           Total
                                       -----------      -----------      -----------
Balance at January 1, 2001             $     3,443      $   342,195      $   345,638

    Distributions                           (1,035)        (102,514)        (103,549)

    Net income                                 918           90,838           91,756
                                       -----------      -----------      -----------

Balance at September 30, 2001          $     3,326      $   330,519      $   333,845
                                       ===========      ===========      ===========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-C, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                 Nine months ended
                                                                   September 30,
                                                            --------------------------
                                                               2001            2000
                                                            ----------      ----------
Cash flows from operating activities:
  Net income                                                $   91,756      $  130,063
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Impairment of oil and gas properties                      7,965              --
       Depletion                                                17,558          13,743
       Gain on disposition of assets                            (1,788)         (3,630)
  Changes in assets and liabilities:
       Accounts receivable                                      20,449         (11,926)
       Accounts payable                                          8,445           4,863
                                                            ----------      ----------

            Net cash provided by operating activities          144,385         133,113
                                                            ----------      ----------

Cash flows from investing activities:
  Additions to oil and gas properties                           (1,370)         (1,327)
  Proceeds from asset dispositions                               1,472           2,981
                                                            ----------      ----------

            Net cash provided by investing activities              102           1,654
                                                            ----------      ----------

Cash flows used in financing activities:
  Cash distributions to partners                              (103,549)       (133,968)
                                                            ----------      ----------

Net increase in cash                                            40,938             799
Cash at beginning of period                                     31,689          35,943
                                                            ----------      ----------

Cash at end of period                                       $   72,627      $   36,742
                                                            ==========      ==========


   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 88-C, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1.          ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 88-C, L.P. (the "Partnership") is a limited partnership organized in 1988 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2.          BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3.         IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $7,965 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.        PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $714,658 of which $706,056 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 5% to $215,744 for the nine months ended September 30, 2001 as compared to $227,002 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 5,252 barrels of oil, 2,090 barrels of NGLs and 8,970 mcf of gas were sold, or 8,837 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 5,698 barrels of oil, 2,609 barrels of NGLs and 10,687 mcf of gas were sold, or 10,088 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.73, or 3%, from $28.38 for the nine months ended September 30, 2000 to $27.65 for the same period in 2001. The average price received per barrel of NGLs increased $.19, or 1%, from $15.03 during the nine months ended September 30, 2000 to $15.22 for the same period in 2001. The average price received per mcf of gas increased 77% from $2.44 during the nine months ended September 30, 2000 to $4.31 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $1,788 and $3,630 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September

30, 2001 was due to salvage income received on one well plugged and abandoned during the current period. The gain recognized during the period ended September 30, 2000 was primarily due to salvage income received on one well plugged and abandoned during the period ended 2000.

Costs and Expenses:

Total costs and expenses increased to $127,356 for the nine months ended September 30, 2001 as compared to $102,546 for the same period in 2000, an increase of $24,810, or 24%. This increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $92,793 for the nine months ended September 30, 2001 and $80,121 for the same period in 2000 resulting in a $12,672 increase, or 16%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 2%, from $6,810 for the nine months ended September 30, 2000 to $6,703 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $7,965 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $17,558 for the nine months ended September 30, 2001 as compared to $13,743 for the same period in 2000, an increase of $3,815, or 28%. This increase was due to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 446 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Abandoned property costs of $2,337 and $1,872 were incurred for the nine months ended September 30, 2001 and 2000, respectively, to plug and abandon one well during the current periods.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 27% to $62,636 for the three months ended September 30, 2001 as compared to $85,503 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 1,849 barrels of oil, 701 barrels of NGLs and 3,159 mcf of gas were sold, or 3,077 BOEs. For the three months ended September 30, 2000, 1,884 barrels of oil, 903 barrels of NGLs and 3,601 mcf of gas were sold, or 3,387 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.98, or 16%, from $31.26 for the three months ended September 30, 2000 to $26.28 for the same period in 2001. The average price received per barrel of NGLs decreased $5.53, or 32%, from $17.08 during the three months ended September 30, 2000 to $11.55 for the same period in 2001. The average price received per mcf of gas decreased 40% to $1.88 during the three months ended September 30, 2001 from $3.11 during the same period in 2000.

A gain on disposition of assets of $1,617 recognized during the three months ended September 30, 2000 was due to salvage income received on one well plugged and abandoned during the period ended 2000.

Costs and Expenses:

Total costs and expenses increased to $51,630 for the three months ended September 30, 2001 as compared to $36,744 for the same period in 2000, an increase of $14,886, or 41%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by declines in G&A and abandoned property costs.

Production costs were $33,832 for the three months ended September 30, 2001 and $27,815 for the same period in 2000, resulting in a $6,017 increase, or 22%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production.

During this period, G&A decreased 24%, from $2,565 for the three months ended September 30, 2000 to $1,950 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $7,965 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $7,876 for the three months ended September 30, 2001 as compared to $4,492 for the same period in 2000, an increase of $3,384, or 75%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices.

Abandoned property costs of $7 and $1,872 were incurred for the three months ended September 30, 2001 and 2000, respectively, to plug and abandon one well during the current periods.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $11,272 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions in working capital of $35,957 and G&A expenses of $107, offset by increases in production costs of $12,672 and abandoned property costs of $465 and a decline in oil and gas receipts of $11,655. The decrease in oil and gas receipts resulted from a decline in oil commodity prices of $4,158 during 2001 and a decline in production during 2001 of $27,641, offset by an increase in gas and NGL commodity prices of $20,144. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $1,472 and $2,981 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during 2001 were primarily due to salvage income received on a well plugged and abandoned during the current year. The proceeds recognized during 2000 were due to salvage income received on one well plugged and abandoned during the period ended 2000.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $103,549, of which $1,035 was distributed to the managing general partner and $102,514 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $133,968, of which $1,340 was distributed to the managing general partner and $132,628 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.
---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                        PRODUCING PROPERTIES 88-A, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         THIS DOCUMENT CONTAINS IMPORTANT INFORMATION SPECIFIC TO PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P. AND SUPPLEMENTS THE SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001, OF PIONEER NATURAL RESOURCES COMPANY, A DELAWARE CORPORATION THAT WE CALL PIONEER PARENT, AND PIONEER NATURAL RESOURCES USA, INC., A DELAWARE CORPORATION THAT WE CALL PIONEER USA, BY WHICH PIONEER USA IS SOLICITING PROXIES TO BE VOTED AT A SPECIAL MEETING OF THE LIMITED PARTNERS OF THE PARTNERSHIP. THE PURPOSE OF THE SPECIAL MEETING IS FOR YOU TO VOTE UPON THE MERGER OF THE PARTNERSHIP WITH AND INTO PIONEER USA THAT, IF COMPLETED, WILL RESULT IN YOUR RECEIVING COMMON STOCK OF PIONEER PARENT FOR YOUR PARTNERSHIP INTERESTS.

         THIS DOCUMENT CONTAINS THE PARTNERSHIP'S QUARTERLY REPORT ON FORM 10-Q, INCLUDING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-19133-A


                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                -------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                            DELAWARE                                                            75-2225758
           -----------------------------------------                                    -------------------------
            (State or other jurisdiction of                                                (I.R.S. Employer
            incorporation or organization)                                              Identification Number)

        5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                                         75039
        -------------------------------------------------                                      -------------
           (Address of principal executive offices)                                             (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
         ---------------------------------------------------------------
         (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.


                                 YES [X] NO [ ]

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                          PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8

                           PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS


                                 BALANCE SHEETS

                                                           September 30,     December 31,
                                                               2001              2000
                                                          --------------    --------------
                                                           (Unaudited)
                 ASSETS
Current assets:
   Cash                                                   $      343,338    $      253,499
   Accounts receivable - oil and gas sales                        72,540           115,810
                                                          --------------    --------------

           Total current assets                                  415,878           369,309
                                                          --------------    --------------
Oil and gas properties - at cost, based on the
   successful efforts accounting method                        4,855,712         4,855,712
Accumulated depletion                                         (3,793,693)       (3,719,241)
                                                          --------------    --------------

           Net oil and gas properties                          1,062,019         1,136,471
                                                          --------------    --------------

                                                          $    1,477,897    $    1,505,780
                                                          ==============    ==============

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                           $       29,420    $       11,054

Partners' capital:
   Managing general partner                                       14,416            14,879
   Limited partners (11,222 interests)                         1,434,061         1,479,847
                                                          --------------    --------------

                                                               1,448,477         1,494,726
                                                          --------------    --------------

                                                          $    1,477,897    $    1,505,780
                                                          ==============    ==============



The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                       Three months ended         Nine months ended
                                                          September 30,              September 30,
                                                     -----------------------   -----------------------
                                                        2001         2000         2001         2000
                                                     ----------   ----------   ----------   ----------
Revenues:
   Oil and gas                                       $  160,309   $  182,810   $  510,321   $  529,705
   Interest                                               2,283        4,475        8,508       12,279
   Gain on disposition of assets                             --           --        6,447        9,859
                                                     ----------   ----------   ----------   ----------

                                                        162,592      187,285      525,276      551,843
                                                     ----------   ----------   ----------   ----------

Costs and expenses:
   Oil and gas production                                72,619       64,917      199,948      264,170
   General and administrative                             3,974        5,484       14,480       15,891
   Impairment of oil and gas properties                  18,255           --       18,255           --
   Depletion                                             19,670       19,737       56,197       49,684
   Abandoned property                                        --           --       10,766           --
                                                     ----------   ----------   ----------   ----------

                                                        114,518       90,138      299,646      329,745
                                                     ----------   ----------   ----------   ----------

Net income                                           $   48,074   $   97,147   $  225,630   $  222,098
                                                     ==========   ==========   ==========   ==========

Allocation of net income:
   Managing general partner                          $      480   $      971   $    2,256   $    2,221
                                                     ==========   ==========   ==========   ==========

   Limited partners                                  $   47,594   $   96,176   $  223,374   $  219,877
                                                     ==========   ==========   ==========   ==========

Net income per limited
   partnership interest                              $     4.25   $     8.57   $    19.91   $    19.59
                                                     ==========   ==========   ==========   ==========




   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                                    Managing
                                                    general           Limited
                                                    partner           partners           Total
                                                  ------------      ------------      ------------
Balance at January 1, 2001                        $     14,879      $  1,479,847      $  1,494,726

    Distributions                                       (2,719)         (269,160)         (271,879)

    Net income                                           2,256           223,374           225,630
                                                  ------------      ------------      ------------

Balance at September 30, 2001                     $     14,416      $  1,434,061      $  1,448,477
                                                  ============      ============      ============



   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                        Nine months ended
                                                                         September 30,
                                                                 ------------------------------
                                                                     2001              2000
                                                                 ------------      ------------
Cash flows from operating activities:
   Net income                                                    $    225,630      $    222,098
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Impairment of oil and gas properties                           18,255                --
        Depletion                                                      56,197            49,684
        Gain on disposition of assets                                  (6,447)           (9,859)
   Changes in assets and liabilities:
        Accounts receivable                                            43,270            (1,287)
        Accounts payable                                               18,366            16,675
                                                                 ------------      ------------

               Net cash provided by operating activities              355,271           277,311
                                                                 ------------      ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                     --              (782)
   Proceeds from asset dispositions                                     6,447             9,859
                                                                 ------------      ------------

               Net cash provided by investing activities                6,447             9,077
                                                                 ------------      ------------

Cash flows used in financing activities:
   Cash distributions to partners                                    (271,879)         (339,285)
                                                                 ------------      ------------

Net increase (decrease) in cash                                        89,839           (52,897)
Cash at beginning of period                                           253,499           323,271
                                                                 ------------      ------------

Cash at end of period                                            $    343,338      $    270,374
                                                                 ============      ============




   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Producing Properties 88-A, L.P. (the "Partnership") is a limited partnership organized in 1988 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $18,255 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,088,664 of which $2,053,405 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 4% to $510,321 for the nine months ended September 30, 2001 as compared to $529,705 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 12,433 barrels of oil, 6,103 barrels of NGLs and 26,047 mcf of gas were sold, or 22,877 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 12,685 barrels of oil, 7,553 barrels of NGLs and 29,106 mcf of gas were sold, or 25,089 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.70, or 6%, from $28.54 for the nine months ended September 30, 2000 to $26.84 for the same period in 2001. The average price received per barrel of NGLs increased $.12, or 1%, from $13.80 during the nine months ended September 30, 2000 to $13.92 for the same period in 2001. The average price received per mcf of gas increased 61% from $2.18 during the nine months ended September 30, 2000 to $3.52 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $6,447 and $9,859 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the nine months ended September 30, 2001 resulted from equipment credits received on one well that was plugged and abandoned during the current period. Expenses incurred during the nine months ended September 30, 2001 to plug this well were $10,766. The gain recognized during the period ended September 30, 2000 resulted from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses decreased to $299,646 for the nine months ended September 30, 2001 as compared to $329,745 for the same period in 2000, a decrease of $30,099, or 9%. This decrease resulted from decreases in production costs and general and administrative expenses ("G&A"), offset by increases in the impairment of oil and gas properties, abandoned property costs and depletion.

Production costs were $199,948 for the nine months ended September 30, 2001 and $264,170 for the same period in 2000 resulting in a $64,222 decrease, or 24%. The decrease was primarily due to lower workover expenses and well maintenance costs, offset by higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 9% from $15,891 for the nine months ended September 30, 2000 to $14,480 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of lower oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $18,255 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $56,197 for the nine months ended September 30, 2001 as compared to $49,684 for the same period in 2000, representing an increase of $6,513, or 13%. This increase was primarily the result of a downward revision in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 12% to $160,309 for the three months ended September 30, 2001 as compared to $182,810 for the same period in 2000. The decrease in revenues resulted from lower average prices received, offset by a slight increase in production. For the three months ended September 30, 2001, 4,175 barrels of oil, 2,263 barrels of NGLs and 9,878 mcf of gas were sold, or 8,084 BOEs. For the three months ended September 30, 2000, 4,197 barrels of oil, 2,315 barrels of NGLs and 8,704 mcf of gas were sold, or 7,963 BOEs.

The average price received per barrel of oil decreased $4.06, or 13%, from $30.23 for the three months ended September 30, 2000 to $26.17 for the same period in 2001. The average price received per barrel of NGLs decreased $.38, or 3%, from $13.50 during the three months ended September 30, 2000 to $13.12 for the same period in 2001. The average price received per mcf of gas decreased 24% from $2.84 during the three months ended September 30, 2000 to $2.16 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $114,518 for the three months ended September 30, 2001 as compared to $90,138 for the same period in 2000, an increase of $24,380, or 27%. This increase was due to increases in the impairment of oil and gas properties and production costs, offset by declines in G&A and depletion.

Production costs were $72,619 for the three months ended September 30, 2001 and $64,917 for the same period in 2000, resulting in a $7,702 increase, or 12%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decline in workover expenses.

During this period, G&A decreased 28% from $5,484 for the three months ended September 30, 2000 to $3,974 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated as a result of lower oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $18,255 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $19,670 for the three months ended September 30, 2001 as compared to $19,737 for the same period in 2000, representing a decrease in depletion of $67.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $77,960 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to decreases in production costs of $64,222 and G&A expenses of $1,411 and a reduction of $46,248 in working capital, offset by a decrease in oil and gas sales receipts of $23,155 and an increase in abandoned property costs of $10,766. The decrease in production costs was primarily due to lower workover expenses and well maintenance costs, offset by higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of lower oil and gas revenues. The decrease in oil and gas receipts resulted from the decline in oil prices of $21,616 during 2001 and $37,714 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in gas and NGL prices of $36,175.

Net Cash Provided by Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2000 were related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $6,447 and $9,859 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the nine months ended September 30, 2001 resulted from equipment credits received on one well that was plugged and abandoned during the current period. The proceeds recognized during the period ended September 30, 2000 resulted from equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $271,879, of which $2,719 was distributed to the managing general partner and $269,160 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $339,285, of which $3,393 was distributed to the managing general partner and $335,892 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

(b) Reports on Form 8-K - none

                PARKER & PARSLEY PRODUCING PROPERTIES 88-A, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY PRODUCING
                                           PROPERTIES 88-A, L.P.

                                      By:  Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner




Dated: November 9, 2001               By:  /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley Private Investment 88, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.

                        (A Delaware Limited Partnership)

                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                    September 30,     December 31,
                                                        2001              2000
                                                    -------------     ------------
                                                     (Unaudited)

                 ASSETS

Current assets:
  Cash                                              $   336,512       $   174,638
  Accounts receivable - oil and gas sales               117,161           190,189
                                                    -----------       -----------
         Total current assets                           453,673           364,827
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                7,351,528         7,348,142
Accumulated depletion                                (6,235,778)       (6,092,889)
                                                    -----------       -----------
         Net oil and gas properties                   1,115,750         1,255,253
                                                    -----------       -----------
                                                    $ 1,569,423       $ 1,620,080
                                                    ===========       ===========

   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $    48,291       $     9,440

Partners' capital:
   Managing general partner                              15,376            16,271
   Limited partners (249 interests)                   1,505,756         1,594,369
                                                    -----------       -----------
                                                      1,521,132         1,610,640
                                                    -----------       -----------
                                                    $ 1,569,423       $ 1,620,080
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                              Three months ended          Nine months ended
                                                 September 30,              September 30,
                                            ----------------------      ----------------------
                                              2001          2000          2001          2000
                                            --------      --------      --------      --------

Revenues:
  Oil and gas                               $252,520      $345,951      $878,326      $944,374
  Interest                                     2,196         4,322         7,789        10,324
                                            --------      --------      --------      --------
                                             254,716       350,273       886,115       954,698
                                            --------      --------      --------      --------

Costs and expenses:
  Oil and gas production                     133,296       103,736       368,354       315,742
  General and administrative                   6,313        10,378        21,958        28,331
  Impairment of oil and gas properties        82,411            --        82,411            --
  Depletion                                   21,045        17,596        60,478        57,857
                                            --------      --------      --------      --------
                                             243,065       131,710       533,201       401,930
                                            --------      --------      --------      --------

Net income                                  $ 11,651      $218,563      $352,914      $552,768
                                            ========      ========      ========      ========

Allocation of net income:
  Managing general partner                  $    116      $  2,186      $  3,529      $  5,528
                                            ========      ========      ========      ========

  Limited partners                          $ 11,535      $216,377      $349,385      $547,240
                                            ========      ========      ========      ========

Net income per limited
  partnership interest                      $  46.32      $ 868.98      $1,403.15     $2,197.75
                                            ========      ========      ========      ========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                    Managing
                                     general           Limited
                                     partner           partners           Total
                                   -----------       -----------       -----------

Balance at January 1, 2001         $    16,271       $ 1,594,369       $ 1,610,640

    Distributions                       (4,424)         (437,998)         (442,422)

    Net income                           3,529           349,385           352,914
                                   -----------       -----------       -----------
Balance at September 30, 2001      $    15,376       $ 1,505,756       $ 1,521,132
                                   ===========       ===========       ===========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             Nine months ended
                                                               September 30,
                                                         -------------------------
                                                           2001             2000
                                                         ---------       ---------

Cash flows from operating activities:
  Net income                                             $ 352,914       $ 552,768
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Impairment of oil and gas properties                  82,411              --
      Depletion                                             60,478          57,857
  Changes in assets and liabilities:
      Accounts receivable                                   73,028         (43,764)
      Accounts payable                                      38,851          22,947
                                                         ---------       ---------

          Net cash provided by operating activities        607,682         589,808
                                                         ---------       ---------

Cash flows from investing activities:
  Additions to oil and gas properties                       (3,386)         (4,269)
  Proceeds from asset dispositions                              --             467
                                                         ---------       ---------

          Net cash used in investing activities             (3,386)         (3,802)
                                                         ---------       ---------

Cash flows used in financing activities:
  Cash distributions to partners                          (442,422)       (586,599)
                                                         ---------       ---------

Net increase (decrease) in cash                            161,874            (593)
Cash at beginning of period                                174,638         200,529
                                                         ---------       ---------

Cash at end of period                                    $ 336,512       $ 199,936
                                                         =========       =========

   The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 88, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 88, L.P. (the "Partnership") was organized in 1988 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1989.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $82,411 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,538,899 of which $3,503,510 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 7% to $878,326 for the nine months ended September 30, 2001 as compared to $944,374 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decrease in production, offset by a higher average price received for gas. For the nine months ended September 30, 2001, 21,853 barrels of oil, 8,166 barrels of NGLs and 43,510 mcf of gas were sold, or 37,271 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 22,815 barrels of oil, 12,104 barrels of NGLs and 46,784 mcf of gas were sold, or 42,716 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.38, or 5%, from $28.53 for the nine months ended September 30, 2000 to $27.15 for the same period in 2001. The average price received per barrel of NGLs decreased $.51, or 3%, from $14.65 during the nine months ended September 30, 2000 to $14.14 for the same period in 2001. The average price received per mcf of gas increased 57% from $2.48 during the nine months ended September 30, 2000 to $3.89 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $533,201 for the nine months ended September 30, 2001 as compared to $401,930 for the same period in 2000, an increase of $131,271, or 33%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $368,354 for the nine months ended September 30, 2001 and $315,742 for the same period in 2000, resulting in a $52,612 increase, or 17%. The increase was primarily the result of additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 22%, from $28,331 for the nine months ended September 30, 2000 to $21,958 for the same period in 2001 due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $82,411 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $60,478 for the nine months ended September 30, 2001 as compared to $57,857 for the same period in 2000, an increase of $2,621, or 5%. This increase was due to a decline in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 962 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 27% to $252,520 for the three months ended September 30, 2001 as compared to $345,951 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 6,763 barrels of oil, 3,682 barrels of NGLs and 15,409 mcf of gas were sold, or 13,013 BOEs. For the three months ended

September 30, 2000, 7,544 barrels of oil, 4,062 barrels of NGLs and 15,885 mcf of gas were sold, or 14,254 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.26, or 14%, from $30.52 for the three months ended September 30, 2000 to $26.26 for the same period in 2001. The average price received per barrel of NGLs decreased $4.36, or 27%, from $15.91 during the three months ended September 30, 2000 to $11.55 for the same period in 2001. The average price received per mcf of gas decreased 35% to $2.10 during the three months ended September 30, 2001 from $3.22 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $243,065 for the three months ended September 30, 2001 as compared to $131,710 for the same period in 2000, an increase of $111,355, or 85%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decrease in G&A.

Production costs were $133,296 for the three months ended September 30, 2001 and $103,736 for the same period in 2000, resulting in a $29,560 increase, or 28%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 39%, from $10,378 for the three months ended September 30, 2000 to $6,313 for the same period in 2001 due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $82,411 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $21,045 for the three months ended September 30, 2001 as compared to $17,596 for the same period in 2000, an increase of $3,449, or 20%. This increase was attributable to a decline in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 781 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $17,874 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions in working capital of $132,696 and G&A expenses of $6,373, offset by an increase in production costs of $52,612 and a decline in oil and gas receipts of $68,583. The decrease in oil and gas receipts resulted from the decline in production of $94,567 and lower oil and NGL commodity prices of $37,468, offset by an increase in gas commodity prices of $63,452 during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities for the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on several oil and gas properties.

Proceeds from asset dispositions of $467 recognized during the nine months ended September 30, 2000 were due to equipment credits on active properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $442,422, of which $4,424 was distributed to the managing general partner and $437,998 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $586,599, of which $5,866 was distributed to the managing general partner and $580,733 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 89-A CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 89-A Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 89-A CONV., L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 89-A CONV., L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                      2001              2000
                                                  ------------      ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $    87,818      $    49,781
  Accounts receivable - oil and gas sales               31,082           57,620
                                                   -----------      -----------

       Total current assets                            118,900          107,401
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               2,091,224        2,205,981
Accumulated depletion                               (1,775,946)      (1,860,437)
                                                   -----------      -----------

       Net oil and gas properties                      315,278          345,544
                                                   -----------      -----------

                                                   $   434,178      $   452,945
                                                   ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    11,241      $     4,194

Partners' capital:
  Managing general partner                               4,297            4,556
  Limited partners (2,797 interests)                   418,640          444,195
                                                   -----------      -----------

                                                       422,937          448,751
                                                   -----------      -----------

                                                   $   434,178      $   452,945
                                                   ===========      ===========


           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                     Three months ended         Nine months ended
                                        September 30,              September 30,
                                    ---------------------     ---------------------
                                      2001         2000         2001         2000
                                    --------     --------     --------     --------
Revenues:
  Oil and gas                       $ 71,559     $102,671     $264,279      272,560
  Interest                               585        1,149        2,234        2,874
  Gain on disposition of assets        6,005           --        9,718        2,083
                                    --------     --------     --------     --------

                                      78,149      103,820      276,231      277,517
                                    --------     --------     --------     --------

Costs and expenses:
  Oil and gas production              40,238       34,716      114,282      106,525
  General and administrative           2,147        3,552        8,535        8,809
  Depletion                           19,163        5,052       30,913       15,903
  Abandoned property                   3,597           --        5,860           --
                                    --------     --------     --------     --------

                                      65,145       43,320      159,590      131,237
                                    --------     --------     --------     --------

Net income                          $ 13,004     $ 60,500     $116,641     $146,280
                                    ========     ========     ========     ========

Allocation of net income:
  Managing general partner          $    130     $    605     $  1,166     $  1,463
                                    ========     ========     ========     ========

  Limited partners                  $ 12,874     $ 59,895     $115,475     $144,817
                                    ========     ========     ========     ========

Net income per limited
  partnership interest              $   4.61     $  21.42     $  41.29     $  51.78
                                    ========     ========     ========     ========

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-A CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                  Managing
                                   general       Limited
                                   partner       partners         Total
                                  ---------      ---------      ---------
Balance at January 1, 2001        $   4,556      $ 444,195      $ 448,751

    Distributions                    (1,425)      (141,030)      (142,455)

    Net income                        1,166        115,475        116,641
                                  ---------      ---------      ---------

Balance at September 30, 2001     $   4,297      $ 418,640      $ 422,937
                                  =========      =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                     Nine months ended
                                                                        September 30,
                                                                  ------------------------
                                                                     2001           2000
                                                                  ---------      ---------
Cash flows from operating activities:
   Net income                                                     $ 116,641      $ 146,280
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depletion                                                     30,913         15,903
       Gain on disposition of assets                                 (9,718)        (2,083)
   Changes in assets and liabilities:
       Accounts receivable                                           26,538        (10,511)
       Accounts payable                                              11,277          6,541
                                                                  ---------      ---------

          Net cash provided by operating activities                 175,651        156,130
                                                                  ---------      ---------

Cash flows from investing activities:
   Additions to oil and gas properties                                 (647)        (2,306)
   Proceeds from asset dispositions                                   5,488          2,083
                                                                  ---------      ---------

          Net cash provided by (used in) investing activities         4,841           (223)
                                                                  ---------      ---------

Cash flows used in financing activities:
   Cash distributions to partners                                  (142,455)      (160,327)
                                                                  ---------      ---------

Net increase (decrease) in cash                                      38,037         (4,420)
Cash at beginning of period                                          49,781         58,311
                                                                  ---------      ---------

Cash at end of period                                             $  87,818      $  53,891
                                                                  =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-A CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 89-A Conv., L.P. (the "Partnership") was organized in 1989 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1990.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $938,221 of which $928,839 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 3% to $264,279 for the nine months ended September 30, 2001 as compared to $272,560 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by an increase in the average price received for gas. For the nine months ended September 30, 2001, 5,952 barrels of oil, 2,849 barrels of NGLs and 15,338 mcf of gas were sold, or 11,357 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 6,258 barrels of oil, 3,477 barrels of NGLs and 15,638 mcf of gas were sold, or 12,341 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.21, or 4%, from $28.59 for the nine months ended September 30, 2000 to $27.38 for the same period in 2001. The average price received per barrel of NGLs decreased $1.83, or 12%, from $14.67 during the nine months ended September 30, 2000 to $12.84 for the same period in 2001. The average price received per mcf of gas increased 55% from $2.73 during the nine months ended September 30, 2000 to $4.22 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $9,718 and $2,083 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 was due to $9,089 salvage income received on two wells plugged and abandoned during the current period and $629 from equipment credits received on a fully depleted well. Abandoned property costs of $5,860 were incurred during 2001 to plug and abandon these wells. The gain recognized during the period ended September 30, 2000 was from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $159,590 for the nine months ended September 30, 2001 as compared to $131,237 for the same period in 2000, an increase of $28,353, or 22%. This increase was due to increases in depletion, production costs and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $114,282 for the nine months ended September 30, 2001 as compared to $106,525 for the same period in 2000, resulting in a $7,757 increase, or 7%. This increase was primarily due to higher workover and well maintenance costs incurred to stimulate well production and an increase in ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 3% from $8,809 for the nine months ended September 30, 2000 to $8,535 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $30,913 for the nine months ended September 30, 2001 as compared to $15,903 for the same period in 2000, an increase of $15,010, or 94%. This increase was the result of a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 306 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 30% to $71,559 for the three months ended September 30, 2001 as compared to $102,671 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 1,980 barrels of oil, 1,045 barrels of NGLs and 4,166 mcf of gas were sold, or 3,719 BOEs. For the three months ended September 30, 2000, 2,086 barrels of oil, 1,226 barrels of NGLs and 5,475 mcf of gas were sold, or 4,225 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.05, or 13%, from $30.64 for the three months ended September 30, 2000 to $26.59 for the same period in 2001. The average price received per barrel of NGLs decreased $6.39, or 39%, from $16.35 during the three months ended September 30, 2000 to $9.96 for the same period in 2001. The average price received per mcf of gas decreased 40% to $2.05 during the three months ended September 30, 2001 from $3.42 during the same period in 2000.

Gain on disposition of assets of $6,005 recognized for the three months ended September 30, 2001 was due to $5,376 in salvage income received on two wells plugged and abandoned during the current period and $629 from equipment credits on a fully depleted well. Abandoned property costs of $3,597 were recognized for the three months ended September 30, 2001 to plug and abandon these wells.

Costs and Expenses:

Total costs and expenses increased to $65,145 for the three months ended September 30, 2001 as compared to $43,320 for the same period in 2000, an increase of $21,825, or 50%. This increase was due to increases in depletion, production costs and abandoned property costs, offset by a decline in G&A.

Production costs were $40,238 for the three months ended September 30, 2001 and $34,716 for the same period in 2000 resulting in a $5,522 increase, or 16%. This increase was the result of additional well maintenance and workover costs incurred to stimulate well production and an increase in ad valorem taxes.

During this period, G&A decreased 40% from $3,552 for the three months ended September 30, 2000 to $2,147 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $19,163 for the three months ended September 30, 2001 as compared to $5,052 for the same period in 2000, an increase of $14,111, or 279%. This increase was the result of a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 106 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $19,521 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to decreases in G&A expenses of $274 and working capital of $41,785, offset by a decrease in oil and gas sales receipts of $8,921 and increases in production costs of $7,757 and abandoned property costs of $5,860. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues. The decrease in oil and gas receipts resulted from lower average prices received for oil and NGLs during 2001 which resulted in a $14,601 decrease and a decline in production of $17,704, offset by a $23,384 increase resulting from higher average prices received for gas. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

Net Cash Provided by (Used in) Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $5,488 and $2,083 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period in 2001 were primarily from salvage income on two wells plugged and abandoned during the current period. The proceeds recognized during the period in 2000 were due to equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $142,455, of which $1,425 was distributed to the managing general partner and $141,030 was distributed to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $160,327, of which $1,603 was distributed to the managing general partner and $158,724 was distributed to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.


---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 89-A, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley 89-A, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001

                         COMMISSION FILE NO. 33-26097-01

                           PARKER & PARSLEY 89-A, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             75-2297058
----------------------------------------                  ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                  75039
-------------------------------------------------               ----------
   (Address of principal executive offices)                     (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001

                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 89-A, L.P.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                    PART I. FINANCIAL INFORMATION

Item 1.   Financial Statements

          Balance Sheets as of September 30, 2001 and
             December 31, 2000.................................................................    3

          Statements of Operations for the three and nine
            months ended September 30, 2001 and 2000...........................................    4

          Statement of Partners' Capital for the nine months
            ended September 30, 2001...........................................................    5

          Statements of Cash Flows for the nine months ended
            September 30, 2001 and 2000........................................................    6

          Notes to Financial Statements........................................................    7

Item 2.   Management's Discussion and Analysis of Financial
            Condition and Results of Operations................................................    8

                                      PART II. OTHER INFORMATION

Item 6.   Exhibits and Reports on Form 8-K.....................................................   12

          Signatures...........................................................................   13

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                   September 30,      December 31,
                                                       2001               2000
                                                   -------------      ------------
                                                    (Unaudited)

                 ASSETS

Current assets:
  Cash                                              $   268,224       $   154,704
  Accounts receivable - oil and gas sales                92,470           171,226
                                                    -----------       -----------
          Total current assets                          360,694           325,930
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                6,218,341         6,559,576
Accumulated depletion                                (5,280,605)       (5,531,818)
                                                    -----------       -----------
          Net oil and gas properties                    937,736         1,027,758
                                                    -----------       -----------
                                                    $ 1,298,430       $ 1,353,688
                                                    ===========       ===========

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                      $    36,074       $    12,645

Partners' capital:
  Managing general partner                               12,815            13,602
  Limited partners (8,317 interests)                  1,249,541         1,327,441
                                                    -----------       -----------
                                                      1,262,356         1,341,043
                                                    -----------       -----------
                                                    $ 1,298,430       $ 1,353,688
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                      Three months ended           Nine months ended
                                         September 30,               September 30,
                                     ----------------------      ----------------------
                                       2001          2000          2001          2000
                                     --------      --------      --------      --------

Revenues:
  Oil and gas                        $212,821      $305,191      $786,034      $810,322
  Interest                              1,791         3,498         6,817         8,795
  Gain on disposition of assets        17,858            --        28,898         6,194
                                     --------      --------      --------      --------
                                      232,470       308,689       821,749       825,311
                                     --------      --------      --------      --------

Costs and expenses:
  Oil and gas production              119,647       103,256       339,498       316,752
  General and administrative            6,592        10,777        25,876        27,049
  Depletion                            56,995        14,978        91,945        47,267
  Abandoned property                   10,695            --        19,519            --
                                     --------      --------      --------      --------
                                      193,929       129,011       476,838       391,068
                                     --------      --------      --------      --------
Net income                           $ 38,541      $179,678      $344,911      $434,243
                                     ========      ========      ========      ========

Allocation of net income:
  Managing general partner           $    385      $  1,796      $  3,449      $  4,342
                                     ========      ========      ========      ========

  Limited partners                   $ 38,156      $177,882      $341,462      $429,901
                                     ========      ========      ========      ========

Net income per limited
  partnership interest               $   4.59      $  21.39      $  41.06      $  51.69
                                     ========      ========      ========      ========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                     Managing
                                     general          Limited
                                     partner          partners            Total
                                   -----------       -----------       -----------

Balance at January 1, 2001         $    13,602       $ 1,327,441       $ 1,341,043

    Distributions                       (4,236)         (419,362)         (423,598)

    Net income                           3,449           341,462           344,911
                                   -----------       -----------       -----------
Balance at September 30, 2001      $    12,815       $ 1,249,541       $ 1,262,356
                                   ===========       ===========       ===========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                          Nine months ended
                                                                            September 30,
                                                                      -------------------------
                                                                         2001            2000
                                                                      ---------       ---------

Cash flows from operating activities:
   Net income                                                         $ 344,911       $ 434,243
   Adjustments to reconcile net income to net
      cash provided by operating activities:
         Depletion                                                       91,945          47,267
         Gain on disposition of assets                                  (28,898)         (6,194)
   Changes in assets and liabilities:
         Accounts receivable                                             78,756         (31,115)
         Accounts payable                                                36,008          20,312
                                                                      ---------       ---------
             Net cash provided by operating activities                  522,722         464,513
                                                                      ---------       ---------

Cash flows from investing activities:
   Additions to oil and gas properties                                   (1,923)         (6,857)
   Proceeds from asset dispositions                                      16,319           6,194
                                                                      ---------       ---------
             Net cash provided by (used in) investing activities         14,396            (663)
                                                                      ---------       ---------

Cash flows used in financing activities:
   Cash distributions to partners                                      (423,598)       (476,738)
                                                                      ---------       ---------

Net increase (decrease) in cash                                         113,520         (12,888)
Cash at beginning of period                                             154,704         180,301
                                                                      ---------       ---------
Cash at end of period                                                 $ 268,224       $ 167,413
                                                                      =========       =========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 89-A, L.P. (the "Partnership") is a limited partnership organized in 1989 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,794,725 of which $2,731,848 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 3% to $786,034 for the nine months ended September 30, 2001 as compared to $810,322 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 17,700 barrels of oil, 8,481 barrels of NGLs and 45,607 mcf of gas were sold, or 33,782 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 18,609 barrels of oil, 10,334 barrels of NGLs and 46,510 mcf of gas were sold, or 36,695 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.21, or 4%, from $28.59 for the nine months ended September 30, 2000 to $27.38 for the same period in 2001. The average price received per barrel of NGLs decreased $1.83, or 12%, from $14.67 during the nine months ended September 30, 2000 to $12.84 for the same period in 2001. The average price received per mcf of gas increased 55% from $2.73 during the nine months ended September 30, 2000 to $4.22 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $28,898 and $6,194 were recognized for the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period in 2001 was due to $27,026 in salvage income from two wells plugged and abandoned during the current period and $1,872 from equipment credits received on a fully depleted well. The gain recognized during the period in 2000 was from equipment credits received on one fully depleted well. Abandoned property costs of $19,519 were incurred during the nine months ended September 30, 2001 to plug and abandon these wells.

Costs and Expenses:

Total costs and expenses increased to $476,838 for the nine months ended September 30, 2001 as compared to $391,068 for the same period in 2000, an increase of $85,770, or 22%. This increase was due to increases in depletion, production costs and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $339,498 for the nine months ended September 30, 2001 and $316,752 for the same period in 2000 resulting in a $22,746 increase, or 7%. The increase was due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 4% from $27,049 for the nine months ended September 30, 2000 to $25,876 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $91,945 for the nine months ended September 30, 2001 as compared to $47,267 for the same period in 2000, representing an increase of $44,678, or 95%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 909 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 30% to $212,821 for the three months ended September 30, 2001 as compared to $305,191 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 5,889 barrels of oil, 3,103 barrels of NGLs and 12,375 mcf of gas were sold, or 11,055 BOEs. For the three months ended September 30, 2000, 6,197 barrels of oil, 3,652 barrels of NGLs and 16,282 mcf of gas were sold, or 12,563 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.05, or 13%, from $30.64 for the three months ended September 30, 2000 to $26.59 for the same period in 2001. The average price received per barrel of NGLs decreased $6.39, or 39%, from $16.35 during the three months ended September 30, 2000 to $9.96 for the same period in 2001. The average price received per mcf of gas decreased 40% from $3.42 during the three months ended September 30, 2000 to $2.05 for the same period in 2001.

Gain on disposition of assets of $17,858 recognized for the three months ended September 30, 2001 was due to $15,986 in salvage income received on two wells plugged and abandoned during the current period and $1,872 from equipment credits on a fully depleted well. Abandoned property costs of $10,695 were incurred during the three months ended September 30, 2001 to plug and abandon these wells.

Costs and Expenses:

Total costs and expenses increased to $193,929 for the three months ended September 30, 2001 as compared to $129,011 for the same period in 2000, an increase of $64,918, or 50%. This increase was due to increases in depletion, production costs and abandoned property costs, offset by a decline in G&A.

Production costs were $119,647 for the three months ended September 30, 2001 and $103,256 for the same period in 2000, resulting in a $16,391 increase, or 16%. The increase was primarily due to additional well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

During this period, G&A decreased 39% from $10,777 for the three months ended September 30, 2000 to $6,592 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $56,995 for the three months ended September 30, 2001 as compared to $14,978 for the same period in 2000, representing an increase of $42,017, or 281%. This increase was due to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 308 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $58,209 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to decreases in G&A expenses of $1,173 and a reduction in working capital of $125,567, offset by a decrease in oil and gas sales receipts of $26,266 and increases in production costs of $22,746 and abandoned property costs of $19,519. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues. The decrease in oil and gas receipts resulted from lower average prices received for oil and NGLs during 2001 which resulted in a $41,370 decrease and a decline in production of $52,491, offset by a $67,595 increase resulting from higher average prices received for gas. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were related to equipment upgrades on active oil and gas properties.

Proceeds from disposition of assets of $16,319 and $6,194 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period in 2001 were primarily from salvage income on two wells plugged and abandoned during the current period. The proceeds recognized during the period in 2000 were due to equipment credits received on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $423,598, of which $4,236 was distributed to the managing general partner and $419,362 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $476,738, of which $4,767 was distributed to the managing general partner and $471,971 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

(b) Reports on Form 8-K - none

                           PARKER & PARSLEY 89-A, L.P.
                        (A Delaware Limited Partnership)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PARKER & PARSLEY 89-A, L.P.

                                       By: Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner

Dated: November 9, 2001                By: /s/ Rich Dealy
                                           ------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 89-B CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 89-B Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 89-B CONV., L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 89-B CONV., L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                    September 30,    December 31,
                                                        2001             2000
                                                    -------------    ------------
                                                     (Unaudited)
                    ASSETS

Current assets:
  Cash                                               $    191,288    $     94,922
  Accounts receivable - oil and gas sales                  80,909         134,431
                                                     ------------    ------------

           Total current assets                           272,197         229,353
                                                     ------------    ------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                  5,318,425       5,314,971
Accumulated depletion                                  (4,549,707)     (4,443,011)
                                                     ------------    ------------

           Net oil and gas properties                     768,718         871,960
                                                     ------------    ------------

                                                     $  1,040,915    $  1,101,313
                                                     ============    ============

    LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                       $     28,825    $     11,787

Partners' capital:
  Managing general partner                                 10,267          11,042
  Limited partners (6,307 interests)                    1,001,823       1,078,484
                                                     ------------    ------------

                                                        1,012,090       1,089,526
                                                     ------------    ------------

                                                     $  1,040,915    $  1,101,313
                                                     ============    ============

The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                    Three months ended            Nine months ended
                                                      September 30,                  September 30,
                                               ---------------------------   ---------------------------
                                                   2001           2000           2001           2000
                                               ------------   ------------   ------------   ------------

Revenues:
   Oil and gas                                 $    168,045   $    213,150   $    600,262   $    622,684
   Interest                                           1,291          2,583          4,663          6,238
                                               ------------   ------------   ------------   ------------

                                                    169,336        215,733        604,925        628,922
                                               ------------   ------------   ------------   ------------

Costs and expenses:
   Oil and gas production                            92,147         82,348        266,185        246,547
   General and administrative                         5,041          7,314         19,118         19,912
   Impairment of oil and gas properties              48,672             --         48,672             --
   Depletion                                         21,876         16,488         58,024         48,328
                                               ------------   ------------   ------------   ------------

                                                    167,736        106,150        391,999        314,787
                                               ------------   ------------   ------------   ------------

Net income                                     $      1,600   $    109,583   $    212,926   $    314,135
                                               ============   ============   ============   ============

Allocation of net income:
   Managing general partner                    $         16   $      1,095   $      2,129   $      3,141
                                               ============   ============   ============   ============

   Limited partners                            $      1,584   $    108,488   $    210,797   $    310,994
                                               ============   ============   ============   ============

Net income per limited
   partnership interest                        $        .25   $      17.20   $      33.42   $      49.31
                                               ============   ============   ============   ============

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-B CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                      Managing
                                       general          Limited
                                       partner         partners          Total
                                     ------------    ------------    ------------

Balance at January 1, 2001           $     11,042    $  1,078,484    $  1,089,526

     Distributions                         (2,904)       (287,458)       (290,362)

     Net income                             2,129         210,797         212,926
                                     ------------    ------------    ------------

Balance at September 30, 2001        $     10,267    $  1,001,823    $  1,012,090
                                     ============    ============    ============






    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                                     Nine months ended
                                                                       September 30,
                                                               ----------------------------
                                                                   2001            2000
                                                               ------------    ------------

Cash flows from operating activities:
   Net income                                                  $    212,926    $    314,135
   Adjustments to reconcile net income to net
      cash provided by operating activities:
          Impairment of oil and gas properties                       48,672              --
          Depletion                                                  58,024          48,328
   Changes in assets and liabilities:
          Accounts receivable                                        53,522         (23,744)
          Accounts payable                                           17,038          13,285
                                                               ------------    ------------

              Net cash provided by operating activities             390,182         352,004
                                                               ------------    ------------

Cash flows from investing activities:
   Additions to oil and gas properties                               (4,622)        (22,885)
   Proceeds from asset dispositions                                   1,168              --
                                                               ------------    ------------

              Net cash used in investing activities                  (3,454)        (22,885)
                                                               ------------    ------------

Cash flows used in financing activities:
   Cash distributions to partners                                  (290,362)       (340,500)
                                                               ------------    ------------

Net increase (decrease) in cash                                      96,366         (11,381)
Cash at beginning of period                                          94,922         116,810
                                                               ------------    ------------

Cash at end of period                                          $    191,288    $    105,429
                                                               ============    ============




    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 89-B CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 89-B Conv., L.P. (the "Partnership") was organized as a general partnership in 1989 under the laws of the State of Texas and was converted to a Delaware limited partnership on May 30, 1990.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $48,672 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4.  PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,784,756 of which $1,761,305 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 4% to $600,262 for the nine months ended September 30, 2001 as compared to $622,684 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decrease in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 13,568 barrels of oil, 6,212 barrels of NGLs and 33,698 mcf of gas were sold, or 25,396 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 14,984 barrels of oil, 8,270 barrels of NGLs and 31,453 mcf of gas were sold, or 28,496 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.10, or 4%, from $28.36 for the nine months ended September 30, 2000 to $27.26 for the same period in 2001. The average price received per barrel of NGLs increased $.59, or 4%, from $14.42 during the nine months ended September 30, 2000 to $15.01 for the same period in 2001. The average price received per mcf of gas increased 63% from $2.49 during the nine months ended September 30, 2000 to $4.07 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $391,999 for the nine months ended September 30, 2001 as compared to $314,787 for the same period in 2000, an increase of $77,212, or 25%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $266,185 for the nine months ended September 30, 2001 and $246,547 for the same period in 2000, resulting in a $19,638 increase, or 8%. This increase was due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 4%, from $19,912 for the nine months ended September 30, 2000 to $19,118 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $48,672 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $58,024 for the nine months ended September 30, 2001 as compared to $48,328 for the same period in 2000, an increase of $9,696, or 20%. This increase was due to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 1,416 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 21% to $168,045 for the three months ended September 30, 2001 as compared to $213,150 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 4,396 barrels of oil, 2,459 barrels of NGLs and 10,415 mcf of gas were sold, or 8,591 BOEs. For the three months ended September 30, 2000, 4,816 barrels of oil, 2,334 barrels of NGLs and 9,552 mcf of gas were sold, or 8,742 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.95, or 13%, from $30.31 for the three months ended September 30, 2000 to $26.36 for the same period in 2001. The average price received per barrel of NGLs decreased $3.73, or 24%, from $15.68 during the three months ended September 30, 2000 to $11.95 for the same period in 2001. The average price received per mcf of gas decreased 32% to $2.18 during the three months ended September 30, 2001 from $3.21 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $167,736 for the three months ended September 30, 2001 as compared to $106,150 for the same period in 2000, an increase of $61,586, or 58%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decrease in G&A.

Production costs were $92,147 for the three months ended September 30, 2001 and $82,348 for the same period in 2000, resulting in a $9,799 increase, or 12%. The increase was due to higher ad valorem taxes and an increase in well maintenance costs incurred to stimulate well production, offset by a decrease in production taxes.

During this period, G&A decreased 31%, from $7,314 for the three months ended September 30, 2000 to $5,041 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $48,672 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $21,876 for the three months ended September 30, 2001 as compared to $16,488 for the same period in 2000, an increase of $5,388, or 33%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 420 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $38,178 during the nine months ended September 30, 2001 from the same period in 2000. This increase was due to decreases of $794 in G&A expenses and $81,019 in working capital, offset by an increase in production costs of $19,638 and a decline in oil and gas sales receipts of $23,997. The decrease in oil and gas receipts resulted from the decline in the average prices received for oil of $18,083 and $60,377 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in the average prices received for gas and NGLs of $54,463. The increase in production costs was due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $1,168 were received during the nine months ended September 30, 2001. The proceeds were from equipment credits received on one active well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $290,362, of which $2,904 was distributed to the managing general partner and $287,458 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $340,500, of which $3,405 was distributed to the managing general partner and $337,095 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 89-B, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 89-B, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                           PARKER & PARSLEY 89-B, L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                           PARKER & PARSLEY 89-B, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                      2001              2000
                                                  -------------     ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $   211,438      $   105,641
  Accounts receivable - oil and gas sales               89,053          148,020
                                                   -----------      -----------

        Total current assets                           300,491          253,661
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               5,859,608        5,855,803
Accumulated depletion                               (5,012,483)      (4,894,889)
                                                   -----------      -----------

        Net oil and gas properties                     847,125          960,914
                                                   -----------      -----------

                                                   $ 1,147,616      $ 1,214,575
                                                   ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    31,763      $    12,985

Partners' capital:
  Managing general partner                              11,399           12,256
  Limited partners (6,949 interests)                 1,104,454        1,189,334
                                                   -----------      -----------

                                                     1,115,853        1,201,590
                                                   -----------      -----------

                                                   $ 1,147,616      $ 1,214,575
                                                   ===========      ===========

           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                             Three months ended        Nine months ended
                                               September 30,             September 30,
                                           ---------------------     ---------------------
                                             2001         2000         2001         2000
                                           --------     --------     --------     --------
Revenues:
  Oil and gas                              $185,004     $234,681     $660,944     $685,480
  Interest                                    1,405        2,867        5,128        6,909
                                           --------     --------     --------     --------

                                            186,409      237,548      666,072      692,389
                                           --------     --------     --------     --------

Costs and expenses:
  Oil and gas production                    101,518       90,734      293,252      271,638
  General and administrative                  5,550        8,053       21,045       21,921
  Impairment of oil and gas properties       53,666           --       53,666           --
  Depletion                                  24,105       18,158       63,928       53,235
                                           --------     --------     --------     --------

                                            184,839      116,945      431,891      346,794
                                           --------     --------     --------     --------

Net income                                 $  1,570     $120,603     $234,181     $345,595
                                           ========     ========     ========     ========

Allocation of net income:
  Managing general partner                 $     16     $  1,206     $  2,342     $  3,456
                                           ========     ========     ========     ========

  Limited partners                         $  1,554     $119,397     $231,839     $342,139
                                           ========     ========     ========     ========

Net income per limited
  partnership interest                     $    .22     $  17.19     $  33.36     $  49.24
                                           ========     ========     ========     ========

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-B, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                    Managing
                                    general         Limited
                                    partner         partners           Total
                                  -----------      -----------      -----------
Balance at January 1, 2001        $    12,256      $ 1,189,334      $ 1,201,590

   Distributions                       (3,199)        (316,719)        (319,918)

   Net income                           2,342          231,839          234,181
                                  -----------      -----------      -----------

Balance at September 30, 2001     $    11,399      $ 1,104,454      $ 1,115,853
                                  ===========      ===========      ===========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             Nine months ended
                                                               September 30,
                                                         ------------------------
                                                            2001           2000
                                                         ---------      ---------
Cash flows from operating activities:
  Net income                                             $ 234,181      $ 345,595
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Impairment of oil and gas properties                  53,666             --
      Depletion                                             63,928         53,235
  Changes in assets and liabilities:
      Accounts receivable                                   58,967        (26,048)
      Accounts payable                                      18,778         14,929
                                                         ---------      ---------

           Net cash provided by operating activities       429,520        387,711
                                                         ---------      ---------

Cash flows from investing activities:
  Additions to oil and gas properties                       (5,092)       (25,215)
  Proceeds from asset dispositions                           1,287             --
                                                         ---------      ---------

           Net cash used in investing activities            (3,805)       (25,215)
                                                         ---------      ---------

Cash flows used in financing activities:
  Cash distributions to partners                          (319,918)      (375,160)
                                                         ---------      ---------

Net increase (decrease) in cash                            105,797        (12,664)
Cash at beginning of period                                105,641        130,083
                                                         ---------      ---------

Cash at end of period                                    $ 211,438      $ 117,419
                                                         =========      =========

    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 89-B, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 89-B, L.P. (the "Partnership") is a limited partnership organized in 1989 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $53,666 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,963,928 of which $1,924,144 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 4% to $660,944 for the nine months ended September 30, 2001 as compared to $685,480 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decrease in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 14,935 barrels of oil, 6,849 barrels of NGLs and 37,107 mcf of gas were sold, or 27,969 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 16,497 barrels of oil, 9,105 barrels of NGLs and 34,637 mcf of gas were sold, or 31,375 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.10, or 4%, from $28.36 for the nine months ended September 30, 2000 to $27.26 for the same period in 2001. The average price received per barrel of NGLs increased $.59, or 4%, from $14.42 during the nine months ended September 30, 2000 to $15.01 for the same period in 2001. The average price received per mcf of gas increased 63% from $2.49 during the nine months ended September 30, 2000 to $4.07 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than those received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $431,891 for the nine months ended September 30, 2001 as compared to $346,794 for the same period in 2000, an increase of $85,097, or 25%. This increase was due to an increase in production costs, the impairment of oil and gas properties and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $293,252 for the nine months ended September 30, 2001 and $271,638 for the same period in 2000, resulting in a $21,614, or 8%, increase. This increase was the result of additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 4%, from $21,921 for the nine months ended September 30, 2000 to $21,045 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $53,666 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $63,928 for the nine months ended September 30, 2001 as compared to $53,235 for the same period in 2000, an increase of $10,693, or 20%. This increase was due to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 1,562 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 21% to $185,004 for the three months ended September 30, 2001 as compared to $234,681 for the same period in 2000. The decrease in revenues resulted from a decrease in production and lower average prices received. For the three months ended September 30, 2001, 4,840 barrels of oil, 2,708 barrels of NGLs and 11,469 mcf of gas were sold, or 9,460 BOEs. For the three months ended September 30, 2000, 5,299 barrels of oil, 2,567 barrels of NGLs and 10,523 mcf of gas were sold, or 9,620 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.95, or 13%, from $30.31 for the three months ended September 30, 2000 to $26.36 for the same period in 2001. The average price received per barrel of NGLs decreased $3.73, or 24%, from $15.68 during the three months ended September 30, 2000 to $11.95 for the same period in 2001. The average price received per mcf of gas decreased 32% to $2.18 during the three months ended September 30, 2001 from $3.21 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $184,839 for the three months ended September 30, 2001 as compared to $116,945 for the same period in 2000, an increase of $67,894, or 58%. This increase was due to increases in production costs, the impairment of oil and gas properties and depletion, offset by a decrease in G&A.

Production costs were $101,518 for the three months ended September 30, 2001 and $90,734 for the same period in 2000, resulting in a $10,784 increase, or 12%. The increase was due to higher ad valorem taxes and an increase in well maintenance costs incurred to stimulate well production, offset by a decrease in production taxes.

During this period, G&A decreased 31%, from $8,053 for the three months ended September 30, 2000 to $5,550 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $53,666 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $24,105 for the three months ended September 30, 2001 as compared to $18,158 for the same period in 2000, an increase of $5,947, or 33%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decrease in oil production of 459 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $41,809 during the nine months ended September 30, 2001 from the same period in 2000. This increase was due to a decrease in G&A expenses of $876 and reductions in working capital of $88,864, offset by a decrease in oil and gas sales receipts of $26,317 and an increase in production costs of $21,614. The decrease in oil and gas receipts resulted from the decrease in the average price received for oil of $19,876 and $66,407 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in the average price received for gas and NGLs of $59,966. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $1,287 were received during the nine months ended September 30, 2001 from equipment credits on one active well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $319,918, of which $3,199 was distributed to the managing general partner and $316,719 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $375,160, of which $3,752 was distributed to the managing general partner and $371,408 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                                PARKER & PARSLEY
                          PRIVATE INVESTMENT 89, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------


  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Private Investment 89, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS



                                                    September 30,       December 31,
                                                        2001                2000
                                                    -------------       -------------
                                                     (Unaudited)
                 ASSETS

Current assets:
  Cash                                              $     176,905       $     101,600
  Accounts receivable - oil and gas sales                 109,460             118,399
                                                    -------------       -------------

        Total current assets                              286,365             219,999
                                                    -------------       -------------

Oil and gas properties - at cost, based on the
  successful efforts accounting method                  5,237,687           5,223,723
Accumulated depletion                                  (4,403,143)         (4,351,220)
                                                    -------------       -------------

        Net oil and gas properties                        834,544             872,503
                                                    -------------       -------------

                                                    $   1,120,909       $   1,092,502
                                                    =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                      $      30,277       $      15,443

Partners' capital:
  Managing general partner                                 12,903              12,767
  Limited partners (176.5 interests)                    1,077,729           1,064,292
                                                    -------------       -------------

                                                        1,090,632           1,077,059
                                                    -------------       -------------

                                                    $   1,120,909       $   1,092,502
                                                    =============       =============


  The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                     Three months ended              Nine months ended
                                        September 30,                  September 30,
                                ----------------------------    ----------------------------
                                    2001            2000            2001           2000
                                ------------    ------------    ------------    ------------
Revenues:
  Oil and gas                   $    179,915    $    224,506    $    632,145    $    613,023
  Interest                             1,288           2,430           4,349           5,906
                                ------------    ------------    ------------    ------------

                                     181,203         226,936         636,494         618,929
                                ------------    ------------    ------------    ------------

Costs and expenses:
  Oil and gas production              92,862          88,476         326,233         246,879
  General and administrative           5,397           8,226          20,435          19,881
  Depletion                           16,569          15,922          51,923          44,883
                                ------------    ------------    ------------    ------------

                                     114,828         112,624         398,591         311,643
                                ------------    ------------    ------------    ------------

Net income                      $     66,375    $    114,312    $    237,903    $    307,286
                                ============    ============    ============    ============

Allocation of net income:
  Managing general partner      $        664    $      1,143    $      2,379    $      3,073
                                ============    ============    ============    ============

  Limited partners              $     65,711    $    113,169    $    235,524    $    304,213
                                ============    ============    ============    ============

Net income per limited
  partnership interest          $     372.30    $     641.19    $   1,334.41    $   1,723.59
                                ============    ============    ============    ============



    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                     Managing
                                     general             Limited
                                     partner             partners               Total
                                   -------------       -------------       -------------

Balance at January 1, 2001         $      12,767       $   1,064,292       $   1,077,059

    Distributions                         (2,243)           (222,087)           (224,330)

    Net income                             2,379             235,524             237,903
                                   -------------       -------------       -------------

Balance at September 30, 2001      $      12,903       $   1,077,729       $   1,090,632
                                   =============       =============       =============


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                              Nine months ended
                                                                September 30,
                                                      ---------------------------------
                                                          2001                2000
                                                      -------------       -------------
Cash flows from operating activities:
 Net income                                           $     237,903       $     307,286
 Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depletion                                                51,923              44,883
 Changes in assets and liabilities:
    Accounts receivable                                       8,939             (29,988)
    Accounts payable                                         14,834              12,939
                                                      -------------       -------------

       Net cash provided by operating activities            313,599             335,120
                                                      -------------       -------------

Cash flows from investing activities:
 Additions to oil and gas properties                        (14,685)            (10,741)
 Proceeds from asset dispositions                               721                 158
                                                      -------------       -------------

       Net cash used in investing activities                (13,964)            (10,583)
                                                      -------------       -------------

Cash flows used in financing activities:
 Cash distributions to partners                            (224,330)           (320,734)
                                                      -------------       -------------

Net increase in cash                                         75,305               3,803
Cash at beginning of period                                 101,600             105,420
                                                      -------------       -------------

Cash at end of period                                 $     176,905       $     109,223
                                                      =============       =============






    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 89, L.P.

                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 89, L.P. (the "Partnership") was organized in 1989 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1990.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $2,030,049 of which $1,998,362 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 3% to $632,145 for the nine months ended September 30, 2001 as compared to $613,023 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas and an increase in production, offset by lower average prices received for oil and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 16,643 barrels of oil, 5,776 barrels of NGLs and 29,644 mcf of gas were sold, or 27,360 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 17,053 barrels of oil, 5,923 barrels of NGLs and 22,377 mcf of gas were sold, or 26,706 BOEs.

The average price received per barrel of oil decreased $1.23, or 4%, from $28.02 for the nine months ended September 30, 2000 to $26.79 for the same period in 2001. The average price received per barrel of NGLs decreased $.97, or 7%, from $13.92 during the nine months ended September 30, 2000 to $12.95 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.36 during the nine months ended September 30, 2000 to $3.76 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $398,591 for the nine months ended September 30, 2001 as compared to $311,643 for the same period in 2000, an increase of $86,948, or 28%. This increase was due to increases in production costs, general and administrative expenses ("G&A") and depletion.

Production costs were $326,233 for the nine months ended September 30, 2001 and $246,879 for the same period in 2000, resulting in a $79,354 increase, or 32%. The increase was attributable to additional workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 3%, from $19,881 for the nine months ended September 30, 2000 to $20,435 for the same period in 2001, primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Depletion was $51,923 for the nine months ended September 30, 2001 as compared to $44,883 for the same period in 2000, an increase of $7,040, or 16%. This increase was primarily due to a reduction in proved reserves due to lower commodity prices during the period ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 20% to $179,915 for the three months ended September 30, 2001 as compared to $224,506 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 5,416 barrels of oil, 2,309 barrels of NGLs and 8,456 mcf of gas were sold, or 9,134 BOEs. For the three months ended September 30, 2000, 5,454 barrels of oil, 2,303 barrels of NGLs and 9,053 mcf of gas were sold, or 9,266 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.98, or 13%, from $30.05 for the three months ended September 30, 2000 to $26.07 for the same period in 2001. The average price received per barrel of NGLs decreased $4.76, or 32%, from $14.78 during the three months ended September 30, 2000 to $10.02 for the same period in 2001. The average price received per mcf of gas decreased 37% to $1.84 during the three months ended September 30, 2001 from $2.94 during the same period in 2000.

Costs and Expenses:

Total costs and expenses increased to $114,828 for the three months ended September 30, 2001 as compared to $112,624 for the same period in 2000, an increase of $2,204, or 2%. This increase was due to increases in production costs and depletion, offset by a decline in G&A.

Production costs were $92,862 for the three months ended September 30, 2001 and $88,476 for the same period in 2000, resulting in a $4,386 increase, or 5%. The increase was primarily due to higher ad valorem taxes.

During this period, G&A decreased 34%, from $8,226 for the three months ended September 30, 2000 to $5,397 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $16,569 for the three months ended September 30, 2001 as compared to $15,922 for the same period in 2000, an increase of $647, or 4%. This increase was primarily attributable to a reduction in proved reserves due to lower commodity prices during the period ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $21,521 during the nine months ended September 30, 2001 from the same period in 2000. This decrease was due to increases in production costs of $79,354 and G&A expenses of $554, offset by an increase in oil and gas receipts of $17,565 and a reduction in working capital of $40,822. The increase in oil and gas receipts resulted from the increase in gas commodity prices during 2001 which contributed an additional $31,437 to oil and gas receipts and $14,439 resulting from an increase in production during 2001 as compared to the same period in 2000, offset by a decline in oil and NGL commodity prices of $28,311. The increase in production costs was primarily due to additional workover and well maintenance costs incurred to stimulate well production and higher ad valorem taxes. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities included expenditures related to equipment upgrades on various oil and gas properties for the nine months ended September 30, 2001 and 2000.

Proceeds from asset dispositions of $721 and $158 for the nine months ended September 30, 2001 and 2000, respectively, were due to equipment credits received on active wells.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $224,330, of which $2,243 was distributed to the managing general partner and $222,087 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $320,734, of which $3,207 was distributed to the managing general partner and $317,527 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into

Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 90-A CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-A Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                        PARKER & PARSLEY 90-A CONV., L.P.

                        (A Delaware Limited Partnership)



                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                        PARKER & PARSLEY 90-A CONV., L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS



                                                    September 30,        December 31,
                                                        2001                 2000
                                                    -------------       -------------
                                                     (Unaudited)
                 ASSETS

Current assets:
   Cash                                             $      68,855       $      30,771
   Accounts receivable - oil and gas sales                 26,523              42,233
                                                    -------------       -------------

         Total current assets                              95,378              73,004
                                                    -------------       -------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 1,762,513           1,761,261
Accumulated depletion                                  (1,410,862)         (1,390,348)
                                                    -------------       -------------

         Net oil and gas properties                       351,651             370,913
                                                    -------------       -------------

                                                    $     447,029       $     443,917
                                                    =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $       9,934       $       5,524

Partners' capital:
   Managing general partner                                 4,399               4,412
   Limited partners (2,359 interests)                     432,696             433,981
                                                    -------------       -------------

                                                          437,095             438,393
                                                    -------------       -------------

                                                    $     447,029       $     443,917
                                                    =============       =============




  The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                          Three months ended                   Nine months ended
                                             September 30,                        September 30,
                                     ------------------------------      -----------------------------
                                         2001              2000              2001              2000
                                     ------------      ------------      ------------      ------------

Revenues:
  Oil and gas                        $     53,709      $     76,703      $    200,918      $    202,184
  Interest                                    468               883             1,623             2,157
  Gain on disposition of assets                --                --                --             3,262
                                     ------------      ------------      ------------      ------------

                                           54,177            77,586           202,541           207,603
                                     ------------      ------------      ------------      ------------

Costs and expenses:
  Oil and gas production                   27,493            26,269            84,692            81,684
  General and administrative                1,753             2,678             6,669             6,570
  Depletion                                 7,269             7,796            20,514            20,225
                                     ------------      ------------      ------------      ------------

                                           36,515            36,743           111,875           108,479
                                     ------------      ------------      ------------      ------------

Net income                           $     17,662      $     40,843      $     90,666      $     99,124
                                     ============      ============      ============      ============

Allocation of net income:
  Managing general partner           $        177      $        408      $        907      $        991
                                     ============      ============      ============      ============

  Limited partners                   $     17,485      $     40,435      $     89,759      $     98,133
                                     ============      ============      ============      ============

Net income per limited
  partnership interest               $       7.41      $      17.14      $      38.05      $      41.60
                                     ============      ============      ============      ============


    The financial information included herein has been prepared by management without audit by independent public accountants.



   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-A CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                    Managing
                                     general            Limited
                                     partner            partners             Total
                                   ------------       ------------       ------------

Balance at January 1, 2001         $      4,412       $    433,981       $    438,393

    Distributions                          (920)           (91,044)           (91,964)

    Net income                              907             89,759             90,666
                                   ------------       ------------       ------------

Balance at September 30, 2001      $      4,399       $    432,696       $    437,095
                                   ============       ============       ============














    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-A CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                          Nine months ended
                                                                           September 30,
                                                                   ------------------------------

                                                                       2001                2000
                                                                   ------------       ------------
Cash flows from operating activities:
  Net income                                                       $     90,666       $     99,124
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depletion                                                         20,514             20,225
       Gain on disposition of assets                                         --             (3,262)
  Changes in assets and liabilities:
       Accounts receivable                                               15,710            (13,147)
       Accounts payable                                                   4,410              3,057
                                                                   ------------       ------------

          Net cash provided by operating activities                     131,300            105,997
                                                                   ------------       ------------

Cash flows from investing activities:
  Additions to oil and gas properties                                    (1,252)            (2,283)
  Proceeds from asset dispositions                                           --              3,262
                                                                   ------------       ------------

          Net cash provided by (used in) investing activities            (1,252)               979
                                                                   ------------       ------------

Cash flows used in financing activities:
  Cash distributions to partners                                        (91,964)          (106,403)
                                                                   ------------       ------------

Net increase in cash                                                     38,084                573
Cash at beginning of period                                              30,771             41,094
                                                                   ------------       ------------

Cash at end of period                                              $     68,855       $     41,667
                                                                   ============       ============


    The financial information included herein has been prepared by management without audit by independent public accountants.


   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-A CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-A Conv., L.P. (the "Partnership") was organized in 1990 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1991.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $592,956 of which $583,543 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 1% to $200,918 for the nine months ended September 30, 2001 as compared to $202,184 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 4,444 barrels of oil, 2,149 barrels of NGLs and 11,496 mcf of gas were sold, or 8,509 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 4,750 barrels of oil, 2,753 barrels of NGLs and 10,491 mcf of gas were sold, or 9,252 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.96, or 3%, from $28.43 for the nine months ended September 30, 2000 to $27.47 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $14.53 during the nine months ended September 30, 2000 to $14.58 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.59 during the nine months ended September 30, 2000 to $4.13 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $3,262 was recognized during the nine months ended September 30, 2000 resulting from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $111,875 for the nine months ended September 30, 2001 as compared to $108,479 for the same period in 2000, an increase of $3,396, or 3%. This increase was due to increases in production costs, depletion and general and administrative expenses ("G&A").

Production costs were $84,692 for the nine months ended September 30, 2001 and $81,684 for the same period in 2000 resulting in a $3,008 increase, or 4%. The increase was due to higher ad valorem taxes, offset by a decrease in workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 2% from $6,570 for the nine months ended September 30, 2000 to $6,669 for the same period in 2001.

Depletion was $20,514 for the nine months ended September 30, 2001 as compared to $20,225 for the same period in 2000, an increase of $289, or 1%. This increase was primarily due to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 306 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
  30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 30% to $53,709 for the three months ended September 30, 2001 as compared to $76,703 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 1,395 barrels of oil, 867 barrels of NGLs and 3,341 mcf of gas were sold, or 2,819 BOEs. For the three months ended September 30, 2000, 1,645 barrels of oil, 900 barrels of NGLs and 3,589 mcf of gas were sold, or 3,143 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.68, or 12%, from $30.25 for the three months ended September 30, 2000 to $26.57 for the same period in 2001. The average price received per barrel of NGLs decreased $5.29, or 32%, from $16.51 during the three months ended September 30, 2000 to $11.22 for the same period in 2001. The average price received per mcf of gas decreased 38% to $2.06 during the three months ended September 30, 2001 from $3.34 during the same period in 2000.

Costs and Expenses:

Total costs and expenses decreased to $36,515 for the three months ended September 30, 2001 as compared to $36,743 for the same period in 2000, a decrease of $228, or 1%. This decrease was due to declines in G&A and depletion, offset by an increase in production costs.

Production costs were $27,493 for the three months ended September 30, 2001 and $26,269 for the same period in 2000, resulting in a $1,224 increase, or 5%. The increase was due to higher ad valorem taxes, offset by decreases in production taxes and well maintenance costs.

During this period, G&A decreased 35%, from $2,678 for the three months ended September 30, 2000 to $1,753 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $7,269 for the three months ended September 30, 2001 as compared to $7,796 for the same period in 2000, a decrease of $527, or 7%. This decrease was attributable to a decline in oil production of 250 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $25,303 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction of $30,210 in working capital, offset by increases in production costs of $3,008 and G&A expenses of $99 and a reduction in oil and gas sales receipts of $1,800. The decrease in oil and gas receipts resulted from declines of $5,093 in oil prices and $13,066 in production, offset by an increase of $16,359 in gas and NGL prices during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to increased ad valorem, offset by a decrease in workover costs.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds of $3,262 recognized during the nine months ended September 30, 2000 were from equipment credits on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $91,964, of which $920 was distributed to the managing general partner and $91,044 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $106,403, of which $1,064 was distributed to the managing general partner and $105,339 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 90-A, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-A, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-26097-05


                           PARKER & PARSLEY 90-A, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

              DELAWARE                                     75-2329245
  -------------------------------                   ----------------------
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                    Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS            75039
-------------------------------------------------       -------------
     (Address of principal executive offices)             (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                               YES [X]    NO [ ]

                           PARKER & PARSLEY 90-A, L.P.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   11

                Signatures...........................................................................   12

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS



                                                    September 30,        December 31,
                                                        2001                  2000
                                                    -------------       -------------
                                                     (Unaudited)
                 ASSETS

Current assets:
   Cash                                             $     203,050       $      92,685
   Accounts receivable - oil and gas sales                 76,688             122,067
                                                    -------------       -------------

          Total current assets                            279,738             214,752
                                                    -------------       -------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 5,088,799           5,085,185
Accumulated depletion                                  (4,073,625)         (4,014,368)
                                                    -------------       -------------

          Net oil and gas properties                    1,015,174           1,070,817
                                                    -------------       -------------

                                                    $   1,294,912       $   1,285,569
                                                    =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $      28,897       $      15,770

Partners' capital:
   Managing general partner                                12,741              12,779
   Limited partners (6,811 interests)                   1,253,274           1,257,020
                                                    -------------       -------------

                                                        1,266,015           1,269,799
                                                    -------------       -------------

                                                    $   1,294,912       $   1,285,569
                                                    =============       =============



  The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                           Three months ended                 Nine months ended
                                             September 30,                       September 30,
                                     ------------------------------      ------------------------------
                                         2001              2000              2001              2000
                                     ------------      ------------      ------------      ------------
Revenues:
  Oil and gas                        $    155,153      $    221,255      $    580,050      $    583,512
  Interest                                  1,380             2,604             4,789             6,362
  Gain on disposition of assets                --                --                --             9,419
                                     ------------      ------------      ------------      ------------

                                          156,533           223,859           584,839           599,293
                                     ------------      ------------      ------------      ------------
Costs and expenses:
  Oil and gas production                   79,369            75,837           244,499           235,807
  General and administrative                4,959             7,896            19,344            19,634
  Depletion                                21,000            22,443            59,257            58,406
                                     ------------      ------------      ------------      ------------

                                          105,328           106,176           323,100           313,847
                                     ------------      ------------      ------------      ------------

Net income                           $     51,205      $    117,683      $    261,739      $    285,446
                                     ============      ============      ============      ============

Allocation of net income:
  Managing general partner           $        512      $      1,176      $      2,617      $      2,854
                                     ============      ============      ============      ============

  Limited partners                   $     50,693      $    116,507      $    259,122      $    282,592
                                     ============      ============      ============      ============

Net income per limited
  partnership interest               $       7.44      $      17.11      $      38.04      $      41.49
                                     ============      ============      ============      ============




   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)



                                     Managing
                                     general           Limited
                                     partner           partners              Total
                                   ------------       ------------       ------------


Balance at January 1, 2001         $     12,779       $  1,257,020       $  1,269,799

    Distributions                        (2,655)          (262,868)          (265,523)

    Net income                            2,617            259,122            261,739
                                   ------------       ------------       ------------

Balance at September 30, 2001      $     12,741       $  1,253,274       $  1,266,015
                                   ============       ============       ============


 The financial information included herein has been prepared by managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                           Nine months ended
                                                                            September 30,
                                                                    -------------------------------
                                                                        2001                2000
                                                                    ------------       ------------
Cash flows from operating activities:
  Net income                                                        $    261,739       $    285,446
  Adjustments to reconcile net income to net
     cash provided by operating activities:
       Depletion                                                          59,257             58,406
       Gain on disposition of assets                                          --             (9,419)
  Changes in assets and liabilities:
       Accounts receivable                                                45,379            (37,754)
       Accounts payable                                                   13,127              9,629
                                                                    ------------       ------------

           Net cash provided by operating activities                     379,502            306,308
                                                                    ------------       ------------

Cash flows from investing activities:
  Additions to oil and gas properties                                     (3,614)            (6,591)
  Proceeds from asset dispositions                                            --              9,419
                                                                    ------------       ------------

           Net cash provided by (used in) investing activities            (3,614)             2,828
                                                                    ------------       ------------

Cash flows used in financing activities:
  Cash distributions to partners                                        (265,523)          (307,211)
                                                                    ------------       ------------

Net increase in cash                                                     110,365              1,925
Cash at beginning of period                                               92,685            122,649
                                                                    ------------       ------------

Cash at end of period                                               $    203,050       $    124,574
                                                                    ============       ============

 The financial information included herein has been prepared by managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-A, L.P. (the "Partnership") is a limited partnership organized in 1990 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,716,195 of which $1,662,363 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                 AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 1% to $580,050 for the nine months ended September 30, 2001 as compared to $583,512 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and a decline in production, offset by higher average prices received for gas and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 12,827 barrels of oil, 6,212 barrels of NGLs and 33,199 mcf of gas were sold, or 24,572 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 13,714 barrels of oil, 7,938 barrels of NGLs and 30,270 mcf of gas were sold, or 26,697 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.96, or 3%, from $28.43 for the nine months ended September 30, 2000 to $27.47 for the same period in 2001. The average price received per barrel of NGLs increased slightly from $14.53 during the nine months ended September 30, 2000 to $14.58 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.59 during the nine months ended September 30, 2000 to $4.13 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $9,419 was recognized during the nine months ended September 30, 2000 resulting from equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $323,100 for the nine months ended September 30, 2001 as compared to $313,847 for the same period in 2000, an increase of $9,253, or 3%. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $244,499 for the nine months ended September 30, 2001 and $235,807 for the same period in 2000, resulting in an $8,692 increase, or 4%. The increase was primarily due to higher ad valorem taxes, offset by a decline in workover costs.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 1% from $19,634 for the nine months ended September 30, 2000 to $19,344 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $59,257 for the nine months ended September 30, 2001 as compared to $58,406 for the same period in 2000, an increase of $851, or 1%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 887 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 30% to $155,153 for the three months ended September 30, 2001 as compared to $221,255 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decrease in production. For the three months ended September 30, 2001, 4,024 barrels of oil, 2,522 barrels of NGLs and 9,660 mcf of gas were sold, or 8,156 BOEs. For the three months ended September 30, 2000, 4,749 barrels of oil, 2,600 barrels of NGLs and 10,373 mcf of gas were sold, or 9,078 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.68, or 12%, from $30.25 for the three months ended September 30, 2000 to $26.57 for the same period in 2001. The average price received per barrel of NGLs decreased $5.29, or 32%, from $16.51 during the three months ended September 30, 2000 to $11.22 for the same period in 2001. The average price received per mcf of gas decreased 38% from $3.34 during the three months ended September 30, 2000 to $2.06 for the same period in 2001.

Costs and Expenses:

Total costs and expenses decreased to $105,328 for the three months ended September 30, 2001 as compared to $106,176 for the same period in 2000, a decrease of $848, or 1%. This decrease was due to declines in G&A and depletion, offset by an increase in production costs.

Production costs were $79,369 for the three months ended September 30, 2001 and $75,837 for the same period in 2000 resulting in a $3,532 increase, or 5%. The increase was primarily due to higher ad valorem taxes, offset by a decrease in production taxes and well maintenance costs.

During this period, G&A decreased 37% from $7,896 for the three months ended September 30, 2000 to $4,959 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $21,000 for the three months ended September 30, 2001 as compared to $22,443 for the same period in 2000, representing a decrease of $1,443, or 6%. This decrease was attributable to a decline in oil production of 725 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $73,194 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $86,631 in working capital and $290 in G&A expense, offset by an increase in production costs of $8,692 and a reduction in oil and gas sales receipts of $5,035. The decrease in oil and gas receipts resulted from the decrease of $14,617 in oil prices and a decline in production of $37,433, offset by an increase of $47,015 in gas and NGL prices during 2001 as compared to the same period in 2000. The increase in production costs was primarily due to higher ad valorem taxes, offset by a decline in workover costs. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were for expenditures related to equipment upgrades on various oil and gas properties.

Proceeds of $9,419 were recognized during the nine months ended September 30, 2000 from equipment credits on one well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $265,523, of which $2,655 was distributed to the managing general partner and $262,868 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $307,211, of which $3,072 was distributed to the managing general partner and $304,139 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.



                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 90-A, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          PARKER & PARSLEY 90-A, L.P.

                                 By:      Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner




Dated:  November 9, 2001         By:      /s/ Rich Dealy
                                          --------------------------------------
                                          Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 90-B CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-B Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-26097-08


                        PARKER & PARSLEY 90-B CONV., L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                        DELAWARE                           75-2329284
            -------------------------------          ----------------------
            (State or other jurisdiction of             (I.R.S. Employer
            incorporation or organization)           Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS              75039
-------------------------------------------------          -------------
    (Address of principal executive offices)                (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                        PARKER & PARSLEY 90-B CONV., L.P.

                                TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS



                                                     September 30,        December 31,
                                                         2001                 2000
                                                     -------------       -------------
                                                      (Unaudited)
                 ASSETS

Current assets:
  Cash                                               $     292,511       $     132,300
  Accounts receivable - oil and gas sales                  144,371             209,552
                                                     -------------       -------------

           Total current assets                            436,882             341,852
                                                     -------------       -------------

Oil and gas properties - at cost,  based on the
  successful efforts accounting method                   9,567,572           9,628,120
Accumulated depletion                                   (8,108,789)         (8,075,752)
                                                     -------------       -------------

           Net oil and gas properties                    1,458,783           1,552,368
                                                     -------------       -------------

                                                     $   1,895,665       $   1,894,220
                                                     =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                       $      50,571       $      15,580

Partners' capital:
  Managing general partner                                  18,450              18,785
  Limited partners (11,897 interests)                    1,826,644           1,859,855
                                                     -------------       -------------

                                                         1,845,094           1,878,640
                                                     -------------       -------------

                                                     $   1,895,665       $   1,894,220
                                                     =============       =============



The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)




                                                  Three months ended                 Nine months ended
                                                      September 30,                      September 30,
                                            ------------------------------      ------------------------------
                                                2001             2000              2001                2000
                                            ------------      ------------      ------------      ------------
Revenues:
  Oil and gas                               $    300,263      $    405,161      $  1,063,346      $  1,092,350
  Interest                                         1,957             3,426             7,043             8,203
  Gain on disposition of assets                    4,410                --             7,464             2,023
                                            ------------      ------------      ------------      ------------

                                                 306,630           408,587         1,077,853         1,102,576
                                            ------------      ------------      ------------      ------------

Costs and expenses:
  Oil and gas production                         168,131           135,775           450,324           413,083
  General and administrative                       8,287            13,970            31,171            35,694
  Impairment of oil and gas properties            11,272                --            11,272                --
  Depletion                                       31,450            24,992            85,849            77,504
  Abandoned property                                  79                --             3,138                --
                                            ------------      ------------      ------------      ------------

                                                 219,219           174,737           581,754           526,281
                                            ------------      ------------      ------------      ------------

Net income                                  $     87,411      $    233,850      $    496,099      $    576,295
                                            ============      ============      ============      ============

Allocation of net income:
  Managing general partner                  $        874      $      2,339      $      4,961      $      5,763
                                            ============      ============      ============      ============

  Limited partners                          $     86,537      $    231,511      $    491,138      $    570,532
                                            ============      ============      ============      ============

Net income per limited
  partnership interest                      $       7.27      $      19.46      $      41.28      $      47.96
                                            ============      ============      ============      ============



   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                     Managing
                                     general            Limited
                                     partner            partners             Total
                                   ------------       ------------       ------------


Balance at January 1, 2001         $     18,785       $  1,859,855       $  1,878,640

    Distributions                        (5,296)          (524,349)          (529,645)

    Net income                            4,961            491,138            496,099
                                   ------------       ------------       ------------

Balance at September 30, 2001      $     18,450       $  1,826,644       $  1,845,094
                                   ============       ============       ============




   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                           Nine months ended
                                                                             September 30,
                                                                     -------------------------------
                                                                         2001               2000
                                                                     ------------       ------------
Cash flows from operating activities:
   Net income                                                        $    496,099       $    576,295
   Adjustments to reconcile net income to net
      cash provided by operating activities:
        Impairment of oil and gas properties                               11,272                 --
        Depletion                                                          85,849             77,504
        Gain on disposition of assets                                      (7,464)            (2,023)
   Changes in assets and liabilities:
        Accounts receivable                                                65,181            (47,783)
        Accounts payable                                                   34,991             19,871
                                                                     ------------       ------------

            Net cash provided by operating activities                     685,928            623,864
                                                                     ------------       ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                     (3,650)           (14,214)
   Proceeds from asset dispositions                                         7,578              2,023
                                                                     ------------       ------------

            Net cash provided by (used in) investing activities             3,928            (12,191)
                                                                     ------------       ------------

Cash flows used in financing activities:
   Cash distributions to partners                                        (529,645)          (597,062)
                                                                     ------------       ------------

Net increase in cash                                                      160,211             14,611
Cash at beginning of period                                               132,300            132,031
                                                                     ------------       ------------

Cash at end of period                                                $    292,511       $    146,642
                                                                     ============       ============



   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-B Conv., L.P. (the "Partnership") was organized as a general partnership in 1990 under the laws of the State of Texas and was converted to a Delaware limited partnership on August 1, 1991.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the results and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $11,272 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of the limited partners of the Partnership. Pioneer has valued the Partnership interest at $3,275,273 of which $3,220,716 is allocated to the non-affiliated limited partners. If a majority of the limited partners approve the transaction, the limited partners will receive their value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
           OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 3% to $1,063,346 for the nine months ended September 30, 2001 as compared to $1,092,350 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 25,759 barrels of oil, 10,283 barrels of NGLs and 51,734 mcf of gas were sold, or 44,664 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 27,178 barrels of oil, 12,971 barrels of NGLs and 50,036 mcf of gas were sold, or 48,488 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.07, or 4%, from $28.68 for the nine months ended September 30, 2000 to $27.61 for the same period in 2001. The average price received per barrel of NGLs decreased $.33, or 2%, from $14.66 during the nine months ended September 30, 2000 to $14.33 for the same period in 2001. The average price received per mcf of gas increased 62% from $2.45 for the nine months ended September 30, 2000 to $3.96 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $7,464 and $2,023 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 consisted of $7,033 salvage income from one well plugged and abandoned in the current period and $431 from equipment credits received on one fully depleted well. The gain recognized during the period ended September 30, 2000 was due to the sale of equipment on one fully depleted well. Abandoned property costs of $3,138 were incurred during the nine months ended September 30, 2001 to plug one well in the current period.

Costs and Expenses:

Total costs and expenses increased to $581,754 for the nine months ended September 30, 2001 as compared to $526,281 for the same period in 2000, an increase of $55,473, or 11%. The increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $450,324 for the nine months ended September 30, 2001 and $413,083 for the same period in 2000, resulting in a $37,241 increase, or 9%. The increase was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 13% from $35,694 for the nine months ended September 30, 2000 to $31,171 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $11,272 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $85,849 for the nine months ended September 30, 2001 as compared to $77,504 for the same period in 2000, representing an increase of $8,345, or 11%. This increase was primarily due to a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decrease in oil production of 1,419 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 26% to $300,263 for the three months ended September 30, 2001 as compared to $405,161 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 8,406 barrels of oil, 3,873 barrels of NGLs and 16,365 mcf of gas were sold, or 15,007 BOEs. For the three months ended September 30, 2000, 9,220 barrels of oil, 4,367 barrels of NGLs and 17,020 mcf of gas were sold, or 16,424 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.26, or 14%, from $30.54 during the three months ended September 30, 2000 to $26.28 for the same period in 2001. The average price received per barrel of NGLs decreased $4.53, or 28%, from $15.94 during the three months ended September 30, 2000 to $11.41 for the same period in 2001. The average price received per mcf of gas decreased 32% from $3.17 during the three months ended September 30, 2000 to $2.16 for the same period in 2001.

A gain on disposition of assets of $4,410 recognized during the three months ended September 30, 2001 was due to $3,979 salvage income from one well plugged and abandoned in the current period and $431 from equipment credits received on one fully depleted well. Abandoned property costs of $79 were incurred during the three months ended September 30, 2001 to plug this well.

Costs and Expenses:

Total costs and expenses increased to $219,219 for the three months ended September 30, 2001 as compared to $174,737 for the same period in 2000, an increase of $44,482, or 25%. This increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in G&A.

Production costs were $168,131 for the three months ended September 30, 2001 and $135,775 for the same period in 2000, resulting in a $32,356 increase, or 24%. The increase was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production, offset by a decrease in production taxes.

During this period, G&A decreased 41% from $13,970 for the three months ended September 30, 2000 to $8,287 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $11,272 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $31,450 for the three months ended September 30, 2001 as compared to $24,992 for the same period in 2000, representing an increase of $6,458, or 26%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decrease in oil production of 814 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $62,064 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $128,084 in working capital and $4,523 in G&A expenses, offset by increases of $37,241 in production costs and $3,138 in abandoned property costs and a decline in oil and gas sales receipts of $30,164. The decrease in oil and gas receipts resulted from the decline in oil and NGL prices during 2001 which resulted in a $33,470 decline to oil and gas receipts and $70,974 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in gas prices which contributed an additional $74,280 to oil and gas receipts. The increase in production costs was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $7,578 and $2,023 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period ended September 30, 2001 were primarily due to salvage income from one well plugged and abandoned during the current period. The proceeds recognized during the period ended September 30, 2000 were derived from the sale of equipment on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $529,645, of which $5,296 was distributed to the managing general partner and $524,349 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $597,062, of which $5,971 was distributed to the managing general partner and $591,091 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into

Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                        PARKER & PARSLEY 90-B CONV., L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY 90-B CONV., L.P.

                                     By:   Pioneer Natural Resources USA, Inc.,
                                             Managing General Partner




Dated:  November 7, 2001             By:   /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 90-B, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-B, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-26097-07


                           PARKER & PARSLEY 90-B, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                  DELAWARE                                 75-2329287
       -------------------------------               ---------------------
       (State or other jurisdiction of                  (I.R.S. Employer
       incorporation or organization)                Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------           -------------
   (Address of principal executive offices)                   (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X]   NO [ ]

                           PARKER & PARSLEY 90-B, L.P.

                                TABLE OF CONTENTS



                                                                                                      Page
                                                                                                      ----

                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS



                                                     September 30,       December 31,
                                                         2001                2000
                                                     -------------       -------------
                                                     (Unaudited)
                 ASSETS

Current assets:
  Cash                                               $     798,150       $     364,895
  Accounts receivable - oil and gas sales                  393,565             568,283
                                                     -------------       -------------

         Total current assets                            1,191,715             933,178
                                                     -------------       -------------

Oil and gas properties - at cost,  based on the
  successful efforts accounting method                  25,946,724          26,110,930
Accumulated depletion                                  (21,988,768)        (21,899,717)
                                                     -------------       -------------

         Net oil and gas properties                      3,957,956           4,211,213
                                                     -------------       -------------

                                                     $   5,149,671       $   5,144,391
                                                     =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                       $     137,433       $      42,091

Partners' capital:
  Managing general partner                                  50,126              51,027
  Limited partners (32,264 interests)                    4,962,112           5,051,273
                                                     -------------       -------------

                                                         5,012,238           5,102,300
                                                     -------------       -------------

                                                     $   5,149,671       $   5,144,391
                                                     =============       =============





The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                 Three months ended                   Nine months ended
                                                     September 30,                       September 30,
                                            ------------------------------      ------------------------------
                                                 2001              2000            2001                2000
                                            ------------      ------------      ------------      ------------
Revenues:
  Oil and gas                               $    814,193      $  1,098,786      $  2,883,717      $  2,962,304
  Interest                                         5,341             9,281            19,499            22,423
  Gain on disposition of assets                   11,959                --            20,242             5,487
                                            ------------      ------------      ------------      ------------

                                                 831,493         1,108,067         2,923,458         2,990,214
                                            ------------      ------------      ------------      ------------

Costs and expenses:
  Oil and gas production                         456,072           368,259         1,221,395         1,120,284
  General and administrative                      22,471            37,886            84,405            96,797
  Impairment of oil and gas properties            30,575                --            30,575                --
  Depletion                                       85,177            67,785           232,270           210,132
  Abandoned property                                 213                --             8,509                --
                                            ------------      ------------      ------------      ------------

                                                 594,508           473,930         1,577,154         1,427,213
                                            ------------      ------------      ------------      ------------

Net income                                  $    236,985      $    634,137      $  1,346,304      $  1,563,001
                                            ============      ============      ============      ============

Allocation of net income:
  Managing general partner                  $      2,370      $      6,341      $     13,463      $     15,630
                                            ============      ============      ============      ============

  Limited partners                          $    234,615      $    627,796      $  1,332,841      $  1,547,371
                                            ============      ============      ============      ============

Net income per limited
  partnership interest                      $       7.27      $      19.46      $      41.31      $      47.96
                                            ============      ============      ============      ============





     The financial information included herein has been prepared by managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                     Managing
                                     general          Limited
                                     partner          partners            Total
                                   -----------       -----------       -----------


Balance at January 1, 2001         $    51,027       $ 5,051,273       $ 5,102,300

    Distributions                      (14,364)       (1,422,002)       (1,436,366)

    Net income                          13,463         1,332,841         1,346,304
                                   -----------       -----------       -----------

Balance at September 30, 2001      $    50,126       $ 4,962,112       $ 5,012,238
                                   ===========       ===========       ===========



     The financial information included herein has been prepared by managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                             Nine months ended
                                                                                September 30,
                                                                      -------------------------------
                                                                          2001                2000
                                                                      ------------       ------------
Cash flows from operating activities:
   Net income                                                         $  1,346,304       $  1,563,001
   Adjustments to reconcile net income to net
     cash provided by operating activities:
       Impairment of oil and gas properties                                 30,575                 --
       Depletion                                                           232,270            210,132
       Gain on disposition of assets                                       (20,242)            (5,487)
   Changes in assets and liabilities:
       Accounts receivable                                                 174,718            (98,986)
       Accounts payable                                                     95,342             54,488
                                                                      ------------       ------------

             Net cash provided by operating activities                   1,858,967          1,723,148
                                                                      ------------       ------------

Cash flows from investing activities:
   Additions to oil and gas properties                                      (9,898)           (38,547)
   Proceeds from asset dispositions                                         20,552              5,487
                                                                      ------------       ------------

             Net cash provided by (used in) investing activities            10,654            (33,060)
                                                                      ------------       ------------

Cash flows used in financing activities:
   Cash distributions to partners                                       (1,436,366)        (1,619,198)
                                                                      ------------       ------------

Net increase in cash                                                       433,255             70,890
Cash at beginning of period                                                364,895            311,017
                                                                      ------------       ------------

Cash at end of period                                                 $    798,150       $    381,907
                                                                      ============       ============


   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

    The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-B, L.P. (the "Partnership") is a limited partnership organized in 1990 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $30,575 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of the limited partners of the Partnership. Pioneer has valued the Partnership interest at $8,900,613 of which $8,788,939 is allocated to the non-affiliated limited partners. If a majority of the limited partners approve the transaction, the limited partners will receive their value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
           OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 3% to $2,883,717 for the nine months ended September 30, 2001 as compared to $2,962,304 for the same period in 2000. The decrease in revenues resulted from lower average prices received for oil and natural gas liquids ("NGLs") and a decline in production, offset by higher average prices received for gas. For the nine months ended September 30, 2001, 69,840 barrels of oil, 27,890 barrels of NGLs and 140,294 mcf of gas were sold, or 121,112 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 73,699 barrels of oil, 35,181 barrels of NGLs and 135,699 mcf of gas were sold, or 131,497 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.07, or 4%, from $28.68 for the nine months ended September 30, 2000 to $27.61 for the same period in 2001. The average price received per barrel of NGLs decreased $.33, or 2%, from $14.66 during the nine months ended September 30, 2000 to $14.33 for the same period in 2001. The average price received per mcf of gas increased 62% from $2.45 for the nine months ended September 30, 2000 to $3.96 for the same period in 2001 The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gains on disposition of assets of $20,242 and $5,487 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The gain recognized during the period ended September 30, 2001 consisted of $19,074 salvage income from one well plugged and abandoned in the current period and $1,168 from equipment credits received on one fully depleted well. The gain recognized during the period ended September 30, 2000 was derived from the sale of equipment on one fully depleted well. Abandoned property costs of $8,509 were incurred during the nine months ended September 30, 2001 to plug one well in the current period.

Costs and Expenses:

Total costs and expenses increased to $1,577,154 for the nine months ended September 30, 2001 as compared to $1,427,213 for the same period in 2000, an increase of $149,941, or 11%. The increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in general and administrative expenses ("G&A").

Production costs were $1,221,395 for the nine months ended September 30, 2001 and $1,120,284 for the same period in 2000, resulting in an increase of $101,111, or 9%. The increase was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 13% from $96,797 for the nine months ended September 30, 2000 to $84,405 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $30,575 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $232,270 for the nine months ended September 30, 2001 as compared to $210,132 for the same period in 2000, representing an increase of $22,138, or 11%. This increase was primarily due to a decline in proved reserves during the period ended September 30, 2001 due to lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and by a decrease in oil production of 3,859 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 26% to $814,193 for the three months ended September 30, 2001 as compared to $1,098,786 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 22,788 barrels of oil, 10,478 barrels of NGLs and 44,376 mcf of gas were sold, or 40,662 BOEs. For the three months ended September 30, 2000, 25,000 barrels of oil, 11,842 barrels of NGLs and 46,163 mcf of gas were sold, or 44,536 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.26, or 14%, from $30.54 for the three months ended September 30, 2000 to $26.28 for the same period in 2001. The average price received per barrel of NGLs decreased $4.53, or 28%, from $15.94 during the three months ended September 30, 2000 to $11.41 for the same period in 2001. The average price received per mcf of gas decreased 32% from $3.17 during the three months ended September 30, 2000 to $2.16 for the same period in 2001.

A gain on disposition of assets of $11,959 recognized during the three months ended September 30, 2001 was due to $10,791 salvage income from one well plugged and abandoned in the current period and $1,168 from equipment credits received on one fully depleted well. Abandoned property costs of $213 were incurred during the three months ended September 30, 2001 to plug this well.

Costs and Expenses:

Total costs and expenses increased to $594,508 for the three months ended September 30, 2001 as compared to $473,930 for the same period in 2000, an increase of $120,578, or 25%. This increase was due to increases in production costs, the impairment of oil and gas properties, depletion and abandoned property costs, offset by a decline in G&A.

Production costs were $456,072 for the three months ended September 30, 2001 and $368,259 for the same period in 2000 resulting in an $87,813 increase, or 24%. The increase was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production, offset by a decrease in production taxes.

During this period, G&A decreased 41% from $37,886 for the three months ended September 30, 2000 to $22,471 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $30,575 related to its proved oil and gas properties for the three months ended September 30, 2001.

Depletion was $85,177 for the three months ended September 30, 2001 as compared to $67,785 for the same period in 2000, representing an increase of $17,392, or 26%. This increase was attributable to a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and by a decrease in oil production of 2,212 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $135,819 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to reductions of $314,558 in working capital and $12,392 in G&A expenses, offset by increases in production costs of $101,111 and abandoned property costs of $8,509 and a decline in oil and gas sales receipts of $81,511. The decrease in oil and gas receipts resulted from the decline in oil and NGL prices during 2001 which resulted in a $90,026 decline to oil and gas receipts and $192,845 resulting from the decline in production during 2001 as compared to the same period in 2000, offset by an increase in gas prices which contributed an additional $201,360 to oil and gas receipts. The increase in production costs was primarily due to higher ad valorem taxes and additional workover and well maintenance costs incurred to stimulate well production. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $20,552 and $5,487 were recognized during the nine months ended September 30, 2001 and 2000, respectively. The proceeds recognized during the period ended September 30, 2001 were primarily due to salvage income from one well plugged and abandoned during the current period. The proceeds recognized during the period ended September 30, 2000 were derived from the sale of equipment on one fully depleted well.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $1,436,366, of which $14,364 was distributed to the managing general partner and $1,422,002 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $1,619,198, of which $16,192 was distributed to the managing general partner and $1,603,006 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into

Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)    Exhibits

(b)    Reports on Form 8-K - none

                           PARKER & PARSLEY 90-B, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PARKER & PARSLEY 90-B, L.P.

                                      By:   Pioneer Natural Resources USA, Inc.,
                                              Managing General Partner




Dated:  November 7, 2001              By:   /s/ Rich Dealy
                                            ------------------------------------
                                            Rich Dealy, Vice President and
                                              Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                       PARKER & PARSLEY 90-C CONV., L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-C Conv., L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-26097-10


                        PARKER & PARSLEY 90-C CONV., L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                       DELAWARE                              75-2347264
            -------------------------------            ----------------------
            (State or other jurisdiction of              (I.R.S. Employer
            incorporation or organization)             Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS                75039
-------------------------------------------------            -------------
   (Address of principal executive offices)                    (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                        PARKER & PARSLEY 90-C CONV., L.P.

                                TABLE OF CONTENTS


                                                                                                      Page
                                                                                                      ----
                                           PART I. FINANCIAL INFORMATION

Item 1.         Financial Statements

                Balance Sheets as of September 30, 2001 and
                   December 31, 2000.................................................................    3

                Statements of Operations for the three and nine
                  months ended September 30, 2001 and 2000...........................................    4

                Statement of Partners' Capital for the nine months
                  ended September 30, 2001...........................................................    5

                Statements of Cash Flows for the nine months ended
                  September 30, 2001 and 2000........................................................    6

                Notes to Financial Statements........................................................    7

Item 2.         Management's Discussion and Analysis of Financial
                  Condition and Results of Operations................................................    8


                                            PART II. OTHER INFORMATION

Item 6.         Exhibits and Reports on Form 8-K.....................................................   12

                Signatures...........................................................................   13

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS



                                                    September 30,       December 31,
                                                        2001                 2000
                                                    -------------       -------------
                                                    (Unaudited)
                 ASSETS

Current assets:
   Cash                                             $     219,883       $     106,593
   Accounts receivable - oil and gas sales                 66,471             119,396
                                                    -------------       -------------

            Total current assets                          286,354             225,989
                                                    -------------       -------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 5,801,749           5,798,493
Accumulated depletion                                  (5,051,593)         (5,000,618)
                                                    -------------       -------------

            Net oil and gas properties                    750,156             797,875
                                                    -------------       -------------

                                                    $   1,036,510       $   1,023,864
                                                    =============       =============

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $      34,540       $      14,074

Partners' capital:
   Managing general partner                                 9,989              10,067
   Limited partners (7,531 interests)                     991,981             999,723
                                                    -------------       -------------

                                                        1,001,970           1,009,790
                                                    -------------       -------------

                                                    $   1,036,510       $   1,023,864
                                                    =============       =============


The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                  Three months ended                   Nine months ended
                                                     September 30,                        September 30,
                                             ------------------------------      ------------------------------
                                                 2001              2000              2001             2000
                                             ------------      ------------      ------------      ------------
Revenues:
   Oil and gas                               $    175,857      $    256,283      $    619,975      $    671,181
   Interest                                         1,352             2,546             4,764             5,989
                                             ------------      ------------      ------------      ------------

                                                  177,209           258,829           624,739           677,170
                                             ------------      ------------      ------------      ------------

Costs and expenses:
   Oil and gas production                          91,284            84,096           284,567           245,244
   General and administrative                       5,380             8,742            20,059            21,832
   Impairment of oil and gas properties             8,163                --             8,163                --
   Depletion                                       14,944            12,341            42,812            38,657
                                             ------------      ------------      ------------      ------------

                                                  119,771           105,179           355,601           305,733
                                             ------------      ------------      ------------      ------------

Net income                                   $     57,438      $    153,650      $    269,138      $    371,437
                                             ============      ============      ============      ============

Allocation of net income:
   Managing general partner                  $        575      $      1,536      $      2,692      $      3,714
                                             ============      ============      ============      ============

   Limited partners                          $     56,863      $    152,114      $    266,446      $    367,723
                                             ============      ============      ============      ============

Net income per limited
   partnership interest                      $       7.55      $      20.20      $      35.38      $      48.83
                                             ============      ============      ============      ============









   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)




                                      Managing
                                      general           Limited
                                      partner           partners             Total
                                   ------------       ------------       ------------


Balance at January 1, 2001         $     10,067       $    999,723       $  1,009,790

    Distributions                        (2,770)          (274,188)          (276,958)

    Net income                            2,692            266,446            269,138
                                   ------------       ------------       ------------

Balance at September 30, 2001      $      9,989       $    991,981       $  1,001,970
                                   ============       ============       ============









   The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                                                                  Nine months ended
                                                                    September 30,
                                                            -------------------------------
                                                                2001                2000
                                                            ------------       ------------
Cash flows from operating activities:
   Net income                                               $    269,138       $    371,437
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Impairment of oil and gas properties                       8,163                 --
        Depletion                                                 42,812             38,657
   Changes in assets and liabilities:
        Accounts receivable                                       52,925            (31,185)
        Accounts payable                                          20,466             13,580
                                                            ------------       ------------

             Net cash provided by operating activities           393,504            392,489
                                                            ------------       ------------

Cash flows used in investing activities:
   Additions to oil and gas properties                            (3,256)           (15,801)

Cash flows used in financing activities:
   Cash distributions to partners                               (276,958)          (361,535)
                                                            ------------       ------------

Net increase in cash                                             113,290             15,153
Cash at beginning of period                                      106,593            107,295
                                                            ------------       ------------

Cash at end of period                                       $    219,883       $    122,448
                                                            ============       ============



 The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-C Conv., L.P. (the "Partnership") was organized as a general partnership in 1990 under the laws of the State of Texas and was converted to a Delaware limited partnership on August 1, 1991.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $8,163 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,884,667 of which $1,858,388 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 8% to $619,975 for the nine months ended September 30, 2001 as compared to $671,181 for the same period in 2000. The decrease in revenues resulted from a decrease in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 16,610 barrels of oil, 4,687 barrels of NGLs and 25,888 mcf of gas were sold, or 25,612 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 17,723 barrels of oil, 7,280 barrels of NGLs and 25,305 mcf of gas were sold, or 29,221 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.23, or 4%, from $28.39 for the nine months ended September 30, 2000 to $27.16 for the same period in 2001. The average price received per barrel of NGLs decreased $.31, or 2%, from $14.08 during the nine months ended September 30, 2000 to $13.77 for the same period in 2001. The average price received per mcf of gas increased 55% from $2.59 during the nine months ended September 30, 2000 to $4.02 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $355,601 for the nine months ended September 30, 2001 as compared to $305,733 for the same period in 2000, an increase of $49,868, or 16%. This increase was due to increases in production costs, the impairment of oil and gas properties and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $284,567 for the nine months ended September 30, 2001 and $245,244 for the same period in 2000, resulting in an increase of $39,323, or 16%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 8% from $21,832 for the nine months ended September 30, 2000 to $20,059 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $8,163 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $42,812 for the nine months ended September 30, 2001 as compared to $38,657 for the same period in 2000, representing an increase of $4,155, or 11%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decrease in oil production of 1,113 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended September
   30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $175,857 for the three months ended September 30, 2001 as compared to $256,283 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended

September 30, 2001, 5,105 barrels of oil, 2,210 barrels of NGLs and 8,083 mcf of gas were sold, or 8,662 BOEs. For the three months ended September 30, 2000, 5,764 barrels of oil, 2,853 barrels of NGLs and 11,213 mcf of gas were sold, or 10,486 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.00, or 13%, from $30.30 for the three months ended September 30, 2000 to $26.30 for the same period in 2001. The average price received per barrel of NGLs decreased $4.84, or 30%, from $16.07 during the three months ended September 30, 2000 to $11.23 for the same period in 2001. The average price received per mcf of gas decreased 35% from $3.19 during the three months ended September 30, 2000 to $2.07 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $119,771 for the three months ended September 30, 2001 as compared to $105,179 for the same period in 2000, an increase of $14,592, or 14%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in G&A.

Production costs were $91,284 for the three months ended September 30, 2001 and $84,096 for the same period in 2000, resulting in a $7,188 increase, or 9%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production taxes.

During this period, G&A decreased 38% from $8,742 for the three months ended September 30, 2000 to $5,380 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $8,163 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $14,944 for the three months ended September 30, 2001 as compared to $12,341 for the same period in 2000, representing an increase of $2,603, or 21%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices, offset by a decline in oil production of 659 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $1,015 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction in working capital of $90,996 and a decrease of $1,773 in G&A expenses, offset by an increase in production costs of $39,323 and a decrease in oil and gas sales receipts of $52,431. The decrease in oil and gas receipts resulted from the decline in production of $63,623 during 2001 as compared to the same period in 2000 and a decrease in the average prices received for oil and NGLs of $25,167, offset by an increase in average prices received for gas of $36,359. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were for expenditures related to equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $276,958, of which $2,770 was distributed to the managing general partner and $274,188 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $361,535, of which $3,615 was distributed to the managing general partner and $357,920 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)   Exhibits

(b)   Reports on Form 8-K - none

                        PARKER & PARSLEY 90-C CONV., L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           PARKER & PARSLEY 90-C CONV., L.P.

                                     By:   Pioneer Natural Resources USA, Inc.,
                                             Managing General Partner




Dated:  November 7, 2001             By:   /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                             Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 90-C, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90-C, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549


                                    FORM 10-Q


                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001


                         COMMISSION FILE NO. 33-26097-09


                           PARKER & PARSLEY 90-C, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                DELAWARE                                   75-2347262
     -------------------------------                 ----------------------
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)


5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS              75039
-------------------------------------------------           ----------
    (Address of principal executive offices)                (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001


                                 Not applicable
                   ------------------------------------------
                    (Former name, former address and former
                   fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                YES [X]   NO [ ]

                           PARKER & PARSLEY 90-C, L.P.

                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                       PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

        Balance Sheets as of September 30, 2001 and
           December 31, 2000.............................................    3

        Statements of Operations for the three and nine
          months ended September 30, 2001 and 2000.......................    4

        Statement of Partners' Capital for the nine months
          ended September 30, 2001.......................................    5

        Statements of Cash Flows for the nine months ended
          September 30, 2001 and 2000....................................    6

        Notes to Financial Statements....................................    7

Item 2. Management's Discussion and Analysis of Financial
          Condition and Results of Operations............................    8


                        PART II. OTHER INFORMATION

Item 6. Exhibits and Reports on Form 8-K.................................   12

        Signatures.......................................................   13

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                     September 30,   December 31,
                                                         2001            2000
                                                     ------------    ------------
                                                      (Unaudited)
               ASSETS

Current assets:
   Cash                                              $    344,784    $    162,620
   Accounts receivable - oil and gas sales                106,872         191,950
                                                     ------------    ------------

                Total current assets                      451,656         354,570
                                                     ------------    ------------

Oil and gas properties - at cost, based on the
   successful efforts accounting method                 9,327,018       9,321,783
Accumulated depletion                                  (8,121,923)     (8,040,111)
                                                     ------------    ------------

                Net oil and gas properties              1,205,095       1,281,672
                                                     ------------    ------------

                                                     $  1,656,751    $  1,636,242
                                                     ============    ============
LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                      $     55,627    $     22,567

Partners' capital:
   Managing general partner                                15,961          16,087
   Limited partners (12,107 interests)                  1,585,163       1,597,588
                                                     ------------    ------------

                                                        1,601,124       1,613,675
                                                     ------------    ------------

                                                     $  1,656,751    $  1,636,242
                                                     ============    ============



The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                 Three months ended            Nine months ended
                                                    September 30,                 September 30,
                                             ---------------------------   ---------------------------
                                                 2001           2000           2001           2000
                                             ------------   ------------   ------------   ------------

Revenues:
  Oil and gas                                $    282,703   $    412,219   $    996,680   $  1,079,018
  Interest                                          2,114          4,001          7,427          9,336
                                             ------------   ------------   ------------   ------------

                                                  284,817        416,220      1,004,107      1,088,354
                                             ------------   ------------   ------------   ------------

Costs and expenses:
  Oil and gas production                          146,737        135,213        457,467        394,273
  General and administrative                        8,648         14,060         32,201         35,098
  Impairment of oil and gas properties             13,105             --         13,105             --
  Depletion                                        23,952         19,837         68,707         62,164
                                             ------------   ------------   ------------   ------------

                                                  192,442        169,110        571,480        491,535
                                             ------------   ------------   ------------   ------------

Net income                                   $     92,375   $    247,110   $    432,627   $    596,819
                                             ============   ============   ============   ============

Allocation of net income:
  Managing general partner                   $        923   $      2,471   $      4,326   $      5,968
                                             ============   ============   ============   ============

  Limited partners                           $     91,452   $    244,639   $    428,301   $    590,851
                                             ============   ============   ============   ============

Net income per limited
  partnership interest                       $       7.56   $      20.20   $      35.38   $      48.80
                                             ============   ============   ============   ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)


                                     Managing
                                      general         Limited
                                      partner         partners          Total
                                    ------------    ------------    ------------

Balance at January 1, 2001          $     16,087    $  1,597,588    $  1,613,675

      Distributions                       (4,452)       (440,726)       (445,178)

      Net income                           4,326         428,301         432,627
                                    ------------    ------------    ------------

Balance at September 30, 2001       $     15,961    $  1,585,163    $  1,601,124
                                    ============    ============    ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                    Nine months ended
                                                                       September 30,
                                                                --------------- ------------
                                                                    2001            2000
                                                                ------------    ------------

Cash flows from operating activities:
   Net income                                                   $    432,627    $    596,819
   Adjustments to reconcile net income to net
      cash provided by operating activities:
          Impairment of oil and gas properties                        13,105              --
          Depletion                                                   68,707          62,164
   Changes in assets and liabilities:
          Accounts receivable                                         85,078         (50,135)
          Accounts payable                                            33,060          22,240
                                                                ------------    ------------

                Net cash provided by operating activities            632,577         631,088
                                                                ------------    ------------

Cash flows used in investing activities:
   Additions to oil and gas properties                                (5,235)        (25,402)

Cash flows used in financing activities:
   Cash distributions to partners                                   (445,178)       (581,211)
                                                                ------------    ------------

Net increase in cash                                                 182,164          24,475
Cash at beginning of period                                          162,620         164,100
                                                                ------------    ------------

Cash at end of period                                           $    344,784    $    188,575
                                                                ============    ============


  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90-C, L.P. (the "Partnership") is a limited partnership organized in 1990 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. IMPAIRMENT OF LONG-LIVED ASSETS

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $13,105 related to its proved oil and gas properties during the nine months ended September 30, 2001.

NOTE 4. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,021,205 of which $2,984,323 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with  nine months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 8% to $996,680 for the nine months ended September 30, 2001 as compared to $1,079,018 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by an increase in average prices received for gas. For the nine months ended September 30, 2001, 26,703 barrels of oil, 7,541 barrels of NGLs and 41,620 mcf of gas were sold, or 41,181 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 28,494 barrels of oil, 11,707 barrels of NGLs and 40,683 mcf of gas were sold, or 46,982 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.23, or 4%, from $28.39 for the nine months ended September 30, 2000 to $27.16 for the same period in 2001. The average price received per barrel of NGLs decreased $.31, or 2%, from $14.08 during the nine months ended September 30, 2000 to $13.77 for the same period in 2001. The average price received per mcf of gas increased 55% from $2.59 during the nine months ended September 30, 2000 to $4.02 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses increased to $571,480 for the nine months ended September 30, 2001 as compared to $491,535 for the same period in 2000, an increase of $79,945, or 16%. This increase was due to increases in production costs, the impairment of oil and gas properties and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $457,467 for the nine months ended September 30, 2001 and $394,273 for the same period in 2000, resulting in an increase of $63,194, or 16%. The increase was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 8% from $35,098 for the nine months ended September 30, 2000 to $32,201 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), the Partnership reviews its proved oil and gas properties for impairment whenever events and circumstances indicate a decline in the recoverability of the carrying value of the Partnership's oil and gas properties. The Partnership has estimated the expected future cash flows of its oil and gas properties as of September 30, 2001, based on proved reserves, and compared such estimated future cash flows to the respective carrying amount of the oil and gas properties to determine if the carrying amounts were likely to be recoverable. For those proved oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, the Partnership adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result, the Partnership recognized a non-cash impairment provision of $13,105 related to its proved oil and gas properties during the nine months ended September 30, 2001.

Depletion was $68,707 for the nine months ended September 30, 2001 as compared to $62,164 for the same period in 2000, representing an increase of $6,543, or 11%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 1,791 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 31% to $282,703 for the three months ended September 30, 2001 as compared to $412,219 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 8,206 barrels of oil, 3,559 barrels of NGLs and 12,995 mcf of gas were sold, or 13,931 BOEs. For the three months ended September 30, 2000, 9,267 barrels of oil, 4,602 barrels of NGLs and 18,019 mcf of gas were sold, or 16,872 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.00, or 13%, from $30.30 for the three months ended September 30, 2000 to $26.30 for the same period in 2001. The average price received per barrel of NGLs decreased $4.84, or 30%, from $16.07 during the three months ended September 30, 2000 to $11.23 for the same period in 2001. The average price received per mcf of gas decreased 35% from $3.19 during the three months ended September 30, 2000 to $2.07 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $192,442 for the three months ended September 30, 2001 as compared to $169,110 for the same period in 2000, an increase of $23,332, or 14%. This increase was due to increases in the impairment of oil and gas properties, production costs and depletion, offset by a decline in G&A.

Production costs were $146,737 for the three months ended September 30, 2001 and $135,213 for the same period in 2000 resulting in an $11,524 increase, or 9%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by a decrease in production taxes.

During this period, G&A decreased 38% from $14,060 for the three months ended September 30, 2000 to $8,648 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

The Partnership recognized a non-cash impairment provision of $13,105 related to its proved oil and gas properties during the three months ended September 30, 2001.

Depletion was $23,952 for the three months ended September 30, 2001 as compared to $19,837 for the same period in 2000, representing an increase of $4,115, or 21%. This increase was the result of a reduction in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decline in oil production of 1,061 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $1,489 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to a reduction in working capital of $146,033 and a decrease of $2,897 in G&A expenses, offset by an increase in production costs of $63,194 and a decrease in oil and gas sales receipts of $84,247. The decrease in oil and gas receipts of $102,246 resulted from the decline in production during 2001 as compared to the same period in 2000 and a decrease in the average prices received for oil and NGLs of $40,439, offset by an increase in average prices received for gas of $58,438. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 were for expenditures related to equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $445,178, of which $4,452 was distributed to the managing general partner and $440,726 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $581,211, of which $5,812 was distributed to the managing general partner and $575,399 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.


                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a)  Exhibits

(b)  Reports on Form 8-K - none

                           PARKER & PARSLEY 90-C, L.P.
                        (A Delaware Limited Partnership)



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        PARKER & PARSLEY 90-C, L.P.

                                    By: Pioneer Natural Resources USA, Inc.,
                                         Managing General Partner




Dated:  November 7, 2001            By: /s/ Rich Dealy
                                        -------------------------------------
                                        Rich Dealy, Vice President and
                                         Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley Private Investment 90, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                      2001              2000
                                                  -------------     ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $   310,372      $   168,054
  Accounts receivable - oil and gas sales              116,148          197,750
                                                   -----------      -----------

        Total current assets                           426,520          365,804
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               8,477,949        8,464,366
Accumulated depletion                               (7,191,666)      (7,073,249)
                                                   -----------      -----------

        Net oil and gas properties                   1,286,283        1,391,117
                                                   -----------      -----------

                                                   $ 1,712,803      $ 1,756,921
                                                   ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    50,543      $    13,453

Partners' capital:
  Managing general partner                              20,837           21,649
  Limited partners (274.25 interests)                1,641,423        1,721,819
                                                   -----------      -----------

                                                     1,662,260        1,743,468
                                                   -----------      -----------

                                                   $ 1,712,803      $ 1,756,921
                                                   ===========      ===========

           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                       Three months ended             Nine months ended
                                           September 30,                September 30,
                                    -------------------------     -------------------------
                                       2001           2000           2001           2000
                                    ----------     ----------     ----------     ----------
Revenues:
  Oil and gas                       $  294,111     $  391,875     $1,016,117     $1,083,888
  Interest                               2,091          4,134          7,684         10,086
  Gain on disposition of assets             --          2,385             --          2,385
                                    ----------     ----------     ----------     ----------

                                       296,202        398,394      1,023,801      1,096,359
                                    ----------     ----------     ----------     ----------

Costs and expenses:
  Oil and gas production               166,592        141,307        428,240        379,640
  General and administrative             7,353         13,338         27,259         34,635
  Depletion                             50,496         24,505        118,417         83,418
                                    ----------     ----------     ----------     ----------

                                       224,441        179,150        573,916        497,693
                                    ----------     ----------     ----------     ----------

Net income                          $   71,761     $  219,244     $  449,885     $  598,666
                                    ==========     ==========     ==========     ==========

Allocation of net income:
  Managing general partner          $      718     $    2,193     $    4,499     $    5,987
                                    ==========     ==========     ==========     ==========

  Limited partners                  $   71,043     $  217,051     $  445,386     $  592,679
                                    ==========     ==========     ==========     ==========

Net income per limited
  partnership interest              $   259.04     $   791.43     $ 1,624.01     $ 2,161.09
                                    ==========     ==========     ==========     ==========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                  (Unaudited)

                                   Managing
                                    general         Limited
                                    partner         partners           Total
                                  -----------      -----------      -----------
Balance at January 1, 2001        $    21,649      $ 1,721,819      $ 1,743,468

    Distributions                      (5,311)        (525,782)        (531,093)

    Net income                          4,499          445,386          449,885
                                  -----------      -----------      -----------

Balance at September 30, 2001     $    20,837      $ 1,641,423      $ 1,662,260
                                  ===========      ===========      ===========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                            Nine months ended
                                                               September 30,
                                                         ------------------------
                                                            2001           2000
                                                         ---------      ---------
Cash flows from operating activities:
   Net income                                            $ 449,885      $ 598,666
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depletion                                          118,417         83,418
        Gain on disposition of assets                           --         (2,385)
   Changes in assets and liabilities:
        Accounts receivable                                 81,602        (57,043)
        Accounts payable                                    37,090         20,944
                                                         ---------      ---------

           Net cash provided by operating activities       686,994        643,600
                                                         ---------      ---------

Cash flows from investing activities:
   Additions to oil and gas properties                     (13,656)       (24,839)
   Proceeds from asset dispositions                             73          2,385
                                                         ---------      ---------

           Net cash used in investing activities           (13,583)       (22,454)
                                                         ---------      ---------

Cash flows used in financing activities:
   Cash distributions to partners                         (531,093)      (592,158)
                                                         ---------      ---------

Net increase in cash                                       142,318         28,988
Cash at beginning of period                                168,054        174,341
                                                         ---------      ---------

Cash at end of period                                    $ 310,372      $ 203,329
                                                         =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                  PARKER & PARSLEY PRIVATE INVESTMENT 90, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley Private Investment 90, L.P. (the "Partnership") was organized in 1990 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1991.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $3,412,684 of which $3,360,078 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
   AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 6% to $1,016,117 for the nine months ended September 30, 2001 as compared to $1,083,888 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by an increase in average prices received for gas. For the nine months ended September 30, 2001, 26,054 barrels of oil, 8,822 barrels of NGLs and 43,600 mcf of gas were sold, or 42,143 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 29,405 barrels of oil, 10,456 barrels of NGLs and 38,261 mcf of gas were sold, or 46,238 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $.99, or 3%, from $28.34 for the nine months ended September 30, 2000 to $27.35 for the same period in 2001. The average price received per barrel of NGLs decreased $.16, or 1%, from $14.77 during the nine months ended September 30, 2000 to $14.61 for the same period in 2001. The average price received per mcf of gas increased 59% from $2.51 during the nine months ended September 30, 2000 to $4.00 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets was recognized during the nine months ended September 30, 2000 of $2,385 from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $573,916 for the nine months ended September 30, 2001 as compared to $497,693 for the same period in 2000, an increase of $76,223, or 15%. This increase was due to increases in production costs and depletion, offset by a decrease in general and administrative expenses ("G&A").

Production costs were $428,240 for the nine months ended September 30, 2001 and $379,640 for the same period in 2000, resulting in a $48,600 increase, or 13%. The increase was the result of additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 21%, from $34,635 for the nine months ended September 30, 2000 to $27,259 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $118,417 for the nine months ended September 30, 2001 as compared to $83,418 for the same period in 2000, an increase of $34,999, or 42%. The increase was the result of a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decrease in oil production of 3,351 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 25% to $294,111 for the three months ended September 30, 2001 as compared to $391,875 for the same period in 2000. The decrease in revenues resulted from lower average prices received and a decline in production. For the three months ended September 30, 2001, 8,239 barrels of oil, 4,050 barrels of NGLs and 14,301 mcf of gas were sold, or 14,673 BOEs. For the three months ended September 30, 2000, 9,671 barrels of oil, 3,510 barrels of NGLs and 13,272 mcf of gas were sold, or 15,393 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $3.80, or 13%, from $30.22 for the three months ended September 30, 2000 to $26.42 for the same period in 2001. The average price received per barrel of NGLs decreased $4.48, or 28%, from $16.17 during the three months ended September 30, 2000 to $11.69 for the same period in 2001. The average price received per mcf of gas decreased 37% to $2.03 during the three months ended September 30, 2001 from $3.23 during the same period in 2000.

Gain on disposition of assets of $2,385 was recognized during the three month period ended September 30, 2000 from equipment credits received on one fully depleted well.

Costs and Expenses:

Total costs and expenses increased to $224,441 for the three months ended September 30, 2001 as compared to $179,150 for the same period in 2000, an increase of $45,291, or 25%. This increase was due to increases in depletion and production costs, offset by a decrease in G&A.

Production costs were $166,592 for the three months ended September 30, 2001 and $141,307 for the same period in 2000 resulting in a $25,285 increase, or 18%. This increase was due to additional well maintenance and workover costs incurred to stimulate well production and an increase in ad valorem taxes.

During this period, G&A decreased 45%, from $13,338 for the three months ended September 30, 2000 to $7,353 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $50,496 for the three months ended September 30, 2001 as compared to $24,505 for the same period in 2000, an increase of $25,991, or 106%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 due to lower commodity prices, offset by a decrease in oil production of 1,432 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $43,394 during the nine months ended September 30, 2001 from the same period ended September 30, 2000 This increase was due to reductions in working capital of $154,791 and G&A expenses of $7,376, offset by a decrease in oil and gas sales of $70,173 and an increase in production costs of $48,600. The decrease in oil and gas receipts resulted from a decline in production of $94,157 during 2001 as compared to the same period in 2000 and a decrease in average prices received for oil and NGLs of $32,986, offset by an increase in average prices received for gas of $56,970. The increase in production costs was primarily due to additional well maintenance and workover costs incurred to stimulate well production and higher ad valorem taxes. The decrease in G&A was due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from disposition of assets of $73 and $2,385 recognized during the nine months ended September 30, 2001 and 2000, respectively, were due to equipment credits received on active properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $531,093, of which $5,311 was distributed to the managing general partner and $525,782 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $592,158, of which $5,922 was distributed to the managing general partner and $586,236 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into

Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

---------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 90 SPRABERRY
                           PRIVATE DEVELOPMENT, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

         This document contains important information specific to Parker & Parsley 90 Spraberry Private Development, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

         This document contains the partnership's financial statements, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.

                        (A Delaware Limited Partnership)


                              FINANCIAL STATEMENTS

                    September 30, 2001 and December 31, 2000

                                   (Unaudited)

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.
                        (A Delaware Limited Partnership)

                                 BALANCE SHEETS

                                                  September 30,     December 31,
                                                      2001              2000
                                                  -------------     ------------
                                                   (Unaudited)
                 ASSETS

Current assets:
  Cash                                             $   150,132      $    47,337
  Accounts receivable - oil and gas sales               53,324           91,915
                                                   -----------      -----------

        Total current assets                           203,456          139,252
                                                   -----------      -----------

Oil and gas properties - at cost, based on the
  successful efforts accounting method               3,666,171        3,666,171
Accumulated depletion                               (3,071,589)      (3,046,352)
                                                   -----------      -----------

        Net oil and gas properties                     594,582          619,819
                                                   -----------      -----------

                                                   $   798,038      $   759,071
                                                   ===========      ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable - affiliate                     $    25,337      $    12,584

Partners' capital:
  Managing general partner                               8,999            8,737
  Limited partners (130 interests)                     763,702          737,750
                                                   -----------      -----------

                                                       772,701          746,487
                                                   -----------      -----------

                                                   $   798,038      $   759,071
                                                   ===========      ===========

           The financial information included as of September 30, 2001 has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                  Three months ended         Nine months ended
                                     September 30,             September 30,
                                 ---------------------     ---------------------
                                   2001         2000         2001         2000
                                 --------     --------    ---------    ---------
Revenues:
  Oil and gas                    $121,881     $171,691    $ 456,163    $ 445,577
  Interest                          1,005          973        3,346        3,469
                                 --------     --------    ---------    ---------

                                  122,886      172,664      459,509      449,046
                                 --------     --------    ---------    ---------

Costs and expenses:
  Oil and gas production           62,899       65,983      168,515      179,437
  General and administrative        3,656        5,588       14,551       14,309
  Depletion                         8,783        9,652       25,237       32,048
                                 --------     --------    ---------    ---------

                                   75,338       81,223      208,303      225,794
                                 --------     --------    ---------    ---------

Net income                       $ 47,548     $ 91,441    $ 251,206    $ 223,252
                                 ========     ========    =========    =========

Allocation of net income:
  Managing general partner       $    475     $    915    $   2,512    $   2,233
                                 ========     ========    =========    =========

  Limited partners               $ 47,073     $ 90,526    $ 248,694    $ 221,019
                                 ========     ========    =========    =========

Net income per limited
  partnership interest           $ 362.10     $ 696.36    $1,913.03    $1,700.15
                                 ========     ========    =========    =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                  Managing
                                  general        Limited
                                   partner        partners        Total
                                  ---------      ---------      ---------
Balance at January 1, 2001        $   8,737      $ 737,750      $ 746,487

    Distributions                    (2,250)      (222,742)      (224,992)

    Net income                        2,512        248,694        251,206
                                  ---------      ---------      ---------

Balance at September 30, 2001     $   8,999      $ 763,702      $ 772,701
                                  =========      =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                             Nine months ended
                                                                September 30,
                                                          ------------------------
                                                            2001           2000
                                                          ---------      ---------
Cash flows from operating activities:
   Net income                                             $ 251,206      $ 223,252
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depletion                                            25,237         32,048
   Changes in assets and liabilities:
        Accounts receivable                                  38,591        (19,194)
        Accounts payable                                     12,753          9,016
                                                          ---------      ---------

            Net cash provided by operating activities       327,787        245,122
                                                          ---------      ---------

Cash flows used in investing activities:
   Additions to oil and gas properties                           --         (5,738)

Cash flows used in financing activities:
   Cash distributions to partners                          (224,992)      (234,563)
                                                          ---------      ---------

Net increase in cash                                        102,795          4,821
Cash at beginning of period                                  47,337         84,843
                                                          ---------      ---------

Cash at end of period                                     $ 150,132      $  89,664
                                                          =========      =========


    The financial information included herein has been prepared by management without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

             PARKER & PARSLEY 90 SPRABERRY PRIVATE DEVELOPMENT, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)


NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 90 Spraberry Private Development, L.P. (the "Partnership") was organized in 1990 as a general partnership under the laws of the State of Texas and was converted to a Delaware limited partnership in 1991.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim financial statements. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's report for the year ended December 31, 2000, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $1,633,026 of which $1,616,696 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If a majority of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues increased 2% to $456,163 for the nine months ended September 30, 2001 as compared to $445,577 for the same period in 2000. The increase in revenues resulted from higher average prices received for gas, offset by a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"). For the nine months ended September 30, 2001, 11,767 barrels of oil, 3,817 barrels of NGLs and 20,556 mcf of gas were sold, or 19,010 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 11,950 barrels of oil, 4,565 barrels of NGLs and 16,276 mcf of gas were sold, or 19,228 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.50, or 5%, from $28.28 for the nine months ended September 30, 2000 to $26.78 for the same period in 2001. The average price received per barrel of NGLs decreased slightly from $14.60 during the nine months ended September 30, 2000 to $14.58 for the same period in 2001. The average price received per mcf of gas increased 65% from $2.52 during the nine months ended September 30, 2000 to $4.16 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses decreased to $208,303 for the nine months ended September 30, 2001 as compared to $225,794 for the same period in 2000, a decrease of $17,491, or 8%. This decrease was attributable to declines in production costs and depletion, offset by an increase in general and administrative expenses ("G&A").

Production costs were $168,515 for the nine months ended September 30, 2001 and $179,437 for the same period in 2000, a $10,922 decrease, or 6%. This decrease was primarily due to lower well maintenance costs, offset by an increase in ad valorem taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A increased 2% from $14,309 for the nine months ended September 30, 2000 to $14,551 for the same period in 2001, primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Depletion was $25,237 for the nine months ended September 30, 2001 as compared to $32,048 for the same period in 2000, a decrease of $6,811, or 21%. This decrease was primarily the result of an increase in proved reserves on a significant well during the period ended September 30, 2001.

Three months ended September 30, 2001 compared with three months ended
  September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 29% to $121,881 for the three months ended September 30, 2001 as compared to $171,691 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 3,629 barrels of oil, 1,446 barrels of NGLs and 5,635 mcf of gas were sold, or 6,014 BOEs. For the three months ended September 30, 2000, 4,001 barrels of oil, 1,798 barrels of NGLs and 6,292 mcf of gas were sold, or 6,848 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.45, or 15%, from $30.44 for the three months ended September 30, 2000 to $25.99 for the same period in 2001. The average price received per barrel of NGLs decreased $5.69, or 34%, from $16.73 during the three months ended September 30, 2000 to $11.04 for the same period in 2001. The average price received per mcf of gas decreased 35% to $2.06 during the three months ended September 30, 2001 from $3.15 during the same period in 2000.

Costs and Expenses:

Total costs and expenses decreased to $75,338 for the three months ended September 30, 2001 as compared to $81,223 for the same period in 2000, a decrease of $5,885, or 7%. This decrease was due to lower production costs, G&A and depletion.

Production costs were $62,899 for the three months ended September 30, 2001 and $65,983 for the same period in 2000 resulting in a $3,084 decrease, or 5%. The decrease was primarily due to lower well maintenance costs, offset by higher ad valorem taxes.

During this period, G&A decreased 35% from $5,588 for the three months ended September 30, 2000 to $3,656 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $8,783 for the three months ended September 30, 2001 as compared to $9,652 for the same period in 2000, a decrease of $869, or 9%. This decrease was primarily the result of an increase in proved reserves on a significant well during the period ended September 30, 2001.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $82,665 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was due to an increase in oil and gas sales receipts of $10,463 and reductions in working capital of $61,522 and production costs of $10,922, offset by an increase in G&A expenses of $242. The increase in oil and gas receipts resulted from the increase in gas prices of $26,631 during 2001 and an increase in production of $1,980, offset by a $18,148 decline in oil and NGL prices as compared to the same period in 2000. The decrease in production costs was primarily due to lower well maintenance costs, offset by an increase in ad valorem taxes. The increase in G&A was primarily due to a higher percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of increased oil and gas revenues.

Net Cash Used in Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $224,992, of which $2,250 was distributed to the managing general partner and $222,742 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $234,563, of which $2,346 was distributed to the managing general partner and $232,217 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the majority approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

--------------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 91-A, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley 91-A, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001

                         COMMISSION FILE NO. 33-38582-01

                           PARKER & PARSLEY 91-A, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                             75-2387572
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS               75039
-------------------------------------------------            ----------
   (Address of principal executive offices)                  (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001

                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 91-A, L.P.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----

                                    PART I. FINANCIAL INFORMATION

Item 1.   Financial Statements

          Balance Sheets as of September 30, 2001 and
             December 31, 2000.................................................................    3

          Statements of Operations for the three and nine
            months ended September 30, 2001 and 2000...........................................    4

          Statement of Partners' Capital for the nine months
            ended September 30, 2001...........................................................    5

          Statements of Cash Flows for the nine months ended
            September 30, 2001 and 2000........................................................    6

          Notes to Financial Statements........................................................    7

Item 2.   Management's Discussion and Analysis of Financial
            Condition and Results of Operations................................................    8

                                      PART II. OTHER INFORMATION

Item 6.   Exhibits and Reports on Form 8-K.....................................................   11

          Signatures...........................................................................   12

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                          PART 1. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                   September 30,      December 31,
                                                       2001              2000
                                                   -------------      ------------
                                                    (Unaudited)

                 ASSETS

Current assets:
   Cash                                             $   485,377       $   219,827
   Accounts receivable - oil and gas sales              159,572           255,270
                                                    -----------       -----------
          Total current assets                          644,949           475,097
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
   successful efforts accounting method               9,717,616         9,710,132
Accumulated depletion                                (7,827,996)       (7,727,573)
                                                    -----------       -----------
          Net oil and gas properties                  1,889,620         1,982,559
                                                    -----------       -----------
                                                    $ 2,534,569       $ 2,457,656
                                                    ===========       ===========

   LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $    82,277       $    32,513

Partners' capital:
   Managing general partner                              24,567            24,295
   Limited partners (11,620 interests)                2,427,725         2,400,848
                                                    -----------       -----------
                                                      2,452,292         2,425,143
                                                    -----------       -----------
                                                    $ 2,534,569       $ 2,457,656
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                       Three months ended            Nine months ended
                                         September 30,                  September 30,
                                  --------------------------      --------------------------
                                     2001            2000           2001             2000
                                  ----------      ----------      ----------      ----------

Revenues:
  Oil and gas                     $  365,972      $  511,495      $1,250,138      $1,389,696
  Interest                             2,856           5,114           9,910          12,766
                                  ----------      ----------      ----------      ----------
                                     368,828         516,609       1,260,048       1,402,462
                                  ----------      ----------      ----------      ----------

Costs and expenses:
  Oil and gas production             143,757         145,610         457,405         454,327
  General and administrative          12,580          21,669          44,745          53,767
  Depletion                           37,575          31,705         100,423         110,745
                                  ----------      ----------      ----------      ----------
                                     193,912         198,984         602,573         618,839
                                  ----------      ----------      ----------      ----------

Net income                        $  174,916      $  317,625      $  657,475      $  783,623
                                  ==========      ==========      ==========      ==========

Allocation of net income:
  Managing general partner        $    1,749      $    3,176      $    6,575      $    7,836
                                  ==========      ==========      ==========      ==========

  Limited partners                $  173,167      $  314,449      $  650,900      $  775,787
                                  ==========      ==========      ==========      ==========

Net income per limited
  partnership interest            $    14.91      $    27.06      $    56.02      $    66.76
                                  ==========      ==========      ==========      ==========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                     Managing
                                     general           Limited
                                     partner           partners           Total
                                   -----------       -----------       -----------

Balance at January 1, 2001         $    24,295       $ 2,400,848       $ 2,425,143

    Distributions                       (6,303)         (624,023)         (630,326)

    Net income                           6,575           650,900           657,475
                                   -----------       -----------       -----------
Balance at September 30, 2001      $    24,567       $ 2,427,725       $ 2,452,292
                                   ===========       ===========       ===========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 Nine months ended
                                                                   September 30,
                                                            -------------------------
                                                              2001             2000
                                                            ---------       ---------

Cash flows from operating activities:
   Net income                                               $ 657,475       $ 783,623
   Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depletion                                             100,423         110,745
   Changes in assets and liabilities:
        Accounts receivable                                    95,698         (81,168)
        Accounts payable                                       49,764          16,414
                                                            ---------       ---------
             Net cash provided by operating activities        903,360         829,614
                                                            ---------       ---------

Cash flows from investing activities:
   Additions to oil and gas properties                         (7,484)        (22,353)
   Proceeds from asset dispositions                                --           8,812
                                                            ---------       ---------
             Net cash used in investing activities             (7,484)        (13,541)
                                                            ---------       ---------

Cash flows used in financing activities:
   Cash distributions to partners                            (630,326)       (821,399)
                                                            ---------       ---------

Net increase (decrease) in cash                               265,550          (5,326)
Cash at beginning of period                                   219,827         226,846
                                                            ---------       ---------
Cash at end of period                                       $ 485,377       $ 221,520
                                                            =========       =========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF ORGANIZATION

Parker & Parsley 91-A, L.P. (the "Partnership") is a limited partnership organized in 1991 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a full year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $4,730,736 of which $4,665,291 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If two-thirds of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 10% to $1,250,138 for the nine months ended September 30, 2001 as compared to $1,389,696 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by higher average prices received for gas. For the nine months ended September 30, 2001, 30,122 barrels of oil, 8,255 barrels of NGLs and 78,636 mcf of gas were sold, or 51,483 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 33,643 barrels of oil, 15,741 barrels of NGLs and 72,334 mcf of gas were sold, or 61,440 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $1.95, or 7%, from $28.90 for the nine months ended September 30, 2000 to $26.95 for the same period in 2001. The average price received per barrel of NGLs decreased $3.57, or 25%, from $14.33 during the nine months ended September 30, 2000 to $10.76 for the same period in 2001. The average price received per mcf of gas increased 68% from $2.65 during the nine months ended September 30, 2000 to $4.45 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Costs and Expenses:

Total costs and expenses decreased to $602,573 for the nine months ended September 30, 2001 as compared to $618,839 for the same period in 2000, a decrease of $16,266, or 3%. This decrease was due to declines in depletion and general and administrative expenses ("G&A"), offset by an increase in production costs.

Production costs were $457,405 for the nine months ended September 30, 2001 and $454,327 for the same period in 2000, resulting in a $3,078 increase, or 1%. This increase was primarily due to higher ad valorem taxes, offset by a decline in production taxes.

G&A components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 17% from $53,767 for the nine months ended September 30, 2000 to $44,745 for the same period in 2001 primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $100,423 for the nine months ended September 30, 2001 as compared to $110,745 for the same period in 2000, representing a decrease of $10,322, or 9%. This decrease was primarily due to a reduction in the Partnership's net depletable basis from charges taken in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") during the fourth quarter of 2000 and a decline in oil production of 3,521 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 28% to $365,972 for the three months ended September 30, 2001 as compared to $511,495 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 10,359 barrels of oil, 3,069 barrels of NGLs and 26,409 mcf of gas were sold, or 17,830 BOEs. For the three months ended September 30, 2000, 11,160 barrels of oil, 5,343 barrels of NGLs and 25,051 mcf of gas were sold, or 20,678 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $4.95, or 16%, from $31.00 for the three months ended September 30, 2000 to $26.05 for the same period in 2001. The average price received per barrel of NGLs decreased $6.59, or 44%, from $15.09 during the three months ended September 30, 2000 to $8.50 in 2001. The average price received per mcf of gas decreased 22% from $3.39 during the three months ended September 30, 2000 to $2.65 for the same period in 2001.

Costs and Expenses:

Total costs and expenses decreased to $193,912 for the three months ended September 30, 2001 as compared to $198,984 for the same period in 2000, a decrease of $5,072, or 3%. This decrease was due to declines in G&A and production costs, offset by an increase in depletion.

Production costs were $143,757 for the three months ended September 30, 2001 and $145,610 for the same period in 2000, resulting in a $1,853 decrease, or 1%. This decrease was primarily due to lower well maintenance costs and production taxes, offset by higher ad valorem taxes.

During this period, G&A decreased 42% from $21,669 for the three months ended September 30, 2000 to $12,580 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $37,575 for the three months ended September 30, 2001 as compared to $31,705 for the same period in 2000, representing an increase of $5,870, or 19%. This increase was attributable to a decrease in proved reserves during the period ended September 30, 2001 as a result of lower commodity prices as compared to the same period in 2000, offset by a reduction in the Partnership's net depletable basis from charges taken in accordance with SFAS 121 during the fourth quarter of 2000 and a decrease in oil production of 801 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities increased $73,746 during the nine months ended September 30, 2001 from the same period ended September 30, 2000. This increase was the result of a reduction in working capital of $210,216 and a decrease of $9,022 in G&A costs, offset by a decrease in oil and gas sales receipts of $142,414 and an increase in production costs of $3,078. The decrease in oil and gas receipts resulted from the decrease in production of $147,382 during 2001 as compared to the same period in 2000 and a decrease in oil and NGL prices of $124,676, offset by an increase in gas prices of $129,644. The increase in production costs was primarily due to increased ad valorem taxes, offset by lower production taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenue.

Net Cash Used in Investing Activities

The Partnership's investing activities during the nine months ended September 30, 2001 and 2000 included expenditures related to equipment upgrades on various oil and gas properties.

Proceeds from asset dispositions of $8,812 were from the disposition of oil and gas equipment during the nine months ended September 30, 2000.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $630,326, of which $6,303 was distributed to the managing general partner and $624,023 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $821,399, of which $8,214 was distributed to the managing general partner and $813,185 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the two-thirds approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

(b) Reports on Form 8-K - none

                           PARKER & PARSLEY 91-A, L.P.
                        (A Delaware Limited Partnership)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PARKER & PARSLEY 91-A, L.P.

                                       By: Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner

Dated: November 7, 2001                By: /s/ Rich Dealy
                                           -------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer

                        PIONEER NATURAL RESOURCES COMPANY
                       PIONEER NATURAL RESOURCES USA, INC.
                      5205 NORTH O'CONNOR BLVD., SUITE 1400
                               IRVING, TEXAS 75039

                     SUPPLEMENT TO SUPPLEMENTAL INFORMATION

                                       OF

                          PARKER & PARSLEY 91-B, L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

                                       TO

                PROXY STATEMENT/PROSPECTUS DATED OCTOBER 12, 2001

                                   ----------

  THE DATE OF THIS SUPPLEMENT TO SUPPLEMENTAL INFORMATION IS NOVEMBER 15, 2001

                                   ----------

     This document contains important information specific to Parker & Parsley 91-B, L.P. and supplements the supplemental information to the proxy statement/prospectus dated October 12, 2001, of Pioneer Natural Resources Company, a Delaware corporation that we call Pioneer Parent, and Pioneer Natural Resources USA, Inc., a Delaware corporation that we call Pioneer USA, by which Pioneer USA is soliciting proxies to be voted at a special meeting of the limited partners of the partnership. The purpose of the special meeting is for you to vote upon the merger of the partnership with and into Pioneer USA that, if completed, will result in your receiving common stock of Pioneer Parent for your partnership interests.

     This document contains the partnership's quarterly report on Form 10-Q, including management's discussion and analysis of financial condition and results of operations, for the nine months ended September 30, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 10-Q

                Quarterly Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2001

                         COMMISSION FILE NO. 33-38582-02

                           PARKER & PARSLEY 91-B, L.P.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                            75-2397335
-------------------------------                          ----------------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

5205 N. O'CONNOR BLVD., SUITE 1400, IRVING, TEXAS               75039
-------------------------------------------------             ----------
   (Address of principal executive offices)                   (Zip code)

       Registrant's Telephone Number, including area code : (972) 444-9001

                                 Not applicable
              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                 YES [X] NO [ ]

                           PARKER & PARSLEY 91-B, L.P.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----

                                    PART I. FINANCIAL INFORMATION

Item 1.  Financial Statements

         Balance Sheets as of September 30, 2001 and
            December 31, 2000.................................................................    3

         Statements of Operations for the three and nine
           months ended September 30, 2001 and 2000...........................................    4

         Statement of Partners' Capital for the nine months
           ended September 30, 2001...........................................................    5

         Statements of Cash Flows for the nine months ended
           September 30, 2001 and 2000........................................................    6

         Notes to Financial Statements........................................................    7

Item 2.  Management's Discussion and Analysis of Financial
           Condition and Results of Operations................................................    8

                                     PART II. OTHER INFORMATION

Item 6.  Exhibits and Reports on Form 8-K.....................................................   11

         Signatures...........................................................................   12

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                          PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                                 BALANCE SHEETS

                                                   September 30,      December 31,
                                                       2001              2000
                                                   -------------      ------------
                 ASSETS                             (Unaudited)

Current assets:
   Cash                                             $   365,152       $   185,644
   Accounts receivable - oil and gas sales              204,644           281,416
                                                    -----------       -----------
           Total current assets                         569,796           467,060
                                                    -----------       -----------

Oil and gas properties - at cost, based on the
   successful efforts accounting method               9,754,730         9,761,207
Accumulated depletion                                (8,465,484)       (8,398,807)
                                                    -----------       -----------
           Net oil and gas properties                 1,289,246         1,362,400
                                                    -----------       -----------
                                                    $ 1,859,042       $ 1,829,460
                                                    ===========       ===========

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable - affiliate                     $    82,396       $     6,714

Partners' capital:
   Managing general partner                              14,734            15,195
   Limited partners (11,249 interests)                1,761,912         1,807,551
                                                    -----------       -----------
                                                      1,776,646         1,822,746
                                                    -----------       -----------
                                                    $ 1,859,042       $ 1,829,460
                                                    ===========       ===========

The financial information included as of September 30, 2001 has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                            Three months ended              Nine months ended
                                              September 30,                   September 30,
                                        --------------------------      --------------------------
                                           2001            2000            2001            2000
                                        ----------      ----------      ----------      ----------

Revenues:
  Oil and gas                           $  323,917      $  560,600      $1,056,644      $1,514,941
  Interest                                   2,577           5,907           9,419          13,377
  Gain on disposition of assets                 --              --              --           2,273
                                        ----------      ----------      ----------      ----------
                                           326,494         566,507       1,066,063       1,530,591
                                        ----------      ----------      ----------      ----------

Costs and expenses:
  Oil and gas production                   160,626         144,855         437,953         424,874
  General and administrative                11,411          17,415          38,359          54,878
  Depletion                                 26,159          18,260          66,677          60,270
                                        ----------      ----------      ----------      ----------
                                           198,196         180,530         542,989         540,022
                                        ----------      ----------      ----------      ----------

Net income                              $  128,298      $  385,977      $  523,074      $  990,569
                                        ==========      ==========      ==========      ==========

Allocation of net income:
  Managing general partner              $    1,283      $    3,860      $    5,231      $    9,906
                                        ==========      ==========      ==========      ==========

  Limited partners                      $  127,015      $  382,117      $  517,843      $  980,663
                                        ==========      ==========      ==========      ==========

Net income per limited partnership
  interest                              $    11.29      $    33.97      $    46.03      $    87.18
                                        ==========      ==========      ==========      ==========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                         STATEMENT OF PARTNERS' CAPITAL
                                   (Unaudited)

                                     Managing
                                     general           Limited
                                     partner           partners           Total
                                   -----------       -----------       -----------

Balance at January 1, 2001         $    15,195       $ 1,807,551       $ 1,822,746

    Distributions                       (5,692)         (563,482)         (569,174)

    Net income                           5,231           517,843           523,074
                                   -----------       -----------       -----------
Balance at September 30, 2001      $    14,734       $ 1,761,912       $ 1,776,646
                                   ===========       ===========       ===========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                         Nine months ended
                                                                           September 30,
                                                                     -------------------------
                                                                       2001             2000
                                                                     ---------       ---------

Cash flows from operating activities:
   Net income                                                        $ 523,074       $ 990,569
   Adjustments to reconcile net income to
      net cash provided by operating activities:
        Depletion                                                       66,677          60,270
        Gain on disposition of assets                                       --          (2,273)
   Changes in assets and liabilities:
        Accounts receivable                                             76,772         (85,801)
        Accounts payable                                                75,682          21,431
                                                                     ---------       ---------
            Net cash provided by operating activities                  742,205         984,196
                                                                     ---------       ---------

Cash flows from investing activities:
   Additions to oil and gas properties                                  (8,694)         (8,113)
   Proceeds from asset dispositions                                     15,171           2,372
                                                                     ---------       ---------
            Net cash provided by (used in) investing activities          6,477          (5,741)
                                                                     ---------       ---------

Cash flows used in financing activities:
   Cash distributions to partners                                     (569,174)       (939,493)
                                                                     ---------       ---------

Net increase in cash                                                   179,508          38,962
Cash at beginning of period                                            185,644         213,165
                                                                     ---------       ---------
Cash at end of period                                                $ 365,152       $ 252,127
                                                                     =========       =========

  The financial information included herein has been prepared by the managing general partner without audit by independent public accountants.

   The accompanying notes are an integral part of these financial statements.

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2001
                                   (Unaudited)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Parker & Parsley 91-B, L.P. (the "Partnership") is a limited partnership organized in 1991 under the laws of the State of Delaware.

The Partnership engages in oil and gas development and production in Texas and is not involved in any industry segment other than oil and gas.

NOTE 2. BASIS OF PRESENTATION

In the opinion of management, the unaudited financial statements of the Partnership as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 include all adjustments and accruals consisting only of normal recurring accrual adjustments which are necessary for a fair presentation of the results for the interim period. These interim results are not necessarily indicative of results for a year. Certain reclassifications may have been made to the September 30, 2000 financial statements to conform to the September 30, 2001 financial statement presentations.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in this Form 10-Q pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements should be read in conjunction with the financial statements and the notes thereto contained in the Partnership's Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, a copy of which is available upon request by writing to Rich Dealy, Vice President and Chief Accounting Officer, 5205 North O'Connor Boulevard, Suite 1400, Irving, Texas 75039-3746.

NOTE 3. PROPOSAL TO ACQUIRE PARTNERSHIP

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed materials to the limited partners of the Partnership soliciting their approval of an agreement and plan of merger among Pioneer, Pioneer Natural Resources USA, Inc. ("Pioneer USA"), a wholly-owned subsidiary of Pioneer, and the Partnership. Pioneer has valued the Partnership interest at $5,057,542 of which $5,002,516 is attributable to the limited partners, excluding Pioneer USA in its capacity as a general partner or a limited partner. If two-thirds of the limited partners approve the transaction, each limited partner will receive their proportionate share of the value in the form of Pioneer common stock.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS(1)

RESULTS OF OPERATIONS

Nine months ended September 30, 2001 compared with nine months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 30% to $1,056,644 for the nine months ended September 30, 2001 as compared to $1,514,941 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received for oil and natural gas liquids ("NGLs"), offset by a higher average price received for gas. For the nine months ended September 30, 2001, 27,163 barrels of oil, 10,118 barrels of NGLs and 43,800 mcf of gas were sold, or 44,581 barrel of oil equivalents ("BOEs"). For the nine months ended September 30, 2000, 36,648 barrels of oil, 16,876 barrels of NGLs and 66,057 mcf of gas were sold, or 64,534 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $2.14, or 7%, from $29.55 for the nine months ended September 30, 2000 to $27.41 for the same period in 2001. The average price received per barrel of NGLs decreased $1.17 or 7%, from $15.68 during the nine months ended September 30, 2000 to $14.51 for the same period in 2001. The average price received per mcf of gas increased 48% from $2.54 during the nine months ended September 30, 2000 to $3.77 for the same period in 2001. The market price for oil and gas has been extremely volatile in the past decade and management expects a certain amount of volatility to continue in the foreseeable future. The Partnership may therefore sell its future oil and gas production at average prices lower or higher than that received during the nine months ended September 30, 2001.

Gain on disposition of assets of $2,273 was recognized during the nine months ended September 30, 2000 from equipment credits received on one well.

Costs and Expenses:

Total costs and expenses increased to $542,989 for the nine months ended September 30, 2001 as compared to $540,022 for the same period in 2000, an increase of $2,967. This increase was due to increases in production costs and depletion, offset by a decline in general and administrative expenses ("G&A").

Production costs were $437,953 for the nine months ended September 30, 2001 and $424,874 for the same period in 2000, resulting in a $13,079 increase, or 3%. The increase was primarily due to higher ad valorem taxes and additional well maintenance costs incurred to stimulate well production, offset by lower production taxes.

G&A's components are independent accounting and engineering fees and managing general partner personnel and operating costs. During this period, G&A decreased 30% from $54,878 for the nine months ended September 30, 2000 to $38,359 for the same period in 2001, primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) as a result of decreased oil and gas revenues.

Depletion was $66,677 for the nine months ended September 30, 2001 as compared to $60,270 for the same period in 2000, representing an increase of $6,407, or 11%. This increase was primarily due to a reduction in proved reserves for the period ended September 30, 2001 due to lower commodity prices as compared to the same period ended 2000, offset by a decline in oil production of 9,485 barrels for the nine months ended September 30, 2001 as compared to the same period in 2000.

Three months ended September 30, 2001 compared with three months ended
   September 30, 2000

Revenues:

The Partnership's oil and gas revenues decreased 42% to $323,917 for the three months ended September 30, 2001 as compared to $560,600 for the same period in 2000. The decrease in revenues resulted from a decline in production and lower average prices received. For the three months ended September 30, 2001, 9,262 barrels of oil, 3,867 barrels of NGLs and 15,656 mcf of gas were sold, or 15,738 BOEs. For the three months ended September 30, 2000, 12,181 barrels of oil, 5,860 barrels of NGLs and 23,229 mcf of gas were sold, or 21,913 BOEs. Due to the decline characteristics of the Partnership's oil and gas properties, management expects a certain amount of decline in production in the future until the Partnership's economically recoverable reserves are fully depleted.

The average price received per barrel of oil decreased $5.08, or 16%, from $31.49 for the three months ended September 30, 2000 to $26.41 for the same period in 2001. The average price received per barrel of NGLs decreased $5.25, or 30%, from $17.25 during the three months ended September 30, 2000 to $12.00 for the same period in 2001. The average price received per mcf of gas decreased 36% from $3.27 during the three months ended September 30, 2000 to $2.10 for the same period in 2001.

Costs and Expenses:

Total costs and expenses increased to $198,196 for the three months ended September 30, 2001 as compared to $180,530 for the same period in 2000, an increase of $17,666, or 10%. This increase was due to increases in production costs and depletion, offset by a decrease in G&A.

Production costs were $160,626 for the three months ended September 30, 2001 and $144,855 for the same period in 2000, resulting in a $15,771 increase, or 11%. This increase was primarily due to higher ad valorem taxes, offset by lower production taxes.

During this period, G&A decreased 34% from $17,415 for the three months ended September 30, 2000 to $11,411 for the same period in 2001. The decline was due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues.

Depletion was $26,159 for the three months ended September 30, 2001 as compared to $18,260 for the same period in 2000, representing an increase of $7,899, or 43%. This increase was primarily due to a reduction in proved reserves for the period ended September 30, 2001 due to lower commodity prices as compared to the same period ended 2000, offset by a decline in oil production of 2,919 barrels for the three months ended September 30, 2001 as compared to the same period in 2000.

LIQUIDITY AND CAPITAL RESOURCES

Net Cash Provided by Operating Activities

Net cash provided by operating activities decreased $241,991 during the nine months ended September 30, 2001 from the same period ended September 30 2000. The decrease was due to a decline in oil and gas sales receipts of $462,255 and an increase in production costs of $13,079, offset by decreases in G&A expenses of $16,519 and working capital of $216,824. The decrease in oil and gas receipts resulted from a decline of $442,030 in production during 2001 as compared to the same period in 2000 and a decline in oil and NGL prices of $101,813, offset by an increase in gas prices of $81,588 during 2001. The increase in production costs was primarily due to higher ad valorem taxes and an increase in well maintenance costs incurred to stimulate well production, offset by lower production taxes. The decrease in G&A was primarily due to a lower percentage of the managing general partner's G&A being allocated (limited to 3% of oil and gas revenues) due to decreased oil and gas revenues.

Net Cash Provided by (Used in) Investing Activities

The Partnership's principal investing activities during the nine months ended September 30, 2001 and 2000 were related to the upgrades of oil and gas equipment on active properties.

Proceeds from asset dispositions of $15,171 and $2,372 recognized during the nine months ended September 30, 2001 and 2000, respectively, were related to equipment credits on active wells.

Net Cash Used in Financing Activities

For the nine months ended September 30, 2001, cash distributions to the partners were $569,174 of which $5,692 was distributed to the managing general partner and $563,482 to the limited partners. For the same period ended September 30, 2000, cash distributions to the partners were $939,493, of which $9,395 was distributed to the managing general partner and $930,098 to the limited partners.

During 2001, the Partnership made distributions in March and July but no distributions were made by the Partnership during September pending the vote of the proposed merger of the Partnership into Pioneer Natural Resources USA, Inc. ("Pioneer USA"). For further information, see "Proposal to acquire partnerships" below.

PROPOSAL TO ACQUIRE PARTNERSHIPS

On October 22, 2001, Pioneer Natural Resources Company ("Pioneer") mailed definitive materials (the "proxy statement/prospectus") to solicit the approval of limited partners of 46 Parker & Parsley limited partnerships, including the Partnership, of an agreement and plan of merger among Pioneer, Pioneer USA, a wholly-owned subsidiary of Pioneer, and those limited partnerships. The special meetings of the limited partners to consider and vote on the merger proposal are scheduled for December 20, 2001. The record date to identify the limited partners who are entitled to notice of and to vote at the special meetings was September 21, 2001. Each partnership that approves the agreement and plan of merger and the other related merger proposals will merge with and into Pioneer USA. As a result, the partnership interests of those partnerships will be converted into the right to receive Pioneer common stock.

The proxy statement/prospectus is non-binding and is subject to, among other things, consideration of offers from third parties to purchase any partnership or its assets and the two-thirds approval of the limited partnership interests in each partnership.

A copy of the proxy statement/prospectus may be obtained without charge upon request from Pioneer Natural Resources Company, 5205 North O'Connor Blvd., Suite 1400, Irving, Texas 75039, Attention: Investor Relations.

The limited partners are urged to read the proxy statement/prospectus of Pioneer filed with the Securities and Exchange Commission because it contains important information about the proposed mergers, including information about the direct and indirect interests of Pioneer USA and Pioneer in the mergers. The limited partners may also obtain the final proxy statement/prospectus and other relevant documents relating to the proposed mergers free through the internet web site that the Securities and Exchange Commission maintains at www.sec.gov.

----------

(1) "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward looking statements that involve risks and uncertainties. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward looking statements.

                           PART II. OTHER INFORMATION

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits

(b) Reports on Form 8-K - none

                           PARKER & PARSLEY 91-B, L.P.
                        (A Delaware Limited Partnership)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           PARKER & PARSLEY 91-B, L.P.

                                       By: Pioneer Natural Resources USA, Inc.,
                                            Managing General Partner

Dated: November 7, 2001                By: /s/ Rich Dealy
                                           ------------------------------------
                                           Rich Dealy, Vice President and
                                            Chief Accounting Officer